Exhibit 10.2

Execution Version

INCREMENTAL AMENDMENT NO. 1 TO CREDIT AGREEMENT

INCREMENTAL AMENDMENT NO. 1, dated as of March 26, 2024 (this “Amendment”), to the Credit Agreement, dated as of June 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”), by and among KUEHG Corp., a Delaware corporation (the “Borrower”), KinderCare Learning Companies, Inc., a Delaware corporation (“Initial Holdings”), KC Sub, LLC, a Delaware limited liability company (“Intermediate Holdings”), Barclays Bank PLC (“Barclays”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent under the Loan Documents and the banks and financial institutions from time to time party thereto (the “Lenders”), by and among the Borrower, the other Loan Parties, the Person party hereto as the Amendment No. 1 Lender (the “Amendment No. 1 Lender”) and acknowledged by the Administrative Agent. Terms defined in the Credit Agreement or the Amended Credit Agreement and used herein shall have the respective meanings given to them in the Credit Agreement or the Amended Credit Agreement, as applicable, unless otherwise defined herein.

WITNESSETH:

WHEREAS, subject to the terms and conditions of the Credit Agreement, including Section 2.16 of the Credit Agreement, the Borrower may increase the aggregate principal amount of any outstanding Class of Term Loans by, among other things, entering into an Incremental Amendment;

WHEREAS, the Borrower has requested that the Amendment No. 1 Lender provide $265.0 million of senior secured incremental first lien term loans (the “Amendment No. 1 Term Loans” and the commitments thereunder the “Amendment No. 1 Term Loan Commitments”);

WHEREAS, the proceeds of the Amendment No. 1 Term Loans will be used for working capital and other general corporate purposes, including restricted payments and other transactions that are not prohibited by the terms of the Loan Documents;

WHEREAS, each of Barclays, Macquarie Capital (USA) Inc. (“Macquarie”), Goldman Sachs Bank USA (“GS”), UBS Securities LLC (“UBS”), Deutsche Bank Securities Inc. (“DBSI”), Jefferies Finance LLC (“Jefferies”), KKR Capital Markets LLC (“KKRCM”) and Citizens Bank, N.A. (collectively with Barclays, GS, Macquarie, UBS, DBSI, Jefferies and KKRCM, the “Amendment No. 1 Joint Lead Arrangers and Bookrunners”) has agreed to act as a joint lead arranger and bookrunner for the Amendment No. 1 Term Loans and this Amendment, which the Borrower acknowledges hereby; and

WHEREAS, pursuant to Section 2.16 of the Credit Agreement, only an Incremental Amendment executed by the Borrower, the Amendment No. 1 Lender and acknowledged by the Administrative Agent is required to effect this Amendment; provided that failure by the Administrative Agent to acknowledge this Amendment shall not affect the effectiveness of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Section 1.1. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Article III of this Amendment, effective as of the Amendment No. 1 Effective Date, the Credit Agreement is amended as set forth in Exhibit A attached hereto, such that all of the newly inserted double-underlined provisions therein (indicated textually in the same manner as the following example:

1

double-underlined text) shall be deemed to be inserted and all of the stricken text therein (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.

ARTICLE II

Establishment of Incremental Loans

Section 2.1. The Amendment No. 1 Lender hereby commits, subject to the terms and conditions set forth herein and in the Amended Credit Agreement, to provide its aggregate principal amount of Amendment No. 1 Term Loan Commitments set forth opposite its name on Schedule 1 hereto. The Amendment No. 1 Term Loans shall be subject to the provisions of the Amended Credit Agreement and the other Loan Documents. Except as otherwise expressly set forth herein and in the Amended Credit Agreement, the Amendment No. 1 Term Loans shall have terms that are identical to those of the Initial Term Loans existing immediately prior to the Amendment No. 1 Effective Date after giving effect to the Amended Credit Agreement, including, without limitation, with respect to the maturity date, weighted average life, interest rate (including any floors), interest rate margins, amortization (as amended hereby), commitment reductions and prepayments, and, after giving effect to this Amendment, the Amendment No. 1 Term Loans shall be considered the same Class as the Initial Term Loans in accordance with Section 2.16 of the Credit Agreement and be considered “Initial Term Loans” under the Credit Agreement. The Amendment No. 1 Term Loans (i) shall be assigned the same CUSIP as the Initial Term Loans and (ii) are intended to be fungible for U.S. federal income tax purposes with the Initial Term Loans. The Amendment No. 1 Term Loans shall be funded in a single drawing on the Amendment No. 1 Effective Date as Term Benchmark Loans and shall have an initial Interest Period and Term Benchmark that is the same as the Initial Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date.

ARTICLE III

Conditions to Effectiveness

Section 3.1. Effective Date. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which:

(a) The Administrative Agent shall have received:

(i) counterparts of this Amendment duly executed by the Borrower, each other Loan Party and the Amendment No. 1 Lender;

(ii) an opinion from Kirkland & Ellis LLP, as special counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;

(iii) certificates of good standing, to the extent applicable, from the applicable secretary of state of the state of organization (or local equivalent) of each Loan Party;

(iv) a certificate substantially in the form delivered on the Closing Date from each Loan Party signed by a Responsible Officer attaching (x) a correct and complete copy of the Organization Documents of each Loan Party that are in full force and effect as of the Amendment No. 1 Effective Date or certifying that there have been no amendments or modifications since the Closing Date, (y) a copy of the resolutions or other action of the board of directors (or similar governing body) of each Loan Party approving the execution, delivery and performance of this Amendment and (z) incumbency certificates and/or other certificates of Responsible Officers of the Loan Parties evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

2

(v) a certificate substantially in the form delivered on the Closing Date from the chief financial officer or other officer with equivalent duties of the Borrower as to the Solvency (after giving effect to this Amendment and the transactions contemplated hereby) of the Borrower and its Restricted Subsidiaries;

(vi) a certificate from a Responsible Officer of the Borrower certifying (x) no Specified Event of Default has occurred and is continuing on the Amendment No. 1 Effective Date or would result after giving effect to the transactions contemplated hereby and (y) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Amendment No. 1 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date;

(vii) Committed Loan Notice, which shall be delivered at least one business day in advance of the Amendment No. 1 Effective Date; provided that such borrowing request may be conditioned upon the occurring of the Amendment No. 1 Effective Date and revocable if the Amendment No. 1 Effective Date has not occurred on the requested date of borrowing; and

(viii) the Amendment No. 1 Lender shall have received, at least 3 Business Days prior to the Amendment No. 1 Effective Date, to the extent reasonably requested in writing by them at least 10 Business Days prior to the Amendment No. 1 Effective Date (i) all documentation and other information about the Loan Parties in order to comply with applicable “know your customer” and Anti-Money Laundering Laws and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification or a confirmation by the Borrower that the most recent Beneficial Ownership Certification delivered to the Administrative Agent remains true and correct.

(b) The Borrower shall have paid (x) all fees required to be paid to the Amendment No. 1 Lead Arrangers in connection with the transactions contemplated hereby (or such amounts may, at the Borrower’s option be offset against the proceeds of the Amendment No. 1 Term Loans) and (y) reasonable and documented in reasonable detail out-of-pocket expenses of the Administrative Agent and the Amendment No. 1 Lender (including the reasonable and documented in reasonable detail expenses of Davis Polk & Wardwell LLP, counsel to the Administrative Agent and the Amendment No. 1 Lender) previously agreed in writing to be paid on the Amendment No. 1 Effective Date and for which invoices have been presented at least three (3) Business Days prior to the Amendment No. 1 Effective Date.

ARTICLE IV

Reaffirmation

Section 4.1. By executing and delivering a copy hereof, (i) the Borrower and each other Loan Party hereby (A) agrees that all Loans (including, without limitation, the Loans made available on the Amendment No. 1 Effective Date) shall be guaranteed pursuant to the Guaranty in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof, and (ii) the Borrower and each other Loan Party hereby (A) reaffirms its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, (B) agrees that, notwithstanding the effectiveness of this Amendment, after giving effect to this Amendment, the Guaranty and the Liens created pursuant to the Collateral Documents for the benefit of the Secured Parties (including, without limitation, the Amendment No. 1 Lender) continue to be in full force and effect and (C) affirms, acknowledges and confirms its guarantee of obligations and liabilities under the Credit Agreement and each other Loan Document to which it is a party and the pledge of and/or grant of security interest in its assets

3

as Collateral to secure the Obligations under the Credit Agreement, in each case after giving effect to this Amendment, all as provided in such Loan Documents, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents, each as amended hereby, including the Loans hereunder (including, without limitation, the Obligations with respect to the Loans hereunder), in each case after giving effect to this Amendment.

ARTICLE V

Miscellaneous

Section 5.1. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging (including in .pdf or .tif format) means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any amendment or other modification hereof shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.2. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 11.15(B) and (C) OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

Section 5.3. Waiver of Right to Trial by Jury. SECTION 11.16 OF THE CREDIT AGREEMENT IS INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

Section 5.4. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 5.5. Costs and Expenses. Subject to the limitations set forth in Section 11.04 of the Credit Agreement, the Borrower agrees to pay all reasonable and documented in reasonable detail out of pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment.

Section 5.6. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable in any jurisdiction, (a) the legality, validity and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavour in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 5.7. No Novation; Effect of Amendment. On and after the Incremental Amendment No. 1 Effective Date, each reference to the Credit Agreement in any Loan Document (including to any Exhibit or Schedule attached thereto) shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. As of the Incremental Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each reference to a “Lender”, “Lenders”, “Term Lender”, “Secured Party” or any similar term in the Credit Agreement or the other Loan Documents shall be deemed to include the Amendment No. 1 Lender. Except as expressly set forth in this Amendment, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of Initial Holdings, Intermediate Holdings or the Borrower under the Credit Agreement or the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment. Except as expressly amended hereby or expressly set forth herein, (i) all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed, (ii) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect, (iii) this Amendment does not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Amendment No. 1 Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (iv) nothing contained herein shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Loan Document or instruments securing same, which obligations shall remain in full force and effect, except in each case as amended, restated, replaced and superseded hereby or by any instruments executed in connection herewith or therewith. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. Each Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

Section 5.8. Amendments. No amendment or waiver of any provision of this Amendment shall be effective unless in writing signed by each party hereto and as otherwise required by Section 11.01 of the Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

KUEHG CORP.,
as the Borrower

By:	/s/ Anthony M. Amandi
Name: Anthony M. Amandi Title: Chief Financial Officer

KINDERCARE LEARNING COMPANIES, INC., KC SUB, LLC,
KC REE HOLDINGS, INC., REE INVESTMENT, LLC, REE HOLDCO, INC.,
REE MIDWEST, INC., REE SOUTHEAST, INC.,
KINDERCARE EDUCATION HOLDINGS LLC, KNOWLEDGE SCHOOLS LLC, KINDERCARE EDUCATION LLC, KINDERCARE EDUCATION AT WORK LLC, KU EDUCATION LLC,
KINDERCARE LEARNING CENTERS LLC, KCE CHAMPIONS LLC, CDLC EARLY LEARNING, LLC, each as a Guarantor,

By:	/s/ Anthony M. Amandi
Name: Anthony M. Amandi Title: Chief Financial Officer

[Signature Page to Incremental Amendment No. 1 to Credit Agreement]

Acknowledged by:

BARCLAYS BANK PLC,
as Administrative Agent and Amendment No. 1 Lender

By:	/s/ Kristian Rathbone
Name: Kristian Rathbone
Title: Managing Director

[Signature Page to Incremental Amendment No. 1 to Credit Agreement]

Schedule 1

Amendment No. 1 Term Loan Commitments

Lender	Amendment No. 1 Term Loan Commitments
BARCLAYS BANK PLC	$265,000,000.00

Total	$265,000,000.00

Exhibit A

[Attached.]

EXECUTION VERSION

~~Execution Version~~

Exhibit A

CREDIT AGREEMENT

dated as of June 12, 2023

(as amended by Amendment No. 1, dated as of March 26, 2024)

by and among

KINDERCARE LEARNING COMPANIES, INC.,

as Initial Holdings,

KC SUB, LLC,

as Intermediate Holdings,

KUEHG CORP.,

as the Borrower,

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent

and

THE LENDERS AND ISSUING BANKS PARTY HERETO FROM TIME TO TIME

BARCLAYS BANK PLC,

MACQUARIE CAPITAL (USA) INC.,

GOLDMAN SACHS BANK USA,

DEUTSCHE BANK SECURITIES INC.,

UBS SECURITIES LLC,

BOFA SECURITIES, INC.,

JEFFERIES FINANCE LLC,

KKR CAPITAL MARKETS LLC, and

CITIZENS BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01	Defined Terms	1
SECTION 1.02	Other Interpretive Provisions	~~77~~80
SECTION 1.03	Accounting Terms; etc.	~~79~~82
SECTION 1.04	Rounding	82
SECTION 1.05	References to Agreements, Laws, Etc.	82
SECTION 1.06	Times of Day	~~80~~82
SECTION 1.07	Available Amount Transactions	~~80~~82
SECTION 1.08	Pro Forma Calculations; Limited Condition Transactions; Basket and Ratio Compliance	~~80~~83
SECTION 1.09	Currency Equivalents Generally	~~84~~87
SECTION 1.10	Unrestricted Escrow Subsidiary	87
SECTION 1.11	Cashless Transactions	~~85~~88
SECTION 1.12	Payment and Performance	~~85~~88
SECTION 1.13	Benchmark Replacement Setting	~~85~~88

ARTICLE II THE COMMITMENTS AND BORROWINGS
SECTION 2.01	Term Loans	90
SECTION 2.02	Revolving Loans	~~88~~91
SECTION 2.03	Swing Line Loan.	~~89~~93
SECTION 2.04	Issuance of Letters of Credit and Purchase of Participations Therein	96
SECTION 2.05	Conversion/Continuation	~~101~~105
SECTION 2.06	Availability	~~102~~106
SECTION 2.07	Prepayments	~~103~~106
SECTION 2.08	Termination or Reduction of Commitments	~~110~~114
SECTION 2.09	Repayment of Loans	~~111~~114
SECTION 2.10	Interest	~~111~~115
SECTION 2.11	Fees	~~112~~116
SECTION 2.12	Computation of Interest and Fees	~~113~~117
SECTION 2.13	Evidence of Indebtedness	~~114~~117
SECTION 2.14	Payments Generally	~~114~~118
SECTION 2.15	Sharing of Payments, Etc.	~~115~~119
SECTION 2.16	Incremental Facilities	~~116~~120
SECTION 2.17	Refinancing Amendments	~~119~~123
SECTION 2.18	Extensions of Loans	~~119~~123
SECTION 2.19	Permitted Debt Exchanges	~~121~~125
SECTION 2.20	Defaulting Lenders	~~125~~129
SECTION 2.21	Currency Equivalents	~~127~~132
SECTION 2.22	Judgment Currency	~~128~~132

ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
SECTION 3.01	Taxes	~~128~~132

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SECTION 3.02	Illegality	~~132~~136
SECTION 3.03	Inability to Determine Rates	~~133~~137
SECTION 3.04	Increased Cost and Reduced Return; Capital Adequacy	~~133~~138
SECTION 3.05	Funding Losses	~~135~~139
SECTION 3.06	Matters Applicable to All Requests for Compensation	~~135~~140
SECTION 3.07	Replacement of Lenders Under Certain Circumstances	~~136~~140
SECTION 3.08	Survival	~~137~~142

ARTICLE IV CONDITIONS PRECEDENT TO BORROWINGS

SECTION 4.01	Conditions to Initial Borrowing	~~138~~142
SECTION 4.02	Conditions to All Borrowings After the Closing Date	~~139~~143

ARTICLE V REPRESENTATIONS AND WARRANTIES

SECTION 5.01	Existence, Qualification and Power; Compliance with Laws	~~140~~144
SECTION 5.02	Authorization; No Contravention	~~140~~145
SECTION 5.03	Governmental Authorization	~~141~~145
SECTION 5.04	Binding Effect	~~141~~145
SECTION 5.05	Financial Statements; No Material Adverse Effect	~~141~~146
SECTION 5.06	Litigation	~~141~~146
SECTION 5.07	Labor Matters	~~142~~146
SECTION 5.08	Ownership of Property; Liens	~~142~~146
SECTION 5.09	Environmental Matters	~~142~~146
SECTION 5.10	Taxes	~~142~~147
SECTION 5.11	[Reserved]	~~142~~147
SECTION 5.12	Subsidiaries	~~142~~147
SECTION 5.13	Margin Regulations; Investment Company Act	~~142~~147
SECTION 5.14	Disclosure	~~143~~147
SECTION 5.15	Intellectual Property; Licenses, Etc.	~~143~~148
SECTION 5.16	Solvency	~~143~~148
SECTION 5.17	USA PATRIOT Act, FCPA and OFAC	~~143~~148
SECTION 5.18	Collateral Documents	~~144~~148
SECTION 5.19	Use of Proceeds	~~144~~149
SECTION 5.20	Passive Holding Company	~~144~~149

ARTICLE VI AFFIRMATIVE COVENANTS

SECTION 6.01	Financial Statements	~~145~~150
SECTION 6.02	Certificates; Other Information	~~147~~152
SECTION 6.03	Notices	~~148~~153
SECTION 6.04	Payment of Certain Taxes	~~148~~153
SECTION 6.05	Preservation of Existence, Etc.	~~149~~153
SECTION 6.06	[Reserved]	~~149~~154
SECTION 6.07	Maintenance of Insurance	~~149~~154
SECTION 6.08	Compliance with Laws	~~149~~154
SECTION 6.09	Books and Records	~~150~~154
SECTION 6.10	Inspection Rights	~~150~~155

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SECTION 6.11	Covenant to Guarantee Obligations and Give Security	~~150~~155
SECTION 6.12	Further Assurances	~~153~~158
SECTION 6.13	Transactions with Affiliates	~~153~~158
SECTION 6.14	Designation of Subsidiaries	~~155~~160
SECTION 6.15	Maintenance of Ratings	~~156~~160
SECTION 6.16	Post-Closing Matters	~~156~~161
SECTION 6.17	Use of Proceeds	~~156~~161
SECTION 6.18	Lender Calls	~~156~~161

ARTICLE VII NEGATIVE COVENANTS

SECTION 7.01	Liens	~~156~~161
SECTION 7.02	Investments	~~160~~165
SECTION 7.03	Indebtedness	~~164~~169
SECTION 7.04	Fundamental Changes	~~169~~174
SECTION 7.05	Dispositions	~~170~~175
SECTION 7.06	Restricted Payments	~~173~~178
SECTION 7.07	[Reserved]	~~177~~182
SECTION 7.08	[Reserved]	~~177~~182
SECTION 7.09	Burdensome Agreements	~~177~~182
SECTION 7.10	Holding Company Indebtedness	~~178~~184
SECTION 7.11	Prepayments, Etc. of Junior Financing; Amendments to Junior Financing Documents	~~178~~184

ARTICLE VIII FINANCIAL COVENANT

SECTION 8.01	First Lien Net Leverage Ratio	~~180~~185
SECTION 8.02	Borrower’s Right to Cure	~~180~~186

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES

SECTION 9.01	Events of Default	~~181~~186
SECTION 9.02	Remedies upon Event of Default	~~183~~189
SECTION 9.03	Application of Funds	~~184~~190

ARTICLE X ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 10.01	Appointment and Authority of the Administrative Agent	~~185~~191
SECTION 10.02	Rights as a Lender	~~186~~192
SECTION 10.03	Exculpatory Provisions	~~186~~192
SECTION 10.04	Reliance by the Agents	~~188~~193
SECTION 10.05	Delegation of Duties	~~188~~194
SECTION 10.06	Non-Reliance on Agents and Other Lenders; Disclosure of Information by Agents	~~189~~194
SECTION 10.07	Indemnification of Agents	~~189~~195
SECTION 10.08	No Other Duties; Other Agents, Lead Arrangers, Managers, Etc.	~~190~~196
SECTION 10.09	Resignation of Administrative Agent or Collateral Agent	~~191~~196
SECTION 10.10	Administrative Agent May File Proofs of Claim; Credit Bidding	~~192~~197
SECTION 10.11	Collateral and Guaranty Matters	~~193~~199

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SECTION 10.12	Lender Actions	~~195~~201
SECTION 10.13	Appointment of Supplemental Administrative Agents	~~195~~201
SECTION 10.14	Intercreditor Agreements	~~196~~202
SECTION 10.15	Secured Cash Management Agreements and Secured Hedge Agreements	~~197~~202
SECTION 10.16	Withholding Taxes	~~197~~203
SECTION 10.17	Certain ERISA Matters	~~197~~203
SECTION 10.18	Return of Certain Payments.	~~198~~204

ARTICLE XI MISCELLANEOUS

SECTION 11.01	Amendments, Waivers, Etc.	~~200~~206
SECTION 11.02	Notices and Other Communications; Facsimile Copies	~~206~~212
SECTION 11.03	No Waiver; Cumulative Remedies	~~208~~215
SECTION 11.04	Attorney Costs and Expenses	~~209~~215
SECTION 11.05	Indemnification by the Borrower	~~209~~216
SECTION 11.06	Marshaling; Payments Set Aside	~~211~~217
SECTION 11.07	Successors and Assigns	~~212~~218
SECTION 11.08	Confidentiality	~~220~~227
SECTION 11.09	Set-off	~~222~~227
SECTION 11.10	Interest Rate Limitation	~~223~~229
SECTION 11.11	Counterparts; Integration; Effectiveness	~~223~~229
SECTION 11.12	Electronic Execution of Assignments and Certain Other Documents	~~223~~230
SECTION 11.13	Survival	~~223~~230
SECTION 11.14	Severability	~~223~~230
SECTION 11.15	GOVERNING LAW	~~224~~230
SECTION 11.16	WAIVER OF RIGHT TO TRIAL BY JURY	~~225~~231
SECTION 11.17	Limitation of Liability	~~225~~232
SECTION 11.18	Limitation of Personal Liabilities	~~225~~232
SECTION 11.19	USA PATRIOT Act Notice	~~225~~232
SECTION 11.20	Service of Process	~~226~~232
SECTION 11.21	No Advisory or Fiduciary Responsibility	~~226~~232
SECTION 11.22	Binding Effect	~~226~~233
SECTION 11.23	Obligations Several; Independent Nature of Lender’s Rights	~~227~~233
SECTION 11.24	Headings	~~227~~233
SECTION 11.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~227~~233
SECTION 11.26	Acknowledgment Regarding Any Supported QFCs	~~227~~234

SCHEDULES

1.01	Unrestricted Subsidiaries
2.01	Commitments and Letter of Credit Percentages
2.04	Existing Letters of Credit
5.06	Litigation
5.07	Labor Matters
5.08	Material Real Property
5.12	Subsidiaries
6.13	Existing Transactions with Affiliates
6.16	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Investments

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7.03	Existing Indebtedness
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A-1	Committed Loan Notice
A-2	Issuance Notice
A-3	Swing Line Loan Request
A-4	Conversion/Continuation Notice
B-1	Term Loan Note
B-2	Revolving Loan Note
B-3	Swing Line Loan Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Affiliate Assignment Notice
E	Guaranty
F	Security Agreement
G	Non-Bank Certificate
H	Intercompany Subordination Agreement
I	Solvency Certificate
J	Prepayment Notice
K	Junior Lien Intercreditor Agreement
L	Equal Priority Intercreditor Agreement
M	Auction Procedures

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CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of June 12, 2023~~,~~ (as amended by Amendment No. 1, dated as of March 26, 2024), by and among KUEHG Corp., a Delaware corporation (the “Borrower”), KinderCare Learning Companies, Inc., a Delaware corporation (the “Initial Holdings”), KC Sub, LLC, a Delaware limited liability company (the “Intermediate Holdings”), Barclays Bank PLC (“Barclays”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, each Issuing Bank from time to time party hereto, the Swing Line Lender from time to time party hereto and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower has requested that (a) the applicable Lenders extend credit to the Borrower in the form of (i) the Initial Term Loan in an aggregate principal amount of $1,325,000,000.00 and (ii) the Revolving Commitments in an aggregate principal amount of $160,000,000.00, in each case, on the Closing Date as a secured credit facility and (b) from time to time, the Revolving Lenders make Revolving Loans, the Swing Line Lender make Swing Line Loans and the Issuing Banks issue Letters of Credit, in each case, pursuant to the terms of this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“Additional Lender” means, at any time, any Person (other than a natural person) that is not an existing Lender and that agrees to provide any portion of any (a) Incremental Facilities pursuant to an Incremental Amendment in accordance with Section 2.16 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.17; provided that each Additional Lender shall be subject to the approval of the Administrative Agent and, with respect to any such Additional Lender providing any revolving commitments, the Issuing Banks (to the extent constituting Issuing Banks with respect to such Class of Revolving Commitments) and/or the Swing Line Lender (to the extent constituting the Swing Line Lender with respect to such Class of Revolving Commitments) (in each case, such approval not to be unreasonably withheld, conditioned or delayed), in each case to the extent any such consent would be required from the Administrative Agent, the Issuing Banks and/or the Swing Line Lender under Section 11.07(b)(iii)(B), (C), and/or (D), respectively, for an assignment of Commitments or Loans of such Class to such Additional Lender.

“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto. For the avoidance of doubt, none of the Lead Arrangers, the Agents or their respective lending affiliates shall be deemed to be an Affiliate of Holdings, the Borrower or any of their respective Subsidiaries. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Debt Fund” means (a) any Affiliate of the Sponsor that is a bona fide bank, debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or an investment vehicle that is engaged in the business of investing in, acquiring or trading commercial loans, bonds or similar extensions of credit in the ordinary course, in each case, that is not organized primarily for the purpose of making equity investments and (b) any investment fund or account of a Permitted Investor managed by third parties (including by way of a managed account, a fund or an index fund in which a Permitted Investor has invested) that is not organized or used primarily for the purpose of making equity investments, in each case of clauses (a) and (b), with respect to which neither the Sponsor, nor any other Permitted Investor, directly or indirectly, possesses the power to direct or cause the direction of the investment policies of such entity.

“Affiliated Lender” means, at any time, any Lender that is the Sponsor or an Affiliate of the Sponsor at such time, excluding in any case, (a) Holdings, (b) the Borrower, (c) any Subsidiary of Holdings, (d) any natural person and (e) any Affiliated Debt Fund.

“Affiliated Lender Revolving Cap” has the meaning specified in Section 11.07(h)(iv).

“Affiliated Lender Term Loan Cap” has the meaning specified in Section 11.07(h)(iii).

“Agent Fee Letter” means the agent fee letter, dated as of April 25, 2023, between the Borrower and Barclays, as Administrative Agent, as amended, restated, modified or supplemented from time to time in accordance with the terms thereof.

“Agent Parties” has the meaning specified in Section 11.02(e).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, shareholders, employees, agents, attorney-in-fact, partners, trustees, advisors and other representatives of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Joint Bookrunners, the Supplemental Administrative Agents (if any) and the Lead Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning specified in Section 2.22(b).

“Alternative Currencies” means (a) in the case of Revolving Loans, Euros, British Pounds and any other currency (other than Dollars) agreed to by the Administrative Agent, the Borrower and each Revolving Lender in writing at the request of the Borrower, (b) in the case of any Letter of Credit, Euros, British Pounds, and any other currency (other than Dollars) agreed to by the Borrower and the applicable Issuing Bank in writing at the request of the Borrower and (c) in the case of any Incremental Facility, any currency agreed to by the Borrower and the Lenders providing such Incremental Facility; provided that such Alternative Currency shall only be permitted to the extent it is administratively feasible for the Administrative Agent to provide agency services for products denominated in such Alternative Currency.

“Amendment No. 1” means Incremental Amendment No. 1 to Credit Agreement, dated as of March 26, 2024, by and among the Borrower, the other Loan Parties party thereto, the Amendment No. 1 Lender party thereto, and acknowledged by the Administrative Agent.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.

“Amendment No. 1 Joint Lead Arrangers and Bookrunners” has the meaning specified in Amendment No. 1.

“Amendment No. 1 Lender” has the meaning specified in Amendment No. 1.

“Amendment No. 1 Term Loan Commitments” has the meaning specified in Amendment No. 1.

“Amendment No. 1 Term Loans” has the meaning specified in Amendment No. 1.

“Annual Financial Statements” means the audited consolidated balance sheets and related consolidated statements of operations and comprehensive income (loss) and cash flows for the Reporting Entity and its consolidated subsidiaries for the fiscal year ended on or about December 31, 2022.

“Anti-Corruption Laws” the U.S. Foreign Corrupt Practices Act of 1977 and similar anti-corruption Laws administered by any Governmental Authority having jurisdiction over the Borrower or its Restricted Subsidiaries by virtue of being organized in such jurisdiction.

“Anti-Money Laundering Laws” means any Law relating to money laundering or terrorist financing, including without limitation the USA PATRIOT Act, administered by any Governmental Authority having jurisdiction over the Borrower or its Restricted Subsidiaries by virtue of being organized in such jurisdiction.

“Applicable Commitment Fee” means, from and after the Closing Date, a percentage per annum that shall be equal to,

(a) from the Closing Date until the Business Day after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(a) calculating the First Lien Net Leverage Ratio in respect of the first full fiscal quarter ending after the Closing Date, 0.50% per annum,

(b) thereafter, the applicable rate per annum set forth below under the caption “Applicable Commitment Fee” based upon the First Lien Net Leverage Ratio as of the last day of the applicable Test Period as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

First Lien Net Leverage Ratio	Applicable Commitment Fee
Above 4.00 to 1.00	0.50%
Equal to or below 4.00 to 1.00, but above 3.75 to 1.00	0.375%
Equal to or below 3.75 to 1.00	0.25%

No change in the Applicable Commitment Fee shall be effective until the first Business Day after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(a). At any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 6.02(a), the Applicable Commitment Fee shall be determined as if the First Lien Net Leverage Ratio were in excess of 4.00 to 1.00. Within 1 Business Day of receipt of the applicable information under Section 6.02(a), the Administrative Agent shall give each Revolving Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Commitment Fee in effect from the effective date set forth above. In the event that any financial statement or certificate delivered pursuant to Section 6.01 or Section 6.02 is determined to be inaccurate (at a time prior to the satisfaction of the Termination Conditions), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee for any period than the Applicable Commitment Fee applied for such applicable period, then (a) the Borrower shall promptly (and in any event within 5 Business Days) following such determination deliver to the Administrative Agent correct financial statements and certificates required by Section 6.01 and Section 6.02 for such applicable period, (b) the Applicable Commitment Fee for such applicable period shall be determined as if the First Lien Net Leverage Ratio were determined based on the amounts set forth in such correct financial statements and certificates and (c) the Borrower shall promptly (and in any event within 10 Business Days) following delivery of such corrected financial statements and certificates pay to the Administrative Agent the accrued additional amounts owing as a result of such increased Applicable Commitment Fee for such applicable period and no Default or Event of Default shall be deemed to have occurred as a result of such underpayment prior to the expiration of such 10 Business Day period; provided that if as a result of any such calculations of the First Lien Net Leverage Ratio there would have been higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Borrower shall be based on the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods. Notwithstanding anything to the contrary set forth herein, the provisions of this paragraph may be amended or waived with the consent of only the Borrower and the Required Facility Lenders.

“Applicable Creditor” has the meaning specified in Section 2.22(b).

“Applicable ECF Prepayment Percentage” means,

(a) 50%, if the First Lien Net Leverage Ratio (calculated, for such purpose, after giving Pro Forma Effect to such prepayment at a rate of 50%) at the end of the immediately preceding fiscal year exceeds 3.25 to 1.00; and

(b) 0%, if such First Lien Net Leverage Ratio calculated in accordance with clause (a) above is equal to or less than 3.25 to 1.00.

“Applicable Rate” means, from and after the Closing Date:

(a) with respect to the Initial Term Loans, a percentage per annum equal to (i) for Term Benchmark Loans, 5.00% and (ii) for Base Rate Loans, 4.00%;

(b) with respect to Revolving Loans, a percentage per annum equal to, (i) for Term Benchmark Loans or RFR Loans, 5.00% and (ii) for Base Rate Loans, 4.00%; provided that from and after the first Business Day after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(a) calculating the First Lien Net Leverage Ratio in respect of the first full fiscal quarter ending after the Closing Date, the “Applicable Rate” for Revolving Loans shall be the applicable rate per annum set forth below under the caption “Base Rate Spread,” or “Term Benchmark Spread or RFR Spread,” respectively, based upon the First Lien Net Leverage Ratio as of the last day of the applicable Test Period as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

First Lien Net Leverage Ratio	Base Rate Spread	Term Benchmark Spread or RFR Spread
Above 4.00 to 1.00	4.00%	5.00%
Equal to or below 4.00 to 1.00, but above 3.75 to 1.00	3.75%	4.75%
Equal to or below 3.75 to 1.00	3.50%	4.50%

Notwithstanding the foregoing, after the consummation of a Qualifying IPO, each of the Applicable Rates with respect to the Revolving Loans shall automatically be reduced by 0.25%.

(c) with respect any other Class of Loans, as specified in the applicable Incremental Amendment, Extension Amendment, Refinancing Amendment or other applicable Loan Documents.

No change in the Applicable Rate for Revolving Loans shall be effective until the first Business Day after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(a). At any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 6.02(a), the Applicable Rate for Revolving Loans shall be determined as if the First Lien Net Leverage Ratio were in excess of 4.00 to 1.00. Within 1 Business Day of receipt of the applicable information under Section 6.02(a), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Rate in effect from the effective date set forth above. In the event that any financial statement or certificate delivered pursuant to Section 6.01 or Section 6.02 is determined to be inaccurate (at a time prior to the satisfaction of the Termination Conditions), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period than the Applicable Rate applied for such applicable period, then (a) the Borrower shall promptly (and in any event within 5 Business Days) following such determination deliver to the Administrative Agent correct financial statements and certificates required by Section 6.01 and Section 6.02 for such applicable period, (b) the Applicable Rate for such applicable period shall be determined as if the First Lien Net Leverage Ratio were determined based on the amounts set forth in such correct financial statements and certificates and (c) the Borrower shall promptly (and in any event within 10 Business Days) following delivery of such corrected financial statements and certificates pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such applicable period and no Default or Event of Default shall be deemed to have occurred with respect to such underpayment prior to the expiration of such 10 Business Day period; provided that if as a result of any such calculations of the First Lien Net Leverage Ratio there would have been higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Borrower shall be based on the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods. Notwithstanding anything to the contrary set forth herein, the provisions of this paragraph (other than the first sentence hereof) may be amended or waived with the consent of only the Borrower and the Required Revolving Lenders.

“Appropriate Lender” means, at any time, with respect to Commitments or Loans of any Class, the Lenders of such Class.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1 or any other form approved by the Administrative Agent and the Borrower.

“Attorney Costs” means all reasonable and documented in reasonable detail fees, expenses and disbursements of any law firm or other external legal counsel.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment (as defined in Exhibit M); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(b)(iii).

“Available Amount” means, at any time (the “Available Amount Reference Date”), a cumulative amount, not less than zero in the aggregate, equal to the sum of, without duplication:

(a) 35% of the greater of (A) the Closing Date EBITDA and (B) the TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination; plus

(b) an amount equal to the Retained Excess Cash Flow Amount; plus

(c) the cumulative amount of (A) cash and Cash Equivalents and the fair market value of assets contributed to the Borrower in the form of Qualified Equity Interests (other than Specified Equity Contributions) and (B) the principal amount of any Indebtedness of the Borrower and/or its Restricted Subsidiaries converted into or exchanged for Qualified Equity Interests of Holdings or any direct or indirect parent thereof, in each case, (i) during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Date and (ii) Not Otherwise Applied; plus

(d) to the extent not reflected as a return of capital for purposes of determining the total amount of Investments made pursuant to Section 7.02(y)(ii), the aggregate amount of all returns (including repayments of principal and payments of interest), profits, dividends and distributions (whether in cash, Cash Equivalents or property) received by the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary or joint venture during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Date in respect of Investments in such Unrestricted Subsidiary or joint venture made in reliance on the Available Amount; plus

(e) to the extent not reflected as a return of capital for purposes of determining the total amount of Investments made pursuant to Section 7.02(y)(ii), Investments of the Borrower and its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture that has become a Restricted Subsidiary or has been merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries, in each case, to the extent that the original Investment in such Unrestricted Subsidiary or joint venture, as applicable, was made in reliance on the Available Amount (up to the fair market value of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary or joint venture, as applicable, at the time of such re-designation or merger or consolidation) during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Date; plus

(f) to the extent not reflected as a return of capital for purposes of determining the total amount of Investments made pursuant to Section 7.02(y)(ii), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interests in any Unrestricted Subsidiary or any joint venture during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Date, in each case, to the extent that the original Investment in such Unrestricted Subsidiary or joint venture were made in reliance on the Available Amount; plus

(g) to the extent not reflected as a return of capital for purposes of determining the amount of Investments made pursuant to Section 7.02(y)(ii), the returns (including repayments of principal and payments of interest), profits, distributions and similar amounts received in cash or Cash Equivalents by the Borrower and its Restricted Subsidiaries in respect of Investments made in reliance on the Available Amount; plus

(h) any Excess Cash Flow below the amount specified in the definition of “Required ECF Prepayment Amount” and any Net Cash Proceeds from Dispositions of Collateral pursuant to the General Asset Sale Basket and Casualty Events with respect to Collateral below the amounts specified in Section 2.07(b)(ii)(B); plus

(i) the amount of mandatory prepayments required to be made pursuant to Section 2.07(b) that have been declined by Lenders and retained by the Borrower in accordance with Section 2.07(b) (but only to the extent also declined by holders of other secured Indebtedness of the Borrower or any Restricted Subsidiary to the extent required to be offered to such holders) during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Date; minus

(j) any amount of Net Cash Proceeds from Dispositions of Collateral pursuant to the General Asset Sale Basket or Casualty Events in excess of the Required Asset Sale Prepayment Amount; minus

(k) the sum of (A) [reserved], (B) [reserved], (C) the aggregate amount of any Investments made pursuant to Section 7.02(y)(ii), (D) the aggregate amount of Restricted Payments made pursuant to Section 7.06(q)(ii) and (E) the aggregate principal amount of Junior Financing prepaid pursuant to Section 7.11(a)(vii)(2), in each case, during the period commencing on the Business Day immediately after the Closing Date and ending on the Available Amount Reference Date (and, for purposes of this clause (k), without taking account of the intended usage of the Available Amount on such Reference Date in the contemplated transaction).

“Available Amount Reference Date” has the meaning specified in the definition of “Available Amount”.

“Available RP Amount” means, at any time, the aggregate amount of Restricted Payments permitted to be made under Section 7.06(k), Section 7.06(q)(i) and Section 7.06(r) at such time.

“Available Tenor”means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark (or component thereof) is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 1.13(d) (but including any tenor for such Benchmark that is added to the definition of “Interest Period” pursuant to Section 1.13(d)).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Barclays” has the meaning specified in the introductory paragraph to this Agreement.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) Term SOFR on such day for an Interest Period of one month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day); provided that (1) notwithstanding the foregoing, the “Base Rate” shall in no event be less than (1) with respect to the Initial Term Loans, 1.50% per annum and (2) with respect to any Revolving Loans, 1.00% per annum and (2) for the avoidance of doubt, Term SOFR for any day shall be Term SOFR for a one-month interest period on the day that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.

“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, each of Term SOFR Reference Rate, the EURIBO Rate and Daily Simple RFR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate, the EURIBO Rate or the Daily Simple RFR, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.13(b).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event or an Early Opt-in Election, for any Available Tenor, the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body, (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities and (iii) any impact to the Borrower under proposed U.S. Treasury Regulation § 1.1001-6 as of the date thereof and any successor or final regulation or other guidance relating thereto; provided that, if the Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of the Initial Term Loans and the Revolving Loans, as applicable.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, applicability and length of lookback periods, applicability of Section 1.13, applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides, with the consent of the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides, with the consent of the Borrower, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, with the consent of the Borrower, that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, with the consent of the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(c) in the case of an Early Opt-In Election, the date jointly elected by the Administrative Agent and the Borrower and specified by the Administrative Agent, with the consent of the Borrower, by notice to the Lenders.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day (or such other date selected by the Administrative Agent and the Borrower) prior to the expected date of such event as of such public statement or publication of information (as such expected date may be delayed pursuant to any subsequent public statement or event) (or if the expected date of such prospective event is fewer than 90 days (or such other date selected by the Administrative Agent and the Borrower) after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date jointly elected by the Administrative Agent and the Borrower and specified by the Administrative Agent, with the consent of the Borrower, by notice to the Lenders.

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.13 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.13.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies or (c) any Person whose assets include (for purposes of the Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by ERISA Section 3(42)) the “plan assets” of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, having the same Interest Period.

“British Pounds” or “£” means lawful money of the United Kingdom.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office is located (which, as of the Closing Date, is New York, New York), (b) if such day relates to any interest rate settings as to a Term Benchmark Loan in Dollars, or any other calculation or determination involving Term SOFR, any such day described in clause (a) above that is also a U.S. Government Securities Business Day, (c) if such day relates to any interest rate settings as to a Term Benchmark Loan in Euros, or any other calculation or determination involving Term Benchmark Loans in Euros, any such day described in clause (a) that is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system is open for the settlement of payment in Euros, (d) if such date relates to any interest rate settings as to an RFR Loan, or any other calculation or determination involving RFR Loans, any such day described in clause (a) that is also a day on which banks are open for general business in London and (e) if such day relates to any interest rate settings in connection with a Loan or Letter of Credit denominated in a currency other than Dollars, British Pounds or Euros, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, as determined by the Borrower in good faith.

“Capitalized Leases” means all capital or finance leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases notwithstanding any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capitalized lease; provided that for the avoidance of doubt, no Non-Finance Lease shall be considered a capitalized lease.

“Capitalized Software Expenditures” means, for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral Account” means an account held at, and subject to the sole dominion and control of, the Collateral Agent.

“Cash Collateralize” means, in respect of any Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent, an Issuing Bank or the Swing Line Lender, as applicable (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments (including, for the avoidance of doubt, cash), to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars or any Alternative Currency;

(b) (a) Euros, Yen, Canadian Dollars, Pounds or any national currency of any participating member state of the EMU and (b) local currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business and not for speculation;

(c) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(d) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment);

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (h) below entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof;

(g) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(h) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(i) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(j) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (i) above; and

(k) solely with respect to any Captive Insurance Subsidiary, any investment that a Captive Insurance Subsidiary is not prohibited in accordance with applicable law.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a jurisdiction outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (k) above in foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (k) above and in this paragraph. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) or (b) above; provided that such amounts, except amounts used to pay obligations of the Borrower or any Restricted Subsidiary denominated in any currency other than Dollars in the ordinary course of business, are expected by the Borrower to be converted into any currency listed in clause (a) or (b) above in the ordinary course of business, or, if not expected to be converted in the ordinary course of business, to the extent converted as promptly as practicable.

“Cash Management Bank” means (a) any Person that is, on the Closing Date or at the time that it enters into any agreement creating Cash Management Obligations, an Agent, a Lender, an Issuing Bank or the Swing Line Lender or an Affiliate of any Person described above or (b) any other Person designated in writing by the Borrower to the Administrative Agent from time to time, including with respect to any such Cash Management Obligations existing on the Closing Date; provided that, in the case of this clause (b), such Person shall have delivered an accession agreement in substantially the form attached to the Guaranty attached hereto as Exhibit E.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services and designated by the Borrower in writing to the Administrative Agent as “Cash Management Obligations.”

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Law” means the occurrence, after the Closing Date (or, in the case of any Person that becomes a Lender after the Closing Date, after the date such Person becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the Closing Date of a law, rule, regulation or treaty adopted prior to the Closing Date), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any compliance by a Lender with any and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof or relating thereto and (ii) all requests, rules, guidelines, requirements or directives issued by any United States or foreign regulatory authority in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) in each case pursuant to Basel III or Basel IV (other than to the extent that a Lender knew, or could reasonably have been expected to know, the potential impact of such rules prior to becoming a Lender hereunder), shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the Closing Date and a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means the earlier to occur of:

(a) (i) at any time prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to beneficially own (as defined in

Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), in the aggregate, directly or indirectly, 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; or

(ii) at any time upon or after the consummation of a Qualifying IPO, any Person (other than a Permitted Holder) or Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the then issued and outstanding Equity Interests of Holdings, unless, in the case of either clause (a)(i) or (a)(ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election 50% or more of the members of the Board of Directors of Holdings; and

(b) Holdings ceasing to own, (x) indirectly through Intermediate Holdings or (y) after consummation of the transaction contemplated by Section 5.20(l) herein, directly, in each case, 100% of the Equity Interests of the Borrower.

Notwithstanding the preceding provisions and the provisions of the applicable Laws, (i) a Person or “group” shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of the Equity Interests or other securities of such other Person’s parent entity unless it owns more than 50% of the aggregate ordinary voting power represented by the then issued and outstanding Equity Interests of such other Person and (iii) the right to acquire any voting Equity Interest (so long as such Person does not have the right to direct the voting of such Equity Interest subject to such right) or any veto power in connection with the acquisition or disposition of voting Equity Interest will not cause a Person to become a beneficial owner.

“Class”, when used with respect to (a) any Term Loans, refers to the Term Loans subject to the same terms under this Agreement, irrespective of whether such Term Loans are incurred at the same time, under the same effectiveness conditions and/or with respect to which the same OID, upfront fees or similar fees have been made, (b) any Commitments, refers to the Commitments subject to the same terms under this Agreement, irrespective of which such Commitments are incurred at the same time, under the same effectiveness conditions and/or with respect to which the same upfront fees or similar fees have been made and (c) any Lender, refers to the Lenders having Loans and/or Commitments of a particular Class. The determination of a “Class” shall be without regard to differences in the Type of Loan or the Interest Periods or differences in tax treatment, including tax fungibility. The Revolving Commitments shall constitute the same Class as the Revolving Loans funded thereunder and any other revolving commitments hereunder shall constitute the same Class as the revolving loans funded thereunder. Any Incremental Amendment, Refinancing Amendment, Extension Amendment or any other Loan Document may expressly provide whether any Loans or Commitments documented thereunder shall constitute the same Class with any other Loans or Commitments under this Agreement and subject to the exceptions set forth above, so long as the same terms under this Agreement apply to such new Loans or Commitments and the applicable existing Loans or Commitments, such designation shall be final and conclusive. For the avoidance of doubt, the Term Loan Commitments and the Term Loans shall constitute separate Classes from the Revolving Commitments and the Revolving Loans, respectively.

“Closing Date” means the first date on which all of the conditions precedent in Section 4.01 are satisfied or waived. The Closing Date is June 12, 2023.

“Closing Date EBITDA” means $347,000,000.00.

“Closing Date Refinancing” means (a) the repayment of all indebtedness under the Existing First Lien Credit Agreement, (b) the repayment of all indebtedness under the Existing Second Lien Credit Agreement, (c) the repayment of all indebtedness under the Existing First Lien Notes and, in each case, the termination of any related commitments thereunder, the termination of any Guarantees related thereto and the termination, release or authorization to terminate or release all Liens related thereto pursuant to customary payoff letters, in each case, on or prior to the Closing Date.

“Co-Investor” means any (a) Person (other than the Sponsor or any Management Stockholder) who is a holder of Equity Interests in Holdings (or any of the direct or indirect parent companies of Holdings) on the Closing Date and (b) Affiliate of any such Person in clause (a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document, the Mortgaged Properties and all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Collateral Document.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Agents pursuant to Sections 6.11, 6.12 or 6.16, the Intercreditor Agreements and each of the other agreements, supplements, instruments or documents that creates a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitments” means the Revolving Commitments, any other commitments in respect of revolving facilities hereunder from time to time and the Term Loan Commitments.

“Committed Loan Notice” means a notice of a Borrowing pursuant to Article II, which, if in writing, shall be substantially in the form of Exhibit A-1.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any Test Period, the Consolidated Net Income of such Person for such Test Period:

(a) increased by, without duplication (and, in each case, without duplication of any items to the extent accounted for in the computation of Consolidated Net Income for such Test Period):

(i) consolidated interest expense (including, but not limited to, any implied interest expense from capital leases) of such Person for such Test Period, including (A) payments made in respect of hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (B) amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of bridge, commitment or financing fees; plus

(ii) taxes based on gross receipts, income, profits or capital, franchise, excise or similar taxes, and foreign withholding taxes, of such Person for such Test Period, including (A) penalties and interest and (B) tax distributions made to any direct or indirect holders of equity interests of such Person in respect of any such taxes; plus

(iii) the total amount of depreciation and amortization expenses and capitalized fees, including, without limitation, the amortization of capitalized fees related to any Qualified Securitization Financing or Receivables Financing Transaction and the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses, and any Capitalized Software Expenditures of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; plus

(iv) [reserved]; plus

(v) to the extent included in Consolidated Net Income for such Test Period, non-cash items of such Person for such Test Period; provided that, if any such non-cash item represents an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash item in the current Test Period and (B) to the extent the Borrower decides to add back such non-cash expense or charge, the cash payment in respect thereof in such future period will be subtracted from Consolidated Adjusted EBITDA in such future period, including the following: (a) expenses in connection with, or resulting from, stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights, employer portion of any taxes, (b) currency translation losses related to changes in currency exchange rates (including re-measurements of indebtedness and any net loss resulting from hedge agreements for currency exchange risk), (c) losses, expenses or charges attributable to the movement in the mark-to-market valuation of hedge agreements or other derivative instruments, including the effect of Accounting Standards Codification 815, (d) charges for deferred tax asset valuation allowances, (e) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities, and (f) all losses from Investments recorded using the equity method; plus

(vi) to the extent included in Consolidated Net Income for such Test Period, unusual, infrequent, extraordinary or non-recurring items, whether or not classified as such under GAAP, including the following: (A) restructuring, severance, relocation, consolidation, integration or other similar items, including, but not limited to the employer portion of any taxes, (B) start-up, closure or transition costs, (C) expenses associated with strategic initiatives, facilities shutdown and opening costs, (D) signing, retention and completion bonuses, (E) relocation or recruiting expenses, (F) costs, expenses and losses incurred in connection with any strategic or new initiatives, (G) transition, consolidation and closing costs for facilities, (H) business optimization expenses (including costs and expenses relating to business optimization programs), (I) new systems design and implementation costs, (J) public company expenses, (K) any restructuring charges or reserves, whether or not classified as such under GAAP, (L) charges and expenses incurred in connection with litigation (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general), (M) penalties and interest relating to taxes, (N) expenses incurred in connection with casualty events or asset sales outside the ordinary course of business and (O) expenses incurred in connection with any Permitted IPO/Tax Reorganization; plus

(vii) to the extent included in Consolidated Net Income for such Test Period, all (A) costs, fees and expenses relating to the Transactions, (B) costs, fees and expenses incurred in connection with transactions that are out of the ordinary course of business of such Person and its Restricted Subsidiaries (including transactions proposed but not consummated) including equity issuances, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of indebtedness and (C) non-operating professional fees, costs and expenses, in each case, of such Person for such Test Period;

(viii) items reducing Consolidated Net Income of such Person for such Test Period to the extent (A) covered by a binding indemnification or refunding obligation or insurance, (B) paid or payable (directly or indirectly) by a third party (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a contribution to equity capital of such Person or (C) such Person is directly or indirectly, reimbursed for such item by a third party; plus

(ix) the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities and expenses paid, payable or accrued in such Test Period by such Person or otherwise to any member of the board of directors of such Person, any Permitted Holder or any Affiliate of a Permitted Holder of such Person and the amount of any fees and other compensation paid to the members of the board of directors (or the equivalent thereof) of such Person or any of its parent entities; plus

(x) (A) to the extent included in Consolidated Net Income for such Test Period, the effects of purchase accounting, fair value accounting or recapitalization accounting (including the effects of adjustments pushed down to such Person and its Subsidiaries) and the amortization, write-down or write-off of any such amount, in each case, with respect to such Person for such Test Period thereof and (B) the non-cash portion of “straight-line” rent expense less the cash portion of “straight-line” rent expense which exceeds the cash amount paid in respect thereof; plus

(xi) to the extent included in Consolidated Net Income for such Test Period, expenses, revenue and lost profits of such Person for such Test Period with respect to liability or casualty events or business interruption, in each case, to the extent covered by insurance; plus

(xii) minority interest expense of such Person for such Test Period, including expense or deduction attributable to minority Equity Interests of third parties in any Restricted Subsidiary; plus

(xiii) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by officers or employees; plus

(xiv) deferred purchase price payments of assets, securities, services or business including earn-outs and contingent consideration obligations, bonuses and other compensation, payments in respect of dissenting shares, and purchase price adjustments, made by such Person during such Test Period; plus

(xv) to the extent included in Consolidated Net Income for such Test Period, the amount of any losses from abandoned, closed or discontinued operations or operations that in the good faith judgment of the Borrower are reasonably anticipated to become abandoned, closed or discontinued; plus

(xvi) fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans, costs or expenses (including any payroll taxes) incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement or any stock subscription, stockholders or partnership agreement and any payments in the nature of compensation or expense reimbursement made to independent board members; plus

(xvii) losses or discounts on a sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing, or in connection with a Receivables Financing Transaction; plus

(xviii) to the extent included in Consolidated Net Income for such Test Period, the cumulative effect of a change in accounting principles; plus

(xix) the amount of “run rate” cost savings, operating expense reductions and other cost synergies that are projected by the Borrower in good faith to result from actions taken, committed to be taken or expected to be taken, no later than 18 months after the end of such Test Period (which amounts will be determined by the Borrower in good faith and calculated on a pro forma basis as though amounts had been realized on the first day of the Test Period for which Consolidated Adjusted EBITDA is being determined), net of the amount of actual benefits realized during such Test Period from such actions; provided that, in the good faith judgment of the Borrower such cost savings are reasonably identifiable, reasonably anticipated to be realized, and factually supportable (it being agreed such determination need not be made in compliance with Regulation S-X or other applicable securities law); provided, that the aggregate amount of “run rate” cost savings, operating expense reductions and other cost synergies that may be added back pursuant to this clause (xix) in such Test Period, together with the Specified Transaction Adjustments set forth in Section 1.08(c), shall not in the aggregate exceed an amount equal to 30% of Consolidated Adjusted EBITDA for such Test Period (calculated after giving effect to such addbacks and Specified Transaction Adjustments); plus

(xx) positive adjustments of the type (or similar items) reflected in (A) the Sponsor Model and marketing materials delivered in connection with the Transactions or (B) any quality of earnings report prepared by a nationally recognized accounting firm (or any other accounting firm reasonably acceptable, as to the identity of such firm, to the Administrative Agent) and furnished to the Administrative Agent; plus

(xxi) to the extent not included in Consolidated Net Income, there shall be included any losses from discontinued operations until actually disposed of; plus

(xxii) with respect to any newly opened location or acquired location, prior to the end of the 36th month after the opening or acquisition, as applicable, of such location, “run rate” EBITDA of such locations representing the average third-year EBITDA of new locations; provided that the aggregate amount that may be added back pursuant to this clause (xxii) in such Test Period shall not exceed with respect to each location (with the type of such location determined by the Borrower in good faith in its reasonable discretion), (1) $450,000.00, with respect to each Crème de La Crème center, (2) $275,000.00, with respect to each KinderCare center, (3) $275,000.00, with respect to each acquired center and (4) $275,000.00, with respect to each KinderCare Education at work center (with all actual income and expense items attributable to each such location being eliminated from the calculation of Consolidated Adjusted EBITDA);

(b) decreased by, in each case, to the extent included in the determination of Consolidated Net Income for such Test Period (without duplication, and as determined in accordance with GAAP to the extent applicable):

(i) any non-cash gains increasing Consolidated Net Income of such Person for such Test Period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated Adjusted EBITDA in accordance with this definition), plus

(ii) any non-cash gains with respect to cash actually received in a prior Test Period unless such cash did not increase Consolidated Adjusted EBITDA in such prior Test Period, plus

(iii) any extraordinary, non-recurring, infrequent or unusual gains, plus

(iv) any net income from disposed or discontinued operations (excluding held for sale discontinued operations until actually disposed of).

Notwithstanding the foregoing, the Consolidated Adjusted EBITDA for the fiscal quarters ended June 30, 2022, September 30, 2022 and December 31, 2022 shall be deemed to be $95,081,563, $79,214,530 and $92,047,172, respectively, as further adjusted on a Pro Forma Basis pursuant to Section 1.08.

Notwithstanding anything set forth above, the inclusion or exclusion of stimulus funds or programs arising from the COVID-19 pandemic, whether in the form of expense offset or reimbursement or direct payments, for purpose of the definition of “Consolidated Net Income” or “Consolidated Adjusted EBITDA” shall be determined in substantially the same manner as the treatment of such stimulus funds or programs in the calculation of financing EBITDA included in marketing materials delivered in connection with the Transactions (which, for the avoidance of doubt, was equal to $347,000,000.00). In addition, it is acknowledged and agreed that any adjustment to “Consolidated Net Income” or “Consolidated Adjusted EBITDA” on account of payments received in connection with “incremental stimulus investments” of the type described in the marketing materials shall not exceed the actual amounts of stimulus funds or grants actually received for such purposes.

“Consolidated Current Assets” means, as of any date of determination, the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans to third parties, pension assets, deferred bank fees and derivative financial instruments, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (a) the current portion of any Funded Debt, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) Revolving Loans, Swing Line Loans and Letter of Credit Obligations or any other revolving facility, (f) the current portion of any Capitalized Lease Obligation, (g) deferred revenue arising from cash receipts that are earmarked for specific projects, (h) liabilities in respect of unpaid earn-outs and (i) the current portion of any other long-term liabilities, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition.

“Consolidated Interest Expense” means for any Test Period, the sum, without duplication, of all interest, premium payments and debt discount in connection with borrowed money, in each case, to the extent paid or payable in cash (including capitalized interest), of or by the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Test Period, but excluding, for the avoidance of doubt:

(i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),

(ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to Accounting Standards Codification 815,

(iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates,

(iv) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) incurred in connection with any permitted receivables financing,

(v) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities,

(vi) any payments with respect to make-whole premiums or other breakage costs of any indebtedness, including, without limitation, any indebtedness issued in connection with the Transactions,

(vii) penalties and interest relating to taxes,

(viii) accretion or accrual of discounted liabilities not constituting Indebtedness,

(ix) interest expense attributable to a direct or indirect parent entity resulting from push down accounting,

(x) any expense resulting from the discounting of indebtedness in connection with the application of recapitalization or purchase accounting,

(xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Permitted Acquisition or similar Investment permitted hereunder,

(xii) annual agency fees paid to any administrative agents, collateral agents and trustees with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of indebtedness (including any security or collateral trust arrangements related thereto), including the Facilities,

(xiii) any interest expense or other fees or charges incurred with respect to any Escrowed Proceeds (for the avoidance of doubt, so long as such Escrowed Proceeds are held in escrow), and

(xiv) any lease, rental or other expense in connection with a Non-Finance Lease.

For the avoidance of doubt, interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries in respect of Hedge Agreements relating to interest rate protection.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt minus (b) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date that is not Restricted; provided that, at any time prior to the end of the second fiscal quarter ending after the Closing Date, solely for purposes of the calculation of any financial ratio or test in connection with the making of an Investment pursuant to Section 7.02 or a Restricted Payment pursuant to Section 7.06 (but not for any other purposes), in each case, to the extent such financial ratio or test is required by the applicable provision, the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries that is not Restricted pursuant to this clause

(b)	shall not exceed $100,000,000.

“Consolidated Net Income” means, with respect to any Person for any Test Period, the Net Income of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from such Consolidated Net Income (to the extent otherwise included therein), without duplication:

(a) the Net Income for such Test Period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that the Borrower’s or any Restricted Subsidiary’s equity in the Net Income of such Person shall be included in the Consolidated Net Income of the Borrower for such Test Period up to the aggregate amount of dividends or distributions or other payments in respect of such equity that are actually paid in cash or Cash Equivalent (or to the extent converted into cash or Cash Equivalent) by such Person to the Borrower or a Restricted Subsidiary, in each case, in such Test Period, to the extent not already included therein (subject in the case of dividends, distributions or other payments in respect of such equity made to a Restricted Subsidiary to the limitations contained in clause (b) below);

(b) solely with respect to the calculation of Available Amount and Excess Cash Flow, the Net Income of any Subsidiary of such Person during such Test Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or requirement of Law applicable to such Subsidiary during such Test Period; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid to such Person or its Restricted Subsidiaries in respect of such Test Period;

(c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized by such Person or any of its Restricted Subsidiaries during such Test Period upon any asset sale or other disposition of any Equity Interests of any Person (other than any dispositions in the ordinary course of business) by such Person or any of its Restricted Subsidiaries;

(d) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such Test Period;

(e) earnings (or losses), including any impairment charge, resulting from any reappraisal, revaluation or write-up (or write-down) of assets during such Test Period;

(f) (i) unrealized gains and losses with respect to Hedge Agreements for such Test Period and the application of Accounting Standards Codification 815 and (ii) any after-tax effect of income (or losses) for such Test Period that result from the early extinguishment of (A) indebtedness, (B) obligations under any Hedge Agreements or (C) other derivative instruments;

(g) any unusual, infrequent, extraordinary or non-recurring items, whether or not classified as such under GAAP, including the following: (A) restructuring, severance, relocation, consolidation, integration or other similar items, including, but not limited to the employer portion of any taxes, (B) start-up, closure or transition costs, (C) expenses associated with strategic initiatives, facilities shutdown and opening costs, (D) signing, retention and completion bonuses, (E) relocation or recruiting expenses, (F) costs, expenses and losses incurred in connection with any strategic or new initiatives, (G) transition, consolidation and closing costs for facilities, (H) business optimization expenses (including costs and expenses relating to business optimization programs), (I) new systems design and implementation costs, (J) public company expenses, (K) any restructuring charges or reserves, whether or not classified as such under GAAP, (L) charges and expenses incurred in connection with litigation (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general), (M) expenses incurred in connection with casualty events or asset sales outside the ordinary course of business and (N) expenses incurred in connection with any Permitted IPO/Tax Reorganization, recorded or recognized by such Person or any of its Restricted Subsidiaries during such Test Period;

(h) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such Test Period;

(i) after-tax gains (or losses) on disposal of disposed, abandoned or discontinued operations for such Test Period;

(j) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt and unfavorable or favorable lease line items in such Person’s consolidated financial statements pursuant to GAAP for such Test Period resulting from the application of purchase accounting in relation to any transaction consummated prior to the Closing Date and any Permitted Acquisition or other Investment or the amortization or write-off of any amounts thereof, net of taxes, for such Test Period;

(k) any non-cash compensation charge or expense for such Test Period, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges or expenses associated with the rollover, acceleration or payout of Equity Interests by, or to, management of such Person or any of its Restricted Subsidiaries in connection with the Transactions;

(l) (i) Transaction Expenses incurred during such Test Period and (ii) any fees and expenses incurred during such Test Period, or any amortization thereof for such Test Period, in connection with any acquisition, Investment, disposition, issuance or repayment of indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt or equity instrument (in each case, including any such transaction whether consummated on, after or prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such Test Period as a result of any such transaction;

(m) any expenses, charges or losses for such Test Period that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days) together with all costs and expenses for the realization thereof; and

(n) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses for such Test Period with respect to liability or casualty events or business interruption together with all costs and expenses for the realization thereof.

Notwithstanding anything set forth above, the inclusion or exclusion of stimulus funds or programs arising from the COVID-19 pandemic, whether in the form of expense offset or reimbursement or direct payments, for purpose of the definition of “Consolidated Net Income” or “Consolidated Adjusted EBITDA” shall be determined in substantially the same manner as the treatment of such stimulus funds or programs in the calculation of financing EBITDA included in marketing materials delivered in connection with the Transactions (which, for the avoidance of doubt, was equal to $347,000,000.00). In addition, it is acknowledged and agreed that any adjustment to “Consolidated Net Income” or “Consolidated Adjusted EBITDA” on account of payments received in connection with “incremental stimulus investments” of the type described in the marketing materials shall not exceed the actual amounts of stimulus funds or grants actually received for such purposes.

“Consolidated Secured Net Debt” means, as of any date of determination, the amount of Consolidated Net Debt that is secured by Liens on assets including all or part of the Collateral.

“Consolidated Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as of last day of the applicable Test Period.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis and as reflected on the face of a balance sheet prepared in accordance with GAAP (but excluding the effects of the application of purchase accounting), consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (to the extent not cash collateralized and to the extent not reimbursed within 3 Business Days after drawn), and debt obligations evidenced by promissory notes or similar instruments; provided, that Consolidated Total Debt will not include Indebtedness in respect of (i) any Qualified Securitization Financing or Receivables Financing Transaction, (ii) Revolving Loans drawn to finance working capital needs (as determined by the Borrower in good faith) or other working capital facilities, (iii) Capitalized Lease Obligations and (iv) obligations under any Hedge Agreement.

“Consolidated Working Capital” means, as of any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidating Financial Statement Exception” means: (x) with respect to Section 6.01(d), if the Consolidated Total Assets and the TTM Consolidated Adjusted EBITDA of the Borrower and its consolidated Subsidiaries do not differ from the Consolidated Total Assets and the TTM Consolidated Adjusted EBITDA, respectively, of the Borrower and its Restricted Subsidiaries by more than 2.5% and (y) in all other cases, if the Consolidated Total Assets and the TTM Consolidated Adjusted EBITDA of Holdings (or any parent of Holdings, including the Reporting Entity) and its consolidated Subsidiaries do not differ from the Consolidated Total Assets and the TTM Consolidated Adjusted EBITDA, respectively, of the Borrower and its Subsidiaries by more than 2.5%.

“Contract Consideration” has the meaning specified in Section 2.07(b)(i)(9).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount determined at the time of each incurrence not exceeding 100% of the cumulative amount of cash and Cash Equivalents and the fair market value of the assets contributed to the Borrower (other than Specified Equity Contributions) as Qualified Equity Interests of the Borrower (i) during the period from and including the Business Day immediately following the Closing Date through and including the date of such incurrence and (ii) Not Otherwise Applied.

“Control” has the meaning specified in the definition of “Affiliate.”

“Conversion/Continuation Notice” means a notice of (a) a conversion of Loans from one Type to another or (b) a continuation of Term Benchmark Loans, pursuant to Article II, which, if in writing, shall be substantially in the form of Exhibit A-4.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.26.

“Credit Agreement Refinancing Indebtedness” means Pari Passu Lien Debt, Junior Lien Debt, Other Secured Debt or unsecured Indebtedness of the Borrower or any Restricted Subsidiary; provided that

(a) such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, Indebtedness or commitments under any Facility (as used in this definition, the “Refinanced Indebtedness”);

(b) such Indebtedness is in an original aggregate principal amount (or accreted value, if applicable) not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness, plus (i) the amount of all unpaid, accrued, or capitalized interest, penalties, premiums (including tender premiums) and other amounts payable with respect to the Refinanced Indebtedness, (ii) underwriting discounts, fees, commissions, costs, expenses and other amounts payable (including the amount of all original issue discount) with respect to such Indebtedness, and (iii) any existing unutilized commitments with respect to the Refinanced Indebtedness;

(c) (i) the Weighted Average Life to Maturity of such Indebtedness (other than revolving facilities) is equal to or longer than the shorter of (x) the remaining Weighted Average Life to Maturity of the Refinanced Indebtedness and (y) the remaining Weighted Average Life to Maturity of the Initial Term Loans, (ii) the final maturity date of such Indebtedness (other than revolving facilities) may not be earlier than the earlier of (x) the final maturity date of the Refinanced Indebtedness and (y) the Latest Maturity Date of the Initial Term Loans and (iii) the final maturity date of such Indebtedness constituting revolving facilities may not be earlier than the earlier of (x) the final maturity date of the Refinanced Indebtedness and (y) the Latest Maturity Date of the Revolving Commitments;

(d) any mandatory prepayments of such Indebtedness,

(i) that is Pari Passu Lien Debt, shall be made on a pro rata basis or less than pro rata basis with any corresponding mandatory prepayment set forth in Section 2.07(b) (but not greater than a pro rata basis); and

(ii) that comprises Junior Lien Debt or unsecured Indebtedness shall not be made unless, to the extent required hereunder, such repayments are first made or offered to prepay the Initial Term Loans and the other Pari Passu Lien Debt;

(e) such Indebtedness shall not be incurred or Guaranteed by any Loan Party or Restricted Subsidiary other than a Loan Party or Restricted Subsidiary that was an obligor of the Refinanced Indebtedness and no additional Loan Parties or Restricted Subsidiaries other than such obligors shall become liable for such Indebtedness unless also made a Guarantor hereunder or unless otherwise permitted under Section 7.03 at such time; and

(f) if such Indebtedness is secured by Liens on assets of a Loan Party,

(i) unless otherwise permitted under Section 7.01 at such time, such Indebtedness shall not be secured by Liens on any assets of a Loan Party that is not also subject to, or would be required to be subject to, pursuant to the Loan Documents, a Lien securing the Initial Term Loans (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” or asset-based lender, (2) Liens on property or assets applicable only to periods after the Latest Maturity Date of the Initial Term Loan at the time of incurrence, (3) any Liens on property or assets to the extent that such property or asset is also added for the benefit of the Lenders under the Initial Term Loan and (4) assets of any Loan Party that secured the relevant Refinanced Indebtedness); and

(ii) with respect to Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Indebtedness may (and has) become party to, or is otherwise subject to the provisions of (A) if such Indebtedness is Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement as an “Additional First Lien Representative” (or similar designation) and any Junior Lien Intercreditor Agreement then in existence as a “Senior Priority Representative” (or similar designation) or (B) if such Indebtedness is Junior Lien Debt, a Junior Lien Intercreditor Agreement as a “Second Priority Representative” (or similar designation).

“Cure Expiration Date” has the meaning specified in Section 8.02.

“Cured Default” has the meaning specified in Section 1.02(e).

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) SONIA for the day that is 5 Business Days prior to (A) if such RFR Interest Day is a Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) 0%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower. If by 5:00 pm on the second Business Day immediately following any day RFR in respect of such day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple RFR has not yet occurred, then RFR for such day will be RFR as published in respect of the first preceding Business Day for which RFR was published on the SONIA Administrator’s Website; provided that RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Interest Days.

“Debt Representative” means, with respect to any series of Indebtedness secured by Liens over assets including all or part of the Collateral, the trustee, administrative agent, collateral agent, security agent or similar agent or the sole lender under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both (in each case, as required hereunder), would constitute an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans that are Revolving Loans plus (c) 2.00% per annum; provided that with respect to the outstanding principal amount of any Loan not paid when due, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.05(c)) plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.20(b), any Lender that,

(a) has failed to (i) fund all or any portion of its Loans, including participations in respect of Letters of Credit or Swing Line Loans, within 2 Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Banks, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within 2 Business Days of the date when due,

(b) has notified the Borrower, the Administrative Agent or the Issuing Banks or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied),

(c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or

(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Banks, the Swing Line Lender and each Lender.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Derivative Instrument” means, with respect to any Person, any contract, instrument or other right to receive payment or delivery of cash or other assets (other than any such contract or instrument entered into, or any such right received (x) pursuant to bona fide market making activities or (y) in connection with bona fide hedging activities not entered into for speculative purposes) to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Loans (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Loans and/or the creditworthiness of the Borrower, its direct or indirect parent entities and/or any one or more of the Subsidiaries (the “Performance References”).

“Designated Non-Cash Consideration” means the fair market value of any non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents).

“Disposition”, “Dispose” or “Disposed” means the sale, transfer, license, lease or other disposition (excluding Liens, but including pursuant to a Delaware LLC Division, any Sale Leaseback Transaction, and any sale of Equity Interests in, or issuance of Equity Interests by, a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition,

(a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale as long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event is subject to the occurrence of the Termination Conditions),

(b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale as long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event is subject to the occurrence of the Termination Conditions), in whole or in part,

(c) provides for the scheduled payments of dividends in cash, or

(d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests,

in each case, prior to the Latest Maturity Date of the Loans at the time of issuance of such Disqualified Equity Interests; provided that if such Disqualified Equity Interests are issued pursuant to a plan for the benefit of future, current or former employees, directors, or officers of Holdings, the Borrower or the Restricted Subsidiaries or by any such plan to such employees, directors or officers, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings, the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s or officer’s termination, death or disability.

“Disqualified Lender” means,

(a) those entities identified to the Administrative Agent by the Borrower or the Sponsor in writing, from time to time, as competitors (or Affiliates of competitors) of the Borrower or its Subsidiaries,

(b) any Persons that are engaged as principals primarily in private equity, mezzanine financing or venture capital and those banks, financial institutions, other institutional lenders and other persons, in each case in this clause (b), identified in writing by or on behalf of the Borrower to the Lead Arrangers on or prior to April 21, 2023, and

(c) any Person that is (or becomes) an Affiliate of the entities described in the preceding clauses (a) and (b) (other than, with respect to clause (a) or (b), any bona fide debt fund affiliates thereof (except (i) to the extent separately identified under clause (a) or (b) or (ii) in the case of clause (b), for bona fide debt funds affiliated with a debt fund so identified under clause (b))); provided that with respect to this clause (c), such person is either clearly identifiable as an Affiliate solely on the basis of its name or is identified in writing to the Lead Arrangers or the Administrative Agent by or on behalf of the Borrower, provided that with respect to any supplement pursuant to the previous clauses (a) and (c) after the Closing Date, (i) such supplement will not become effective until 1 Business Day after such designation is provided to the Administrative Agent (it being understood that such supplement will not apply to any entity that is currently party to a pending trade) and (ii) such supplement will not apply retroactively to disqualify any Person with respect to any Loans held by it immediately prior to the delivery of such supplement and, for the avoidance of doubt, such Person shall be deemed a Disqualified Lender with respect to any Loans acquired by it subsequent to the delivery of such supplement.

Upon inquiry by any Lender to the Administrative Agent as to whether a specified potential assignee or prospective participant is on the list of Disqualified Lenders, the Administrative Agent shall be permitted to disclose to such Lender whether such specific potential assignee or prospective participant is on the list of Disqualified Lenders.

“Dollar”, “$” and “USD” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a) with respect to any Loan denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held);

(b) with respect to any Loan denominated in any Alternative Currency, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars based on the Exchange Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination); and

(c) with respect to any Letter of Credit Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in any Alternative Currency, the amount thereof converted to Dollars based on the Exchange Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination).

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Early Opt-in Election” means the occurrence of:

(a) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that U.S. dollar-denominated syndicated credit facilities are being executed or amended to, as applicable, incorporate or adopt a new benchmark interest rate to replace the relevant Benchmark, and

(b) the joint election by the Administrative Agent and the Borrower to declare that an Early Opt-In Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.07(b)(iii) (including after receiving any consents that may be required thereunder) and (v); provided that neither any Defaulting Lender nor any Disqualified Lender shall be an Eligible Assignee.

“EMU” means the economic and monetary union as contemplated by the EU Treaty.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations by any Governmental Authority, or proceedings with respect to any Environmental Liability or pursuant to Environmental Law, including those (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws relating to the protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any written contract, agreement or other consensual arrangement pursuant to which, and to the extent, liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law.

“Equal Priority Intercreditor Agreement” means a “pari passu” intercreditor agreement substantially in the form attached hereto as Exhibit L (as the same may be modified in a manner reasonably satisfactory to the Administrative Agent and the Borrower), or, if requested by the providers of Indebtedness expressly permitted hereunder to be Pari Passu Lien Debt, another pari passu lien arrangement reasonably satisfactory to the Administrative Agent and the Borrower.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, Section 414(m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA; (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (f) the imposition of a lien under Section 303(k) of ERISA with respect to any Pension Plan; (g) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (h) the imposition of a lien under Section 303(k) of ERISA with respect to any Pension Plan or (i) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA).

“Erroneous Payment” has the meaning specified in Section 10.18(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 10.18(d).

“Erroneous Payment Impacted Class” has the meaning specified in Section 10.18(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 10.18(d).

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Treaty” means the Treaty on European Union.

“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, the EURIBO Screen Rate two Business Days prior to the commencement of such Interest Period; provided that if the EURIBO Rate for the applicable Loans as so determined shall not be less than the 0.00% per annum.

“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two Business Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Euro”, “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Cash Flow” means, for any period, an amount (which shall not be less than zero) equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period, plus

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) for such period to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period, plus

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period, the application of purchase accounting or the reclassification of items from short term to long term or vice versa), plus

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, plus

(v) the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid (including tax distributions pursuant to Section 7.06(g)(i)) and tax distribution reserves set aside or payable in such period, plus

(vi) cash receipts in respect of Hedge Agreements during such period to the extent not otherwise included in such Consolidated Net Income; over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges excluded by virtue of clauses (a) through (l) of the definition of “Consolidated Net Income”, plus

(ii) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, plus

(iii) the aggregate amount of expenditures actually made in cash to the extent that such expenditures are added back in calculating Consolidated Net Income, plus

(iv) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period, the application of purchase accounting or the reclassification of items from short term to long term or vice versa), plus

(v) cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in calculating Consolidated Net Income.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, on any date with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth on such date on the Wall Street Journal’s “close” rates page. In the event that such rate does not appear on any Wall Street Journal page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying the exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of the relevant currency for delivery 2 Business Days later; provided that, if at the time of any such determination, for any reason no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method that it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Asset” means:

(a) any asset (including any lease, license, franchise, charter, authorization, contract or agreement to which any Loan Party is a party, together with any rights or interest thereunder), if and to the extent granting security interests therein (A) is prohibited by or in violation of any applicable Law, (B) requires any governmental consent that has not been obtained or consent of a third party that is not a Loan Party or an Affiliate of a Loan Party that has not been obtained pursuant to any contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition (provided that there shall be no requirement to obtain such consent) or (C) in the case of any lease, license, franchise, charter, authorization, contract or agreement, is prohibited by or in violation of a term, provision or condition of any such lease, license, franchise, charter, authorization, contract or agreement to which such Loan Party is a party, except, in the case of each of the foregoing clauses (A), (B) and (C), to the extent that such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law or principle of equity (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law); provided, that Excluded Assets shall not include any proceeds of any such asset, lease, license, franchise, charter, authorization, contract or agreement (except to the extent such proceeds constitute Excluded Assets);

(b) Excluded Equity Interests;

(c) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(d) (A) any leasehold interest (including any ground lease interest) in real property,

(B) any fee interest in owned real property that is not Material Real Property or any real property located outside the United States, (C) any fee interest in owned real property that would otherwise constitute Material Real Property (whether already subject to a Mortgage, or required or intended to be mortgaged pursuant to the terms hereof, at any time of determination) that is located in a special flood hazard area or would require flood insurance pursuant to the Flood Insurance Laws (it being agreed that (i) if it is subsequently determined that any such improved real property subject to, or otherwise required or intended to be subject to, a Mortgage is located in a special flood hazard area or would require flood insurance pursuant to the Flood Insurance Laws, such property shall be deemed to constitute an Excluded Asset unless and until the Borrower (acting in good faith) has determined that such property is not located in a special flood hazard area and does not require flood insurance pursuant to the Flood Insurance Laws and (ii) if such property is already subject to a Mortgage, such improved property which is located in a special flood hazard area or would require flood insurance pursuant to the Flood Insurance Laws shall be released from such Mortgage (provided that, if only a portion of the improved real property covered by such Mortgage is located in a special flood hazard area or would require flood insurance pursuant to the Flood Insurance Laws, then, so long as the remainder of such property would, on its own, constitute Material Real Property hereunder, only such portion as is located in a special flood hazard area or would require flood insurance pursuant to the Flood Insurance Laws shall be so released)) and (D) any fixtures affixed to any real property to the extent (1) such real property does not constitute Collateral and (2) a security interest in such fixtures may not be perfected by the filing of a UCC financing statement in the jurisdiction of organization of the applicable Loan Party;

(e) (A) as extracted collateral, (B) timber to be cut, (C) farm products, (D) manufactured homes and (E) healthcare insurance receivables;

(f) any assets, if the pledge thereof or the security interest therein would result in material adverse tax consequences to Holdings (or any parent of Holdings to the extent such material adverse tax consequence is related to its ownership of the equity interests in Holdings or the Borrower and its Restricted Subsidiaries), the Borrower or any of the Restricted Subsidiaries as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent,

(g) any assets with respect to which the Administrative Agent and the Borrower reasonably agree that the costs or other consequences (including adverse tax consequences) of pledging, perfecting or maintaining the pledge in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom;

(h) letter of credit rights to the extent a security interest therein cannot be perfected by the filing of UCC financing statements;

(i) motor vehicles, aircraft and other assets subject to certificates of title or ownership (including, without limitation, aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof and rolling stock) in each case, to the extent a security interest therein cannot be perfected by the filing of a UCC financing statement in the jurisdiction of organization of the applicable Loan Party;

(j) any commercial tort claim for which no claim has been asserted in a judicial proceeding or with a value of less than $25,000,000 for which a claim has been asserted in a judicial proceeding;

(k) any deposit account or securities account exclusively used for trust, payroll, payroll taxes, withholding and employee wage and benefit payments to or for the benefit of the Borrower’s or any Restricted Subsidiary’s employees; and

(l) any assets subject to Securitization Financing.

“Excluded Equity Interests” means:

(a) more than 65% of the issued and outstanding Equity Interests of (i) each Subsidiary that is a Foreign Subsidiary and (ii) each Subsidiary that is a FSHCO,

(b) any Equity Interests of any Person that is not (i) the Borrower or (ii) a direct wholly owned Subsidiary of the Borrower or any Subsidiary Guarantor to the extent (x) the Organization Documents or other agreements with respect to such Equity Interests with other equity holders prohibits or restricts the pledge of such Equity Interests or (y) the pledge of such Equity Interests (1) is otherwise prohibited or restricted by applicable law, rule or regulation, which would require governmental (including regulatory) consent, approval, license or authorization to be pledged or that would require consent from a third party (other than a Loan Party or any Affiliate thereof) under any Contractual Obligation (or where a failure to obtain such consent under a Contractual Obligation prior to pledging such Equity Interests would cause a change of control or a vested purchase right or purchase obligation in favor of a third party other than a Loan Party or any Affiliate thereof) existing on the Closing Date or on the date any Subsidiary is acquired (so long as, in respect of such Contractual Obligation, such prohibition is not incurred in contemplation of such acquisition and except to the extent such prohibition is overridden by anti-assignment provisions of the Uniform Commercial Code) or (2) would result in a change of control repurchase obligation,

(c) any Margin Stock,

(d) any Equity Interest, if the pledge thereof or the security interest therein would result in material adverse tax consequences to Holdings (or any parent of Holdings to the extent such material adverse tax consequence is related to its ownership of the equity interests in Holdings or the Borrower and its Restricted Subsidiaries), the Borrower or any of the Restricted Subsidiaries as determined by the Borrower in good faith,

(e) Equity Interests in each Unrestricted Subsidiary and each Immaterial Subsidiary,

(f) [reserved],

(g) Equity Interests in any Captive Insurance Subsidiary, any not-for-profit Subsidiary, any captive transportation company and any special purpose entity (including any Securitization Subsidiary or subsidiary formed for the purpose of effecting any Receivables Financing Transaction), and

(h) any Equity Interest with respect to which the Administrative Agent and the Borrower reasonably agree that the costs or other consequences (including adverse tax consequences) of pledging, perfecting or maintaining the pledge in respect of such Equity Interest shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Subsidiary” means:

(a) any Subsidiary that is not a wholly owned direct or indirect Subsidiary of the Borrower or a Subsidiary Guarantor;

(b) any Foreign Subsidiary of the Borrower or of any direct or indirect Domestic Subsidiary of a Foreign Subsidiary;

(c) any FSHCO;

(d) any direct or indirect Subsidiary of a Foreign Subsidiary or FSHCO;

(e) any Subsidiary that is prohibited or restricted by applicable Law or by a binding contractual obligation (including with respect to such Subsidiary’s Organization Documents) existing on the Closing Date or at the time of the acquisition of such Subsidiary (and not incurred in contemplation of such acquisition) from providing a Guaranty (provided that such contractual obligation is not entered into by the Borrower or its Restricted Subsidiaries principally for the purpose of qualifying as an “Excluded Subsidiary” under this definition) or if such Guaranty would require governmental (including regulatory) or third party (other than a Loan Party or an Affiliate of a Loan Party) consent, approval, license or authorization and such consent, approval, license or authorization has not been obtained (provided that there shall be no requirement to obtain such consent);

(f) any special purpose securitization vehicle (or similar entity, including any Securitization Subsidiary or subsidiary formed for the purpose of effecting any Receivables Financing Transaction) created pursuant to a transaction permitted under this Agreement;

(g) any Subsidiary that is a not-for-profit organization;

(h) any Captive Insurance Subsidiary or captive transportation company;

(i) any other Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences (including adverse tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom;

(j) any other Subsidiary to the extent the provision of a guaranty by such Subsidiary would result in material adverse tax consequences to Holdings (or any parent of Holdings to the extent such material adverse tax consequence is related to its ownership of the equity interests in Holdings or the Borrower and its Restricted Subsidiaries), the Borrower or any of the Restricted Subsidiaries as determined by the Borrower in good faith;

(k) any Unrestricted Subsidiary; and

(l) any Immaterial Subsidiary;

provided that the Borrower, in its sole and absolute discretion, may cause any Domestic Subsidiary that qualifies as an Excluded Subsidiary under clauses (a) through (l) above to become a Guarantor in accordance with the definition thereof and thereafter such Domestic Subsidiary shall not constitute an “Excluded Subsidiary” (unless and until the Borrower elects, in its sole and absolute discretion to designate such Person as an Excluded Subsidiary).

“Excluded Swap Obligation” has the meaning specified in the Guaranty.

“Excluded Taxes” has the meaning specified in Section 3.01(a).

“Existing First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of August 13, 2015 (as heretofore amended, restated, modified or supplemented from time to time immediately prior to the effectiveness hereof) among inter alios the Borrower, Holdings, Credit Suisse AG, as administrative agent and collateral agent thereunder, and the lenders party thereto.

“Existing First Lien Notes” means the notes issued pursuant to the First Lien Note Purchase Agreement, dated as of July 6, 2020 (as heretofore amended, restated, modified or supplemented from time to time immediately prior to the effectiveness hereof), by and among inter alios, Holdings, the Borrower, as the issuer, the purchasers party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent.

“Existing Letters of Credit” has the meaning specified in Section 2.04(j).

“Existing Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of August 22, 2017 (as heretofore amended, restated, modified or supplemented from time to time immediately prior to the effectiveness hereof) among inter alios the Borrower, Holdings, KEUHG, Credit Suisse AG, as administrative agent and collateral agent thereunder, and the lenders party thereto.

“Extended Commitments” means, collectively, Extended Revolving Commitments and Extended Term Commitments.

“Extended Loans” means, collectively, Extended Revolving Loans and Extended Term Loans.

“Extended Revolving Commitments” means the Revolving Commitments held by an Extending Lender.

“Extended Revolving Loans” means the Revolving Loans made pursuant to Extended Revolving Commitments.

“Extended Term Commitments” means the Term Loan Commitments held by an Extending Lender.

“Extended Term Loans” means the Term Loans made pursuant to Extended Term Commitments.

“Extending Lender” means each Lender accepting an Extension Offer.

“Extension” has the meaning specified in Section 2.18(a).

“Extension Amendment” has the meaning specified in Section 2.18(b).

“Extension Offer” has the meaning specified in Section 2.18(a).

“Facility” means Loans or Commitments of the same Class. Any unfunded delayed draw Term Loan Commitments shall constitute separate Facilities from the funded Term Loans thereunder. Revolving Loans and Revolving Commitments shall constitute the same Facility. Any other revolving loans of any Class shall constitute the same Facility with the revolving commitments under which such revolving loans are funded.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities entered into to implement or further the collection of Taxes imposed under the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent. If the Federal Funds Rate is less than zero, it shall be deemed to be zero hereunder.

“Financial Covenant” means the financial covenant set forth in Section 8.01. “Financial Covenant Determination Date” has the meaning specified in Section 8.01.

“Financial Covenant Event of Default” has the meaning specified in Section 9.01(b)(ii).

“First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Net Debt constituting Pari Passu Lien Debt and outstanding as of such date to (b) Consolidated Adjusted EBITDA for the applicable Test Period.

“Fixed Incremental Amount” means, as of the date of measurement, the sum of:

(a) 75% of the greater of (i) Closing Date EBITDA and (ii) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis, plus

(b) [reserved]; plus

(c) the aggregate principal amount of voluntary prepayments, redemptions and repurchases (including amounts paid pursuant to “yank-a-bank” provisions and conversions into Qualified Equity Interests of Holdings and, with respect to any repurchase at less than par value, including the full aggregate principal amount of the reduction in indebtedness resulting therefrom) of, and other permanent reductions of commitments under, (i) Term Loans or Revolving Loans (if accompanied by a corresponding reduction of the Revolving Commitments), other Pari Passu Lien Debt, other Junior Lien Debt or other Other Secured Debt after the Closing Date (in each case whether or not offered to all Lenders) and (ii) without duplication, any Indebtedness incurred in reliance on (or that refinanced Indebtedness previously incurred in reliance on) the Fixed Incremental Amount, in each case, except to the extent funded with the proceeds of Funded Debt (other than revolving loans); provided, that voluntary prepayments, redemptions and repurchases, as applicable, of Junior Lien Debt and Other Secured Debt shall only increase capacity under this clause (c) for further incurrences of Junior Lien Debt or Other Secured Debt, as applicable; plus

(d) in the case of any Indebtedness that serves to effectively extend the maturity of the Term Loans, the Revolving Loans or any other Pari Passu Lien Debt, other Junior Lien Debt or other Other Secured Debt, an amount equal to the portion of the Term Loans, the Revolving Facility, such Pari Passu Lien Debt, such Junior Lien Debt or such Other Secured Debt, as applicable, to be replaced with such Indebtedness; minus

(e) the aggregate principal amount of (i) any Incremental Facilities or Incremental Equivalent Debt incurred in reliance on the Fixed Incremental Amount and (ii) any Indebtedness incurred pursuant to Section 7.03(g) hereof in reliance on the Fixed Incremental Amount.

“Flood Insurance Certificate” means with respect to each Mortgaged Property, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be located in a special flood hazard area, a duly executed notice about special flood hazard area status and flood disaster assistance.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to (a) with respect to the Term Loans, 0.50% per annum and (b) with respect to any Revolving Loans, 0% per annum.

“Foreign Casualty Event” has the meaning specified in Section 2.07(b)(vii)(A).

“Foreign Disposition” has the meaning specified in Section 2.07(b)(vii)(A).

“Foreign Lender” has the meaning specified in Section 3.01(b).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Banks, such Defaulting Lender’s Pro Rata Share of the outstanding Letters of Credit Obligations other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Obligations with respect to Swing Line Loans extended by the Swing Line Lender other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” means any direct or indirect Subsidiary of Holdings that has no material assets other than direct or indirect Equity Interests (or Equity Interests and Indebtedness) in (i) one or more Foreign Subsidiaries or (ii) other FSHCOs.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligations the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through the adoption of IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“General Asset Sale Basket” means the basket set forth in Section 7.05(j).

“General Debt Basket” means the basket set forth in Section 7.03(z).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 11.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means Holdings, Intermediate Holdings, each Restricted Subsidiary and each other Person that executed a counterpart to the Guaranty (or a joinder thereto) on the Closing Date or thereafter pursuant to Section 6.11 or any other provision hereunder.

“Guaranty” means (a) the Guaranty made by Holdings, Intermediate Holdings, the Borrower and the other Guarantors in favor of the Collateral Agent on behalf of the Secured Parties dated as of the Closing Date, substantially in the form of Exhibit E and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means any hazardous or toxic chemicals, materials, substances or wastes which are listed, classified or regulated by any Governmental Authority as “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic wastes,” “contaminants” or “pollutants,” or words of similar import, under any Environmental Law, including petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and urea formaldehyde.

“Hedge Agreement” means any agreement with respect to (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” means (a) any Person that is, on the Closing Date or at the time that it enters into any Secured Hedge Agreement, an Agent, a Lender, an Issuing Bank or the Swing Line Lender or an Affiliate of any Person described above or (b) any other Person designated in writing by the Borrower to the Administrative Agent from time to time, including with respect to any such Secured Hedge Agreements existing on the Closing Date; provided that, in the case of this clause (b), such Person shall have delivered an accession agreement in substantially the form attached to the Guaranty attached hereto as Exhibit E.

“Holdings” means (a) the Initial Holdings or (b) any Person organized under the laws of the United States or any state thereof or the District of Columbia (the “New Holdings”) (x) that is a direct or indirect wholly owned Subsidiary of the Initial Holdings or (y) that has merged, or consolidated with the Initial Holdings (or, in either case, the previous New Holdings, as the case may be) (the “Previous Holdings”) with such Person surviving such merger or consolidation; provided that (i) the New Holdings owns directly or indirectly 100% of the Equity Interests of Intermediate Holdings and the Borrower and (ii) the New Holdings shall expressly assume all the obligations of the Previous Holdings under this Agreement and the other Loan Documents to which it is a party pursuant to a supplement hereto and thereto in form reasonably satisfactory to the Administrative Agent, it being understood that if the foregoing conditions are satisfied, the Previous Holdings shall be automatically released of all its obligations under the Loan Documents and any reference to “Holdings” in the Loan Documents shall be meant to refer to the “New Holdings”. Notwithstanding anything to the contrary contained in this Agreement, Holdings or any New Holdings may change its jurisdiction of organization or location for purposes of the UCC or its identity or type of organization or corporate structure, subject to compliance with the terms and provisions of the Security Agreement.

“IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto, as in effect from time to time.

“Immaterial Subsidiary” means any Restricted Subsidiary of the Borrower other than a Material Subsidiary.

“Incremental Amendment” has the meaning specified in Section 2.16(e).

“Incremental Amount” has the meaning specified in Section 2.16(c).

“Incremental Equivalent Debt” means Pari Passu Lien Debt, Junior Lien Debt, Other Secured Debt or unsecured Indebtedness of the Borrower or any Restricted Subsidiary; provided that

(a) the aggregate principal amount of all Incremental Equivalent Debt on the date such Indebtedness is incurred or, at the option of the Borrower, regardless of whether incurred in connection with a Limited Condition Transaction, on the date such commitments with respect thereto are first received and, in the case of a revolving or delayed draw facility, giving effect to the last sentence of Section 1.08(e), together with the aggregate principal amount of any Incremental Facilities and Indebtedness incurred concurrently therewith pursuant to Section 7.03(g), shall not exceed the then-available Incremental Amount;

(b) (i) Incremental Equivalent Debt (other than revolving facilities and customary bridge facilities that will automatically convert into Indebtedness that would satisfy such requirements) shall not mature prior to the Latest Maturity Date of, and shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of, the Initial Term Loan as of the date of the incurrence thereof and (ii) Incremental Equivalent Debt in the form of revolving facilities shall not mature prior to the Latest Maturity Date of the Revolving Commitments;

(c) Incremental Equivalent Debt may be incurred or Guaranteed by any Restricted Subsidiary of the Borrower that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor within 90 days after such event (or such longer period as the Administrative Agent may agree in its reasonable discretion); provided that the aggregate principal amount of Incremental Equivalent Debt incurred or Guaranteed by a Non-Loan Party, together with (x) the aggregate principal amount of any Incremental Term Facilities and Incremental Revolving Facilities that are Other Secured Debt and (y) the aggregate principal amount of any Permitted Ratio Debt, Incurred Acquisition Debt and any other Indebtedness under Section 7.03(j), in the case of this subclause (y), incurred or Guaranteed by a Non-Loan Party, shall not exceed the Non-Loan Party Debt Cap;

(d) mandatory prepayments of any Incremental Equivalent Debt that is Pari Passu Lien Debt may share on a pro rata basis or less than pro rata basis with any corresponding mandatory prepayment set forth in Section 2.07(b) (but not on a greater than pro rata basis);

(e) if such Incremental Equivalent Debt is Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Incremental Equivalent Debt may (and has) become party to, or is otherwise subject to the provisions of (i) an Equal Priority Intercreditor Agreement as an “Additional First Lien Representative” (or similar designation) and any Junior Lien Intercreditor Agreement then in existence as a “Senior Priority Representative” (or similar designation) or (ii) if such Incremental Equivalent Debt is Junior Lien Debt, a Junior Lien Intercreditor Agreement as a “Second Priority Representative” (or similar designation); and

(f) if such Incremental Equivalent Debt is in the form of term loans, then the provisions of Section 2.16(h) (including all conditions and exclusions set forth therein) shall apply as if such Incremental Equivalent Debt were Incremental Term Loans.

“Incremental Facilities” has the meaning specified in Section 2.16(a).

“Incremental Loans” has the meaning specified in Section 2.16(a).

“Incremental Revolving Facilities” has the meaning specified in Section 2.16(a).

“Incremental Revolving Facility Lender” has the meaning specified in Section 2.16(i).

“Incremental Revolving Loans” has the meaning specified in Section 2.16(a).

“Incremental Term Facilities” has the meaning specified in Section 2.16(a).

“Incremental Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Incremental Term Loan and “Incremental Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Incremental Term Loans” has the meaning specified in Section 2.16(a).

“Incurred Acquisition Debt” means Indebtedness incurred pursuant to Section 7.03(l)(iv).

“Indebtedness” means, with respect to any Person, without duplication, (a) any indebtedness (including principal or premium) of such Person in respect of borrowed money, obligations evidenced by bonds, notes, debentures or similar instruments, letters of credit or banker’s acceptances (or, without double counting, reimbursement agreements in respect thereof), Capitalized Lease Obligations or deferred purchase price of any property (other than (i) any trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or representing any Hedge Agreement, (ii) any earn-out obligations, except to the extent remaining unpaid 60 days after becoming due and payable, (iii) any purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iv) accruals for payroll, retirement obligations, workers compensation and other obligations accrued in the ordinary course and (v) obligation to return unearned amounts upon early termination of contracts with respect to deposits or prepayments for goods to be delivered, services to be performed or other contractual obligations to be performed by such Person after receipt of such deposits or prepayments), in each case, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedge Agreement) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any guarantee obligation by such Person of the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and (c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any property owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness for purposes of this clause (c) will be the lesser of the fair market value of such property at such date of determination and the amount of Indebtedness so secured. Notwithstanding the foregoing, Indebtedness will be deemed not to include (A) contingent obligations incurred in the ordinary course of business, (B) indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment in an Unrestricted Subsidiary or (C) obligations incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent that the proceeds thereof are and continue to be held in an escrow, trust, collateral or similar account or arrangement (collectively, an “Escrow”), are not otherwise made available for any other purpose (and, if such transaction is not consummated by the date by which it is required to be consummated pursuant to the definitive documentation relating to such indebtedness, the proceeds of such indebtedness shall be promptly applied to satisfy and discharge all obligations of the Borrower and/or its Subsidiaries in respect of such indebtedness), are not secured by any of the Collateral other than by Liens permitted by Section 7.01(aa) and such proceeds held in such Escrow shall be deemed to be “Restricted”. Indebtedness of the Borrower and its Restricted Subsidiaries shall exclude intercompany indebtedness incurred in the ordinary course of business so long as such intercompany

Indebtedness (A) has a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and (B) of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party, is subject to the Intercompany Subordination Agreement (but only to the extent such Intercompany Subordination Agreement is permitted by applicable Law and does not give rise to material adverse tax consequences to Holdings (or any parent of Holdings to the extent such material adverse tax consequence is related to its ownership of the equity interests in Holdings or the Borrower and its Restricted Subsidiaries), the Borrower or any of the Restricted Subsidiaries as determined by the Borrower in good faith). The amount of any Indebtedness in respect of any Hedge Agreement shall be deemed to be the Swap Termination Value thereof as of such date. Indebtedness shall not include Indebtedness of any direct or indirect parent company appearing on the balance sheet of such Person solely by reason of push down accounting under GAAP.

“Indemnified Liabilities” has the meaning specified in Section 11.05(e).

“Indemnitees” has the meaning specified in Section 11.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning specified in Section 11.08.

“Initial Default” has the meaning specified in Section 1.02(e).

“Initial Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Initial Issuing Banks” means each Revolving Lender as of the Closing Date, in its capacity as an Initial Issuing Bank hereunder, together with its permitted successors and assigns in such capacity. The amount of each Initial Issuing Bank’s Letter of Credit Percentage is set forth on Schedule 2.01 under the caption “Letter of Credit Percentage”. Jefferies Finance LLC will cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by Jefferies Finance LLC for all purposes under the Loan Documents.

“Initial Term Loan” means (a) prior to the Amendment No. 1 Effective Date, any Term Loan made to the Borrower pursuant to Section 2.01(a)(i), and (b) on or after the Amendment No. 1 Effective Date, any Term Loan made to the Borrower pursuant to Section 2.01(a)(i) and 2.01(a)(ii).

“Initial Term Loan Commitment” means, as to each Lender, (I) prior to the Amendment No. 1 Effective Date, its obligation to make an Initial Term Loan to the Borrower hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Initial Term Loan to be made by such Lender under this Agreement, ~~as~~and (II) on or after the Amendment No. 1 Effective Date, its obligation to make an Amendment No. 1 Term Loan to the Borrower pursuant to Amendment No. 1 on the Amendment No. 1 Effective Date, expressed as an amount representing the maximum principal amount of the Amendment No. 1 Term Loan to be made by such Lender under Amendment No. 1, as each such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to one or more Assignment and Assumptions. The ~~initial~~ amount of each Lender’s Initial Term Loan Commitment is (x) set forth on Schedule 2.01 under the caption “Initial Term Loan Commitment” ~~or,~~, (y) set forth on Schedule 1 to Amendment No. 1 under the caption “Amendment No. 1 Term Loan Commitments” or, (z) otherwise, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Initial Term Loan Commitment, as the case may be. ~~The aggregate amount of the Initial Term Loan Commitments is $1,325,000,000.00.~~

“Intellectual Property” has the meaning specified in the Security Agreement.

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercompany Subordination Agreement” means an agreement executed by the Borrower and each Restricted Subsidiary of the Borrower, in substantially the form of Exhibit H.

“Intercreditor Agreements” means any Junior Lien Intercreditor Agreement or Equal Priority Intercreditor Agreement that may be executed from time to time.

“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Adjusted EBITDA of the Borrower for such Test Period to (b) Consolidated Interest Expense of the Borrower for such Test Period.

“Interest Payment Date” means (a) as to any Term Benchmark Loan, the last day of each Interest Period applicable to such Term Benchmark Loan and the applicable Maturity Date; provided that if any Interest Period for a Term Benchmark Loan exceeds 3 months, the respective dates that fall every 3 months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each fiscal quarter and the applicable Maturity Date, (c) as to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month or three months after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); provided that, as to any such RFR Loan if any such date would be a day that is not a Business Day, such date shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such date shall be the next preceding Business Day, and (d) to the extent necessary to create a fungible tranche of Term Loans, the date of the incurrence of any Incremental Term Loans.

“Interest Period” means, as to each Term Benchmark Loan or Term Benchmark Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is 1, 3 or 6 months thereafter, as selected by the Borrower in the relevant Committed Loan Notice or Conversion/Continuation Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period (other than an Interest Period having a duration of less than 1 month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the applicable Maturity Date.

For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

With respect to Term Loans, the Administrative Agent and the Borrower may, from time to time, if such Term Loans are newly incurred, designate an Interest Period that is less than a full 1 or 3 month period or an Interest Period with additional days to cause such Term Loans to have the Interest Periods that align with any other Term Loans then outstanding.

“Intermediate Holdings” has the meaning specified in the introductory paragraph.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person by means of (a) the purchase or other acquisition (including by merger or otherwise) of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Restricted Subsidiaries, (i) intercompany advances arising from their cash management, tax and accounting operations and (ii) ordinary course intercompany loans, advances or indebtedness so long as (x) such loans, advances or indebtedness has a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and (y) any loans, advances or indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party is subordinated to the Obligations in right of payment and otherwise subject to the Intercompany Subordination Agreement (but only to the extent such Intercompany Subordination Agreement is permitted by applicable Law and not giving rise to material adverse tax consequences to Holdings (or any parent of Holdings to the extent such material adverse tax consequence is related to its ownership of the equity interests in Holdings or the Borrower and its Restricted Subsidiaries), the Borrower or any of the Restricted Subsidiaries as determined by the Borrower in good faith)) or (c) the purchase or other acquisition (in one transaction or a series of transactions, including by merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of another Person. The amount of any Investment at any time outstanding shall be the amount of cash and the fair market value of other property actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any return, whether a return of capital, interest, dividend or otherwise, with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“IRS” means Internal Revenue Service of the United States.

“Issuance Notice ” means an Issuance Notice in respect of letters of credit substantially in the form of Exhibit A- 2.

“Issuing Bank ” means each of the Initial Issuing Banks and any other Revolving Lender that becomes an Issuing Bank in accordance with Section 2.04(k) or (m). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any domestic or foreign branch, Affiliate of such Issuing Bank, or other financial institution, in which case the term “Issuing Bank” shall include any such branch, Affiliate or other financial institution with respect to Letters of Credit issued by such branch, Affiliate, or other financial institution, and any such Letters of Credit shall be treated as issued hereunder.

“Joint Bookrunners” means (a) with respect to the Initial Term Loans funded on the Closing Date, Barclays, Macquarie Capital (USA) Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc., UBS Securities LLC, BofA Securities, Inc., Jefferies Finance LLC, KKR Capital Markets LLC and Citizens Bank, N.A., collectively, as joint bookrunners, and (b) with respect to the Initial Term Loans funded on the Amendment No. 1 Effective Date, the Amendment No. 1 Joint Lead Arrangers and Bookrunners.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of the Restricted Subsidiaries and (b) any Person in whom the Borrower or any of the Restricted Subsidiaries beneficially owns any Equity Interest that is not a Restricted Subsidiary (other than an Unrestricted Subsidiary).

“Joint Venture Investments” means Investments in Joint Ventures in an aggregate amount at any time outstanding not to exceed 50% of the greater of (a) Closing Date EBITDA and (b) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination.

“Judgment Currency” has the meaning specified in Section 2.22(b).

“Junior Financing” means any Indebtedness included in the Consolidated Total Debt that is contractually subordinated in right of payment to the Obligations expressly by its terms (other than Indebtedness between or among the Borrower and its Restricted Subsidiaries), has an aggregate outstanding principal amount equal to or greater than the Threshold Amount and has a remaining maturity that is greater than one year.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Debt” means any Indebtedness included in Consolidated Total Debt that is secured by Liens on assets including all or part of the Collateral that have a priority junior to the Liens on Collateral securing the Obligations constituting Pari Passu Lien Debt or any other Pari Passu Lien Debt.

“Junior Lien Intercreditor Agreement” means a junior lien intercreditor agreement substantially in the form attached hereto as Exhibit K (as the same may be modified in a manner reasonably satisfactory to the Administrative Agent and the Borrower) or, if requested by the providers of Indebtedness expressly permitted hereunder to be Junior Lien Debt, another lien subordination arrangement reasonably satisfactory to the Administrative Agent and the Borrower.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Refinancing Term Loan, any Refinancing Revolving Loan, any Extended Term Loan or any Extended Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCT Election” has the meaning specified in Section 1.08(f).

“LCT Test Date” has the meaning specified in Section 1.08(f).

“Lead Arrangers” means (a) with respect to the Initial Term Loans funded on the Closing Date, Barclays Bank PLC, Macquarie Capital (USA) Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc., UBS Securities LLC, BofA Securities, Inc., Jefferies Finance LLC, KKR Capital Markets LLC and Citizens Bank, N.A., collectively as joint lead arrangers, and (b) with respect to the Initial Term Loans funded on the Amendment No. 1 Effective Date, the Amendment No. 1 Joint Lead Arrangers and Bookrunners.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and also means the Amendment No. 1 Lender (and, for the avoidance of doubt, includes each Revolving Lender and each Term Lender), and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks and the Swing Line Lender. Notwithstanding the foregoing, no Disqualified Lender shall be entitled to any of the rights or privileges enjoyed by the Lenders (including with respect to guarantee and security, indemnity, limitations on liability, voting, access to information and lender meetings).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means a letter of credit issued or to be issued by any Issuing Bank pursuant to this Agreement, which letter of credit shall be (a) a standby letter of credit or (b) solely to the extent agreed by the applicable Issuing Bank in its sole and absolute discretion, a commercial or “trade” letter of credit.

“Letter of Credit Advance” means, as to any Revolving Lender, such Lender’s funding of its participation in any Letter of Credit Borrowing in accordance with its Pro Rata Share.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank, together with an Issuance Notice.

“Letter of Credit Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed by the Borrower on the date when made or refinanced as a Revolving Loan Borrowing.

“Letter of Credit Documentation” means, as to any Letter of Credit, each Letter of Credit Application and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower or in favor of such Issuing Bank and relating to such Letter of Credit.

“Letter of Credit Facility Expiration Date” means the day that is 5 Business Days prior to the Revolving Commitment Maturity Date (or, if such day is not a Business Day, the immediately preceding Business Day).

“Letter of Credit Obligations” means, at any time, the aggregate amount of all liabilities at such time of any Loan Party to each Issuing Bank with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding.

“Letter of Credit Percentage” means, with respect to each Issuing Bank, the percentage set forth on Schedule 2.01 under the caption “Letter of Credit Percentage”, which may be updated from time to time with the consent of each affected Issuing Bank and the Borrower; provided that, the Borrower shall provide to the Administrative Agent prompt written notice of any such update.

“Letter of Credit Sublimit” means the greater of (a) $115,000,000 and (b) such higher amount as the Borrower and the Issuing Bank(s) may from time to time agree; provided that, the Borrower shall provide to the Administrative Agent prompt written notice of any such increase; provided further that, for the avoidance of doubt, subject to Section 2.08(b)(ii), the Letter of Credit Sublimit shall not exceed the aggregate amount of the Revolving Commitments at any time.

“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the maximum aggregate Dollar Amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and (b) the aggregate Dollar Amount of all Reimbursement Obligations outstanding at such time.

“Lien” means any mortgage, pledge, license, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease that would be classified as such under GAAP as in effect on December 31, 2015 in and of itself be deemed a Lien.

“Limited Condition Transaction” means (a) any Permitted Investment or other similar transaction permitted hereunder, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice (which may be conditional) in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment (c) any Restricted Payment requiring irrevocable notice in advance thereof and (d) any transactions and events related to the foregoing (including Permitted Investments, the incurrence or issuance of indebtedness and the use of proceeds thereof, the incurrence of Liens, redemptions, repurchases, defeasances, satisfactions and discharges or repayments of Indebtedness and Restricted Payments).

“Loan” means a Term Loan made to the Borrower, a Revolving Loan made by a Lender to the Borrower under Article II (including Section 2.16) and a Swing Line Loan made to the Borrower.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (d) the Guaranty, (e) the Collateral Documents, (f) the Intercompany Subordination Agreement, (g) the Agent Fee Letter ~~and~~, (h) Amendment No. 1, and (i) any other document executed in connection with or pursuant to any of the foregoing and jointly designated by the Borrower and the Administrative Agent as a “Loan Document”.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations by the holder of such Derivative Instrument generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations by the holder of such Derivative Instrument generally increase, with negative changes to the Performance References.

“Management Stockholders” means the members of management of Holdings or any of its Subsidiaries or any direct or indirect parent thereof who are investors in Holdings or any direct or indirect parent thereof, or together with the family members thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their respective heirs, executors, successors and legal representatives.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Market Capitalization” means an amount equal to (1) the total number of issued and outstanding shares of common Equity Interests of Holdings or its direct or indirect parent entity, as applicable, on the date of the declaration of a Restricted Payment multiplied by (2) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Master Agreement” has the meaning specified in the definition of “Hedge Agreement.”

“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under any Loan Document.

“Material Real Property” means any real property owned in fee by the Borrower or any other Loan Party and located in the United States with a fair market value in excess of $25,000,000 as determined at the time of acquisition thereof.

“Material Subsidiary” means, at any date of determination, each of the Borrower’s Restricted Subsidiaries (a) whose total assets at the last day of the applicable Test Period (when taken together with the total assets of the Restricted Subsidiaries of such Subsidiary at the last day of such Test Period) were equal to or greater than 7.5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries as of the last day of such Test Period, in each case determined in accordance with GAAP or (b) whose revenues for such Test Period (when taken together with the revenues of the Restricted Subsidiaries of such Subsidiary for such Test Period) were equal to or greater than 7.5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the date which is 90 days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clause (a) or (b) comprise in the aggregate more than (when taken together with the total assets of the Restricted Subsidiaries of such Subsidiaries at the last day of the applicable Test Period) 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries as of the end of the applicable Test Period or more than (when taken together with the revenues of the Restricted Subsidiaries of such Subsidiaries for such Test Period) 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such Test Period, then the Borrower shall, (i) not later than 90 days after the date by which financial statements for such Test Period are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), designate in writing to the Administrative Agent one or more of such Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 with respect to any such Subsidiaries within the applicable time periods set forth in such Section. It is agreed that any Securitization Subsidiary shall not be a Material Subsidiary and it shall be excluded from the calculation of the Consolidated Total Assets or total revenue of the Borrower and its Restricted Subsidiaries for the purpose of this definition.

“Maturity Date” means:

(a) with respect to the Initial Term Loans that have not been extended pursuant to Section 2.18, the date that is 7 years after the Closing Date,

(b) with respect to the Revolving Loans that have not been extended pursuant to Section 2.18, the date that is 5 years after the Closing Date (such date the “Original Revolving Maturity Date”), and

(c) with respect to any other Class of Loans, the date that is set forth in the applicable Incremental Amendment, Refinancing Amendment, Extension Amendment or other amendments to this Agreement;

provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 11.10.

“Maximum Tender Condition” has the meaning specified in Section 2.19(b).

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of Cash Equivalents, an amount equal to 101% of the Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Banks, in their sole discretion.

“Minimum Tender Condition” has the meaning specified in Section 2.19(b). “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policy” and/or “Mortgage Policies” means an American Land Title Association Lender’s Extended Coverage title insurance policy covering such interest in the Mortgaged Property in an amount at least equal to the fair market value of such Mortgaged Property (or such lesser amount as shall be agreed to by the Collateral Agent in its reasonable discretion) insuring the first priority Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request and in form and substance reasonably satisfactory to the Collateral Agent.

“Mortgaged Properties” means the property on which Mortgages are required pursuant to Section 6.11 or 6.16.

“Mortgages” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Collateral Agent, and any other mortgages executed and delivered pursuant to Sections 6.11 or 6.16.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions, to the extent any liability to a Loan Party remains.

“Net Cash Proceeds” means, with respect to:

(a) the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of:

(i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of the Restricted Subsidiaries), over

(ii) the sum of,

(A) the principal amount, premium or penalty, if any, interest, breakage costs and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness secured by a Lien that ranks pari passu with or subordinated to the Liens securing the Obligations constituting Pari Passu Lien Debt),

(B) the out-of-pocket fees and expenses (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and re-cording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event and restoration costs following a Casualty Event,

(C) (i) taxes and (ii) distributions made pursuant to Section 7.06(g)(i) or 7.06(g)(iii), in each case, paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds),

(D) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof,

(E) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E) and

(F) any costs associated with unwinding any related Hedge Agreements in connection with such transaction; and

(b) the sale, incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of:

(i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over

(ii) taxes paid or reasonably estimated to be payable as a result thereof, fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such sale, incurrence or issuance;

(c) the issuance of any Qualified Equity Interests by the Borrower, the amount of cash and Cash Equivalents from the issuance of such Qualified Equity Interests contributed to the capital of the Borrower.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP (determined, for the avoidance of doubt, on an unconsolidated basis) and before any reduction in respect of preferred stock dividends.

“Net Long Representation” has the meaning specified in Section 11.01(i)(i).

“Net Short” means, with respect to any Lender, as of the applicable date of determination, either (a) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Loans and other debt for borrowed money issued by or other contractual obligations of the Borrower, its direct or indirect parent entities and its Subsidiaries (with the value of the Loans and any other traded debt to be the trading price quoted by a reputable pricing source for the prior trading day and the value of any other debt for borrowed money not to exceed the trading price for any traded debt with comparable or shorter maturity and comparable or better credit support) (giving effect to any participation or other similar transfers of interest in such Loans or debt for borrowed money either held or sold by such Lender to the extent such participation or transfer does not otherwise constitute a Derivative Instrument) plus (y) the value of its Long Derivative Instruments as of such date of determination or (b) it is reasonably expected that such would have been the case were a “Failure to Pay” or “Bankruptcy Credit Event” (each as defined in the 2014 ISDA Credit Derivatives Definitions) or any similar or equivalent definition to have occurred with respect to the Borrower or any Guarantor immediately prior to such date of determination.

“Net Short Representation” has the meaning specified in Section 11.01(i)(i).

“New Holdings” has the meaning specified in the definition of “Holdings”.

“Non-Bank Certificate” has the meaning specified in Section 3.01(b).

“Non-Consenting Lender” has the meaning specified in the penultimate paragraph of Section 3.07.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not and is not required to be accounted for as a capital lease or finance lease on the balance sheet of that Person. For the avoidance of doubt, a straight-line or operating lease or lease in respect of real property shall be considered a Non-Finance Lease.

“Non-Loan Party” means any Restricted Subsidiary of the Borrower that is not a Loan Party.

“Non-Loan Party Debt Cap” means 50% of the greater of (I) Closing Date EBITDA and (II) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination.

“Nonextension Notice Date” has the meaning specified in Section 2.04(b)(iii).

“Not Otherwise Applied” means, with respect to any amount subject to such restriction, such amount was not previously (or concurrently with the intended usage) applied to increase the Available Amount, as a Specified Equity Contribution, to incur Contribution Indebtedness or pursuant to Section 7.02(q), 7.06(b)(ii), 7.06(f)(iii) or 7.11(a)(iv), where in each case such permissibility was (or may have been) contingent on the receipt or availability of such amount.

“Note” means each of the Term Loan Notes, the Revolving Loan Notes and the Swing Line Notes.

“Notice of Intent to Cure” has the meaning specified in Section 8.02.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, (b) obligations of any Loan Party arising under any Secured Hedge Agreement and (c) Cash Management Obligations; provided that Obligations shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party and to provide Cash Collateral under any Loan Document.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“OID” means original issue discount.

“Organization Documents” means,

(a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

(b) with respect to any limited liability company, the certificate or articles of formation, articles of association or organization and operating agreement; and

(c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Asset Sale Indebtedness” has the meaning specified in Section 2.07(b)(ii)(B).

“Other Applicable ECF Indebtedness” has the meaning specified in Section 2.07(b)(i).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Secured Debt” means any Indebtedness that is secured by Liens on assets that do not constitute Collateral.

“Other Taxes” has the meaning specified in Section 3.01(f).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in Alternative Currency, the rate of interest per annum reasonably determined by the Administrative Agent to be its cost of funding such amount.

“Pari Passu Lien Debt” means any Indebtedness included in Consolidated Total Debt that is secured by Liens on assets including all or part of the Collateral that are pari passu in priority with the Liens on the Collateral securing the Initial Term Loans and the Revolving Loans.

“Participant” has the meaning specified in Section 11.07(d).

“Participant Register” has the meaning specified in Section 11.07(e).

“Payment Notice” has the meaning specified in Section 10.18(b).

“Payment Recipient” has the meaning specified in Section 10.18(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made or has had an obligation to make contributions at any time in the preceding five plan years, to the extent any liability of any Loan Party remains.

“Perfection Certificate” means a certificate in the form of Exhibit II to the Security Agreement or any other form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Performance References” has the meaning specified in the definition of “Derivative Instrument”.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” has the meaning specified in Section 7.02(k).

“Permitted Debt Exchange” has the meaning specified in Section 2.19(a).

“Permitted Debt Exchange Offer” has the meaning specified in Section 2.19(a).

“Permitted Debt Exchange Securities” has the meaning specified in Section 2.19(a).

“Permitted Encumbrances” means each of the following Liens:

(a) Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(b) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(c) Liens that secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(d) Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(e) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Indebtedness) in favor of landlords, so long as, in each case, such Liens arise in the ordinary course of business that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (as determined by the Borrower in good faith);

(f) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Borrower or any of the Restricted Subsidiaries as lessee, sublessee, licensee or sublicensee in the ordinary course of business;

(g) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(h) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(i) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business of the Borrower and such Subsidiary to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(j) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate actions diligently conducted and for which appropriate reserves have been established in accordance with GAAP (as determined by the Borrower in good faith) or for property taxes on property the Borrower or its Subsidiaries has decided to abandon if the sole recourse for such tax, assessment or charge is to such property;

(k) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions, licenses, reservations and other similar encumbrances and title defects affecting real property that (i) are matters of record, or (ii), in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or the use of the property for its intended purpose, and any other exceptions to title on the Mortgage Policies provided in accordance with this Agreement;

(l) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 9.01(g);

(m) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business (or other agreement under which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s products, technologies, facilities or services) which do not materially interfere with the ordinary course of business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(n) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or commercial letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(p) Liens that are contractual rights of set-off under agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(q) Liens imposed by law or incurred pursuant to customary reservations or retentions of title (including contractual Liens in favor of sellers and suppliers of goods) incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriated proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(r) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits;

(t) Liens consisting of contractual restrictions permitted under Section 7.09 (other than Section 7.09(b)(iv)(A) and 7.09(b)(xiii));

(u) Liens on cash and Cash Equivalents earmarked to be used to satisfy or discharge Indebtedness where such satisfaction or discharge of such Indebtedness is not otherwise prohibited;

(v) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar filings; and

(w) Liens and privileges mandatorily imposed or required to be granted under non-U.S. Law with respect to Foreign Subsidiaries.

“Permitted Holders” means any of (a) the Sponsor, (b) the Co-Investors, (c) the Management Stockholders and (d) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clauses (a), (b) or (c) above are members; provided that in the case of this clause (d), the Persons described in clauses (a), (b) or (c) above collectively own more than 50% of all voting Equity Interests of Holdings beneficially owned by such “group”.

“Permitted Investment” means (a) any Permitted Acquisition and/or (b) any other Investment or acquisition permitted hereunder.

“Permitted Investors” means (a) the Sponsor, (b) each of the Affiliates and investment managers of the Sponsor, (c) any fund or account managed by any of the persons described in clause (a) or (b) of this definition, (d) any employee benefit plan of Holdings or any of its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (e) investment vehicles of members of management of Holdings or the Borrower but excluding natural persons, Holdings, the Borrower and its Subsidiaries.

“Permitted IPO/Tax Reorganization” means any transaction or action taken in connection with and reasonably related to a Qualifying IPO or tax planning and tax reorganization, so long as, after giving effect thereto, neither the value of the Guaranty nor the security interest of the Collateral Agent in the Collateral, taken as a whole, is materially impaired (as determined by the Borrower in good faith).

“Permitted Ratio Debt” means Pari Passu Lien Debt, Junior Lien Debt, Other Secured Debt or unsecured Indebtedness of the Borrower or any Restricted Subsidiary; provided that

(a) immediately after giving effect to the issuance, incurrence, or assumption of such Indebtedness:

(i) in the case of any Pari Passu Lien Debt, the First Lien Net Leverage Ratio of the Borrower is equal to or less than 4.00 to 1.00;

(ii) in the case of any Junior Lien Debt, the Secured Net Leverage Ratio of the Borrower is equal to or less than 5.25 to 1.00; and

(iii) in the case of any unsecured Indebtedness or Other Secured Debt, either:

(A) the Total Net Leverage Ratio of the Borrower is equal to or less than 5.25 to 1.00; or

(B) the Interest Coverage Ratio of the Borrower is equal to or greater than 2.00 to 1.00;

in each case, after giving Pro Forma Effect to the incurrence of such Indebtedness and the use of proceeds thereof and measured as of and for the applicable Test Period immediately preceding the issuance, incurrence or assumption of such Indebtedness;

(b) if any Permitted Ratio Debt constitutes Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Permitted Ratio Debt may (and has) become party to, or is otherwise subject to the provisions of (A) if such Permitted Ratio Debt is Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement as an “Additional First Lien Representative” (or similar designation) and any Junior Lien Intercreditor Agreement then in existence as a “Senior Priority Representative” (or similar designation) or (B) if such Permitted Ratio Debt is Junior Lien Debt, a Junior Lien Intercreditor Agreement as a “Second Priority Representative” (or similar designation); and

(c) the interest rate, fees, original issue discount, prepayment premium commitment fees and funding fees for any Permitted Ratio Debt will be as determined by the Borrower and the Persons providing such Permitted Ratio Debt; provided that in the event that the interest rate margin applicable to any Permitted Ratio Debt that is incurred during the first twelve (12) months following the Closing Date and is Pari Passu Lien Debt exceeds the Applicable Rate for the Initial Term Loans (at the then-effective pricing level) by more than 50 basis points, then the Applicable Rate for the Initial Term Loans shall be increased to the extent necessary so that the Applicable Rate for such Initial Term Loans is equal to the interest rate margin for such Permitted Ratio Debt minus 50 basis points; provided that, any Permitted Ratio Debt (other than revolving facilities and customary bridge facilities that will automatically convert into Indebtedness that would satisfy such requirements) shall not mature prior to the Latest Maturity Date of, and shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of, the Initial Term Loan as of the date of the incurrence thereof; provided further that the aggregate principal amount of Permitted Ratio Debt incurred or Guaranteed by a Non-Loan Party, together with (x) the aggregate principal amount of any Incremental Term Facilities and Incremental Revolving Facilities that are Other Secured Debt and (y) the aggregate principal amount of any Incremental Equivalent Debt, Incurred Acquisition Debt and any other Indebtedness under Section 7.03(j), in the case of this subclause (y), incurred or Guaranteed by a Non-Loan Party, shall not exceed the Non-Loan Party Debt Cap;

“Permitted Refinancing” means with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness incurred under Section 7.03(e) and, such modification, refinancing, refunding, renewal, replacement or extension has a Weighted Average Life to Maturity equal to or longer than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (y) the remaining Weighted Average Life to Maturity of the Initial Term Loan and a final maturity date equal to or later than the earlier of (1) the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (2) the Latest Maturity Date of the Initial Term Loan, (c) [reserved], (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended constitutes Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (as determined by the Borrower in good faith) and (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred and guaranteed by the Person who is the obligor or guarantor, as applicable, of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (e) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to an Intercreditor Agreement, the Debt Representative of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) shall become party to the appropriate Intercreditor Agreement(s).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Planned Expenditures” has the meaning specified in Section 2.07(b)(i)(B)(9).

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Position Representation” has the meaning specified in Section 11.01(i)(i).

“Prepayment Date” has the meaning specified in Section 2.07(b)(viii).

“Prepayment Notice” means a written notice made pursuant to Section 2.07(a)(i) substantially in the form of Exhibit J.

“Previous Holdings” has the meaning specified in the definition of “Holdings”.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Private-Side Information” means any information with respect to Holdings and its Subsidiaries that is not Public-Side Information.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.

“Pro Rata Share” means (a) with respect to all payments, computations and other matters relating to the Term Loan of a given Class of any Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Term Loans of such Class of such Lender at such time and the denominator of which is the aggregate principal amount of Term Loans of such Class of all Lenders at such time; (b) with respect to all payments, computations and other matters relating to unfunded Term Loan Commitments of a given Class of any Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the unfunded Term Loan Commitments of such Class of such Lender at such time and the denominator of which is the aggregate principal amount of unfunded Term Loan Commitments of such Class of all Lenders at such time and (c)(i) with respect to all payments, computations and other matters relating to the Revolving Commitment of a given Class of any Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the unused Revolving Commitment of such Class of that Lender and the denominator of which is the aggregate unused Revolving Commitments of such Class of all Lenders at such time and (ii) with respect to all payments, computations and other matters relating to the Revolving Loans of a given Class of any Lender and any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Exposure of such Class of that Lender and the denominator of which is the aggregate Revolving Exposure of such Class of all Lenders at such time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to Holdings’ (or any direct or indirect parent thereof which do not own other Subsidiaries besides Holdings, its Subsidiaries and any other direct or indirect parents of Holdings) status as a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, the rules of securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“Public Lenders” means Lenders that do not wish to receive Private-Side Information.

“Public-Side Information” means (a) at any time prior to Holdings or any of its Subsidiaries or direct or indirect parent becoming the issuer of any Traded Securities, information that is (i) of a type that would be required by applicable Law to be publicly disclosed in connection with an issuance by Holdings or any of its Subsidiaries of its debt or equity securities pursuant to a registered public offering made at such time or (ii) not material to make an investment decision with respect to securities of Holdings or any of its Subsidiaries (for purposes of United States federal, state or other applicable securities laws), and (b) at any time on or after Holdings or any of its Subsidiaries or direct or indirect parent becoming the issuer of any Traded Securities, information that does not constitute material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Holdings or any of its Subsidiaries or any of their respective securities.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.26.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings or Intermediate Holdings:

(a) that is not subject to any Guarantee by any Subsidiary of Holdings other than Intermediate Holdings (including the Borrower),

(b) that will not mature prior to the date that is 180 days after the Latest Maturity Date in effect on the date of issuance or incurrence thereof,

(c) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation, in each case, prior to the date that is 180 days after the Latest Maturity Date in effect on the date of issuance or incurrence thereof (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (e) below),

(d) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the date that is 180 days after the Latest Maturity Date in effect on the date of such issuance or incurrence, unless (x) such payments are funded with equity contributions in respect of Qualified Equity Interests to Holdings, (y) cash proceeds from the issuance of such Indebtedness previously reserved for such purposes or (z) such Indebtedness permits Holdings or Intermediate Holdings, as applicable, to defer such payments to the extent no Restricted Payment could be made to fund such payments or elect to make such payment in kind, and

(e) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior discount notes of a holding company).

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower, its Subsidiaries and the Securitization Subsidiary, (ii) all sales, transfers and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value, and (iii) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms; in each case of clauses (i) – (iii), as determined by the Board of Directors of the Borrower in good faith. The grant of a security interest in any Securitization Assets of the Borrower or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying IPO” means (a) the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) or pursuant to analogous Laws in Canada, the United Kingdom or any member of the European Union or (b) any transaction or series of related transactions following consummation of which Holdings or any direct or indirect parent of Holdings is either subject to the periodic reporting obligations of the Exchange Act or analogous Laws in Canada, the United Kingdom or any member of the European Union or has a class or series of Equity Interests that are Traded Securities, in each case, if following such transaction or series of transactions the capital stock of such person is listed on a national securities exchange in the United States, Canada, the United Kingdom or any member of the European Union.

“Ratio Incremental Amount” means an unlimited amount of Pari Passu Lien Debt, Junior Lien Debt, or Other Secured Debt or unsecured Indebtedness; provided that, after giving Pro Forma Effect to the incurrence thereof:

(a) with respect to an Incremental Facility or Incremental Equivalent Debt to be incurred as Pari Passu Lien Debt, the First Lien Net Leverage Ratio of the Borrower is equal to or less than 4.00 to 1.00;

(b) with respect to any Incremental Facility or Incremental Equivalent Debt to be incurred as Junior Lien Debt, the Secured Net Leverage Ratio of the Borrower is equal to or less than 5.25 to 1.00; and

(c) with respect to any Incremental Facility or Incremental Equivalent Debt to be incurred as unsecured Indebtedness or Other Secured Debt, either:

(i) the Total Net Leverage Ratio of the Borrower is equal to or less than 5.25 to 1.00; or

(ii) the Interest Coverage Ratio for the applicable Test Period is equal to or greater than 2.00 to 1.00.

“Receivables Financing Transaction” means any transaction or series of transactions entered into by Holdings, Intermediate Holdings, the Borrower or any Restricted Subsidiary pursuant to which such party consummates a “true sale” of its receivables to a non-related third party on market terms as determined in good faith by the Borrower; provided that such Receivables Financing Transaction is (i) non-recourse to (and is not assumed by any of) the Borrower, Holdings, Intermediate Holdings or any other Restricted Subsidiary (other than any Restricted Subsidiary formed for the purpose of effecting any Receivables Financing Transaction, if applicable) and (ii) consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” of receivables on market terms for similar transactions.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Date” has the meaning specified in the definition of “Available Amount.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the

Borrower and (b) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.17.

“Refinancing Commitments” means any Refinancing Term Commitments or Refinancing Revolving Commitments.

“Refinancing Loans” means any Refinancing Term Loans or Refinancing Revolving Loans.

“Refinancing Revolving Commitments” means one or more Classes of Revolving Loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.

“Refinancing Term Commitments” means one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Refunded Swing Line Loans” has the meaning specified in Section 2.03(c)(i).

“Register” has the meaning specified in Section 11.07(c).

“Reimbursement Obligations” has the meaning specified in Section 2.04(c)(i).

“Related Indemnified Person” of an Indemnitee means (a) any controlling person or controlled affiliate of such Indemnitee, (b) the respective directors, officers, or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (c) the respective agents of such Indemnitee or any of its controlling persons or controlled affiliates; provided that each reference to a controlled affiliate or controlling person in this definition shall pertain to a controlled affiliate or controlling person involved in the negotiation or syndication of the Facility.

“Relevant Governmental Body” means (a) with respect to the Term Benchmark (x) for Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York or, in each case, any successor thereto and (y) for Loans denominated in Euros, the European Money Markets Institute or any successor thereto and (b) with respect to Daily Simple RFR, the SONIA Administrator or any successor thereto.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty day notice period has been waived by regulation as in effect on the Closing Date.

“Reporting Entity” means KinderCare Learning Companies, Inc., a Delaware corporation.

“Repricing Event” means:

(a) the incurrence by the Borrower or any other Loan Party of any broadly syndicated “term loan B” facility denominated in Dollars and constituting Pari Passu Lien Debt (including any new or additional Term Loans constituting Pari Passu Lien Debt under this Agreement, whether incurred directly or by way of the conversion of the Initial Term Loan into another Class of Refinancing Term Loans under this Agreement) (i) having an interest rate margin that is less than the Applicable Rate for the Initial Term Loans (based on the then-effective pricing level) and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the Initial Term Loan, or

(b) any reduction in the Applicable Rate of the Initial Term Loan by way of an amendment to this Agreement;

provided that a Repricing Event shall not include any event described in clause (a) or (b) above that is not consummated for the primary purpose of lowering the Applicable Rate applicable to the Initial Term Loan (as determined in good faith by the Borrower), including, for the avoidance of doubt, any Repricing Event consummated in connection with or as a result of a Transformative Transaction.

“Required Asset Sale Prepayment Amount” has the meaning specified in Section 2.07(b)(ii).

“Required ECF Prepayment Amount” has the meaning specified in Section 2.07(b)(i).

“Required Facility Lenders” means, (i) with respect to any Revolving Commitments of any Class, Lenders having or holding more than 50% of the aggregate Revolving Exposure of such Class of all Lenders, subject to adjustments set forth in Section 11.01, or (ii) with respect to Term Loans of any Class, Lenders having or holding more than 50% of the aggregate principal Dollar Amount of outstanding Term Loans of such Class, in each case, subject to adjustments set forth in Section 11.01.

“Required Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the sum of (a) the aggregate Term Loans and unused Term Loan Commitments of all Lenders and (b) the aggregate Revolving Exposure of all Lenders, subject to adjustments set forth in Section 11.01.

“Required Revolving Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the aggregate Revolving Exposure of all Lenders, subject to adjustments set forth in Section 11.01.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, senior vice president, senior vice president (finance), vice president, chief financial officer, treasurer, manager of treasury activities or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of the Restricted Subsidiaries, that a Lien (other than bank Liens and other customary Liens incurred in the ordinary course of business) senior to the Lien (if any) securing the Obligations constituting Pari Passu Lien Debt is granted for the benefit of other Indebtedness or obligations.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of the Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Excess Cash Flow Amount” means an amount equal to the sum of an amount equal to (a) Excess Cash Flow minus (b) the Required ECF Prepayment Amount, in each case, in respect of each fiscal year ending after the Closing Date, commencing with the fiscal year ending December 31, 2024.

“Revaluation Date” means (a) with respect to any Revolving Loan denominated in an Alternative Currency, each of the following: (i) each date of a Borrowing of such Loan, (ii) each date of a continuation of such Loan pursuant to the terms of this Agreement, (iii) the last day of each fiscal quarter of the Borrower and (iv) the date of any voluntary reduction of a Revolving Commitment in respect thereof; (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of any amendment of such Letter of Credit that would have the effect of increasing the Stated Amount thereof and (iii) the last day of each fiscal quarter; and (c) such additional dates as the Required Revolving Lenders shall require, at any time when (i) an Event of Default has occurred and is continuing or (ii) to the extent that, and for so long as, the aggregate Revolving Exposure of all Revolving Lenders (for such purpose, using the Dollar Amount in effect for the most recent Revaluation Date) exceeds 90% of the aggregate principal amount of the Revolving Commitments.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 2.01 under the caption “Revolving Commitment” or in the applicable Assignment and Assumption, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof, including Section 2.16. The aggregate amount of the Revolving Commitments as of the Closing Date is $160,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earlier to occur of (a) the fifth anniversary of the Closing Date and (b) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.08.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (b) after the termination of the Revolving Commitments, the sum of (i) the aggregate outstanding principal Dollar Amount of the Revolving Loans of that Lender, (ii) in the case of each Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (iii) the aggregate Dollar Amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (iv) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders) and (v) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Revolving Facility” means the Facility comprised of the Revolving Commitments and Revolving Loans, Swing Line Loans and Letters of Credit thereunder.

“Revolving Lender” means a Lender having a Revolving Commitment or other Revolving Exposure.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Revolving Loans” has the meaning specified in Section 2.02(a).

“RFR” means SONIA.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.

“S&P” means Standard & Poor’s, a division of S&P Global Inc., and any successor thereto.

“Sale Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Borrower or any of its Restricted Subsidiaries (a) sells, transfers or otherwise Disposes of any property, real or personal, whether now owned or hereafter acquired and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or Disposed, excluding transactions among the Borrower and its Restricted Subsidiaries.

“Same Day Funds” means disbursements and payments in immediately available funds.

. “Sanctioned Countries” has the meaning specified in Section 5.17(c).

“Sanctions” has the meaning specified in Section 5.17(c).

“Screened Affiliates” means any Affiliate of a Lender (which, solely for the purpose of this definition, shall include any “trading desk” or similar group within any such Lender) (i) that makes investment decisions independently from such Lender and any other Affiliate of such Lender that is acting in concert with such Lender in connection with its investment in the Loans, (ii) that has in place customary information screens between it and such Lender and any other Affiliate of such Lender that is acting in concert with such Lender in connection with its investment in the Loans and (iii) whose investment policies are not directed by such Lender or any other Affiliate of such Lender that is acting in concert with such Lender in connection with its investment in the Loans.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Hedge Agreement that is entered into by and between any Loan Party and any Hedge Bank and designated in writing by the Borrower to the Administrative Agent as a “Secured Hedge Agreement” (it being understood that one notice with respect to a specified Master Agreement may designate all transactions thereunder as being “Secured Hedge Agreements”, without the need for separate notices for each individual transaction thereunder).

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Net Debt outstanding as of such date to (b) Consolidated Adjusted EBITDA of the Borrower for the applicable Test Period.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Issuing Bank, each Hedge Bank, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.01(b).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment (including with respect to rights of payment pursuant to the terms of Joint Ventures) and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller or transferor of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Borrower or such other Person (as provided below) as a Securitization Subsidiary, and

(a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b) with which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower believes in good faith to be no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and

(c) to which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit F, together with each Security Agreement Supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations by the holder of such Derivative Instrument generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations by the holder of such Derivative Instrument generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X of the SEC, as such regulation is in effect on the Closing Date.

“Similar Business” means (i) any business, the majority of whose revenues are derived from business or activities conducted by the Borrower and its Restricted Subsidiaries on the Closing Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing, (iii) any business that in the Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Borrower and its Restricted Subsidiaries and (iv) a Person conducting any business described in clauses (i) – (iii) and/or any Subsidiary thereof. For the avoidance of doubt, any Person that owns at least a majority of the Equity Interests of another Person that is engaged in a Similar Business shall be deemed to be engaged in a Similar Business.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate day).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person, on a consolidated basis with its Subsidiaries, exceeds its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (b) the present fair saleable value of the property of such Person, on a consolidated basis with its Subsidiaries, is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured, (c) such Person, on a consolidated basis with its Subsidiaries, is able to pay its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured and (d) such Person, on a consolidated basis with its Subsidiaries, is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. For the purposes of this definition, it is assumed the Indebtedness and other Obligations incurred under and in connection with this Agreement will come due at their respective maturities. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SPC” has the meaning specified in Section 11.07(g).

“Specified Equity Contribution” has the meaning specified in Section 8.02.

“Specified Event of Default” means an Event of Default pursuant to Section 9.01(a) or an Event of Default pursuant to Section 9.01(f) with respect to the Borrower.

“Specified Transaction” means any Investment or contribution to the Borrower that results in a Person becoming a Restricted Subsidiary or constituting an acquisition of assets constituting a business unit, line of business or division of another Person or in a joint venture or a facility, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, or any Disposition that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Borrower, the Disposition of a business unit, line of business or division or a facility of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, any incurrence or repayment of Indebtedness (including the incurrence of any Incremental Facilities hereunder but other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), any Restricted Payment that by the terms of this Agreement requires any financial ratio or test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” and any implementation of any initiative not in the ordinary course of business.

“Specified Transaction Adjustments” has the meaning specified in Section 1.08(c).

“Sponsor” means any funds, limited partnerships or co-investment vehicles managed or advised by Partners Group (USA) Inc., any of its Affiliates or direct or indirect Subsidiaries (or jointly managed by any such Person or over which any such Person exercises governance rights).

“Sponsor Management Agreement” means the Services Agreement, dated as of August 13, 2015, by and among the Sponsor or certain of the management companies associated with them or their advisors and KinderCare Education LLC, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with its terms, so long as any such amendment is not materially disadvantageous in the good faith judgment of the Borrower to the Lenders when taken as a whole, as compared to the Sponsor Management Agreement as in effect immediately prior to such amendment.

“Sponsor Model” means the most recent model delivered by or on behalf of the Sponsor to the Lead Arrangers on or prior to the Closing Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower that are customary in a Securitization Financing as determined by the Borrower in good faith, including any guarantees of performance and Securitization Repurchase Obligations.

“Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which a majority of the Equity Interests having ordinary voting power for the election of the Board of Directors of such Person (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or any partnership, joint venture, limited liability company or similar entity of which such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise indicated, a Subsidiary shall be a reference to a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Guarantor other than Holdings and Intermediate Holdings.

“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 10.13(a).

“Supported QFC” has the meaning specified in Section 11.26.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means Barclays, in its capacity as the Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means the swing line loan made by the Swing Line Lender to Borrower pursuant to Section 2.03.

“Swing Line Loan Request” means a Swing Line Loan Request substantially in the form of Exhibit A-3, or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Note” means a promissory note in the form of Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $35,000,000 (or such higher amount as the Borrower and the Swing Line Lender may from time to time agree in writing) and (b) the aggregate amount of the Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Facility.

“Taxes” has the meaning specified in Section 3.01(a). “Term Benchmark” means:

(a) for any Interest Period with respect to a Term Benchmark Loan denominated in Dollars, the rate per annum equal to Term SOFR; and

(b) for any Interest Period with respect to a Term Benchmark Loan denominated in Euros, the rate per annum equal to the EURIBO Rate.

“Term Benchmark Borrowing” means, as to any Borrowing, the Term Benchmark Loans comprising such Borrowing.

“Term Benchmark Loan” means a Loan denominated in Dollars or Euros that bears interest at a rate based on clause (a) or (b), as applicable, of the definition of “Term Benchmark.”

“Term Lender” means a Lender having a Term Loan Commitment and/or Term Loans.

“Term Loan” means Initial Term Loans made by the Lenders ~~on the Closing Date~~ to the Borrower pursuant to Section 2.01~~(a)~~, Incremental Term Loans, Extended Term Loans, Refinancing Term Loans or any other term loans incurred hereunder, as the context may require.

“Term Loan Commitment” means, as to each Lender, its obligation to make a Term Loan of any Class to the Borrower hereunder (including any Initial Term Loan Commitment and the Incremental Term Loan Commitments and for the avoidance of doubt, the Amendment No. 1 Term Loan Commitments), expressed as an amount representing the maximum principal amount of the Term Loans of such Class to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment or (iii) an Extension and (c) increased from time to time pursuant to an Incremental Amendment.

“Term Loan Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.

“Term SOFR” means,

(a) for any calculation with respect to a Term Benchmark Loan in Dollars, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the Term SOFR Reference Rate (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent with the consent of the Borrower).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted, (ii) Obligations under Secured Hedge Agreements and (iii) Cash Management Obligations), and (b) the termination of the Commitments and the termination or expiration of all Letters of Credit under this Agreement with no pending drawings (unless backstopped or Cash Collateralized in an amount equal to 101% of the Stated Amount of any such Letter of Credit or otherwise in an amount and/or in a manner reasonably acceptable to the applicable Issuing Bank).

“Test Period” in effect at any time means (i) for purposes of the definition of “Applicable Commitment Fee”, “Applicable Rate”, “Applicable ECF Prepayment Percentage”, the “Consolidating Financial Statement Exception” and the Financial Covenant (other than for the purpose of determining compliance with the Financial Covenant on a Pro Forma Basis), the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which the financial statements for each fiscal quarter or fiscal year included in such period have been or are required to be delivered on or prior to the Closing Date pursuant to Section 4.01 or after the Closing Date pursuant to Section 6.01(a) or (b), as applicable and (ii) for all other purposes of this Agreement, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period are internally available (determined in good faith by the Borrower).

“Testing Condition” means, on the last day of any fiscal quarter of the Borrower, if on such day the aggregate outstanding principal amount of Revolving Loans and Swing Line Loans (excluding (i) the Revolving Loan Borrowing incurred to finance any Transaction Expenses and (ii) for the avoidance of doubt, all Letters of Credit) exceeds 35% of the then outstanding Revolving Commitments in effect on such date.

“Threshold Amount” means 30% of the greater of (a) Closing Date EBITDA and (b) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt outstanding as of such date to (b) Consolidated Adjusted EBITDA of the Borrower for the applicable Test Period.

“Total Utilization of Revolving Commitments” means, as of any date of determination, the sum of (i) the aggregate principal Dollar Amount of all outstanding Revolving Loans other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the Issuing Banks for any amount drawn under any Letter of Credit, but not yet so applied, and (ii) the aggregate principal amount of all outstanding Swing Line Loans and (iii) the Letter of Credit Usage.

“Traded Securities” means any debt or equity securities issued pursuant to a public offering or Rule 144A offering in the United States or pursuant to analogous Laws of Canada, the United Kingdom or any member of the European Union.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, including any amortization thereof in any period.

“Transactions” means, collectively, (a) the Closing Date Refinancing, (b) [reserved], (c) the execution and delivery of the Loan Documents, (d) the consummation of any other transactions in connection with the foregoing and (e) the payment of the fees and expenses, including the Transaction Expenses, incurred in connection with any of the foregoing.

“Transformative Transaction” means (a) any transaction or event that would result in a Change of Control, (b) any transaction that would result in a Qualifying IPO, (c) any acquisition by the Borrower or any Restricted Subsidiary (i) that is either (x) not permitted by the terms of any Loan Document immediately prior to the consummation of such acquisition or (y) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrower acting in good faith or (ii) that results in an increase in the Consolidated Adjusted EBITDA of the Borrower, calculated on a Pro Forma Basis giving effect to such transaction, by more than $25,000,000, (d) any equity contribution to the Borrower, any Disposition or Investment by the Borrower or its Restricted Subsidiaries or any other transaction, the proceeds or purchase price, as applicable, in respect of which is no less than $75,000,000 or (e) any dividend recapitalization.

“TTM Consolidated Adjusted EBITDA” means, as of any date of determination, the Consolidated Adjusted EBITDA of the Borrower for the applicable Test Period then in effect.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term Benchmark Loan or an RFR Loan or, in the case of Loans denominated in an Alternative Currency, its character as a Loan bearing interest by reference to one or more benchmark rates to be agreed with the Lenders of the applicable Class upon such currency becoming an Alternative Currency.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” has the meaning specified in Section 3.01(e).

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.26.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Sections 2.01(b)(iv) and 2.02(b)(ii) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, (b) with respect to the Swing Line Lender, the aggregate amount, if any, of outstanding Swing Line Loans in respect of which any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to Section 2.03(c) and (c) with respect to the Issuing Banks, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Lender shall have failed to make amounts available to the applicable Issuing Banks pursuant to Section 2.04(c).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Escrow Subsidiary” has the meaning specified in Section 1.10.

“Unrestricted Subsidiary” means (a) as of the Closing Date, each Subsidiary of the Borrower listed on Schedule 1.01, (b) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date and (c) any Subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(b) the then outstanding principal amount of such Indebtedness;

provided that for purposes of determining the Weighted Average Life to Maturity of (i) any Refinancing Loans, (ii) any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, or (iii) any Term Loans for purposes of incurring any other Indebtedness (in any such case, the “Applicable Indebtedness”), the effects of any amortization payments or other prepayments made on such Applicable Indebtedness (including the effect of any prepayment on remaining scheduled amortization) prior to the date of the applicable modification, refinancing, refunding, renewal, replacement, extension or incurrence shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) nominal shares issued to foreign nationals or other third parties to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability of a Loan Party or any of their respective ERISA Affiliates to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower or any other Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) References in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) (A) A Default or Event of Default and (B) any Default or Event of Default resulting from the violation of a no Default or no Event of Default condition or any misrepresentation as to no Default or Event of Default as of any time solely as a result of the existence of such event, failure or transaction shall, in each case, cease to be “continuing” or “existing” and be deemed cured if the initial event, failure or transaction giving rise to such Default or Event of Default has either been publicly announced or notified to the Administrative Agent and the Lenders in writing in any periodic or special report, including the Compliance Certificates, and two years shall have passed from the date of such announcement or notification without any acceleration or other enforcement action (including delivery of a notice of default) being taken by the Administrative Agent or the requisite Lenders hereunder with respect to such event, failure or transaction.

(e) With respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If any Default or Event of Default occurs due to (a) the failure by any Loan Party or other Restricted Subsidiary to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Loan Party or other Restricted Subsidiary takes such action or (b) the taking of any action by any Loan Party or other

Restricted Subsidiary that is not then permitted by the terms of this Agreement or any other Loan Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (i) the date on which such action would be permitted at such time to be taken under this Agreement and the other Loan Documents and (ii) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement and the other Loan Documents. If any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by any Loan Party or the taking of any action by any Loan Party or any Subsidiary of any Loan Party, in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneous with, the cure of the Cured Default. Notwithstanding anything to the contrary in this Section 1.02(e), an Event of Default (the “Initial Default”) may not be cured pursuant to this Section 1.02(e):

(i) if the taking of any action by any Loan Party or Subsidiary of a Loan Party that is not permitted during, and as a result of, the continuance of such Initial Default directly results in the cure of such Initial Default and the applicable Loan Party or Subsidiary had actual knowledge at the time of taking any such action that the Initial Default had occurred and was continuing,

(ii) in the case of an Event of Default under Section 9.01(h) or (i) that directly results in material impairment of the rights and remedies of the Lenders, Collateral Agent and Administrative Agent under the Loan Documents and that is incapable of being cured,

(iii) in the case of an Event of Default under Section 8.01(c) arising due to the failure to perform or observe Section 6.07 that directly results in a material adverse effect on the ability of the Borrowers and the other Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrowers or any of the other Loan Parties is a party, or

(iv) in the case of an Initial Default for which (i) the Borrower failed to promptly give notice to the Administrative Agent and the Lenders of such Initial Default in accordance with Section 6.03(a) and (ii) the Borrower had actual knowledge of such failure to promptly give such notice.

(f) The word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings).

(g) The “maturity”, “maturity date”, “scheduled maturity” or “final maturity” (or words of similar import) of any Indebtedness or the date on which any Indebtedness “matures” shall mean the date specified in the definitive documentation in respect thereof as the fixed date on which the final payment of principal is due and payable and shall not mean the date on which the Indebtedness becomes due and payable as a result of the breach of any covenant or the occurrence of any cross-default. The maturity of any revolving facility shall be the termination date of the revolving commitments. The maturity of any delayed draw term facility shall be the maturity date of the term loan made thereunder but not the termination date of the term loan commitment.

(h) With respect to multiple transactions consummated substantially concurrently with each other, the Borrower shall be permitted to designate the order such transactions are consummated; provided that, subject, for the avoidance of doubt, to Section 1.08(e), Pro Forma Effect shall be given to all such transactions in determining the availability of any basket or the calculation of any financial ratio.

(i) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(j) The Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Benchmark Replacement Conforming Changes, (ii) the administration, submission or any matter relating to the rates in the definition of Benchmark or with respect to any rate that is an alternative, comparable or successor rate thereto or (iii) the effect of any of the foregoing.

SECTION 1.03 Accounting Terms; etc. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Unless the context indicates otherwise, any reference to a “fiscal year” shall refer to a fiscal year of the Borrower, and any reference to a “fiscal quarter” shall refer to a fiscal quarter of the Borrower. All determinations of “fair market value” (or similar term) or “arm’s-length” (or similar term) under a Loan Document shall be made by the Borrower in good faith and if such determination is consistent with a valuation or opinion of an Independent Financial Advisor, such determination shall be conclusive for all purposes under the Loan Documents. To the extent permitted by the Consolidating Financial Statements Exception and unless otherwise elected by the Borrower in its discretion, the consolidated results of the Reporting Entity shall be deemed to be the consolidated results of the Borrower. Notwithstanding anything else to the contrary herein, the Borrower may, at its option, change the determination of its fiscal year, including to a “5-4-4” fiscal year, and with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), amend this Agreement to effect any administrative and technical changes in connection therewith, and such amendment shall become effective without any further action by any Lender, and no Lender consent shall be required for the Administrative Agent to enter into such amendment.

SECTION 1.04 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one decimal place more than the number of decimal places by which such ratio is expressed herein (the “applicable decimal place”) and rounding the result up or down to the applicable decimal place.

SECTION 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law as in effect from time to time.

SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

SECTION 1.07 Available Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently, but in no event may any two or more such actions be treated as occurring simultaneously, i.e., each transaction must be permitted under the Available Amount as so calculated.

SECTION 1.08 Pro Forma Calculations; Limited Condition Transactions; Basket and Ratio Compliance.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio and the TTM Consolidated Adjusted EBITDA (and in each case, the component definitions thereof) shall be calculated in the manner prescribed by this Section 1.08; provided, that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.08, when calculating the First Lien Net Leverage Ratio for purposes of (1) the definition of “Applicable Commitment Fee”, (2) the definition of “Applicable Rate”, (3) [reserved], (4) the definition of “Applicable ECF Prepayment Percentage” and (5) the actual compliance with the Financial Covenant (but not any pro forma compliance thereof), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect; provided, further that for purposes of determining the Applicable ECF Prepayment Percentage, (i) at the election of the Borrower but without duplication to the extent such reduction in Pari Passu Lien Debt has already been taken into account in calculating the Applicable ECF Prepayment Percentage for the immediate preceding fiscal year, effect shall be given to all voluntary prepayments of Term Loans, Incremental Equivalent Debt and other Pari Passu Lien Debt made on or prior to the date of the applicable mandatory prepayment and (ii) effect shall be given to the applicable mandatory prepayment, as contemplated in and in accordance with the definition of “Applicable ECF Prepayment Percentage”.

(b) For purposes of calculating any financial ratio or test, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio and the TTM Consolidated Adjusted EBITDA (and in each case, the component definitions thereof), Specified Transactions that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio, test or amount is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated Adjusted EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period and, with respect to any Permitted Investment, such Pro Forma Effect shall be given upon the execution of definitive documentation in respect thereof as if such transaction were immediately closed upon execution of such definitive documentation (unless and until terminated). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then the financial ratio or test, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio and the TTM Consolidated Adjusted EBITDA shall be calculated to give Pro Forma Effect thereto in accordance with this Section 1.08. With respect to any pro forma calculations to be made in connection with any acquisition or Investment in respect of which financial statements for the relevant target are not available for the same Test Period for which financial statements of the Borrower are available, the Borrower shall determine such pro forma calculations on the basis of the available financial statements (with appropriate adjustments if for differing periods) or such other basis as determined by the Borrower in a commercially reasonable manner.

(c) Whenever Pro Forma Effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower and may include, for the avoidance of doubt, the amount of cost savings, operating expense reductions and, synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such Test Period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions (such cost savings and synergies, “Specified Transaction Adjustments”); provided that (i) such Specified Transaction Adjustments are reasonably identifiable, reasonably anticipated to be realized and factually supportable in the good faith judgment of the Borrower, (ii) such actions are taken, committed to be taken or expected to be taken no later than 18 months after the date of such Specified Transactions, (iii) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in calculating Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, with respect to any Test Period and (iv) the aggregate amount of “run rate” cost savings, operating expense reductions and other cost synergies that may be added back pursuant to clause (a)(xix) of the definition of Consolidated Adjusted EBITDA in such Test Period, together with the Specified Transaction Adjustments with respect to such Test Period, shall not in the aggregate exceed an amount equal to 30% of Consolidated Adjusted EBITDA for such Test Period (calculated after giving effect to such addbacks and Specified Transaction Adjustments); provided, further, that, at the sole and absolute discretion of the Borrower, the Borrower may elect not to make all pro forma adjustments with respect to a Specified Transaction (other than a Restricted Payment) the amount or value of which, as applicable, is less than $25,000,000.

(d) In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio, as the case may be, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio shall be calculated giving Pro Forma Effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period with respect to leverage ratios or the first day of such Test Period with respect to coverage ratios. If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Interest Coverage Ratio or other coverage ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on Capitalized Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, or other rate shall be determined to have been based upon the rate actually chosen, or if not actually chosen, then based upon such optional rate as the Borrower or its Restricted Subsidiaries may designate.

(e) Notwithstanding anything in this Agreement or any Loan Document to the contrary (i) unless the Borrower elects otherwise, if the Borrower or its Restricted Subsidiaries in connection with any transaction or series of such related transactions (A) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket and (B) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under one or more non-ratio-based basket (which shall occur within 5 Business Days of the events in clause (A) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket under any negative covenant without regard to any such action under such non-ratio-based basket under such negative covenant made in connection with such transaction or series of related transactions and (ii) if the Borrower or any Restricted Subsidiary incurs Indebtedness under a ratio-based basket, (A) such ratio-based basket (together with any other ratio-based basket utilized in connection therewith, including in respect of other Indebtedness, Liens, Dispositions, Investments, Restricted Payments or payments in respect of Junior Financing) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes (i.e., such cash proceeds shall not reduce the Borrower’s Consolidated Net Debt pursuant to clause (b) of the definition of such term) and (B) the amount of any Revolving Loans or borrowings under any other revolving facility incurred currently therewith shall be excluded for purposes of determining any leverage ratio or coverage ratio, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio or the Interest Coverage Ratio, as the case may be. For example, if the Borrower incurs Indebtedness under the General Debt Basket on the same date on which it incurs unsecured Incremental Equivalent Debt under the Ratio Incremental Amount, then the Total Net Leverage Ratio and any other applicable ratio will be calculated with respect to such incurrence under the Ratio Incremental Amount without regard to any incurrence of Indebtedness under the General Debt Basket. Without limiting the clause (f) below, (i) if the Borrower or its Restricted Subsidiaries enter into any revolving facility commitments (including any Incremental Revolving Facility or revolving commitments in the form of Incremental Equivalent Debt), such revolving facility shall be deemed to be fully drawn as of the date such commitments are first received and thereafter the borrowings under such revolving facility shall not constitute incurrence of Indebtedness for purpose of Section 7.03 or for purpose of calculating the Incremental Amount and (ii) if the Borrower or its Restricted Subsidiaries enter into any delayed draw term loan or other committed term debt facility, the Borrower may elect to determine compliance by such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document either (x) on the date such commitments with respect thereto first become effective assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date and thereafter the funding of such term debt facility shall not constitute incurrence or utilization of any basket capacity at such time for purposes of this Agreement or (y) on the date all or part of such term debt facility is funded, and in such case, the date on which the full amount of the commitments in respect of such facility are provided shall not constitute an incurrence or utilization of any basket capacity at such time for purposes of this Agreement (this clause (e), the “Stacking Provision”).

(f) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (i) calculating any applicable ratio or basket (including any basket based on the TTM Consolidated Adjusted EBITDA) in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted, the repayment of Indebtedness or for any other purpose, (ii) determining the accuracy of any representation or warranty, (iii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iv) determining compliance with any other condition to any action or transaction, in each case of clauses (i) through (iv) in connection with a Limited Condition Transaction, the date of determination of such ratio or basket, the accuracy of such representation or warranty (but taking into account any earlier date specified therein), whether any Default or Event of Default (or any Specified Event of Default) has occurred, is continuing or would result therefrom, or the satisfaction of any other condition shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be (i) the date the definitive agreements, or if customary for such transactions, letters of intent, for such Limited Condition Transaction are entered into or, at the option of the Borrower, amended, or (ii) the date an irrevocable notice for prepayment or redemption is delivered, as applicable (provided that, notwithstanding the LCT Election made under the foregoing clauses (i) and

(ii), the Borrower may elect (in its sole discretion) to re-determine one or more of clauses (i), (ii), (iii) and (iv) above at the time of (w) any amendment to any definitive agreements or letters of intent referred to in clause (i), (x) any delivery of financial statements prior to the consummation of such Limited Condition Transaction or other transaction in connection therewith or action or transaction related thereto, (y) the consummation of any other transaction for which pro forma calculations are required under the Loan Documents prior to the consummation of such Limited Condition Transaction or other transaction in connection therewith or action or transaction related thereto, or (z) the consummation of such Limited Condition Transaction or other transaction in connection therewith or action or transaction related thereto) (the “LCT Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such ratios, amounts, representations and warranties, absence of defaults, satisfaction of conditions and other provisions are calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the applicable Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios, amounts or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such ratios, amounts, representations and warranties, absence of defaults, satisfaction of conditions or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated Adjusted EBITDA), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder (provided that, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or increased baskets may be utilized) and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions; provided, that the Borrower may elect, in its sole discretion, to re-determine availability under any baskets, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such basket. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction or otherwise on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated, the date that the definitive agreement, or if customary for such transactions, letters of intent, for such Limited Condition Transaction is terminated or expires or the date on which the irrevocable notice has expired, without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. For purposes of any calculation pursuant to this clause (f) of the Interest Coverage Ratio or other coverage ratios, Consolidated Interest Expense may be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith.

(g) [Reserved].

(h) If any incurrence of Indebtedness, creation of Liens, making of Dispositions, making of Investments, designation of any Subsidiary as restricted or unrestricted or repayment of any Indebtedness or taking of any other action under any provision in this Agreement or any other Loan Document (or any portion of the foregoing) previously divided and classified (or re-divided and re-classified) under any non-ratio based basket, could subsequently be re-divided and re-classified under any ratio-based basket, such re-division and reclassification shall be deemed to occur automatically, in each case, unless otherwise elected by the Borrower. In addition, with respect to multiple transactions, the Borrower shall be permitted to sequence (and subsequently re-sequence) the order such transactions are deemed to be consummated for purposes of incurring each such transaction under an applicable basket on a pro forma basis; provided that, subject to the Stacking Provision, Pro Forma Effect shall be given to all such transactions in determining the availability of any non-ratio-based basket or ratio-based basket.

SECTION 1.09 Currency Equivalents Generally.

(a) In determining whether any Indebtedness, Investment, Lien, Disposition, Restricted Payment or any other amount under a “fixed amount” basket denominated in Dollars may be incurred in a currency other than Dollars or whether any threshold amount or eligibility requirement denominated in Dollars applies, such amount shall be determined by the Borrower in good faith based on the currency exchange rate determined at the time of such incurrence or becoming into existence (or, in the case of any revolving Indebtedness or any amount committed to be made, at the time it is first committed), or reasonably in advance of the incurrence thereof; provided that if any Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. No Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Investment, Lien, Disposition, Restricted Payment or such other amount is incurred, made or determined.

(b) For purposes of determining the Consolidated Adjusted EBITDA, the Consolidated Total Assets, the Consolidated Interest Expense, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio and any other financial ratios, all amounts denominated in a currency other than Dollars will be converted to Dollars for any purpose (including testing the Financial Covenant or any other financial covenant) at the effective rate of exchange in respect thereof reflected in the consolidated financial statements of the Borrower for the applicable Test Period for which such measurement is being made (or, at the option of the Borrower, the average exchange rate with respect to the applicable currency over the applicable Test Period), and will reflect the currency translation effects, determined in accordance with GAAP, of Hedge Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

SECTION 1.10 Unrestricted Escrow Subsidiary.

Any Indebtedness permitted to be incurred hereunder (including any Incremental Facilities) may be incurred, at the option of the Borrower, by a newly created and newly designated Unrestricted Subsidiary (an “Unrestricted Escrow Subsidiary”) with no assets other than the cash proceeds of such incurred Indebtedness plus, subject to compliance with Section 7.02, any cash and Cash Equivalents contributed to such Unrestricted Escrow Subsidiary as deposit of interest expenses and fees, additional cash collateral or for other purposes, which Unrestricted Escrow Subsidiary will then merge with and into the Borrower or any of the Restricted Subsidiaries with the Borrower or such Restricted Subsidiary surviving the merger and assuming all obligations of the Unrestricted Escrow Subsidiary. So long as such Indebtedness would have been permitted to be incurred directly by the Borrower or any Restricted Subsidiary upon the incurrence of such Indebtedness by the Unrestricted Escrow Subsidiary, or, with respect to any Indebtedness incurred in connection with a Limited Condition Transaction, at the option of the Borrower, at the time the LCT Election is made, the creation, designation and re-designation of the

Unrestricted Escrow Subsidiary and the merger of the Unrestricted Escrow Subsidiary into the Borrower or any Restricted Subsidiary shall not be subject to any additional condition, including any condition that no Default or Event of Default shall have occurred and be continuing at such time.

SECTION 1.11 Cashless Transactions.

Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that (x) any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Facilities, Refinancing Loans, Extended Loans or loans incurred under a new credit facility or (y) any of Indebtedness of the Borrower or a Restricted Subsidiary is refinanced, renewed or replaced with Incremental Facilities or loans incurred under a new credit facility, in each case above, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender of any Loans or such creditor of other Indebtedness, such extension, replacement, renewal or refinancing shall be deemed to comply with (x) any requirement hereunder or any other Loan Document that any payment be made “in Dollars,” “in immediately available funds,” “in cash” or any other similar requirement or (y) any cash funding requirement under Section 2.01, Section 2.02 or Section 2.14, as applicable.

SECTION 1.12 Payment and Performance.

If any payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required hereunder on a day other than a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto).

SECTION 1.13 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders (or, to the extent affecting only certain Facilities, Lenders comprising Required Facility Lenders of the affected Facility or Facilities (in the case of multiple Facilities affected, voting as one Class)). No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 1.13(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent and the Borrower may amend this Agreement to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.13(d) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Borrower or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.13 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.13.

(d) Unavailability or Addition of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent, with the consent of the Borrower, may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor,

(ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent, with the consent of the Borrower, may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor and (iii) if a new tenor for such Benchmark is displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, then the Administrative Agent, with the consent of the Borrower, may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to add such new tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued, or any request for a RFR Borrowing of, or conversion to, RFR Loans to be made or converted, in each case, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

ARTICLE II

The Commitments and Borrowings

SECTION 2.01 Term Loans.

(a) Term Loan Commitments.

(i) Subject only to the conditions set forth in Section 4.01, each Lender with an Initial Term Loan Commitment severally agrees to make to the Borrower on the Closing Date an Initial Term Loan denominated in Dollars in a principal amount equal to such Lender’s Initial Term Loan Commitment. Initial Term Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein. Initial Term Loans repaid or prepaid may not be re-borrowed.

(ii) Subject only to the conditions set forth in Amendment No. 1, each Amendment No. 1 Lender with an Amendment No. 1 Term Loan Commitment (as defined in Amendment No. 1) severally agrees to make to the Borrower on the Amendment No. 1 Effective Date an Initial Term Loan denominated in Dollars in a principal amount equal to such Lender’s Amendment No. 1 Term Loan Commitment. Initial Term Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein. Initial Term Loans repaid or prepaid may not be re-borrowed.

(b) Borrowing Mechanics for Term Loans.

(i) Each Borrowing of Term Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may only be given in writing. Each such notice must be received by the Administrative Agent not later than (A) 1:00 p.m. (New York City time) 3 Business Days prior to the requested date of any Borrowing of Term Benchmark Loans (or such later time as the Administrative Agent may agree in its sole discretion) and (B) 1:00 p.m. (New York City time) 1 Business Day prior to the requested date of any Borrowing of Base Rate Loans (or such later time as the Administrative Agent may agree in its sole discretion); provided, that such notices may be conditioned on the occurrence of the Closing Date or, with respect to Incremental Term Loans, may be conditioned on the occurrence of any transaction anticipated to occur in connection with such Incremental Term Loans; provided further, that such notice in respect of the Borrowing of Initial Term Loans on the Closing Date may be delivered prior to 12:00 noon (New York City time) 1 Business Day prior to the Closing Date.

(ii) Each notice by the Borrower pursuant to this Section 2.01(b) must be delivered to the Administrative Agent in the form of a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of Term Loans shall be in a principal amount of not less than $2,500,000. Each Committed Loan Notice shall specify (A) that the Borrower is requesting a Term Loan Borrowing, (B) the requested date of the Borrowing (which shall be a Business Day), (C) the Type of Term Loans to be borrowed, (D) the principal amount of Term Loans to be borrowed and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Term Loan in a Committed Loan Notice, then the applicable Term Loans shall be made as Term Benchmark Loans. If the Borrower requests a Borrowing of Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period, for such Term Benchmark Loans, the Borrower will be deemed to have specified an Interest Period of 1 month.

(iii) Borrowings of more than one Type may be outstanding at the same time; provided that the total number of Interest Periods for Term Benchmark Loans outstanding under this Agreement at any time shall comply with Section 2.10(g).

(iv) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable tranche of Term Loans. In the case of each Borrowing, each Appropriate Lender shall make the amount of its Term Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 2:00 p.m. (New York City time), on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions to such Borrowing, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(v) The failure of any Lender to make the Term Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Term Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other Lender on the date of any Borrowing.

(vi) The Amendment No. 1 Term Loans are intended to be fungible and part of the same tranche of Term Loans as the Initial Term Loans.

SECTION 2.02 Revolving Loans.

(a) Revolving Loan Commitment. During the Revolving Commitment Period applicable to each Revolving Lender’s Revolving Commitments, subject to the terms and conditions hereof, each Lender with a Revolving Commitment severally agrees to make revolving loans to the Borrower from time to time on any Business Day in Dollars or in one or more Alternative Currencies (“Revolving Loans”) in an aggregate principal amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans, in no event shall the Total Utilization of Revolving Commitments exceed the total Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.02(a) may be repaid pursuant to Section 2.07(a) and reborrowed pursuant to this Section 2.02(a) during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the applicable Revolving Commitment Termination Date, and all Revolving Loans and all other amounts owed hereunder with respect to the applicable Revolving Loans and the applicable Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Each Borrowing of Revolving Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may only be given in writing (each request for a Swing Line Loan Borrowing shall be made in accordance with Section 2.03). Each such notice must be received by the Administrative Agent not later than (A) 1:00 p.m. (New York City time) 3 Business Days prior to the requested date of any Borrowing of Term Benchmark Loans, RFR Loans or Loans in an Alternative Currency (or such later time as the Administrative Agent may agree in its sole discretion), and (B) 1:00 p.m. (New York City time) on the requested date of any Borrowing of Base Rate Loans (or such later time as the Administrative Agent may agree in its sole discretion). Each notice by the Borrower pursuant to this Section 2.02(b) must be delivered to the Administrative Agent in the form of a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of (A) Term Benchmark Loans denominated in Dollars shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (B) Term

Benchmark Loans denominated in Euros shall be in a principal amount of €500,000 or a whole multiple of €100,000 in excess thereof and (C) RFR Loans denominated in British Pounds shall be in a principal amount of £500,000 or a whole multiple of £100,000 in excess thereof. Each Borrowing of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of Loans in an Alternative Currency (other than British Pounds or Euros) shall be in minimum amounts to be agreed with the Lenders of the applicable Class in the case of Loans denominated in an Alternative Currency upon such currency becoming an Alternative Currency. Each Committed Loan Notice shall specify (1) that the Borrower is requesting a Revolving Loan Borrowing, (2) the requested date of the Borrowing (which shall be a Business Day), (3) the principal amount of Revolving Loans to be borrowed, (4) the Type of Revolving Loans to be borrowed and (5) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Loan in a Committed Loan Notice, then (x) in the case of Revolving Loans denominated in Dollars, the applicable Revolving Loans shall be made as Base Rate Loans, (y) in the case of Revolving Loans denominated in Euros, the applicable Revolving Loans shall be made as Term Benchmark Loans with an Interest Period of 1 month, (w) in the case of Revolving Loans denominated in British Pounds, the applicable Revolving Loans shall be made as RFR Loans and (z) in the case of Loans denominated in an Alternative Currency (other than British Pounds or Euros), the applicable Loans shall be made as Loans of the Type and with the Interest Period, if applicable, to be agreed with the Lenders of the applicable Class in the case of Loans denominated in an Alternative Currency upon such currency becoming an Alternative Currency. If the Borrower requests a Borrowing of Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period for such Term Benchmark Loans, the Borrower will be deemed to have specified an Interest Period of 1 month. If no Interest Payment Date is specified with respect to any RFR Borrowing, the Borrower shall be deemed to have selected an Interest Payment Date of 1 month’s duration.

(ii) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Revolving Loans. In the case of each Borrowing, each Appropriate Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 11:00 a.m. (New York City time), on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or if such Borrowing is on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Reimbursement Obligations outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Reimbursement Obligations, second, to the Borrower as provided above.

(iii) The failure of any Lender to make the Revolving Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Borrowing.

SECTION 2.03 Swing Line Loan.

(a) Swing Line Loan. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.03, agrees to make Swing Line Loans to the Borrower from time to time on any Business Day during the Revolving Commitment Period, in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided that, after giving effect to any Swing Line Loan, (i) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments, (ii) the Total Utilization of Revolving Commitments of any Revolving Lender, shall not exceed such Lender’s Revolving Commitment and (iii) the aggregate principal amount outstanding of all Swing Line Loans shall not exceed the Swing Line Sublimit; provided, further, that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swing Line Loans. Immediately upon the making of a Swing Line Loan by the Swing Line Lender, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a participation in such Swing Line Loan in an amount equal to such Revolving Lender’s Pro Rata Share of the amount of such Swing Line Loan.

(b) Borrowing Mechanics for Swing Line Loans. Each Swing Line Loan Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent. Each such notice shall be in the form of a written Swing Line Loan Request, appropriately completed and signed by a Responsible Officer of the Borrower, and must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. (New York City time) on the date of the requested Swing Line Loan Borrowing (or such later time as the Administrative Agent may agree in its sole discretion), and such notice shall specify (i) the amount to be borrowed, which shall be in a minimum of $100,000 or a whole multiple of $25,000 in excess thereof, and (ii) the date of such Swing Line Loan Borrowing (which shall be a Business Day). Promptly after receipt by the Swing Line Lender of such notice, the Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent has also received such notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice from the Administrative Agent (including at the request of the Required Revolving Lenders) prior to 2:00 p.m. (New York City time) on such requested borrowing date (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first sentence of Section 2.03(a) or (B) that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, then, subject to the terms and conditions set forth herein, the Swing Line Lender shall make each Swing Line Loan available to the Borrower, by wire transfer thereof in accordance with instructions provided to (and reasonably acceptable to) the Swing Line Lender, on the requested date of such Swing Line Loan (which instructions may include standing payment instructions, which may be updated from time to time by the Borrower, provided that, unless the Swing Line Lender shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Swing Line Lender).

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans made by the Swing Line Lender then outstanding (the “Refunded Swing Line Loans”). Such request shall be made in writing (which written request shall be deemed to be a Swing Line Loan Request for purposes hereof) and in accordance (including with respect to prior notice requirements) with the requirements of Section 2.02(b), without regard to the minimum and multiples specified therein, but subject to the aggregate unused Revolving Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of such Swing Line Loan Request promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Swing Line Loan Request available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the day specified in such Swing Line Loan Request, whereupon, subject to Section 2.03(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Loan Borrowing in accordance with Section 2.03(c)(i), the request for Revolving Loans that are Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation. The Administrative Agent shall notify the Borrower of any participations in any Swing Line Loan funded pursuant to this clause (ii), and thereafter payments in respect of such Swing Line Loan (to the extent of such funded participations) shall be made to the Administrative Agent for the benefit of the Revolving Lenders and not to the Swing Line Lender.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Loan Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02; provided, further, that for the avoidance of doubt, the conditions set forth in Section 4.02 shall not apply to the purchase or funding of participations pursuant to this Section 2.03(c). No such funding of participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will promptly remit such Revolving Lender’s Pro Rata Share of such payment to the Administrative Agent (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participation was funded) in like funds as received by the Swing Line Lender, and any such amounts received by the Administrative Agent will be remitted by the Administrative Agent to the Revolving Lenders that shall have funded their participations pursuant to Section 2.03(c)(ii) to the extent of their interests therein.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its reasonable discretion), each Revolving Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned at a rate per annum equal to the Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans made by the Swing Line Lender. Until each Revolving Lender funds its Revolving Loan that is a Base Rate Loan or participation pursuant to this Section 2.03 to refinance such Lender’s Pro Rata Share of any Swing Line Loan made by the Swing Line Lender, interest in respect of such Lender’s share thereof shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. Except as otherwise expressly provided herein, the Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Resignation and Removal of the Swing Line Lender. The Swing Line Lender may resign as Swing Line Lender upon 60 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the Swing Line Lender being replaced (provided that no consent will be required if the replaced Swing Line Lender has no Swing Line Loans outstanding) and the successor Swing Line Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Swing Line Lender. At the time any such replacement or resignation shall become effective, (i) the Borrower shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender, (ii) upon such prepayment, the resigning or removed Swing Line Lender shall surrender any Swing Line Note held by it to the Borrower for cancellation, and (iii) the Borrower shall issue, if so requested by the successor Swing Line Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions. From and after the effective date of any such replacement or resignation, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.

SECTION 2.04 Issuance of Letters of Credit and Purchase of Participations Therein.

(a) Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the Revolving Commitment Period applicable to the Revolving Commitments of such Issuing Bank (or its Affiliate that constitutes a Revolving Lender hereunder) on or prior to the Letter of Credit Facility Expiration Date, to issue Letters of Credit for the account of the Borrower or a Restricted Subsidiary (provided that any Letter of Credit issued for the benefit of any Restricted Subsidiary shall be issued for the account of the Borrower but such Letter of Credit shall indicate that it is being issued for the benefit of such Restricted Subsidiary) and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.04(b) and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in such Letters of Credit and any drawings thereunder; provided, that the Issuing Banks shall not be obligated to issue, increase or extend the expiration date of any Letter of Credit if, as of the date of such issuance, increase or extension, (1) the Total Utilization of Revolving Commitments would exceed the Revolving Commitments, (2) the Total Utilization of Revolving Commitments of any Revolving Lender, would exceed such Lender’s Revolving Commitment, (3) the Letter of Credit Usage would exceed the Letter of Credit Sublimit or (4) the Letter of Credit Usage with respect to Letters of Credit issued by such Issuing Bank would exceed the amount of such Issuing Bank’s Letter of Credit Percentage of the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which is not in effect on the Closing Date and which such Issuing Bank in good faith deems material to it (for which such Issuing Bank is not otherwise compensated hereunder);

(B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial Stated Amount less than the Dollar Amount of $10,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars, British Pounds, Euros or another Alternative Currency; provided that Jefferies Finance LLC shall only be required to issue Letters of Credit denominated in Dollars;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the amount after any drawing thereunder; and

(F) any Revolving Lender is at such time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including reallocation of such Lender’s Pro Rata Share of the outstanding Letter of Credit Obligations pursuant to Section 2.20(a)(iii) or the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole and absolute discretion) with the Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iii)) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other Letter of Credit Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole and absolute discretion.

(iii) No Issuing Bank shall be under any obligation to amend or extend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.

(iv) Each standby Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date 12 months after the date of issuance of such Letter of Credit (or, in the case of any Auto-Extension Letter of Credit, 12 months after the then current expiration date of such Letter of Credit) and (B) the Letter of Credit Facility Expiration Date (unless arrangements for the delivery of Cash Collateral or other credit support reasonably satisfactory to the Issuing Banks have been entered into).

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 2:00 p.m. (New York City time) (1) at least 3 Business Days for Letters of Credit issued in Dollars or (2) at least 5 Business Days for Letters of Credit issued in any other Alternative Currency (or, in each case, such shorter period as the applicable Issuing Bank and the Administrative Agent may agree in a particular instance in their reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for the issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the currency in which the requested Letter of Credit will be denominated (which must be Dollars, British Pounds, Euros or another Alternative Currency); and (H) such other matters as the applicable Issuing Bank may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, the Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); and (3) the nature of the proposed amendment. Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Letter of Credit Documentation, as the applicable Issuing Bank or the Administrative Agent may reasonably require.

(ii) Upon receipt by the Administrative Agent of the copy of a Letter of Credit Application from the Borrower pursuant to Section 2.04(b)(i), the Administrative Agent shall confirm to the relevant Issuing Bank if the requested issuance or amendment is permitted in accordance with the terms hereof and then, subject to the terms and conditions set forth herein, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application for a standby Letter of Credit, the applicable Issuing Bank may, in its reasonable discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit such Issuing Bank to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonextension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Facility Expiration Date; provided, however, that no Issuing Bank shall (A) permit any such extension if (1) such Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise) or (2) it has received written notice on or before the day that is 10 Business Days before the Nonextension Notice Date from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (B) be obligated to permit such extension if it has received written notice on or before the day that is 10 Business Days before the Nonextension Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the applicable Issuing Bank not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursement; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of a compliant drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower and the Administrative Agent thereof, and such Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. (x) If an Issuing Bank notifies the Borrower of any payment by such Issuing Bank under a Letter of Credit prior to 10:00 a.m. (New York City time) on the date of such payment, the Borrower shall reimburse such Issuing Bank in an amount equal to the amount of such drawing not later than the next Business Day after receipt of such notice and (y) if such notice is not provided to the Borrower prior to 10:00 a.m. (New York City time) on such payment date, then the Borrower shall reimburse such Issuing Bank in an amount equal to the amount of such drawing not later than the end of the second Business Day after receipt of such notice, and such extension of time shall be reflected in computing fees in respect of such Letter of Credit. If the Borrower fails to so reimburse such Issuing Bank by such time, such Issuing Bank shall promptly notify the Administrative Agent of such failure and the Administrative Agent shall promptly thereafter notify each Revolving Lender of such payment date, the amount of the unreimbursed drawing (expressed in the Dollar Amount thereof in the case of an Alternative Currency) (the “Reimbursement Obligations”) and the amount of such Lender’s Pro Rata Share thereof based on the participations of such Lender in the Letter of Credit under which such drawing was made. In such event, (x) in the case of Reimbursement Obligations denominated in Dollars and Euros, the Borrower shall be deemed to have requested (1) in the case of Dollars, a Revolving Loan Borrowing of Base Rate Loans or (2) in the case of Euros, a Revolving Loan Borrowing of Term Benchmark Loans, denominated in Euros, with an Interest Period of 1 month, (y) in the case of Reimbursement Obligations denominated in British Pounds, the Borrower shall be deemed to have requested a Revolving Loan Borrowing of RFR Loans and (z) in the case of Reimbursement Obligations denominated in an Alternative Currency (other than British Pounds or Euros) (but expressed in its Dollar Amount), the Borrower shall be deemed to have requested a Revolving Loan Borrowing of Term Benchmark Loans denominated in Dollars with an Interest Period of 1 month, in each case, to be disbursed on such payment date in an amount equal to (A) the Dollar Amount of such Reimbursement Obligation plus (B) in the case of any Reimbursement Obligation denominated in any Alternative Currency (other than British Pounds or Euros) (but expressed in its Dollar Amount), an additional amount equal to the amount required to convert Dollars into the currency of the unreimbursed drawing, without regard to the minimum and multiples specified in Section 2.02(b) for the principal amount of the applicable Type of Loans, but subject to the aggregate unused Revolving Commitments and the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this clause (i) shall be given in writing.

(ii) Each Revolving Lender (including each Revolving Lender acting as an Issuing Bank) shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank, in Dollars, at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the relevant Reimbursement Obligation not later than 3:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan (A) in the case of Letters of Credit denominated in Dollars or Euros, that is (1) in the case of Dollars, a Revolving Loan Borrowing of Base Rate Loans or (2) in the case of Euros, a Revolving Loan Borrowing of Term Benchmark Loans, denominated in Euros, with an Interest Period of 1 month, (B) in the case of Letters of Credit denominated in British Pounds, that is an RFR Loan and (C) in the case of Letters of Credit denominated in an Alternative Currency (other than British Pounds or Euros), that is a Term Benchmark Loan in Dollars with an Interest Period of 1 month, in each case, to the Borrower in such amount plus, in the case of any Reimbursement Obligation denominated in any Alternative Currency (but expressed in its Dollar Amount), an additional amount equal to the amount required to convert Dollars into the currency of the unreimbursed drawing. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank in accordance with the instructions provided to the Administrative Agent by such Issuing Bank (which instructions may include standing payment instructions, which may be updated from time to time by such Issuing Bank, provided that, unless the Administrative Agent shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Administrative Agent).

(iii) With respect to any Reimbursement Obligation that is not fully refinanced by a Revolving Loan Borrowing of (A) for Letters of Credit denominated in Dollars or Euros, (1) in the case of Dollars, a Revolving Loan Borrowing of Base Rate Loans or (2) in the case of Euros, a Revolving Loan Borrowing of Term Benchmark Loans, denominated in Euros, with an Interest Period of 1 month, (B) RFR Loans for Letters of Credit denominated in British Pounds, or (C) Term Benchmark Loans for Letters of Credit denominated in an Alternative Currency (other than British Pounds or Euros), as the case may be, because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Bank a Letter of Credit Borrowing in the amount of the Reimbursement Obligation that is not so refinanced plus, in the case of any Reimbursement Obligation denominated in an Alternative Currency (but expressed in its Dollar Amount), an additional amount equal to the amount required to convert Dollars into the currency of the unreimbursed drawing. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of such Issuing Bank pursuant to Section 2.04(c)(i) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Lender in satisfaction of its participation obligation under this Section.

(iv) Until each Revolving Lender funds its Revolving Loan or Letter of Credit Advance to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such Issuing Bank.

(v) Each Revolving Lender’s obligations to make Revolving Loans or Letter of Credit Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this paragraph (c) is subject to the conditions set forth in Section 4.02. No such funding of a participation in any Letter of Credit shall relieve or otherwise impair the obligation of the Borrower to reimburse an Issuing Bank for the amount of any payment made by such Issuing Bank under such Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this paragraph (c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by such Issuing Bank in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or Letter of Credit Advance in respect of the relevant Letter of Credit Borrowing, as the case may be. A certificate of the applicable Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) If, at any time after the applicable Issuing Bank has made payment in respect of any drawing under any Letter of Credit issued by it and has received from any Revolving Lender its Letter of Credit Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Reimbursement Obligation or, in the case of any Reimbursement Obligation denominated in an Alternative Currency (but expressed in its Dollar Amount), an additional amount equal to the amount required to convert Dollars into the currency of the unreimbursed drawing, or, in each case, interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Letter of Credit Advance was outstanding) in like funds as received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Banks for each drawing under each Letter of Credit and to repay each Letter of Credit Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit or any term or provision thereof, any Loan Document, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Banks or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by an Issuing Bank under such Letter of Credit against presentation of documents that do not comply with the terms of such Letter of Credit; or any payment made by an Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower;

provided, that the foregoing shall not excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted under applicable Law) suffered by the Borrower that are caused by such Issuing Bank’s gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of Issuing Banks. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Banks shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any document or the authority of the Person executing or delivering any document. None of any Issuing Bank, any of its Agent-Related Persons nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the requisite Revolving Lenders; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit

Application. The Borrower hereby assumes all risks of the acts of omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, any of its Agent-Related Persons, nor any of the respective correspondents, participants or assignees of the Issuing Banks shall be liable or responsible for any of the matters described in Section 2.04(e). In furtherance and not in limitation of the foregoing, the applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Banks shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Banks may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communication with a beneficiary.

(g) Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a standby Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall be stated therein to apply to such standby Letter of Credit.

(h) Conflict with Letter of Credit Application. In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Application, the terms hereof shall control.

(i) Reporting. Each month (or at such other intervals as the Administrative Agent and the applicable Issuing Bank shall agree), the applicable Issuing Bank shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit and the current amount outstanding, the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrower to such Issuing Bank during such month.

(j) Existing Letters of Credit. For the avoidance of doubt, all letters of credit issued for the account of the Borrower or any Restricted Subsidiary, issued under the Existing First Lien Credit Agreement and outstanding on the Closing Date and issued by an entity that is the Issuing Bank (or its designee) under this Agreement, which, by its execution of this Agreement, has agreed to continue to act as an Issuing Bank hereunder and listed on Schedule 2.04 (each, an “Existing Letter of Credit”) shall automatically be continued hereunder on the Closing Date by the applicable Issuing Bank, and as of the Closing Date the Revolving Lenders shall acquire or continue to hold, as applicable, a participation therein, and each such Existing Letter of Credit shall, for the avoidance of doubt, be a Letter of Credit for all purposes of this Agreement as of the Closing Date without any further action by the Borrower.

(k) Resignation and Removal of an Issuing Bank. Any Issuing Bank may resign as an Issuing Bank upon 60 days’ prior written notice to the Administrative Agent, the Revolving Lenders and the Borrower. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the Issuing Bank being replaced (provided that no consent will be required if the Issuing Bank being replaced has no Letters of Credit or Reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced or resigning Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.

(l) Cash Collateral Account. At any time and from time to time, after the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Required Revolving Lenders, may require the Borrower to deliver to the Administrative Agent such amount of cash as is equal to 101% of the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) to be held by the Administrative Agent in a Cash Collateral Account. The Borrower hereby grants (or, if registration thereof is required in any applicable jurisdiction, shall grant) to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Usage, and for application to the Borrower’s Letter of Credit Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless an Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the applicable Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to such Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse such Issuing Bank therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit with no pending drawings and reimbursement in full of each Issuing Bank for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide Cash Collateral pursuant to this Section 2.04(l), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (A) the Total Utilization of Revolving Commitments at such time would not exceed the aggregate Revolving Commitments at such time and (B) no Event of Default shall have occurred and be continuing at such time.

(m) Addition of an Issuing Bank. One or more Revolving Lenders (other than a Defaulting Lender) selected by the Borrower that agrees to act in such capacity and reasonably acceptable to the Administrative Agent may become an additional Issuing Bank hereunder pursuant to a written agreement in form and substance reasonably satisfactory to the Administrative Agent among the Borrower, the Administrative Agent and such Revolving Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank.

SECTION 2.05 Conversion/Continuation.

(a) Each conversion of Loans from one Type to another, each continuation of a Type of Loans and each election of a new Interest Payment Date for an RFR Borrowing, shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may only be given in writing, provided that Loans denominated in an Alternative Currency may not be converted into a Type of Loan that is not available hereunder with respect to such Alternative Currency. Each such notice must be in writing and must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) (i) 3 Business Days prior to the requested date of any conversion of Base Rate Loans to, or continuation of, Term Benchmark Loans, (ii) 3 Business Days prior to the requested date of any election of a new Interest Payment Date for an RFR Borrowing, (iii) 3 Business Days prior to the requested date of any continuation of any Loans denominated in any Alternative Currency (other than British Pounds and Euros) and (iv) 3 Business Days prior to the requested date of any conversion of Term Benchmark Loans or RFR Loans to Base Rate Loans. Each notice by the Borrower pursuant to this Section 2.05(a) must be delivered to the Administrative Agent in the form of a Conversion/Continuation Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each conversion to or continuation of Term Benchmark Loans shall be in a principal amount not less than (x) $500,000 or a whole multiple of $100,000 in excess thereof (or the entire principal amount of such Loan) if denominated in Dollars, or (y) €500,000 or a whole multiple of €100,000 in excess thereof (or the entire principal amount of such Loan) if denominated in Euros. Each conversion to RFR Loans shall be in a principal amount not less than £500,000 or a whole multiple of £100,000 in excess thereof (or the entire principal amount of such Loan). Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or the entire principal amount of such Loan). Each conversion or continuation of Loans denominated in an Alternative Currency (other than British Pounds and Euros) shall be in a minimum amount to be agreed with the Appropriate Lenders of the applicable Class upon such currency becoming an Alternative Currency. Each Conversion/Continuation Notice shall specify (i) whether the Borrower is requesting a conversion of Loans from one Type to the other, or a continuation of a Type of Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Class of Loans to be converted or continued, (v) the Type of Loans to which such existing Loans are to be converted, if applicable, and (vi) if applicable, the duration of the Interest Period with respect thereto. If (x) with respect to any Term Benchmark Loans, the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be converted to a Term Benchmark Loan with an Interest Period of 1 month or (y) with respect to any Loans denominated in any Alternative Currency (other than British Pounds or Euros), the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be converted to a Loan of the Type and with the Interest Period, if applicable, to be agreed with the Lenders of the applicable Class for Letters of Credit denominated in an Alternative Currency upon such currency becoming an Alternative Currency. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans or Loans denominated in an Alternative Currency (other than British Pounds). If the Borrower requests a conversion to, or continuation of Term Benchmark Loans or Loans denominated in an Alternative Currency (other than British Pounds) in any such Conversion/Continuation Notice but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of 1 month. If no Interest Payment Date is specified with respect to any RFR Borrowing, the Borrower shall be deemed to have selected an Interest Payment Date of 1 month’s duration.

(b) Following receipt of a Conversion/Continuation Notice, the Administrative Agent shall promptly notify each applicable Lender of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans described in Section 2.05(a).

(c) This Section shall not apply to Swing Line Loans, which may not be converted or continued.

SECTION 2.06 Availability. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the applicable Loans comprising such Borrowing and (b) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.06 shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s applicable Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07 Prepayments.

(a) Optional.

(i) The Borrower may, upon notice by the Borrower to the Administrative Agent in the form of a Prepayment Notice, at any time or from time to time, voluntarily prepay the Loans of any Class in whole or in part without premium or penalty, subject to clause (D) below; provided that:

(A) such Prepayment Notice must be received by the Administrative Agent (1) not later than 1:00 p.m. (New York City time) 3 Business Days prior to any date of prepayment of Term Benchmark Loans, RFR Loans or Loans denominated in an Alternative Currency, (2) not later than 1:00 p.m. (New York City time) 1 Business Day prior to any date of prepayment of Base Rate Loans and (3) not later than 1:00 p.m. (New York City time) on the date of prepayment of the Swing Line Loans;

(B) any prepayment of (x) Term Benchmark Loans (1) denominated in Dollars shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding or (2) denominated in Euros shall be in a principal amount of €500,000 or a whole multiple of €100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding, (y) RFR Loans shall be in a principal amount of £500,000 or a whole multiple of £100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding and (z) Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding (or, in each case, such later time as the Administrative Agent may agree in its sole discretion);

(C) any prepayment of Loans denominated in an Alternative Currency (other than British Pounds and Euros) shall be in a minimum amount to be agreed with the Appropriate Lenders of the applicable Class upon such currency becoming an Alternative Currency or, if less, the entire principal amount thereof then outstanding; and

(D) any prepayment of Initial Term Loan made prior to the date that is 6 months after the Closing Date shall be accompanied by the payment of the fee described in Section 2.11(g), if applicable.

Each Prepayment Notice shall specify the date and amount of such prepayment and the currency, Class(es) and Type(s) of Loans to be prepaid, and, subject to Section 2.07(a)(ii) below, the payment amount specified in each Prepayment Notice shall be due and payable on the date specified therein. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of a Prepayment Notice and of the amount of such Lender’s Pro Rata Share of such prepayment. Any prepayment of Loans shall be subject to Section 2.07(c).

(ii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind, in whole or in part, any notice of prepayment under Section 2.07(a)(i), if such prepayment would have resulted from a refinancing or repayment of all or a portion of the applicable Facility which refinancing or other transaction generating cash proceeds for such repayment shall not be consummated or shall otherwise be delayed.

(iii) Voluntary prepayments of Term Loans permitted hereunder shall be applied as directed by the Borrower in the applicable notice of prepayment (and absent such direction, in direct order of maturity to the remaining scheduled installments of principal thereof).

(iv) Notwithstanding anything in any Loan Document to the contrary (including Section 2.15), (A) the Borrower may prepay the outstanding Term Loans of any Lender on a non-pro rata basis at or below par with the consent of only such Lender and (B) the Borrower may prepay Term Loans of one or more Classes below par on a non-pro rata basis in accordance with the auction procedures set forth on Exhibit M.

(b) Mandatory.

(i) Excess Cash Flow. Within 5 Business Days after the financial statements have been delivered or are required to be delivered (giving effect to any cure period under Section 9.01(c)) pursuant to Section 6.01(a), commencing with the delivery of financial statements in respect of the fiscal year ending December 31, 2024, the Borrower shall, subject to Section 2.07(b)(vi) and Section 2.07(b)(vii), prepay an aggregate principal amount of Term Loans of no less than the following amount (such amount, the “Required ECF Prepayment Amount”), which amount, if less than zero, shall be deemed to be zero:

(A) the Applicable ECF Prepayment Percentage of the Excess Cash Flow for the fiscal year covered by such financial statements, minus

(B) the sum of the following, without duplication,

(1) all voluntary prepayments of Term Loans and any other Pari Passu Lien Debt (including those made through debt buybacks (including below-par repurchases in an amount equal to the principal amount of the debt retired)),

(2) all voluntary payments of Revolving Loans and any other revolving loans in each case to the extent accompanied by a corresponding permanent reduction in commitments,

(3) the amount of Capital Expenditures, Capitalized Software Expenditure or acquisitions of Intellectual Property accrued or made in cash and the amount of any other expenditure in cash not expensed during such period,

(4) the aggregate reduction in the principal amount of Indebtedness (including Capitalized Lease Obligations) of the Borrower and the Restricted Subsidiaries, excluding any payments described in clause (1) or (2) above,

(5) cash payments in respect of any purchase price holdbacks, earn-out obligations, long-term liabilities of the Borrower and the Restricted Subsidiaries (other than in respect of any Indebtedness),

(6) the amount of Permitted Investments (excluding intercompany Investments and Investments in cash and Cash Equivalents) to the extent that such Permitted Investments are made in cash,

(7) the amount of Restricted Payments actually paid in cash pursuant to Section 7.06 (other than clauses (a), (b), (d), (q)(ii) or (o) thereof (but, in the case of such clause (o), solely to the extent such Restricted Payment was originally declared intending to be made pursuant to Section 7.06(a), (b), (d) or (q)(ii))),

(8) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash that are made in connection with any prepayment of any principal of Indebtedness,

(9) without duplication of amounts included in calculating the amount set forth in this clause (B) in prior periods, (i) the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts, commitments, or binding purchase orders (“Contract Consideration”) entered into prior to or during such period and (ii) any planned or budgeted cash expenditures by the Borrower or any of the Restricted Subsidiaries (“Planned Expenditures”) in the case of each of the preceding clauses (i) and (ii), relating to Permitted Acquisitions or other Investments, Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property; provided that, to the extent the aggregate amount actually utilized to finance such Permitted Acquisitions or other Investments, Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property during any period is less than the amount included in this clause (9) for the prior periods, the amount of such shortfall shall be deducted from the amount calculated pursuant to this clause (9) in the period when such transaction is consummated or terminated,

(10) the amount of cash taxes (including penalties and interest) and tax distributions paid or tax or tax distribution reserves set aside or payable (without duplication), to the extent they exceed the amount of tax expense deducted in calculating Consolidated Net Income for such period, and

(11) at the election of the Borrower, all or any portion of the credit described in the paragraph below; minus

(C) an amount equal to 10% of the greater of (1) the Closing Date EBITDA and (2) the TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination;

in each case, (I) (x) to the extent made by the Borrower or its Restricted Subsidiaries during the applicable fiscal year, or at the election of the Borrower, the period following the end of such fiscal year and prior to the date of such prepayment is made or (y) in the case of Contract Consideration and Planned Expenditures, to the extent intended to be made in the fiscal year immediately succeeding the fiscal year with respect to which the Required ECF Prepayment Amount is calculated; provided that, if elected, with respect to any amount incurred or made following the end of such fiscal year, such amount may not be given credit in the calculation for subsequent fiscal years and (II) to the extent such prepayments are not funded with the proceeds of Funded Debt (other than revolving loans); provided that, if for any fiscal year the amount set forth in clause (B) above exceeds the amount set forth in clause (A) above, such amount may be used as a credit pursuant to clause (B)(11) in future periods; provided, further, that if at the time that any such prepayment is made, the Borrower is required to repay or repurchase or to offer to repurchase or repay Pari Passu Lien Debt pursuant to the terms of the documentation governing such Indebtedness with all or a portion of the Excess Cash Flow (such Pari Passu Lien Debt required to be repaid or repurchased or to be offered to be so repaid or repurchased, “Other Applicable ECF Indebtedness”), then the Borrower may apply the Required ECF Prepayment Amount on a pro rata basis to the prepayment of the Term Loans and to the repayment or re-purchase of Other Applicable ECF Indebtedness, and to the extent so applied to such Other Applicable ECF Indebtedness, the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.07(b)(i) shall be reduced accordingly (for purposes of this proviso pro rata basis shall be determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable ECF Indebtedness at such time); it being agreed that the portion of the Required ECF Prepayment Amount allocated to the Other Applicable ECF Indebtedness shall not exceed the amount of such Required ECF Prepayment Amount required to be allocated to the Other Applicable ECF Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof and (III) (x) if, for any fiscal year the amount set forth in clause (C) above exceeds the amount set forth in clause (A) above minus clause (B) above, such excess amount may be used as a credit in future periods and (y) any amounts that would be available in future fiscal years pursuant to clause (C) above may be used in the then applicable fiscal year (subject to a corresponding deduction in the amount available in such future fiscal year).

(ii) Asset Sales; Casualty Events.

(A) If the Borrower or any Restricted Subsidiary Disposes of any Collateral pursuant to the General Asset Sale Basket, or

(B) any Casualty Event occurs with respect to any Collateral,

which in either case results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall prepay on or prior to the date which is 10 Business Days after the date of the realization or receipt of such Net Cash Proceeds, subject to Section 2.07(b)(vi) and Section 2.07(b)(vii), an aggregate principal amount of Term Loans equal to 100% of Net Cash Proceeds so realized or received (such amount, the “Required Asset Sale Prepayment Amount”); provided that if at the time that any such prepayment would be required, the Borrower is required to repay or repurchase or to offer to repurchase or repay Pari Passu Lien Debt pursuant to the terms of the documentation governing such Indebtedness with the proceeds of such Disposition or Casualty Event (such Pari Passu Lien Debt required to be repaid or repurchased or to be offered to be so repaid or repurchased, “Other Applicable Asset Sale Indebtedness”), then the Borrower may apply the Required Asset Sale Prepayment Amount on a pro rata basis (determined based on the aggregate outstanding principal amount of the Term Loans and the Other Applicable Asset Sale Indebtedness at such time) and the remaining portion of such Net Cash Proceeds to the repayment or repurchase of Other Applicable Asset Sale Indebtedness, and, with respect to the Required Asset Sale Prepayment Amount, to the extent so applied to such Other Applicable Asset Sale Indebtedness, the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.07(b)(ii) shall be reduced accordingly; provided, further, that no prepayment shall be required pursuant to this Section 2.07(b)(ii) with respect to such portion of the Required Asset Sale Prepayment Amount that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with this Section 2.07(b)(ii). Solely for the purpose of determining the amount of Net Cash Proceeds subject to the mandatory prepayment requirements under this Section 2.07(b)(ii), (i) the Net Cash Proceeds of each single transaction or series of related transactions or any Casualty Event shall be deemed to be zero unless the amount without giving effect to this clause (i) exceeds $25,000,000 and (ii) in each fiscal year, no Net Cash Proceeds shall be deemed to have been realized or received by the Borrower and its Restricted Subsidiaries for purpose of this Section 2.07(b)(ii) unless and until the total Net Cash Proceeds of all Dispositions and Casualty Events subject to this Section 2.07(b)(ii), after giving effect to clause (i) above, exceeds $35,000,000 and thereafter, only amount in excess thereof shall constitute Net Cash Proceeds realized and received by the Borrower and its Restricted Subsidiaries for the purpose of Section 2.07(b)(ii); provided that (x) any unused amounts pursuant to this clause (ii) in any fiscal year may be carried forward into succeeding fiscal years and (y) any amounts that will be available in future fiscal years pursuant to this clause (ii) may be used in the then applicable fiscal year (subject to a corresponding deduction in the amount available in such future fiscal year).

With respect to the Required Asset Sale Prepayment Amount in connection with any Disposition or Casualty Event, at the option of the Borrower, the Borrower may (in lieu of making a prepayment pursuant to the foregoing provisions) elect to (I) reinvest (directly, or indirectly through one or more of its Restricted Subsidiaries) an amount equal to all or any portion of such Required Asset Sale Prepayment Amount in assets used or useful for the business of the Borrower and the Restricted Subsidiaries (including to use such amount for working capital assets, Capital Expenditure, Permitted Investments, and payment of Indebtedness or obligations required to be made in connection with Permitted Investments (excluding Investments in cash or Cash Equivalents)) (1) within 12 months following receipt of such amount or (2) if the Borrower or any of the Restricted Subsidiaries enters into a legally binding commitment to reinvest such amount within 12 months following receipt of such amount, no later than 180 days after the end of such 12-month period; provided that if any portion of such amount is no longer intended to be or cannot be so reinvested at any time after delivery of the applicable notice of reinvestment election, subject to Section 2.07(b)(vi) and Section 2.07(b)(vii), such amount shall be deemed to constitute Net Cash Proceeds newly received by the Borrower or such Restricted Subsidiary on the date it reasonably determines that such amount is no longer intended to be or cannot be so reinvested, (II) apply such Net Cash Proceeds to permanently repay Indebtedness of any Non-Loan Party, or (III) [reserved].

(iii) Indebtedness. If the Borrower or any Restricted Subsidiary incurs or issues Indebtedness for borrowed money which is not permitted to be incurred under Section 7.03, the Borrower shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is 5 Business Days after the receipt of such Net Cash Proceeds.

(iv) Revolving Loan Repayments. The Borrower shall from time to time prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect; provided that, to the extent such excess amount is greater than the aggregate principal Dollar Amount of Swing Line Loans and Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Usage, as more particularly described in Section 2.04(l), and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Usage by an equivalent amount.

(v) [Reserved].

(vi) Application of Payments. (A) Except as may otherwise be set forth in the applicable Loan Document evidencing the applicable Term Loans, each prepayment of Term Loans pursuant to Section 2.07(b)(i), (ii) or (iii) shall be applied ratably (or in such lesser amount as may have been agreed to in connection with the establishment of the relevant Class of Term Loans) to each Class of Term Loans then outstanding that are entitled to share in such mandatory prepayment, (B) with respect to Term Loans of the same Class, each prepayment pursuant to clauses (i), (ii), or (iii) of this Section 2.07(b) shall be applied as directed by the Borrower in the applicable notice of prepayment (and absent such direction, in direct order of maturity to the remaining scheduled installments of principal thereof) and (C) each prepayment of Loans of the same Class pursuant to clauses (i) through (iv) shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(vii) Foreign and Tax Considerations. Notwithstanding any other provisions of this Section 2.07(b),

(A) to the extent that any or all of the Net Cash Proceeds from any Disposition by a Foreign Subsidiary (a “Foreign Disposition”) or from any Casualty Event suffered by Foreign Subsidiary (a “Foreign Casualty Event”), in each case, giving rise to a prepayment event pursuant to Section 2.07(b)(ii), or the portion of the Excess Cash Flow attributable to a Foreign Subsidiary are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.07(b) but may be retained by the applicable Foreign Subsidiary (the Borrower hereby agrees to cause the applicable Foreign Subsidiary to use its commercially reasonable efforts to promptly take all actions reasonably required by the applicable local law to permit such repatriation) and if within 12 months of the applicable prepayment event, such repatriation of any of such affected

Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than 10 Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof, including tax distributions in respect thereof) to the repayment of the Term Loans pursuant to this Section 2.07(b) to the extent provided herein, and

(B) to the extent that the Borrower has determined in good faith that repatriation to the United States of any or all of the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or any or all of the Excess Cash Flow attributable to a Foreign Subsidiary or FSHCO would have material adverse tax consequences to Holdings (or any parent of Holdings to the extent such material adverse tax consequence is related to its ownership of the equity interests in Holdings or the Borrower and its Restricted Subsidiaries), the Borrower or any of the Restricted Subsidiaries as determined by the Borrower in good faith (relative to the relevant Foreign Disposition, Foreign Casualty Event or Excess Cash Flow and taking into account any foreign tax credit or benefit actually realizable and utilizable in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary or FSHCO.

(viii) Mandatory Prepayment Procedures; Declining Lenders. The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Loans pursuant to Section 2.07(b)(i), (ii) or (iii) 4 Business Days prior to the date on which such payment is due. Such notice shall state that the Borrower is offering to make or will make such mandatory prepayment on or before the date specified in Section 2.07(b)(i), (ii) or (iii) as the case may be (each, a “Prepayment Date”). Once given, such notice shall be irrevocable and all amounts subject to such notice shall be due and payable on the Prepayment Date (except as otherwise provided in Section 2.07(b)(vii) and in the last sentence of this Section 2.07(b)(viii)). Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Appropriate Lender of the prepayment event, the Prepayment Date and of such Lender’s Pro Rata Share of the prepayment. Each Lender may elect (in its sole and absolute discretion) to decline all (but not less than all) of its Pro Rata Share of any mandatory prepayment (other than any mandatory prepayment pursuant to Section 2.07(b)(iii) or (iv)) by giving notice of such election in writing to the Administrative Agent by 11:00 a.m. (New York City time), on or prior the date that is 2 Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a notice of election declining receipt of its Pro Rata Share of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share of the total amount of such mandatory prepayment of Term Loans. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately notify the Borrower of such election. Any amount so declined by any Lender shall be used by the Borrower to make mandatory prepayments of Junior Lien Debt to the extent required thereby, and if declined by the holders thereof, such declined amounts may be retained by the Borrower and its Restricted Subsidiaries.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.07 (other than prepayment of Base Rate Loans) shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a EURIBO Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such EURIBO Rate Loan pursuant to Section 3.05.

(d) Application of Prepayment Amounts. Each payment or prepayment pursuant to the provisions of Section 2.07(b) shall be applied ratably among the Lenders of each Class holding the Loans being prepaid, in proportion to the principal amount held by each, and shall be applied as among the Term Loans or the Revolving Loans, as the case may be, being prepaid, (i) in the case of Loans denominated in Dollars, Euros or British Pounds, (A) first, to prepay all Base Rate Loans and (B) second, to the extent of any excess remaining after application as provided in clause (A) above, to prepay all Term Benchmark Loans or RFR Loans, as applicable (and as among Term Benchmark Loans and RFR Loans, (1) first to prepay those Term Benchmark Loans and RFR Loans, if any, having Interest Payment Dates on the date of such prepayment, and (2) thereafter, to the extent of any excess remaining after application as provided in clause (1) above, to prepay any Term Benchmark Loans and any RFR Loan in the order of the Interest Payment Dates applicable thereto) and (ii) in the case of Loans denominated in any Alternative Currency (other than British Pounds and Euros), in a manner to be agreed with the Lenders of the applicable Class upon such currency becoming an Alternative Currency.

(e) Interest Period Deferrals. Notwithstanding any of the other provisions of this Section 2.07, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term Benchmark Loans is required to be made under this Section 2.07 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.07 in respect of any such Term Benchmark Loan, prior to the last day of the Interest Period therefor, the Borrower may, in its sole and absolute discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.07. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.07.

(f) Inaccurate Calculations. In the event that any financial statement or certificate delivered pursuant to Section 6.01, Section 6.02 or any notice delivered under Section 2.07(b) is determined to be inaccurate (at a time prior to the satisfaction of the Termination Conditions), and such inaccuracy, if corrected, would have led to (a) a higher amount of mandatory prepayment (including due to application of a higher Applicable ECF Prepayment Percentage), then (i) the Borrower shall promptly (and in any event within 5 Business Days) following such determination deliver to the Administrative Agent correct financial statements, certificates and notices, as applicable and (ii) the Borrower shall promptly (and in any event within fifteen Business Days) following delivery of such corrected financial statements, certificates or notices pay to the Administrative Agent the additional amount of mandatory prepayment and no Default or Event of Default shall be deemed to have occurred with respect to such underpayment prior to the expiration of such fifteen Business Day period or (b) a lower amount of mandatory prepayment (including due to application of a lower Applicable ECF Prepayment Percentage), then (i) the Borrower shall promptly (and in any event within 5 Business Days) following such determination deliver to the Administrative Agent correct financial statements, certificates and notices, as applicable and (ii) such overpaid amount shall be applied to reduce the amount of any mandatory prepayments required to be made pursuant to Section 2.07(b) in future periods.

SECTION 2.08 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent 1 Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof or, if less, the entire amount thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.07, the Total Utilization of Revolving Commitments would exceed the total Revolving Commitments or (B) the Letter of Credit Sublimit if, after giving effect thereto, (1) the Letter of Credit Usage not fully Cash Collateralized hereunder at 101% of the maximum face amount of any such Letters of Credit would exceed the Letter of Credit Sublimit or (2) the Letter of Credit Usage with respect to Letters of Credit issued by an applicable Issuing Bank not fully Cash Collateralized hereunder at 101% of the maximum face amount of any such Letters of Credit would exceed the amount of such Issuing Bank’s Letter of Credit Percentage of the Letter of Credit Sublimit. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory.

(i) (A) The Initial Term Loan Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Initial Term Loan pursuant to Section 2.01~~(a)~~ and (B) the Revolving Commitments shall terminate on the Revolving Commitment Termination Date applicable to such Revolving Commitments.

(ii) If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.08, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Commitments at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Pro Rata Share of Commitments of such Class.

SECTION 2.09 Repayment of Loans.

(a) Subject in all respects to Section 2.07(a)(iii) and Section 2.07(b)(vi), the Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the last Business Day of each fiscal quarter (commencing with the ~~second full~~first fiscal quarter ending after the ~~Closing~~Amendment No. 1 Effective Date) an aggregate principal amount equal to ~~0.25~~0.2506265% of the aggregate principal amount of the Initial Term Loan borrowed (or deemed borrowed) by the Borrower on the ~~Closing~~Amendment No. 1 Effective Date and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date. In addition, in connection with any reduction in principal amount of the Initial Term Loans on a non-pro rata basis permitted hereunder, including pursuant to Section 2.07(a)(iv), 2.07(b)(viii), Section 3.07, Section 11.07(l) or Dutch auctions pursuant to Exhibit M, the amortization aggregate amount set forth above shall be reduced to account for such non-pro rata prepayments. For the avoidance of doubt, the Initial Term Loans made on the Amendment No. 1 Effective Date shall mature and shall become due and payable on the Maturity Date for the Initial Term Loans.

(b) The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders the outstanding principal amount of Revolving Loans on the Revolving Commitment Termination Date.

(c) The Borrower shall repay to the Swing Line Lender (or, to the extent required by Section 2.03(c), to the Administrative Agent for the account of the Revolving Lenders) each Swing Line Loan made by the Swing Line Lender on the earlier to occur of (i) the date 15 days after such Swing Line Loan is made and (ii) the Revolving Commitment Termination Date; provided that on each date that a Revolving Loan is made, the Borrower shall repay all Swing Line Loans then outstanding. At any time that there shall exist a Defaulting Lender that is a Revolving Lender, immediately upon the request of the Swing Line Lender, the Borrower shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of the Swing Line Loans.

SECTION 2.10 Interest.

(a) Subject to the provisions of Section 2.10(b) and provisions to be agreed with the Lenders of the applicable Class for Loans denominated in an Alternative Currency upon such currency becoming an Alternative Currency, (i) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the applicable Term Benchmark for such Interest Period plus the Applicable Rate, (ii) each RFR Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple RFR plus the Applicable Rate, (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c) If any amount (other than the principal of any Loan) payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(d) Accrued and unpaid interest on the principal amount of all outstanding past due Obligations hereunder (including interest on past due interest) shall be due and payable upon demand.

(e) Subject to provisions to be agreed with the Lenders of the applicable Class for Loans denominated in an Alternative Currency upon such currency becoming an Alternative Currency, interest on each Loan shall be due and payable (i) with respect to Base Rate Loans (other than Swing Line Loans), Term Benchmark Loans and RFR Loans, in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein and (ii) with respect to Swing Line Loans, together with the repayment thereof. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding, under any Debtor Relief Law.

(f) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for any Term Benchmark Loans upon determination of such interest rate. The determination of Term SOFR or the EURIBO Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the “prime rate” used in determining the Base Rate promptly following the public announcement of such change.

(g) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 15 Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans, the number of Interest Periods otherwise permitted by this Section 2.10(g) shall increase by 3 Interest Periods for each applicable Class so established.

SECTION 2.11 Fees.

(a) On the Closing Date, the Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

(b) The Borrower agrees to pay to the Administrative Agent for the benefit of the Revolving Lenders:

(i) commitment fees for the period from and including the Closing Date to and including the Revolving Commitment Termination Date applicable to such Revolving Lender’s Revolving Commitments equal to (A) the average of the daily difference between (1) the Revolving Commitments and (2) the sum of (I) the aggregate principal Dollar Amount of all outstanding Revolving Loans (for the avoidance of doubt, excluding Swing Line Loans) plus (II) the Letter of Credit Usage, times (B) the Applicable Commitment Fee; and

(ii) letter of credit fees with respect to all Letters of Credit equal to (A) the Applicable Rate for Revolving Loans that are Term Benchmark Loans, times (B) the average aggregate daily maximum Dollar Amount available to be drawn under all Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination and whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit).

All fees referred to in this Section 2.11(b) shall be paid to the Administrative Agent at the Administrative Agent’s Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(c) The Borrower agrees to pay directly to the applicable Issuing Bank, for its own account, the following fees:

(i) a fronting fee to be agreed by the Borrower and the applicable Issuing Bank and notified to the Administrative Agent from time to time (not to exceed 0.125% per annum) times the daily maximum Dollar Amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) determined as of the close of business on any date of determination; and

(ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be, as evidenced by such Issuing Bank’s invoices delivered to the Borrower.

Each payment of fees required above under this Section 2.11(c) on any Letters of Credit denominated in Dollars or an Alternative Currency shall be made in Dollars.

(d) All fees referred to in Sections 2.11(b) and 2.11(c) shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of each year during the Revolving Commitment Period, commencing with the first full fiscal quarter ending after the Closing Date, and on the Revolving Commitment Termination Date.

(e) [Reserved].

(f) The Borrower agrees to pay to the Administrative Agent for its own account the administrative fees payable in the amounts and at the times separately agreed upon as set forth in the provisions of the Agent Fee Letter related thereto.

(g) At the time of the effectiveness of any Repricing Event that is consummated during the period commencing on the Closing Date through and including the day immediately prior to the date that is 6 months after the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with the Initial Term Loans that are either repaid, converted or subjected to a pricing reduction in connection with such Repricing Event (including each Lender that withholds its consent to such Repricing Event and is replaced as a Non-Consenting Lender under Section 3.07), a fee in an amount equal to 1.0% of (i) in the case of a Repricing Event described in clause (a) of the definition thereof, the aggregate principal amount of all the Initial Term Loan prepaid (or converted) in connection with such Repricing Event and (ii) in the case of a Repricing Event described in clause (b) of the definition thereof, the aggregate principal amount of all the Initial Term Loan outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Event. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event.

SECTION 2.12 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All computations of interest for Loans denominated in an Alternative Currency shall be made pursuant to conventions applicable to loans denominated in such Alternative Currency. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.13 Evidence of Indebtedness.

(a) The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender. Subject to the Register in Section 11.07(c), the accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the entries in the Register, the entries in the Register shall control in the absence of manifest error.

(b) Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence the relevant Class of such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

SECTION 2.14 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 2:00 p.m. (New York City time) on the date specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Appropriate Lender its proportionate share (based on such Appropriate Lender’s participation in the amount so paid) (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office; provided that the proceeds of any borrowing of Revolving Loans to finance the reimbursement of a drawn Letter of Credit as provided in Section 2.04(c) shall be remitted by the Administrative Agent to the applicable Issuing Bank. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Notwithstanding anything set forth above, the Borrower and the Administrative Agent may agree to separate cut-off times for payments made in connection with the payoff of one or more Facilities set forth in customary payoff letters without the consent of any Lender.

(b) [Reserved].

(c) Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder for the account of any Lender or any Issuing Bank, as applicable, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to such Lender or such Issuing Bank. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then such Lender or such Issuing Bank, as applicable, shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or such Issuing Bank in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or such Issuing Bank, as applicable, to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the applicable conditions to the Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.07 are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 9.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of such of the outstanding Loans or other Obligations then owing to such Lender.

(h) If any Lender shall fail to make any payment required to be made by it pursuant to 2.04(c), 2.06, 2.15 or 10.07, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swing Line Lender or the Issuing Banks to satisfy such Lender’s obligations to the Administrative Agent, the Swing Line Lender and the Issuing Banks until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal of or interest on account of the Loans of a particular Class made by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans of such Class made by them and/or such subparticipations in the participations in Letter of Credit Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each relevant Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including Section 2.07(a)(iv) and Section 11.07), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder or (C) any payment received by such Lender not in its capacity as a Lender. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.15 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.15 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.16 Incremental Facilities.

(a) Incremental Facilities. At any time and from time to time, on one or more occasions, the Borrower may, by executing one or more Incremental Amendments pursuant to the terms of this Section 2.16, (i) increase the aggregate principal amount of any outstanding Class of Term Loans or add one or more additional Classes of Term Loans under the Loan Documents, which in each case may be initially incurred in the form of delayed draw term loan commitments (the “Incremental Term Facilities” and the term loans made thereunder, the “Incremental Term Loans”) or (ii) increase the aggregate amount of Revolving Commitments or add one or more additional Classes of revolving loan facilities under the Loan Documents (the “Incremental Revolving Facilities” and the revolving loans and other extensions of credit made thereunder, the “Incremental Revolving Loans”; each such increase or additional Class incurred pursuant to clauses (i) and (ii), an “Incremental Facility” and the loans or other extensions of credit made thereunder, the “Incremental Loans”). Incremental Facilities may be incurred by the Borrower and/or one or more Restricted Subsidiaries as additional borrowers or co-borrowers; provided, that any additional borrower or co-borrower that is not a Subsidiary Guarantor shall become a Subsidiary Guarantor within 90 days after such event (or such longer period as the Administrative Agent may agree in its reasonable discretion); provided, further that such additional borrower or co-borrower shall provide customary KYC documentation and, to the extent such additional borrower or co-borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, to the Administrative Agent and the Lenders providing such Incremental Facilities.

(b) Ranking. Incremental Facilities (i) may rank either pari passu or junior in right of payment with the Initial Term Loan and the Revolving Commitments and (ii) may be unsecured or in the form of Pari Passu Lien Debt, Junior Lien Debt or Other Secured Debt; provided that to the extent such Incremental Facility constitutes Junior Lien Debt, the Administrative Agent on behalf of such Junior Lien Debt shall become a party to a Junior Lien Intercreditor Agreement as a “Second Priority Representative” (or similar designation).

(c) Size and Currency. The aggregate principal amount of Incremental Facilities that may be incurred at any time after the Closing Date, together with the aggregate principal amount of Incremental Equivalent Debt and Indebtedness incurred in reliance on the Fixed Incremental Amount pursuant to Section 7.03(g) incurred simultaneously therewith, will not exceed, an amount equal to,

(i) the Fixed Incremental Amount, plus

(ii) the Ratio Incremental Amount

(the sum of the Fixed Incremental Amount and the Ratio Incremental Amount, the “Incremental Amount”).

Each Incremental Facility will be in an integral multiple of $1,000,000 and in an aggregate principal amount that is not less than $5,000,000 (or (x) if denominated in an Alternative Currency, the same amount denominated in such Alternative Currency (e.g. €1,000,000 in lieu of $1,000,000) or (y) such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the Incremental Amount at such time. An Incremental Facility may be denominated in Dollars or an Alternative Currency determined by the Borrower and Persons providing such Incremental Facility.

(d) Incremental Lenders. Incremental Facilities may be provided by one or more existing Lenders (it being understood that no existing Lender shall have an obligation to make, or provide commitments with respect to, any Incremental Facility) and/or by one or more Additional Lenders. The existing Lenders shall not have any right to participate in any syndication of, and shall not have any right of first refusal or other right to provide, all or any portion of any Incremental Facility. For the avoidance of doubt, any Affiliated Lender that provides any Incremental Facility shall be subject to the limitations on Affiliated Lenders set forth in Section 11.07(h) (including the Affiliated Lender Term Loan Cap and the Affiliated Lender Revolving Cap, as applicable).

(e) Incremental Amendments; Use of Proceeds. Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement executed by the Borrower, any additional borrower (if any), any co-borrowers (if any) and each Person providing such Incremental Facility and acknowledged by the Administrative Agent; provided that failure by the Administrative Agent to acknowledge such Incremental Amendment shall not affect the effectiveness of such Incremental Amendment. The Borrower may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.

(f) Conditions. The availability of Incremental Facilities under this Agreement will be subject solely to the following conditions, subject, for the avoidance of doubt, to Section 1.08(f), measured on the effective date of the Incremental Amendment (or, at the option of the Borrower, regardless of whether incurred in connection with a Limited Condition Transaction, on the date such commitments with respect thereto first become effective):

(i) no Specified Event of Default shall have occurred and be continuing or would result therefrom; and

(ii) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of the effectiveness of the applicable Incremental Amendment; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that the condition set forth in this clause (ii) may be waived or not required by the Persons providing such Incremental Facilities and if Incremental Facilities will be incurred in connection with a Limited Condition Transaction will in any event be subject, for the avoidance of doubt, to Section 1.08(f).

(g) Terms. The terms of each Incremental Facility, except as otherwise set forth in this Section 2.16, will be as agreed between the Borrower and the Persons providing such Incremental Facility; provided that:

(i) the final maturity date of any Incremental Term Loans will be no earlier than the Latest Maturity Date of the Initial Term Loans;

(ii) the Weighted Average Life to Maturity of any Incremental Term Loans will be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans;

(iii) any Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) to the Initial Term Loans in any mandatory prepayments set forth in Section 2.07(b);

(iv) (A) to the extent secured, such Incremental Term Facilities or Incremental Revolving Facilities, as applicable, may be secured by a Lien on any property or asset of a Loan Party or Restricted Subsidiary and (B) such Incremental Term Facilities or Incremental Revolving Facilities, as applicable, may be Guaranteed by any Restricted Subsidiary of the Borrower that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor within 90 days after such event (or such longer period as the Administrative Agent may agree in its reasonable discretion); provided that the aggregate principal amount of (x) any Incremental Term Facilities and Incremental Revolving Facilities that are Other Secured Debt, (y) Permitted Ratio Debt, Incurred Acquisition Debt and Incremental Equivalent Debt that do not qualify as Other Secured Debt and (z) other Indebtedness under Section 7.03(j), in each case incurred or Guaranteed by a Non-Loan Party, shall not exceed the Non-Loan Party Debt Cap; and

(v) any Incremental Revolving Facility will not have a maturity date earlier than the Latest Maturity Date applicable to the then outstanding Revolving Facility. Any Incremental Revolving Facility shall be on the same covenant terms as the Revolving Facility to the extent it constitutes an increase of the Revolving Commitments.

(h) Pricing. The interest rate, fees, original issue discount, prepayment premium commitment fees and funding fees for any Incremental Facility will be as determined by the Borrower and the Persons providing such Incremental Facility; provided that in the event that the interest rate margin applicable to any Incremental Term Loan that is incurred during the first twelve (12) months following the Closing Date and is Pari Passu Lien Debt exceeds the Applicable Rate for the Initial Term Loans (at the then-effective pricing level) by more than 50 basis points, then the Applicable Rate for the Initial Term Loans shall be increased to the extent necessary so that the Applicable Rate for such Initial Term Loans is equal to the interest rate margin for such Incremental Term Loans minus 50 basis points.

(i) Adjustments to Revolving Loans. Upon each increase in the Revolving Commitments pursuant to this Section 2.16,

(i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of such increase (each an “Incremental Revolving Facility Lender”), and each such Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Lender will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Revolving Lender’s Revolving Commitments; and

(ii) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Facility be prepaid from the proceeds of Incremental Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 3.05.

(j) The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to Section 2.16.

SECTION 2.17 Refinancing Amendments.

(a) Refinancing Loans/Commitments. At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans or Commitments, in the form of Refinancing Loans or Refinancing Commitments made pursuant to a Refinancing Amendment.

(b) Refinancing Amendments. The effectiveness of any Refinancing Amendment will be subject only to the satisfaction on the date thereof of such conditions as may be requested by the providers of applicable Refinancing Loans or Refinancing Commitments. Each Refinancing Amendment will become effective upon execution by the Borrower, each Person providing such Refinancing Commitments or Refinancing Loans and acknowledged by the Administrative Agent; provided that failure by the Administrative Agent to acknowledge such Refinancing Amendment shall not affect the effectiveness of such Refinancing Amendment.

(c) Providers of Refinancing Loans. Refinancing Loans and Refinancing Amendments may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make all or any portion of any Refinancing Loan or Refinancing Commitment) or by any Additional Lender (subject to Section 11.07(h)).

SECTION 2.18 Extensions of Loans.

(a) Extension Offers. Pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans and/or Commitments of a particular Class, the Borrower may extend the Maturity Date of such Class and otherwise modify the terms of such Loans and/or Commitments pursuant to the terms set forth in an Extension Offer (each, an “Extension”). Each Extension Offer will specify the minimum amount of Loans and/or Commitments with respect to which an Extension Offer may be accepted, which (w) with respect to Loans or commitments denominated in Dollars, will be an integral multiple of $500,000 and an aggregate principal amount that is not less than $5,000,000, (x) with respect to Loans or commitments denominated in Euros, will be an integral multiple of €500,000 and an aggregate principal amount that is not less than €5,000,000, (y) with respect to Loans or commitments denominated in British Pounds, will be an integral multiple of £500,000 and an aggregate principal amount that is not less than £5,000,000 or (z) with respect to Loans or commitments denominated in an Alternative Currency (other than British Pounds or Euros), will be in minimum amounts to be agreed with the Appropriate Lenders of the applicable Class upon such currency becoming an Alternative Currency, or, in each case, if less, (i) the aggregate principal amount of such Loans outstanding or (ii) such lesser minimum amount as is approved by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed. Extension Offers will be made on a pro rata basis to all Lenders holding Loans and/or Commitments of a particular Class. If the aggregate outstanding principal amount of such Loans (calculated on the face amount thereof) and/or Commitments in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans and/or Commitments offered to be extended pursuant to such Extension Offer, then, unless the Borrower increases such maximum amount in its sole and absolute discretion, the Loans and/or Commitments of such Lenders will be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. There is no requirement that any Extension Offer or Extension Amendment (defined as follows) be subject to any “most favored nation” pricing provisions. The terms of an Extension Offer shall be determined by the Borrower, and Extension Offers may contain one or more conditions to their effectiveness, including a condition that a minimum amount of Loans and/or Commitments of any or all applicable tranches be tendered.

(b) Extension Amendments. Any Extension will become effective pursuant to an amendment (each, an “Extension Amendment”) to this Agreement executed by the Borrower, each Extending Lender and acknowledged by Administrative Agent; provided that failure by the Administrative Agent to acknowledge such Extension Amendment shall not affect the effectiveness of such Extension Amendment. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(c) Terms of Extension Offers and Extension Amendments. The terms of any Extended Loans and/or Extended Commitments will be set forth in the applicable Extension Offer and as agreed between the Borrower and the Extending Lenders accepting such Extension Offer; provided that:

(i) the final maturity date of such Extended Commitments will be no earlier than the Latest Maturity Date applicable to the Commitments subject to such Extension Offer and the final maturity date of such Extended Loans will be no earlier than the earlier of (x) the Latest Maturity Date of the Term Loans subject to such Extension Offer and (y) the Latest Maturity Date of the Initial Term Loans;

(ii) the Weighted Average Life to Maturity of any Extended Loans that are Term Loans will be no shorter than the shorter of (x) the remaining Weighted Average Life to Maturity of the Term Loans subject to such Extension Offer and (y) the remaining Weighted Average Life to Maturity of the Initial Term Loans; and

(iii) any Extended Loans that are Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory prepayments pursuant to Section 2.07(b).

Any Extended Loans or Extended Commitments will constitute a separate Class of Term Loans or Revolving Commitments from the Term Loans or Revolving Loans held by Lenders that did not accept the applicable Extension Offer; provided that such Extended Loans or Extended Commitments may constitute the same Class with any other Loans or Commitments hereunder if their terms satisfy the requirements set forth in the definition of “Class”.

(d) Extension of Revolving Commitments. In the case of any Extension of Revolving Commitments and/or Revolving Loans, the following shall apply:

(i) all borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Lenders, based on the relative amounts of their Revolving Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments on the relevant Maturity Date;

(ii) with respect to any Issuing Bank or Swing Line Lender that has agreed to such Extension, the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swing Line Loan as between the Revolving Commitments of such extended tranche and the remaining non-extended Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Revolving Commitments has occurred;

(iii) no termination of extended Revolving Commitments and no repayment of extended Revolving Loans accompanied by a corresponding permanent reduction in extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of each other tranche of Revolving Loans and Revolving Commitments (or each other tranche of Revolving Commitments and Revolving Loans shall have otherwise been terminated and repaid in full);

(iv) the Maturity Date with respect to the Revolving Commitments available under the Letter of Credit Sublimit or the Swing Line Sublimit may not be extended without the prior written consent of each Issuing Bank and the Swing Line Lender, respectively; and

(v) at no time shall there be more than 5 different tranches of Revolving Commitments.

If the Total Utilization of Revolving Commitments exceeds the Revolving Commitment as a result of the occurrence of the Maturity Date with respect to any tranche of Revolving Commitments while an extended tranche of Revolving Commitments remains outstanding, the Borrower shall make such payments as are necessary in order to eliminate such excess on such Maturity Date.

(e) Required Consents. The transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of the Administrative Agent, any Lender (other than the applicable Extending Lenders) or any other Person, and the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18 (including, to the extent applicable, the provisions of Section 2.07, Section 2.08 or Section 2.15) will not apply to any of the transactions effected pursuant to this Section 2.18.

SECTION 2.19 Permitted Debt Exchanges.

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “US person” (as defined in Rule 902 under the Securities Act)) with outstanding Term Loans of a particular Class, the Borrower may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of Pari Passu Lien Debt, Junior Lien Debt, Other Secured Debt or unsecured Indebtedness) and/or Equity Interests (such Indebtedness and/or Equity Interests, “Permitted Debt Exchange Securities” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:

(i) each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Term Lenders (other than, (x) with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “US person” (as defined in Rule 902 under the Securities Act) or (y) any Lender that, if requested by the Borrower, is unable to certify that it can receive the type of Permitted Debt Exchange Securities being offered in connection with such Permitted Debt Exchange) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class;

(ii) the aggregate principal amount (which, in the case of Qualified Equity Interests, shall be disregarded in such calculation) of such Permitted Debt Exchange Securities is in an original aggregate principal amount (or accreted value, if applicable) not greater than the principal amount (or accreted value, if applicable) of the Term Loans being exchanged plus (i) the amount of all unpaid, accrued, or capitalized interest, penalties, premiums (including tender premiums) and other amounts payable with respect to the Term Loan being exchanged and (ii) underwriting discounts, fees, commissions, costs, expenses and other amounts payable (including the amount of all original issue discount) with respect to such Permitted Debt Exchange Securities;

(iii) (i) the Weighted Average Life to Maturity of such Permitted Debt Exchange Securities constituting Indebtedness is equal to or longer than the shorter of (x) the remaining Weighted Average Life to Maturity of the Term Loans being exchanged and (y) the Latest Maturity Date of the Initial Term Loans and (ii) the final maturity date of such Permitted Debt Exchange Securities constituting Indebtedness may not be earlier than the earlier of (x) the final maturity date of the Term Loans being exchanged and (y) the Latest Maturity Date of the Initial Term Loans;

(iv) any mandatory prepayments of Permitted Debt Exchange Securities constituting Indebtedness (x) that constitutes Pari Passu Lien Debt shall be made on a pro rata basis or less than pro rata basis with any corresponding mandatory prepayment set forth in Section 2.07(b) (but not greater than a pro rata basis) and (y) that constitutes Junior Lien Debt or unsecured Indebtedness shall not be made unless, to the extent required hereunder, such repayments are first made or offered to prepay the Initial Term Loans and the other Pari Passu Lien Debt;

(v) such Permitted Debt Exchange Securities constituting Indebtedness shall not be incurred or Guaranteed by any Loan Party or Restricted Subsidiary other than a Loan Party or Restricted Subsidiary that was an obligor of the Term Loans being exchanged and no additional Loan Parties or Restricted Subsidiaries other than such obligors shall become liable for such Indebtedness unless also made a Guarantor hereunder or unless otherwise permitted under Section 7.03 at such time; and

(vi) if such Permitted Debt Exchange Securities constituting Indebtedness are secured by Liens on assets of a Loan Party,

(A) unless otherwise permitted under Section 7.01 at such time, such Indebtedness shall not be secured by Liens on any assets of a Loan Party that is not also subject to, or would be required to be subject to pursuant to the Loan Documents, a Lien securing the Obligations constituting Pari Passu Lien Debt or Junior Lien Debt (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” or asset-based lender, (2) Liens on property or assets applicable only to periods after the Latest Maturity Date of the Initial Term Loans at the time of incurrence, (3) any Liens on property or assets to the extent that such property or asset is also added for the benefit of the Lenders under the Initial Term Loan and (4) assets of any Loan Party that secured the relevant Refinanced Indebtedness); and

(B) with respect to Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Indebtedness may (and has) become party to, or is otherwise subject to the provisions of (A) if such Indebtedness is Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement as an “Additional First Lien Representative” (or similar designation) and any Junior Lien Intercreditor Agreement then in existence as a “Senior Priority Representative” (or similar designation) or (B) if such Indebtedness is Junior Lien Debt, a Junior Lien Intercreditor Agreement as a “Second Priority Representative” (or similar designation);

(vii) all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by the Borrower and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange);

(viii) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;

(ix) any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrower; and

(x) notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Commitments exchanged pursuant to any Permitted Debt Exchange Offer.

(b) With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.19, such Permitted Debt Exchange Offer shall be made for not less than $25,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing the Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange.

(c) In connection with each Permitted Debt Exchange, (i) the Borrower shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof; provided that, failure to give such notice shall in no way affect the effectiveness of any Permitted Debt Exchange consummated in accordance with this Section 2.19 and (ii) the Debt Representative, in consultation with the Administrative Agent, acting reasonably, shall establish such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.19; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than 5 Business Days following the date on which the Permitted Debt Exchange Offer is made. The Borrower shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than 3 Business Days prior to the proposed date of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Administrative Agent) and the Administrative Agent shall be entitled to conclusively rely on such results.

(d) The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (i) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.

(e) The transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Permitted Debt Exchange on such terms as may be set forth in the relevant Permitted Debt Exchange Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.19 (including, to the extent applicable, the provisions of Section 2.07, Section 2.08 or Section 2.15) will not apply to any of the transactions effected pursuant to this Section 2.19.

SECTION 2.20 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender hereunder (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Bank and the Swing Line Lender hereunder; third, to Cash Collateralize each Issuing Bank’s and the Swing Line Lender’s Fronting Exposure with respect to such Defaulting Lender with respect to outstanding Letters of Credit (in an amount equal to 101% of such Fronting Exposure) with respect to such Defaulting Lender in accordance with Section 2.20(d); fourth, as the Borrower may request (so long as no Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a Cash Collateral Account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize each Issuing Bank’s future Fronting Exposure (in an amount equal to 101% of such future Fronting Exposure) with respect to such Defaulting Lender with respect to future Letters of Credit or Swing Line Loans, as applicable, issued under this Agreement, in accordance with Section 2.20(d); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders who have made such Loans on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans of the applicable Class and, if such payment is made under the Revolving Facility, funded and unfunded participations in Letters of Credit and the Swing Line Loans are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.20(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(b) for any period during which that Lender is a Defaulting Lender; provided such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(b)(ii) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.04.

(B) With respect to any fees under Section 2.11(b) and not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (2) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iii) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit or Swing Line Loans shall be reallocated among the Non-Defaulting Lenders with Revolving Commitments in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (A) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv) Cash Collateral. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and second, Cash Collateralize Issuing Bank’s Fronting Exposure (in an amount equal to 101% of the maximum Stated Amount of all outstanding Letters of Credit) in accordance with the procedures set forth in Section 2.04.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and, with respect to any Defaulting Lender with Revolving Commitments, the Swing Line Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the applicable Class of the other Lenders in respect of which it has defaulted or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans of any Class and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the applicable Term Loan Commitments under which the applicable Term Loans are incurred or Revolving Commitments, as applicable (without giving effect to clause (a)(iii) above) whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower, while that Lender was a Defaulting Lender; provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c) New Swing Line Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (A) no Swing Line Lender shall be required to issue, extend or amend any Swing Line Loan unless it is satisfied that it will have no Fronting Exposure after giving effect thereto and (B) no Issuing Bank shall be required to issue, extend or amend any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Cash Collateral. At any time that there shall exist a Defaulting Lender and Section 2.20(a)(iv) is applicable, within 1 Business Day following the written request of the Administrative Agent, any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the applicable Issuing Bank’s Fronting Exposure, with respect to such Defaulting Lender (determined after giving effect to clause (a)(iii) above and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit and Swing Line Loans, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that the Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Banks or the Revolving Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s or the Swing Line Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20 following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (B) the determination by the Administrative Agent, the applicable Issuing Bank or the Swing Line Lender, as the case may be, that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.20, the Person providing Cash Collateral and the applicable Issuing Bank may agree that the Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 2.21 Currency Equivalents.

(a) The Administrative Agent shall determine the Dollar Amount of each Revolving Loan denominated in an Alternative Currency and Letter of Credit Obligation in respect of Letters of Credit denominated in an Alternative Currency on each Revaluation Date. Each such determination shall be based on the Exchange Rate as of such date.

(b) If after giving effect to any such determination of the Dollar Amount, the Total Utilization of Revolving Commitments exceeds the aggregate amount of Revolving Commitments then in effect, the Borrower shall, within 5 Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay the applicable Revolving Loans under the Revolving Facility or take other action as the Administrative Agent, in its discretion, may direct (including to Cash Collateralize the applicable Letter of Credit Obligations) to the extent necessary to eliminate any such excess.

SECTION 2.22 Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01 Taxes.

(a) Except as required by Law, any and all payments by the Borrower or any Guarantor to or for the account of any Recipient under any Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities (including additions to tax, penalties and interest) with respect thereto (“Taxes”). The following shall be “Excluded Taxes”: with respect to each Recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder, (i) taxes imposed on or measured by net income (however denominated, and including branch profits and similar taxes), and franchise or similar taxes, in each case, that are imposed by the jurisdiction under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (ii) Other Connection Taxes, (iii) any U.S. federal withholding taxes imposed on amounts payable to or for the account of a Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (A) such Recipient acquires such interest in the Loan or Commitment, other than pursuant to an assignment request by the Borrower under Section 3.07, or (B) such Lender changes its Lending Office (other than at the written request of the Borrower to change such Lending Office), except in each case to the extent that pursuant to Section 3.01, amounts with respect to such taxes were payable to such Recipient’s assignor immediately before such Recipient became a party hereto, or to such Lender immediately before it changed its Lending Office, (iv) any taxes imposed as a result of the failure of any Recipient to comply with the applicable provisions of Sections 3.01(b), 3.01(c), 3.01(d) and 3.01(e), (v) any taxes imposed under FATCA and (vi) additions to tax, penalties and interest on the foregoing amounts in clauses (i) through (v). If any Withholding Agent is required under applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) to deduct or withhold any Taxes (as defined above) from or in respect of any sum payable under any Loan Document to any Recipient, (i) except in the case of Excluded Taxes, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01(a)), the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall make such deductions and withholdings, (iii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant taxing authority, and (iv) as soon as practicable after the date of any such payment made by the Borrower or a Guarantor, the Borrower or applicable Guarantor shall furnish to such Recipient the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or applicable Guarantor (or other evidence of payment reasonably satisfactory to the Administrative Agent). In addition, each Recipient, as applicable, shall promptly notify a Loan Party upon becoming aware of any circumstances as a result of which a Loan Party is or would be required to make any deduction or withholding from any sum payable hereunder.

(b) To the extent it is legally able to do so, each Recipient (including an Eligible Assignee to which a Lender assigns its interest in accordance with Section 11.07, unless such Eligible Assignee is already a Lender hereunder) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent on or prior to the date on which the Foreign Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two accurate, complete and signed copies of whichever of the following is applicable: (i) IRS Form W-8BEN or Form W-8BEN-E (or successor form) certifying that it is entitled to benefits under an income tax treaty to which the United States is a party; (ii) IRS Form W-8ECI (or successor form) certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; (iii) if the Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder of the Borrower described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code, a certificate to that effect in substantially the form attached hereto as Exhibit G (a “Non-Bank Certificate”) and an IRS Form W-8BEN or Form W-8BEN-E (or successor forms), certifying that the Foreign Lender is not a United States person; or (iv) to the extent a Foreign Lender is not the beneficial owner for U.S. federal income tax purposes, IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by, as and to the extent applicable, an IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Non-Bank Certificate, Form W-9, Form W-8IMY (or other successor forms) and any other required supporting information from each beneficial owner (it being understood that a Foreign Lender need not provide certificates or supporting documentation from beneficial owners if (A) the Foreign Lender is a “qualified intermediary” or “withholding foreign partnership” for U.S. federal income tax purposes and (B) such Foreign Lender is as a result able to establish, and does establish, that payments to such Foreign Lender are, to the extent applicable, entitled to an exemption from or, if an exemption is not available, a reduction in the rate of, U.S. federal withholding taxes without providing such certificates or supporting documentation).

(c) Without limiting the provisions of Section 3.01(b), each Lender shall, to the extent it is legally entitled to do so, (i) promptly submit to the Borrower and the Administrative Agent two accurate, complete and signed copies of such other or additional forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant taxing authorities) as may then be applicable or available to secure an exemption from or reduction in the rate of any applicable withholding tax or to enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements (1) on or before the date that such Lender’s most recently delivered form, certificate or other evidence expires or becomes obsolete or inaccurate in any material respect, (2) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (3) promptly upon the reasonable request of the Borrower and the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent of any change in the Lender’s circumstances that would modify or render invalid any claimed exemption or reduction; provided that the completion, execution and submission of such documentation (other than the documentation referred to in Section 3.01(b) and Section 3.01(d)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. This Section 3.01(c) shall not apply to any reporting requirements under FATCA.

(d) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(e) Each Recipient that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) (each, a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent two copies of accurate, complete and signed IRS Form W-9 or successor form certifying that such U.S. Lender is not subject to U.S. federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(f) Without duplication of amounts payable under Section 3.01(a), the Borrower agrees to pay any and all present or future stamp, court or documentary taxes, intangible, filing or mortgage recording taxes or charges or similar levies imposed by any Governmental Authority that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, Excluded Taxes and such amounts that are Other Connection Taxes imposed in connection with an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested in writing by the Borrower (all such non-excluded taxes described in this Section 3.01(f) being hereinafter referred to as “Other Taxes”).

(g) If any Taxes or Other Taxes are directly asserted by a Governmental Authority against any Recipient with respect to any payment received by such Agent or Lender in respect of any Loan Document, such Recipient may pay such Taxes or Other Taxes and the Borrower will promptly indemnify and hold harmless such Recipient for the full amount of such Taxes (other than Excluded Taxes) and Other Taxes (and any Taxes (other than Excluded Taxes) and Other Taxes imposed on amounts payable under this Section 3.01), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the applicable Recipient will use reasonable efforts to cooperate with the Loan Party to obtain a refund of such Taxes (which shall be repaid to the Loan Party in accordance with Section 3.01(h)) so long as such efforts would not, in the sole determination of the applicable Recipient result in any additional costs or expenses not reimbursed by the Loan Party or be otherwise materially disadvantageous to it. Payments under this Section 3.01(g) shall be made within 30 days after the date the Borrower receives written demand for payment from such Recipient.

(h) If any Recipient determines, in its sole and absolute discretion, exercised in good faith, that it has received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Guarantor, as the case may be, or with respect to which the Borrower or any Guarantor, as the case may be, has paid additional amounts pursuant to this Section 3.01, it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower or Holdings, as the case may be under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or Holdings, as the case may be, upon the request of such Recipient, agrees to repay the amount paid over to the Borrower or Holdings, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will such Recipient be required to pay any amount to the Borrower or Holdings pursuant to this paragraph (i) the payment of which would place such Recipient in a less favorable net after-tax position than the indemnified party would have been in if the Tax or Other Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax or Other Tax had never been paid. Such Recipient, as the case may be, shall provide the Borrower upon request with a copy of any notice of assessment or other evidence reasonably available of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Recipient may delete any information therein that such Recipient deems confidential or not relevant to such refund in its reasonable discretion). This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it reasonably deems confidential) to the Borrower, any Guarantor or any other Person.

(i) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (g) with respect to such Lender, it will, if requested by the Borrower, use commercially reasonable efforts to mitigate the effect of any such event by designating another Lending Office for any Loan affected by such event or assigning its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation would reduce or eliminate any amount of Taxes or Other Taxes required to be deducted or withheld or paid by the Borrower; provided that such designation is made at the Borrower’s expense and are on terms that, in the reasonable judgment of such Lender, do not cause such Lender or any of its Lending Offices to suffer any economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(i) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (g).

(j) Notwithstanding any other provision of this Agreement, the Borrower and the Administrative Agent may deduct and withhold any taxes required by any Laws (including, for the avoidance of doubt, FATCA) to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 3.01.

(k) Each Agent or Lender, as applicable, shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Agent or Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting or expanding the obligation of the Borrower to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 11.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Agent or Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Agent or Lender by the Administrative Agent shall be conclusive absent manifest error. Each Agent and Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Agent or Lender under any Loan Document or otherwise payable by the Administrative Agent to such Agent or Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(k).

(l) Without limiting the foregoing, any Administrative Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code will deliver to the Borrower, on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), duly completed copies of a U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement with the Borrower to be treated as a U.S. person, with the effect that the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding tax.

(m) The agreements in this Section 3.01 shall survive the resignation or replacement of the Administrative Agent, termination of this Agreement and the payment, satisfaction or discharge of the Loans and all other amounts payable hereunder and any assignment of rights by, or replacement of, any Lender.

SECTION 3.02 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Term SOFR, the EURIBO Rate or Daily Simple RFR or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Term SOFR, the EURIBO Rate or Daily Simple RFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term Benchmark Loans, to make RFR Loans or to convert Base Rate Loans to Term Benchmark Loans or RFR Loans, as applicable, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to clause (c) of the definition of “Base Rate”, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term Benchmark Loans, or a Borrowing of or conversion to RFR Loans, as applicable, and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans or RFR Loans, as applicable, of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), either on the Interest Payment Date therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans or RFR Loans, as applicable, or (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon clause (c) of the definition of “Base Rate” with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 3.03 Inability to Determine Rates. Subject to Section 1.13, (a) (i) if on or prior to the first day of any Interest Period for any Term Benchmark Loans the Administrative Agent reasonably determines that “Term SOFR” or the “EURIBO Rate” cannot be determined pursuant to the definition thereof, or (ii) on any day, the Administrative Agent reasonably determines that “Daily Simple RFR” cannot be determined pursuant to the definition thereof or, (b) the Required Lenders determine that for any reason in connection with any request for a Term Benchmark Loan, or a conversion thereto or a continuation thereof that Term SOFR or the EURIBO Rate for any requested Interest Period with respect to a proposed Term Benchmark Loan or a request for an RFR Loan or a conversion thereto, as applicable, does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Term Benchmark Loans or RFR Loans, as applicable, shall be suspended (to the extent of the affected Term Benchmark Loans, affected RFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Loan of, conversion to or continuation of Term Benchmark Loans, or for a Loan of or conversion to RFR Loans (to the extent of the affected Term Benchmark Loans or RFR Loans, as applicable, or Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term Benchmark Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period, and any outstanding affected RFR Loans will be deemed to have been converted to Base Rate Loans on and from the date of such notice. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. Subject to Section 2.20, if the Administrative Agent determines that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, any Issuing Bank or the Swing Line Lender;

(ii) subject any Lender or any Issuing Bank or the Swing Line Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit, or change the basis of taxation of payments to such Lender or Issuing Bank or the Swing Line Lender, in respect thereof (except for (A) Taxes indemnifiable pursuant to Section 3.01, (B) any taxes and other amounts described in clauses (ii) through (v) of the second sentence of Section 3.01(a), (C) Connection Income Taxes, and (D) Other Taxes); or

(iii) impose on any Lender or any Issuing Bank or the Swing Line Lender any other condition, cost or expense (other than Taxes) affecting this Agreement, any Letter of Credit or any participation in a Letter of Credit that is not otherwise accounted for in the definition of Term SOFR, the EURIBO Rate or Daily Simple RFR or this clause (a);

and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank or the Swing Line Lender of making or maintaining any Loan the interest on which is determined by reference to Term SOFR, the EURIBO Rate or the Daily Simple RFR, in the case of a Change in Law with respect to Taxes, making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such other Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank (whether of principal, interest or any other amount)) then, from time to time within 10 days after demand by such Lender or such Issuing Bank setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent) (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered. No Lender or Issuing Bank or the Swing Line Lender shall request that the Borrower pay any additional amount pursuant to this Section 3.04(a) unless it shall concurrently make similar requests to other borrowers similarly situated and affected by such Change in Law and from whom such Lender or Issuing Bank or the Swing Line Lender is entitled to seek similar amounts.

(b) Capital Requirements. If any Lender or any Issuing Bank reasonably determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or such Issuing Bank or the Loans made by or Letters of Credit issued by it to a level below that which such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to liquidity or capital adequacy), then from time to time upon demand of such Lender or such Issuing Bank setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent) (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or their respective holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 3.04 or Section 3.01 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section 3.04 or Section 3.01 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Bank notifies the Borrower of the Change in Law or other matter giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law or other matter giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.05 Funding Losses.

Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost, liability or expense (excluding loss of anticipated profits or margin) actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any EURIBO Rate Loan or any Term Benchmark Revolving Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any EURIBO Rate Loan or any Term Benchmark Revolving Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a EURIBO Rate Loan or a Term Benchmark Revolving Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07;

including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Notwithstanding the foregoing, no Lender may make any demand under this Section 3.05 (i) in connection with any prepayment of interest on Term Loans or (ii) in connection with any prepayment of the Loans for which the Borrower has delivered notice to the Lenders 3 Business Days prior to such date of prepayment, and the Lenders do not submit a demand for reimbursement in accordance with this Section 3.05 within 1 Business Day of such prepayment.

SECTION 3.06 Matters Applicable to All Requests for Compensation.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.

(b) Suspension of Lender Obligations. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term Benchmark Loans from one Interest Period to another Interest Period, to make RFR Loans, or to convert Base Rate Loans into Term Benchmark Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) Conversion of Term Benchmark Loans and RFR Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Term Benchmark Loans or RFR Loans, as applicable, no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans or RFR Loans, as applicable, made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans or after the next Interest Payment Date for RFR Loans, as applicable, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding Term Benchmark Loans or RFR Loans, as applicable, and by such Lender are held pro rata (as to principal amounts, interest rate basis, Interest Periods and Interest Payment Dates) in accordance with their respective Pro Rata Shares.

SECTION 3.07 Replacement of Lenders Under Certain Circumstances. If (i) any Lender requests compensation under Section 3.04 or ceases to make Term Benchmark Loans or RFR Loans, as applicable, as a result of any condition described in Section 3.02 or Section 3.04, (ii) the Borrower is required to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.01(i), (iii) any Lender is a Non-Consenting Lender, (iv) any Lender does not accept an Extension Offer, a Permitted Debt Exchange Offer or declines to execute a Refinancing Amendment requesting all Lenders of the applicable Class to provide the relevant Credit Agreement Refinancing Indebtedness, (v) any Lender shall become and continue to be a Defaulting Lender or (vi) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the Commitments of such Lender and repay all

Obligations of the Borrower owing to such Lender in relation to Loans and participations held by such Lender (or, at the option of the Borrower, terminate the Commitments and repay the Loans in respect of any Class thereof directly related to any of the circumstances described in clauses (i) – (vi) above) and/or (y) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents (other than its existing rights to payments pursuant to Section 3.01 or Section 3.04) to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if such Lender accepts such assignment) (or, at the option of the Borrower, cause such Lender to assign Commitments and/or Loans in respect of any Class thereof directly related to any of the circumstances described in clauses (i) – (vi) above), provided that, in the case of clause (y) above:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.07(b)(iv);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts payable under Section 2.11(g) and Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), or, as applicable, of the applicable Class of Commitments and/or Loans subject to the assignment;

(c) such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in Letters of Credit or Swing Line Loans (or, as applicable, of the applicable Class of Commitments and/or Loans subject to such assignment), and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;

(d) the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;

(e) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(f) in the case of any such assignment resulting from a Lender being a Non-Consenting Lender, the Eligible Assignee shall consent, at the time of such assignment, to each matter in respect of which such Lender being replaced was a Non-Consenting Lender.

Notwithstanding anything to the contrary contained above, any Lender that acts as an Issuing Bank may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Bank (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such Issuing Bank or the depositing of cash collateral in the Minimum Collateral Amount (calculated for this purpose, solely with respect to such Issuing Bank) into a cash collateral account pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.09.

In the event that (i) the Borrower or the Administrative Agent has requested that Lenders consent to a departure from or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each directly and adversely affected lender, each affected Lender, or each Lender of a certain Class and (iii) the majority of such group of Lenders with the voting right (including the Required Lenders, Required Revolving Lenders or Required Facility Lenders, as applicable) as determined by the Borrower, have agreed to such consent, waiver or amendment, then any Lender within such sub-group of Lenders who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent or the Collateral Agent.

ARTICLE IV

Conditions Precedent to Borrowings

SECTION 4.01 Conditions to Initial Borrowing.

The obligation of each Lender to extend credit to the Borrower and of each Issuing Bank to issue Letters of Credit hereunder on the Closing Date is subject to the satisfaction, or due waiver in accordance with Section 11.01, of each of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following:

(i) a Committed Loan Notice duly executed by the Borrower;

(ii) this Agreement duly executed by the Borrower, Holdings and Intermediate Holdings;

(iii) the Guaranty and the Security Agreement;

(iv) a copy of the Organization Documents of each Loan Party;

(v) certificates of good standing, to the extent applicable, from the applicable secretary of state of the state of organization (or local equivalent) of each Loan Party;

(vi) if applicable, a copy of the resolutions or other action of the board of directors (or similar governing body) of each Loan Party approving the execution, delivery and performance of the Loan Documents to which it is a party;

(vii) incumbency certificates and/or other certificates of Responsible Officers of the Loan Parties evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party;

(viii) a certificate reasonably acceptable to the Administrative Agent from each Loan Party signed by a Responsible Officer certifying that each copy of documents relating to it specified in clauses (iv) and (vi) above and the incumbency certificate specified in clause (vii) above, in each case, is correct, complete and in full force and effect and has not been amended or superseded as of a date no earlier than the date of this Agreement;

(ix) a certificate by a Responsible Officer of the Borrower that the conditions specified in clauses (e) and (f) below have been satisfied;

(x) an opinion from Kirkland & Ellis LLP, as special counsel to the Loan Parties with respect to matters of New York law; and

(xi) a certificate from the chief financial officer or other officer with equivalent duties of the Borrower as to the Solvency (after giving effect to the Transactions) of the Borrower and its Restricted Subsidiaries substantially in the form attached hereto as Exhibit I.

(b) Prior to or substantially simultaneously with the initial Borrowing on the Closing Date, the Closing Date Refinancing shall have been or will be consummated.

(c) All fees and expenses required to be paid hereunder on the Closing Date (and all fees and expenses required to be paid as separately agreed with the Lead Arrangers) and, with respect to expenses and legal fees, to the extent invoiced in reasonable detail at least 3 Business Days before the Closing Date (except as otherwise reasonably agreed to by the Borrower) shall have been paid in full in cash.

(d) The Lenders affiliated with the Lead Arrangers shall have received, at least 3 Business Days prior to the Closing Date, to the extent reasonably requested in writing by them at least 10 Business Days prior to the Closing Date (i) all documentation and other information about the Loan Parties in order to comply with applicable “know your customer” and Anti-Money Laundering Laws and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

(e) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and any such representations and warranties which are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects.

(f) No Default or Event of Default shall have occurred and be continuing on the Closing Date (immediately prior to giving effect to the Transactions) or would result after giving effect to the Transactions.

SECTION 4.02 Conditions to All Borrowings After the Closing Date. Except as set forth in Section 2.16(f) with respect to the incurrence of Incremental Facilities and subject to Section 1.08(f), the obligation of each Lender to honor a Committed Loan Notice and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, in each case, after the Closing Date, is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or issuance, amendment or extension of any Letter of Credit; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and any such representations and warranties which are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects.

(b) As of the date of such Borrowing or the date of any issuance, amendment or extension of any Letter of Credit, no Default or Event of Default shall have occurred and be continuing on such date (immediately prior to giving effect to the extensions of credit requested to be made) or would result after giving effect to the extensions of credit requested to be made on such date.

(c) If applicable, the Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof and, if applicable, the applicable Issuing Bank shall have received an Issuance Notice in accordance with the requirements hereof or the Swing Line Lender shall have received a Swing Line Loan Request in accordance with the requirements hereof.

Except as set forth in Section 2.16(f) with respect to the incurrence of Incremental Facilities and subject to Section 1.08(f), each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to another Type or a continuation of Term Benchmark Loans or an election of a new Interest Payment Date for an RFR Loan, as applicable) and each Issuance Notice submitted by the Borrower shall be deemed to be a representation and warranty that the condition specified in Sections 4.02(a) and (b) has been satisfied on and as of the date of the applicable Borrowing or issuance, amendment or extension of a Letter of Credit.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants each of the following, and solely with respect to Section 5.20, each of Holdings and Intermediate Holdings represents and warrants, to the Lenders, the Issuing Banks, the Administrative Agent and the Collateral Agent, in each case, to the extent and, unless otherwise specifically agreed by the Borrower, only on the dates required to be made, true and correct by Section 2.16, 4.01 or 4.02(a) or under any other Loan Document, as applicable.

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Restricted Subsidiaries that is a Material Subsidiary,

(a) is a Person duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction);

(b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party;

(c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; and

(d) is in compliance with all applicable Laws, writs, injunctions and orders;

except in each case, other than with respect to clauses (a) and (b)(ii) as they relate to the Borrower and Holdings, to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.02 Authorization; No Contravention.

(a) The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action of such Loan Party.

(b) The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party will not,

(i) contravene the terms of any of its Organization Documents;

(ii) violate any applicable Law; or

(iii) result in any contravention of any Contractual Obligation evidencing Indebtedness of such Loan Party;

except with respect to any breach, contravention or violation referred to in clause (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.03 Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for,

(a) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties;

(b) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral Documents); and

(c) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto or thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party party hereto or thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

SECTION 5.05 Financial Statements; No Material Adverse Effect.

(a) As of the Closing Date, the Annual Financial Statements fairly present in all material respects the financial condition of the Reporting Entity and its consolidated Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby except as otherwise expressly noted therein.

(b) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had a Material Adverse Effect.

(c) As of the Closing Date, the forecasted and pro forma financial information of the Reporting Entity delivered to the Lenders on or prior to the Closing Date, when taken as a whole, have been prepared in good faith based upon assumptions that are believed by the Reporting Entity to be reasonable at the time made and at the time such projections are delivered to the Lead Arrangers; it being understood that (1) such forecasted and pro forma financial information are not to be viewed as facts, (2) such forecasted and pro forma financial information are subject to significant uncertainties and contingencies, many of which are beyond the control of the Reporting Entity, (3) no assurance can be given that any particular forecasted and pro forma financial information will be realized and (4) actual results may differ and such differences may be material.

SECTION 5.06 Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.07 Labor Matters. Except as set forth on Schedule 5.07 or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, overtly threatened in writing and (b) hours worked by and payment made based on hours worked to employees of the Borrower or the Restricted Subsidiaries have not, in the past three years, been in material violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.

SECTION 5.08 Ownership of Property; Liens. Each Loan Party and each of its respective Restricted Subsidiaries has good and valid record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, Schedule 5.08 sets forth all Material Real Property.

SECTION 5.09 Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Loan Parties and their respective Restricted Subsidiaries are in compliance with all applicable Environmental Laws (including having obtained all Environmental Permits) and (ii) none of the Loan Parties nor any of their respective Restricted Subsidiaries is subject to any pending, or to the knowledge of the Loan Parties, threatened Environmental Claim.

(b) None of the Loan Parties nor any of their respective Restricted Subsidiaries has released, treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned or operated real estate or facility relating to its business in a manner that has given rise to any Environmental Liability that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10 Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and the Restricted Subsidiaries have timely filed all foreign, U.S. federal and state, and other tax returns and reports required to be filed, and have timely paid all foreign, U.S. federal and state, and other taxes levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5.11 [Reserved].

SECTION 5.12 Subsidiaries. As of the Closing Date, all of the outstanding Equity Interests in the Borrower and the Restricted Subsidiaries have been validly issued and are fully paid and (if applicable) non-assessable, and all Equity Interests owned by Holdings (in Intermediate Holdings) and by Intermediate Holdings (in the Borrower), and by the Borrower or any Subsidiary Guarantor in any of their respective Restricted Subsidiaries are owned free and clear of all Liens of any Person except (a) those Liens created under the Collateral Documents and (b) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 (i) sets forth the name and jurisdiction of each Restricted Subsidiary and (ii) sets forth the ownership interest of Holdings, the Borrower and each Guarantor in each Restricted Subsidiary, including the percentage of such ownership.

SECTION 5.13 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or issuance of, or drawings under, any Letter of Credit will be used for any purpose that violates Regulation U.

(b) Neither the Borrower nor any Guarantor is an “investment company” under the Investment Company Act of 1940.

SECTION 5.14 Disclosure.

(a) As of the Closing Date, none of the written information and written data heretofore or contemporaneously furnished in writing by or on behalf of the Borrower or any Subsidiary Guarantor to any Agent or any Lender on or prior to the Closing Date in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document on or prior to the Closing Date, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such written information and written data taken as a whole, in the light of the circumstances under which it was delivered, not materially misleading (after giving effect to all modifications and supplements to such written information and written data, in each case, furnished after the date on which such written information or such written data was originally delivered and prior to the Closing Date); it being understood that for purposes of this Section 5.14, such written information and written data shall not include projections, pro forma financial information, financial estimates, forecasts and forward-looking information or information of a general economic or general industry nature.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to the Administrative Agent in connection with this Agreement is true and correct in all material respects.

SECTION 5.15 Intellectual Property; Licenses, Etc. The Borrower and the Restricted Subsidiaries own or have a valid right to use, all the Intellectual Property necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower or any of the Restricted Subsidiaries as currently conducted does not infringe upon, misuse, misappropriate or violate any intellectual property rights held by any Person except for such infringements, misuses, misappropriations or violations individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.16 Solvency. On the Closing Date after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.17 USA PATRIOT Act, FCPA and OFAC.

(a) Each of Holdings, Intermediate Holdings, the Borrower and its Subsidiaries is in compliance in all material respects with all Anti-Money Laundering Laws to the extent applicable to it.

(b) (i) None of Holdings, Intermediate Holdings, the Borrower or any of its Subsidiaries, nor, to the Borrower’s knowledge, any of their respective officers, directors, agents and employees is currently in violation of any Anti-Corruption Laws in any material respect and (ii) no part of the proceeds of the Loans or any Letters of Credit will be used, directly or to the Borrower’s knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of Anti-Corruption Laws.

(c) None of Holdings, Intermediate Holdings, the Borrower or any of its Subsidiaries nor, to the Borrower’s knowledge, any of their respective directors, officers, agents or employees is a Person that is, or is owned or controlled by one or more Persons that are (i) the subject of any sanctions administered or enforced by OFAC or the US State Department, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other Governmental Authority having jurisdiction over the Borrower or its Restricted Subsidiaries by virtue of being organized in such jurisdiction (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions (which currently comprise the Crimea, so-called Luhansk People’s Republic, so-called Donetsk People’s Republic, the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Syria and Venezuela) (collectively, “Sanctioned Countries”). The Borrower will not, directly or, to the Borrower’s knowledge, indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person that is the subject of Sanctions or in any Sanctioned Country in a manner that is in violation of Sanctions or (ii) in any other manner that would result in the violation of Sanctions by any Person that is a party to this Agreement.

SECTION 5.18 Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents or contemplated by the Collateral Documents (including the delivery to Collateral Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable perfected (if, and to the extent such Lien may be perfected by the actions required to be taken under the Collateral Documents) first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of Holdings, the Borrower and the applicable Subsidiary Guarantors, respectively, in the Collateral described therein.

SECTION 5.19 Use of Proceeds. The Borrower has used the proceeds of the Loans and the Letters of Credit issued hereunder only in compliance with (and not in contravention of) applicable Laws and each Loan Document.

SECTION 5.20 Passive Holding Company. None of Holdings and Intermediate Holdings has engaged in, or is engaging in, any active trade or business; provided that, for the avoidance of doubt, none of the following activities shall constitute active trade or business:

(a) its ownership of the Equity Interests of the Borrower or other Persons;

(b) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance);

(c) the incurrence (including the Guarantee) of, and the performance of its obligations and payments with respect to, any Indebtedness permitted to be incurred pursuant to Section 7.03 or any Qualified Holding Company Debt;

(d) any issuance of its common stock or any other issuance of its Equity Interests (including Qualified Equity Interests and holding any cash or property received in connection therewith);

(e) making dividends and distributions on account of its Equity Interests;

(f) making contributions to the capital of its Subsidiaries;

(g) guaranteeing the obligations of the Borrower and their Subsidiaries in each case solely to the extent such obligations of the Borrower and their Subsidiaries are not prohibited hereunder;

(h) participating in tax, accounting and other administrative matters as the owner of or a member of the consolidated group of Holdings, Intermediate Holdings and the Borrower;

(i) holding any cash or property received in connection with Restricted Payments made by the Borrower;

(j) providing indemnification to officers and directors;

(k) making (i) Investments in assets that are cash or Cash Equivalents, (ii) Investments financed with the issuance of Qualified Equity Interests or Qualified Holding Company Debt of Holdings or (iii) other Investments contemplated by Article VII so long as such Investments are contributed to the Borrower, including pursuant to Section 7.06(g)(iv);

(l) (i) merging or consolidating Intermediate Holdings with and into Initial Holdings or the Borrower, with the Borrower or Initial Holdings, as applicable, continuing or surviving such merger or consolidation, provided that after giving effect to the transaction described in this subclause (i), Liens on the Equity Interests of the Borrower in favor of the Collateral Agent shall remain in full force and effect or (ii) liquidating or dissolving Intermediate Holdings; provided that the surviving Person (or the Person who receives the assets of Intermediate Holdings) shall be Initial Holdings or the Borrower; and

(m)	activities incidental to the businesses or activities described in clauses (a) to (l) of this Section 5.20.

ARTICLE VI

Affirmative Covenants

So long as the Termination Conditions have not been satisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.05(a)) cause each of the Restricted Subsidiaries to:

SECTION 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender each of the following:

(a) Audited Annual Financial Statements. Within 120 days after the end of each fiscal year of the Reporting Entity, commencing with the fiscal year ending on or about December 31, 2023, a consolidated balance sheet of the Reporting Entity as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year (if such previous fiscal year ends after the Closing Date, in the case of the balance sheet, or if such previous year elapsed in full after the Closing Date, in the case of such other financial statements), prepared in accordance with GAAP, audited and accompanied by a report and opinion of the Reporting Entity’s auditor on the Closing Date or any other independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification or exception (other than any such qualification or exception resulting from (i) an actual or anticipated financial covenant default (including the Financial Covenant Event of Default), (ii) an upcoming maturity date, (iii) solely in relation to the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary or (iv) any emphasis of matter or like explanatory statement) or any qualification or exception as to the scope of such audit.

(b) Quarterly Financial Statements. Within 60 days after the end of each of the first 3 fiscal quarters of each fiscal year of the Reporting Entity, commencing with the fiscal quarter ending on or about September 30, 2023, a condensed consolidated balance sheet of the Reporting Entity as at the end of such fiscal quarter and the related (i) condensed consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) condensed consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth, in each case of clauses (i) and (ii), in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (if such previous fiscal quarter ends after the Closing Date, in the case of the balance sheet, or if such corresponding portion of the previous fiscal year elapsed in full after the Closing Date, in the case of such other financial statements), certified by a Responsible Officer of the Reporting Entity as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Reporting Entity and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes.

(c) Budget; Projections. Concurrently with the delivery of the annual Compliance Certificate pursuant to Section 6.02(a), a consolidated budget for the following fiscal year on a quarterly basis as customarily prepared by management of the Reporting Entity for its internal use and setting forth the material underlying assumptions based on which such consolidated budget was prepared (including any projected consolidated balance sheet of the Reporting Entity and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected operations or income and projected cash flow, in each case, to the extent prepared by management of the Reporting Entity and included in such consolidated budget), which projected financial statements shall be prepared in good faith on the basis of assumptions believed by the Reporting Entity to be reasonable at the time of preparation of such projected financial statements; provided that the requirements of this Section 6.01(c) shall not apply at any time following the consummation of, or the taking of substantial steps with respect to, a Qualifying IPO.

(d) Unrestricted Subsidiaries. Simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, subject to the Consolidating Financial Statement Exception, consolidating financial statements or information (which need not be audited) reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

(e) Consolidating Financial Statements. To the extent the consolidated results of the Reporting Entity and its Subsidiaries are different from the consolidated results of the Borrower and its Subsidiaries by an amount not permitted under the Consolidating Financial Statement Exception, consolidating financial statements or information (which need not be audited) to account for such difference.

Notwithstanding the foregoing, the obligations in Section 6.01(a) and Section 6.01(b) may be satisfied with respect to financial information of the Reporting Entity by furnishing (i) the applicable financial statements of the Borrower or Holdings or any direct or indirect parent of Holdings that directly or indirectly holds all of the Equity Interests of the Borrower or (ii) the Borrower’s or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to each of clauses (i) and (ii), (A) subject to the Consolidating Financial Statement Exception, to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating financial statements or information (which need not be audited) that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand and (B) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of the Borrower’s auditor on the Closing Date or any other independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification or exception (other than any such qualification or exception resulting from (i) an actual or anticipated financial covenant default (including the Financial Covenant Event of Default), (ii) an upcoming maturity date or (iii) solely in relation to the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) or any qualification or exception as to the scope of such audit; provided, further that, at all times following the consummation of a Qualifying IPO, solely if and to the extent that the applicable deadline required by the SEC for delivery of the Form 10-K or 10-Q, as applicable, of the Borrower, Holdings or such direct or indirect parent of Holdings, as applicable, for any period are later than the applicable deadlines for delivery set forth in Section 6.01(a) and Section 6.01(b) for such period, such deadlines set forth in Section 6.01(a) and Section 6.01(b) shall automatically be deemed replaced with such later deadlines as required by the SEC (without any further action or consent of any party to this Agreement).

SECTION 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender each of the following:

(a) Compliance Certificate. No later than five (5) Business Days after the delivery of financial statements referred to in Section 6.01(a) and Section 6.01(b), a duly completed Compliance Certificate, which will (among other things) (i) with respect to the Compliance Certificate delivered in connection with the financial statements referred to in Section 6.01(a), contain a list of Unrestricted Subsidiaries and updates to certain provisions set forth in the Perfection Certificate on the Closing Date and (ii) include the representation and warranty in Section 5.20 made by Holdings.

(b) SEC Filings. Promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which Holdings, Intermediate Holdings or the Borrower or any Restricted Subsidiary publicly files with the SEC or with any nationally securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02.

(c) Other Information. Promptly, such additional information regarding the business of any Loan Party or any Material Subsidiary that is a Restricted Subsidiary as the Administrative Agent may reasonably request from time to time on its own behalf or on behalf of any Lender (subject to the limitation set forth in clause (v) of Section 6.11).

Documents required to be delivered pursuant to Section 6.01 or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website addresses listed on Schedule 11.02, or (ii) on which such documents are posted on the Borrower’s behalf on SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may have personnel who do not wish to receive any information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, that is not Public-Side Information, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Borrower hereby agrees that (i) unless prior to the delivery thereof the Borrower notifies the Administrative Agent to the contrary, (x) the financial statements delivered pursuant to Section 6.01(a) or Section 6.01(b) and each Compliance Certificate delivered in connection therewith and (y) each Loan Document, in each case, shall be deemed “PUBLIC” (and, for the avoidance of doubt, the succeeding clauses of this paragraph shall apply in respect thereof without any requirement for such Borrower Materials to be marked “PUBLIC”), (ii) upon request of the Administrative Agent all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (and by doing so shall be deemed to have represented that such information contains only Public-Side Information); (iii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as containing only Public-Side Information (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.08); (iv) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public-Side Information”; and (v) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public-Side Information.”

For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08.

SECTION 6.03 Notices. Promptly after a Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof, notify the Administrative Agent for prompt further notification by the Administrative Agent to each Lender of:

(a) the occurrence of any Default or Event of Default; and

(b) (i) any dispute, litigation, investigation or proceeding against the Borrower or any Restricted Subsidiary by or before any Governmental Authority or (ii) the filing or commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary that, in any such case referred to in clause (i) or (ii), has resulted or is expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (i) that such notice is being delivered pursuant to Section 6.03(a) or Section 6.03(b) (as applicable) and (ii) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08. In each case of clauses (a) and (b) above, Holdings and the Borrower shall be entitled to rely upon opinion of counsel with respect to any determination set forth therein and the delivery of such notice in respect of events described in clause (b) shall not be deemed to be an admission by the Borrower that such Material Adverse Effect has occurred.

SECTION 6.04 Payment of Certain Taxes. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all obligations and liabilities in respect of Taxes, imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) such Taxes are being contested in good faith and by appropriate actions diligently conducted and for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay, discharge or otherwise satisfy the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its incorporation or organization; and

(b) maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted;

(c) take all reasonable action to obtain, preserve, renew and keep in full force and effect those of its rights (including with respect to registered Intellectual Property), licenses, permits, privileges, and franchises, that are material to the conduct of its business;

except (i) in connection with a transaction not otherwise prohibited by the Loan Documents (including pursuant to any merger, consolidation, liquidation, dissolution, or Disposition permitted by Article VII), or (ii) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 6.06 [Reserved].

SECTION 6.07 Maintenance of Insurance.

(a) Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, property insurance, casualty insurance and general liability insurance policies with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries or are reasonable and prudent in light of the size and nature of the business of the Borrower and the Restricted Subsidiaries and the availability of such insurance on a cost-effective basis) as are customarily carried under similar circumstances by such other Persons as determined by the Borrower in good faith, and furnish to the Administrative Agent, upon reasonable written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried; provided, the Loan Parties shall not be required to maintain flood insurance except as set forth in Sections 6.11(b) or 6.16. Each such policy of insurance that is maintained by any Loan Party in the United States shall as appropriate and is customary, (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and/or (ii) in the case of each property and casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the lender loss payee thereunder; provided, that, to the extent that the requirements of this Section 6.07 are not satisfied on the Closing Date, the Borrower may satisfy such requirements within 90 days of the Closing Date (as extended by the Administrative Agent in its reasonable discretion).

SECTION 6.08 Compliance with Laws. Comply with the requirements of all Laws applicable to it or to its business or property (including for the avoidance of doubt applicable Environmental Laws and ERISA), except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

SECTION 6.09 Books and Records. Maintain proper books of record and account in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and material matters involving the assets and business of the Borrower or Restricted Subsidiaries, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization or operations and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

SECTION 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial, and operating records to make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and, upon reasonable advance notice to the Borrower, its independent public accountants (subject to such accountants’ customary policies and procedures), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, (a) the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the continuation of a Specified Event of Default and (b) when a Specified Event of Default is continuing, the Administrative Agent may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08.

SECTION 6.11 Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, subject to any applicable limitation in any Loan Document (including Section 6.12), take the following actions:

(a) upon (1) the formation or acquisition of any new wholly owned Material Subsidiary by any Loan Party (including, without limitation, upon the formation of any Material Subsidiary that is a Delaware Divided LLC), (2) the designation in accordance with Section 6.14 of any existing wholly owned Material Subsidiary of any Loan Party as a Restricted Subsidiary, (3) any Person becoming a wholly owned Material Subsidiary (that is a Restricted Subsidiary) of a Loan Party, or (4) any wholly owned Material Subsidiary of a Loan Party ceasing to be an Excluded Subsidiary (including a Material Subsidiary ceasing to be an Immaterial Subsidiary), in each case under clauses (1) – (3) other than an Excluded Subsidiary:

(i) within 90 days after such event (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause such Material Subsidiary to duly execute and deliver to the Collateral Agent the Guaranty (or a joinder thereto);

(ii) within 90 days after such event (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause such Material Subsidiary to duly execute and deliver to the Collateral Agent a Security Agreement Supplement, a counterpart signature page to the Intercompany Subordination Agreement and any applicable Intellectual Property Security Agreements;

(iii) within 90 days after such event (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause such Material Subsidiary (and the parent of each such Material Subsidiary that is the Borrower or a Guarantor) to deliver any and all certificates representing Equity Interests constituting Collateral (to the extent certificated under the UCC) that are required to be pledged under the Loan Documents, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law), and instruments evidencing Indebtedness constituting Collateral held by such Material Subsidiary and required to be pledged pursuant to the Security Agreement, endorsed in blank, to the Collateral Agent and any other Collateral Documents, endorsed in blank to the Collateral Agent; and

(iv) within 90 days after such event (or such longer period as the Administrative Agent may agree in its reasonable discretion), upon the reasonable request of the Administrative Agent, take and cause such Material Subsidiary and each direct or indirect parent of such Material Subsidiary that is required to become a Subsidiary Guarantor under the Loan Documents to take such customary actions as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the

Collateral Agent designated by it) valid first-priority perfected Liens (subject to Liens permitted under Section 7.01) required by the Security Agreement and the other Collateral Documents, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

provided, that actions relating to Liens on real property are governed by Section 6.11(b) and not this Section 6.11(a).

(b) Material Real Property.

(i) Notice.

(A) Within 90 days after the formation, acquisition or designation of a Material Subsidiary (other than any Excluded Subsidiary) described in Section 6.11(a) (or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion), the Borrower will, or will cause such Material Subsidiary to, furnish to the Collateral Agent a description of any Material Real Property (other than any Excluded Asset) owned by such Material Subsidiary in reasonable detail.

(B) Within 90 days after the acquisition of any Material Real Property by a Loan Party after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), the Borrower will furnish to the Collateral Agent a description of such Material Real Property in reasonable detail.

(ii) Mortgages, etc. The Borrower will, or will cause the applicable Loan Party to, provide the Collateral Agent with a Mortgage (or local law equivalent) with respect to Material Real Property that is the subject of a notice delivered pursuant to Section 6.11, within 120 days of the event that triggered the requirement to give such notice (or, in each case, such longer period as the Administrative Agent may agree in its sole and absolute discretion) together with:

(A) evidence that counterparts of such Mortgage (or local law equivalent) have been duly executed, acknowledged and delivered and are in a form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and enforceable perfected Lien (or local law equivalent) on such Material Real Property in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or are otherwise provided for in a manner reasonably satisfactory to the Collateral Agent; provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, to the extent permitted by applicable law, the relevant Mortgage shall not secure an amount in excess of the fair market value of such property subject thereto and shall not secure the Obligations in respect of the this Agreement in those states that impose a mortgage tax on paydowns or re-advances;

(B) fully paid Mortgage Policies or signed commitments in respect thereof together with such affidavits, certificates, and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title insurance company to issue the Mortgage Policies and endorsements contemplated above and evidence of payment of title insurance premiums and expenses and all recording, mortgage, transfer and stamp taxes and fees payable in connection with recording the Mortgage;

(C) customary opinions of local counsel for such Loan Party in the state or jurisdiction in which such Material Real Property is located, with respect to the enforceability of the Mortgage and any related fixture filings and, where the applicable Loan Party granting the Mortgage (or local law equivalent) on said Mortgaged Property is incorporated and/or organized, an opinion regarding the due authorization, execution and delivery of such Mortgage (or local law equivalent), and in each case, such other matters as may be reasonably requested by the Administrative Agent;

(D) an ALTA survey or existing survey (or, if customary under local law, a local law equivalent) together with a no change affidavit of such Mortgaged Property, sufficient for the title insurance company to remove the standard survey exception and issue related endorsements and otherwise reasonably satisfactory to the Administrative Agent (if reasonably requested by the Administrative Agent); and

(E) a Flood Insurance Certificate.

Notwithstanding anything to the contrary in any Loan Document, neither Holdings, Intermediate Holdings, the Borrower, nor any Restricted Subsidiary will be required to, nor will the Administrative Agent or the Collateral Agent be authorized,

(i) to perfect security interests in the Collateral other than by,

(A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant state(s) and filings in the applicable real estate records with respect to Material Real Property constituting Collateral;

(B) filings in (i) the United States Patent and Trademark Office with respect to any U.S. issued patents and registered trademarks and any applications therefor owned by a grantor under the Security Agreement and (ii) the United States Copyright Office of the Library of Congress with respect to U.S. registered copyrights owned by a grantor under the Security Agreement and exclusive licenses granted to a grantor under the Security Agreement to U.S. registered copyrights, in each case constituting Collateral;

(C) mortgages (or local law equivalent) in respect of Material Real Property constituting Collateral; and

(D) delivery to the Administrative Agent or Collateral Agent to be held in its possession of all Collateral consisting of certificated equity securities and instruments constituting Collateral to the extent required pursuant to Section 2.02(a) of the Security Agreement;

(ii) to enter into any control agreement, lockbox or similar arrangement with respect to any deposit account, securities account, commodities account or other bank account, or otherwise perfect a security interest with control;

(iii) to take any action (A) with respect to any assets located outside of the United States, (B) in any non-U.S. jurisdiction or (C) required by the laws of any non-U.S. jurisdiction to create, perfect or maintain any security interest or otherwise;

(iv) to take any action with respect to perfecting a Lien with respect to any intellectual property (except for short-form security interest filings in the United States Patent and Trademark Office and the United States Copyright Office), letters of credit, letter of credit rights, commercial tort claims, chattel paper or assets subject to a certificate of title or similar statute (in each case, other than the filing of UCC-1 financing statements) or to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters;

(v) provide an updated perfection certificate or other similar comprehensive reporting with respect to the Collateral more than once per fiscal year; or

(vi) (A) register (or apply to register) any intellectual property or (B) enter into any source code escrow arrangement.

SECTION 6.12 Further Assurances. Subject to Section 6.11 and any applicable limitations in any Loan Document, and in each case at the expense of the Borrower, promptly upon the reasonable request by the Collateral Agent or as may be required by applicable Laws (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

SECTION 6.13 Transactions with Affiliates. Not enter into any transaction of any kind with any Affiliate of the Borrower, other than:

(a) any transaction or series of related transactions with consideration valued at less than 10% of the greater of (i) Closing Date EBITDA and (ii) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination;

(b) transactions between or among the Borrower, any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(c) transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined by the Borrower in good faith);

(d) [reserved];

(e) the issuance or transfer of Equity Interests of Holdings or any direct or indirect parent of Holdings to any Affiliate of the Borrower or any former, current or future officer, director, manager, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent of the Borrower;

(f) (i) the payment of indemnities and expenses (including reimbursement of out-of-pocket expenses) to the Sponsor pursuant to the Sponsor Management Agreement and (ii) so long as no Specified Event of Default shall have occurred and be continuing or would result therefrom, the payment of management, consulting, monitoring, advisory and other fees and special distributions, indemnities and expenses to the Sponsor pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees accrued in any prior year); provided that payments that would otherwise be permitted to be made under this Section 6.13(f) but for a Specified Event of Default may accrue during the continuance of such Specified Event of Default and be paid when such Specified Event of Default is no longer continuing;

(g) so long as no Specified Event of Default shall have occurred and be continuing or would result therefrom, customary payments by the Borrower and any of the Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by a majority of the members of the Board of Directors of Holdings (or any direct or indirect parent thereof) in good faith or a majority of the disinterested members of the Board of Directors of Holdings (or any direct or indirect parent thereof) in good faith;

(h) [Reserved];

(i) [Reserved];

(j) Investments by the Sponsor or its Affiliates in securities or Indebtedness of the Borrower or any of its Restricted Subsidiaries, including by Affiliated Lenders and Affiliated Debt Funds in their capacities as the Lenders hereunder or as lenders under any other agreement, document or instrument governing or relating to any Indebtedness permitted to be incurred under Section 7.03, in each case to the extent (i) such Person is being treated no more favorably than the other investors or lenders and (ii) other than investments in the Loans or other debt securities by any Affiliated Debt Funds, any such investment constitutes less than 10.0% of the proposed or outstanding issue amount of such class of securities;

(k) employment and severance arrangements and confidentiality agreements among the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option, profits interest and other equity plans and employee benefit plans and arrangements;

(l) the licensing of trademarks, copyrights or other Intellectual Property in the ordinary course of business to permit the commercial exploitation of Intellectual Property between or among Affiliates and Subsidiaries of the Borrower;

(m) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of Holdings, the Borrower and the Restricted Subsidiaries or any direct or indirect parent of Holdings in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(n) any agreement, instrument or arrangement as in effect as of the Closing Date and, in each case to the extent evidencing agreements, instruments or arrangements in excess of $25,000,000 described on Schedule 6.13, in each case, any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date as determined by the Borrower in good faith);

(o) Restricted Payments permitted under Section 7.06, prepayments, redemptions, purchases, defeasances and satisfactions of Indebtedness permitted under Section 7.11(a) and Investments permitted under Section 7.02;

(p) transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (c) of this Section 6.13 (without giving effect to the parenthetical phrase at the end thereof);

(q) payments to, or from, and transactions with, Joint Ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its Subsidiaries;

(r) any Disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing or Receivables Financing Transaction;

(s) transactions between the Borrower or any of the Subsidiaries and any Person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower; provided, however, that (i) such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other Person and (ii) such Person is not an Affiliate of Holdings for any reason other than such director’s acting in such capacity;

(t) payments, loans (or cancellation of loans) or advances to employees or consultants of the Borrower or any Restricted Subsidiary that are approved by a majority of the disinterested members of the Board of Directors of Holdings or the Borrower (or the direct or indirect parent thereof) in good faith; and

(u) transactions with Holdings in its capacity as a party to any Loan Document or to any agreement, document or instrument governing or relating to any transaction permitted hereby.

SECTION 6.14 Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation (or re-designation), no Specified Event of Default shall have occurred and be continuing. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower or its Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value as of the time of such designation of the Borrower’s or such Restricted Subsidiary’s (as applicable) Investment therein and any Investments such Restricted Subsidiary is contractually obligated to make after such designation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower or such Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary. Notwithstanding the foregoing, at no time may any Unrestricted Subsidiary own or exclusively license or have exclusive rights in any Intellectual Property that is material to the operation of the businesses of Holdings and their Restricted Subsidiaries (taken as a whole); provided that, for the avoidance of doubt, such requirement shall not restrict any such Unrestricted Subsidiary from holding a non-exclusive license in any such Intellectual Property at such time.

SECTION 6.15 Maintenance of Ratings. Use commercially reasonable efforts to maintain (a) a public corporate credit rating or public corporate family rating, as applicable, from any two of S&P, Moody’s and Fitch, in each case in respect of the Reporting Entity (but not a specific rating), and (b) a public rating in respect of the Initial Term Loan from any two of S&P, Moody’s and Fitch (but not a specific rating).

SECTION 6.16 Post-Closing Matters. The Borrower will, and will cause each of its Restricted Subsidiaries to, take each of the actions set forth on Schedule 6.16 within the time period prescribed therefor on such schedule (as such time period may be extended by the Administrative Agent in its reasonable discretion).

SECTION 6.17 Use of Proceeds.

(a) The proceeds of the Initial Term Loan made on the Closing Date and the Revolving Loan Borrowing made on the Closing Date will be used on the Closing Date (i) to consummate the Closing Date Refinancing, (ii) to pay the Transaction Expenses and (iii) for working capital and other purposes permitted by this Agreement. The proceeds of the Initial Term Loans made on the Amendment No. 1 Effective Date shall be used in a manner consistent with the uses set forth in Amendment No. 1.

(b) The proceeds of Revolving Loans and Swing Line Loans will be used for working capital and other general corporate purposes of the Borrower and its Restricted Subsidiaries, including the financing of Permitted Acquisitions, Restricted Payments or any other transactions that are not prohibited by the terms of this Agreement.

(c) Letters of Credit will be used for general corporate purposes of the Borrower and its Restricted Subsidiaries, including supporting transactions not prohibited by the Loan Documents.

SECTION 6.18 Lender Calls. Upon the reasonable written request of the Administrative Agent and on a date to be mutually agreed upon by the Borrower and the Administrative Agent following the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2023, hold a quarterly conference call (at a time mutually agreed upon by the Borrower and the Administrative Agent but, in any event, no earlier than the Business Day following the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b)) with all Lenders who choose to attend such conference call; provided that notwithstanding the foregoing, the requirement set forth in this Section 6.18 may be satisfied with a public earnings call.

ARTICLE VII

Negative Covenants

So long as the Termination Conditions are not satisfied, the Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to (and with respect to Section 7.10 only, Holdings or Intermediate Holdings shall not):

SECTION 7.01 Liens. Create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired that secures Indebtedness of the Borrower or any Restricted Subsidiary other than the following:

(a) Liens under the Collateral Documents;

(b) [reserved];

(c) Liens existing, or provided under binding contracts existing, on the Closing Date and, to the extent securing Indebtedness in a principal amount in excess of $25,000,000 on the Closing Date, set forth on Schedule 7.01;

(d) (i) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party, (ii) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any other Restricted Subsidiary that is not a Loan Party and (iii) Liens granted by any Loan Party in favor of any other Loan Party;

(e) Liens securing obligations in respect of Indebtedness (including Capitalized Lease Obligations) permitted under Section 7.03(e) of the Borrower or any Restricted Subsidiary, including Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets and including through the direct purchase of assets or the Equity Interests of any Person owning such assets; provided that:

(A) with respect to any such Indebtedness incurred pursuant to Section 7.03(e)(A), such Liens attach concurrently with, or within 365 days after, the applicable acquisition, construction, repair, replacement or improvement; and

(B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and any replacements of such property, except for additions and accessions to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof;

provided further, that financings provided by one Person and its Affiliates may be cross collateralized to other financings provided by such Person and its Affiliates and other Indebtedness incurred pursuant to Section 7.03(e);

(f) Liens securing obligations in respect of (i) Incremental Equivalent Debt and (ii) other Indebtedness incurred pursuant to Section 7.03(f), in each case, with the priority permitted under, and subject to the other terms set forth in, the definitions of Incremental Equivalent Debt (with respect to clause (i)) and Permitted Refinancing (with respect to clause (ii)), as applicable, and other than to the extent such Indebtedness is permitted by such defined terms to be incurred only as unsecured Indebtedness;

(g) Liens securing obligations in respect of Indebtedness incurred pursuant to Section 7.03(g); provided that, to the extent such Indebtedness constitutes Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Indebtedness may (and has) become party to, or is otherwise subject to the provisions of, (A) if such Indebtedness is Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement as an “Additional First Lien Representative” (or similar designation) and any Junior Lien Intercreditor Agreement then in existence as a “Senior Priority Representative” (or similar designation) or (B) if such Indebtedness is Junior Lien Debt, a Junior Lien Intercreditor Agreement as a “Second Priority Representative” (or similar designation);

(h) Liens securing obligations in respect of (i) Credit Agreement Refinancing Indebtedness and (ii) other Indebtedness incurred pursuant to Section 7.03(h), in each case, with the priority permitted under, and subject to the other terms set forth in, the definitions of Credit Agreement Refinancing Indebtedness (with respect to clause (i)) or Permitted Refinancing (with respect to clause (ii)), as applicable, and other than to the extent such Indebtedness is permitted only to be incurred as unsecured Indebtedness;

(i) Liens securing obligations in respect of (i) Permitted Ratio Debt and (ii) other Indebtedness incurred pursuant to Section 7.03(i), in each case, with the priority permitted under, and subject to the other terms set forth in, the definitions of Permitted Ratio Debt (with respect to clause (i)) or Permitted Refinancing (with respect to clause (ii)), as applicable, and other than to the extent such Indebtedness is permitted only to be incurred as unsecured Indebtedness;

(j) (i) Liens on assets not constituting Collateral (including Equity Interests of an Unrestricted Subsidiary), including the property of any Non-Loan Party, in each case securing obligations in respect of Indebtedness of any Non-Loan Party, as applicable and (ii) Liens on Equity Interests of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(k) Liens on the Collateral securing Indebtedness in respect of any Secured Hedge Agreements, pledge of cash, Cash Equivalents to secure any Hedge Agreements and Liens on customary futures accounts and margin accounts;

(l) (i) Liens existing on property, or provided for under binding contracts existing, at the time of its acquisition by the Borrower or a Restricted Subsidiary or existing on property of any Person at the time such Person becomes a Restricted Subsidiary or is merged with or into a Restricted Subsidiary; provided that (A) such Lien was not created in contemplation thereof and (B) such Lien does not extend to or cover any other assets or property (other than property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof and other than after-acquired property required to be subjected to a Lien securing Indebtedness and other obligations incurred prior to such time of acquisition and which Indebtedness and other obligations (x) are permitted (or not prohibited) hereunder and not incurred in contemplation of such acquisition and (y) require, pursuant to their terms at such time, a pledge of such after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); provided, further that the Indebtedness secured thereby is permitted under Section 7.03 and (ii) Liens securing other Indebtedness incurred pursuant to Section 7.03(l) (other than to the extent such Indebtedness is permitted to be incurred only as unsecured Indebtedness);

(m) Liens (i) on cash and Cash Equivalents in favor of the seller or the buyer of any property to be applied against the purchase price, in connection with any escrow arrangements or as otherwise required by any applicable letter of intent or governing agreement with respect to any permitted Investment or permitted Disposition (including any letter of intent or purchase agreement with respect to such Investment or Disposition) or (ii) consisting of an agreement to Dispose of any property in a permitted Disposition, in each case, solely to the extent such permitted Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) (i) Liens securing Indebtedness in respect of the financing of insurance premiums and (ii) Liens on cash and Cash Equivalents securing obligations to insurance companies with respect to insurable liabilities incurred in each case in the ordinary course of business;

(o) Liens securing obligations in respect of Indebtedness (including arising out of any Sale Leaseback Transaction) incurred pursuant to Section 7.03(o);

(p) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing and Liens on any receivables transferred in connection with a Receivables Financing Transaction, including Liens on such receivables resulting from precautionary UCC filings or from re-characterization or any such sale as a financing or a loan;

(q) Liens in respect of the cash collateralization of letters of credit, bank guarantees, warehouse receipts or similar instruments;

(r) Liens on the Collateral securing Cash Management Obligations not prohibited by Section 7.03;

(s) Permitted Encumbrances to the extent securing any Indebtedness;

(t) Liens securing Guarantees not prohibited by Section 7.03 to the extent that the underlying Indebtedness is permitted to be secured by a Lien under this Section 7.01;

(u) Liens securing Indebtedness in an aggregate outstanding principal amount as of the date of the incurrence of such Liens not to exceed 75% of the greater of (i) Closing Date EBITDA and (ii) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination; provided that, to the extent such Indebtedness is included in Consolidated Total Debt and constitutes Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Indebtedness may (and has) become party to, or is otherwise subject to the provisions of, (A) if such Indebtedness is Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement as an “Additional First Lien Representative” (or similar designation) and any Junior Lien Intercreditor Agreement then in existence as a “Senior Priority Representative” (or similar designation) or (B) if such Indebtedness is Junior Lien Debt, a Junior Lien Intercreditor Agreement as a “Second Priority Representative” (or similar designation);

(v) Liens securing obligations in respect of Indebtedness incurred pursuant to Sections 7.03(m) and 7.03(z); provided that, to the extent such Indebtedness is included in Consolidated Total Debt and constitutes Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Indebtedness may (and has) become party to, or is otherwise subject to the provisions of, (A) if such Indebtedness is Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement as an “Additional First Lien Representative” (or similar designation) and any Junior Lien Intercreditor Agreement then in existence as a “Senior Priority Representative” (or similar designation) or (B) if such Indebtedness is Junior Lien Debt, a Junior Lien Intercreditor Agreement as a “Second Priority Representative” (or similar designation);

(w) Liens securing obligations in respect of (i) Permitted Debt Exchange Securities (to the extent constituting Indebtedness) and (ii) any other Indebtedness permitted to be incurred pursuant to Section 7.03(cc), in each case, with the priority permitted under, and subject to the other terms set forth in Section 2.19 (with respect to clause (i)) or Permitted Refinancing (with respect to clause (ii)), as applicable, and other than to the extent such Indebtedness is permitted only to be incurred as unsecured Indebtedness;

(x) Liens securing Indebtedness; provided that immediately after giving effect to the issuance, incurrence, or assumption of such Indebtedness:

(i) in the case of any Pari Passu Lien Debt, the First Lien Net Leverage Ratio of the Borrower is equal to or less than 4.00 to 1.00;

(ii) in the case of any Junior Lien Debt, the Secured Net Leverage Ratio of the Borrower is equal to or less than 5.25 to 1.00; and

(iii) in the case of Other Secured Debt, either:

(A) the Total Net Leverage Ratio of the Borrower is equal to or less than 5.25 to 1.00; or

(B) the Interest Coverage Ratio of the Borrower is equal to or greater than 2.00 to 1.00;

in each case, after giving Pro Forma Effect to the incurrence of such Indebtedness and the use of proceeds thereof and measured as of and for the applicable Test Period immediately preceding the issuance, incurrence or assumption of such Indebtedness;

(y) the modification, replacement, renewal or extension of any Lien not prohibited by this Section 7.01; provided that (i) with respect to Section 7.03(c), such Lien does not extend to any additional property other than (A) property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations (to the extent constituting Indebtedness) secured or benefited by such Liens is permitted by Section 7.03; and

(z) Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, trustee, escrow agent or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose.

For purposes of determining compliance with this Section 7.01, the Borrower may combine multiple baskets for the purpose of incurring one item of Lien and in the event that any Lien (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole and absolute discretion, at the time of incurrence, divide, classify, reclassify, sequence or re-sequence or at any later time, based on the Lien then outstanding and the baskets then available, divide, classify, reclassify, sequence or re-sequence such Lien (or any portion thereof) in any manner that complies with this covenant on the date such Lien is incurred or such later time, as applicable; provided that all Liens created pursuant to the Loan Documents on the Closing Date will be deemed to have been incurred in reliance on the exception in clause (a) above and shall not be permitted to be reclassified pursuant to this paragraph. For the avoidance of doubt, with respect to the incurrence of any Lien securing Indebtedness, such Lien may be either incurred concurrently with, or added for its benefit after the initial incurrence of such Indebtedness. Notwithstanding anything set forth in any Loan Documents and irrespective of the method and time of perfection (or the validity or lack thereof), to the extent any assets constitute Collateral, any Lien created under any Collateral Documents shall be subordinated to the Liens on such assets to the extent such Lien is permitted by (i) Section 7.01(c), (e), (l), (m)(i), (n), (o), (q) or (z) above or (ii) Section 7.01(u), (v), (x) or (y) to the extent such Lien is of the type referred to, or constitutes a modification, replacement, renewal or extension of, any Lien described in the foregoing clause (i).

SECTION 7.02 Investments. Make any Investments, other than the following:

(a) Investments held by the Borrower or any of the Restricted Subsidiaries in assets that are Cash Equivalents or were Cash Equivalents when made;

(b) loans or advances to future, present or former officers, directors, managers, members, partners, independent contractors, consultants and employees of Holdings (or any direct or indirect parent thereof), the Borrower or any Restricted Subsidiary;

(i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes;

(ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof); provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to Holdings in cash; and

(iii) for any other purpose; provided that the aggregate principal amount outstanding under this clause (iii) shall not exceed 15% of the greater of (i) Closing Date EBITDA and (ii) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination;

(c) Investments,

(i) by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary; and

(ii) by the Borrower or any Restricted Subsidiary in a Person, if as a result of or otherwise following, such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary;

(d) any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Borrower and any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with industry practice or by reason of applicable Law or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness (including Guarantees), fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04 (other than clause (f) thereof), 7.05 (other than clause (e) thereof) and 7.06 (other than clauses (d) and (g)(iv) thereof), respectively and the forgiveness or conversion to equity of any Indebtedness owed to the Borrower or a Restricted Subsidiary and permitted by Section 7.03;

(g) Investments existing on the Closing Date or made pursuant to binding contracts in existence on the Closing Date and, in each case to the extent evidencing existing or contemplated Investments in excess of $25,000,000 as of the Closing Date, described on Schedule 7.02, and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment existing or contemplated on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 7.02;

(h) Investments in Hedge Agreements;

(i) promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions;

(j) earnest money deposits required in connection with any Permitted Investment;

(k) the purchase or other acquisition (in one transaction or a series of transactions, including by merger or otherwise) of property and assets or businesses of any Person or of assets constituting a business unit, line of business or division of any Person or Equity Interests in a Person that, upon the consummation thereof, will be directly owned by the Borrower or one or more Restricted Subsidiaries (including as a result of a merger or consolidation); provided that with respect to each purchase or other acquisition made pursuant to this Section 7.02(k) (each, a “Permitted Acquisition”) immediately after giving Pro Forma Effect to any such purchase or other acquisition and subject, for the avoidance of doubt, to Section 1.08(f), no Specified Event of Default shall have occurred and be continuing;

(l) contributions to a “rabbi” trust for the benefit of employees or other grantor trusts subject to claims of creditors in the case of bankruptcy of the Borrower;

(m) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers;

(n) Investments (including debt obligations and Equity Interests) (i) received in connection with the bankruptcy, workout, recapitalization or reorganization of, or in settlement of delinquent obligations of, or other disputes with, any Person, (ii) arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (iii) in satisfaction of judgments against other Persons and (iv) as a result of the settlement, compromise or resolutions of litigation, arbitration or other disputes with Persons who are not Affiliates;

(o) loans and advances to Holdings, Intermediate Holdings (or, in each case, any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent) in accordance with Section 7.06(f) or (g), which loans and advances shall reduce the amount available to be made as a Restricted Payment pursuant to such Sections;

(p) advances of payroll payments and business expenses to employees in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or any direct or indirect parent thereof) or the proceeds from the issuance thereof (in the latter case, to the extent Not Otherwise Applied);

(r) Investments (i) held by any Person, or made by any Person pursuant to binding contracts in existence, at the time such Person becomes a Restricted Subsidiary or is merged with or into a Restricted Subsidiary to the extent that such Investments were not made in contemplation thereof or in connection with such acquisition, merger or consolidation and were in existence, or are made pursuant to binding contracts in existence, on the date of such acquisition, merger or consolidation and (ii) by Unrestricted Subsidiaries entered into (or committed to be made) prior to the date such Unrestricted Subsidiary is designated as a Restricted Subsidiary pursuant to Section 6.14 to the extent that such Investments were not made (or committed to be made) in contemplation of, or in connection with, such designation and were in existence (or committed to be made) on the date of such designation;

(s) Guarantees by the Borrower or any of the Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(t) (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided, that any such Investment in a Securitization Subsidiary is of Securitization Assets or equity, and (ii) distributions or payments of Securitization Assets and Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(u) to the extent constituting Investments, purchases and acquisitions of inventory, supplies, material, services or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons entered into in the ordinary course of business;

(v) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course of business;

(w) [reserved];

(x) unlimited Investments, so long as the First Lien Net Leverage Ratio (after giving Pro Forma Effect to the incurrence of such Investment and the use of proceeds thereof) for the applicable Test Period immediately preceding the incurrence of such Investment shall be less than or equal to 4.00:1.00;

(y) Investments that do not exceed in the aggregate at any time outstanding the sum of (i) 50% of the greater of (A) Closing Date EBITDA and (B) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination, (ii) the Available Amount at such time, (iii) [reserved] and (iv) the Available RP Amount at such time; provided that, if any Investment pursuant to this clause (y) is made in any Person that is not a Restricted Subsidiary on the date of such Investment (prior to giving effect thereto) and such Person subsequently becomes a Restricted Subsidiary, the Investment initially made in such Person pursuant to this clause (y) shall thereupon be deemed to have been made pursuant to Section 7.02(c)(i) and to not have been made pursuant to this clause (y);

(z) Investments in Unrestricted Subsidiaries that do not exceed in the aggregate at any time outstanding 50% of the greater of (i) Closing Date EBITDA and (ii) TTM Consolidated Adjusted EBITDA on a Pro Forma Basis as of the applicable date of determination; provided that, if any Investment pursuant to this clause (z) is made in any Person that is not a Restricted Subsidiary on the date of such Investment (prior to giving effect thereto) and such Person subsequently becomes a Restricted Subsidiary, the Investment initially made in such Person pursuant to this clause (z) shall thereupon be deemed to have been made pursuant to Section 7.02(c)(i) and to not have been made pursuant to this clause (z);

(aa) Joint Venture Investments; provided that, if any Investment pursuant to this clause (aa) is made in any Person that is not a Restricted Subsidiary on the date of such Investment (prior to giving effect thereto) and such Person subsequently becomes a Restricted Subsidiary, the Investment initially made in such Person pursuant to this clause (aa) shall thereupon be deemed to have been made pursuant to Section 7.02(c)(i) and to not have been made pursuant to this clause (aa);

(bb) any Investment made in connection with any Permitted IPO/Tax Reorganization;

(cc) Investments in Similar Businesses that do not exceed in the aggregate at any time outstanding 50% of the greater of (i) Closing Date EBITDA and (ii) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination; provided that, if any Investment pursuant to this clause (cc) is made in any Person that is not a Restricted Subsidiary on the date of such Investment (prior to giving effect thereto) and such Person subsequently becomes a Restricted Subsidiary, the Investment initially made in such Person pursuant to this clause (cc) shall thereupon be deemed to have been made pursuant to Section 7.02(c)(i) and to not have been made pursuant to this clause (cc); and

(dd) Investments in Immaterial Subsidiaries; provided that on a Pro Forma Basis no Immaterial Subsidiary will become a Material Subsidiary immediately after giving effect to such Investments.

For purposes of determining compliance with this Section 7.02, the Borrower may combine multiple baskets for the purpose of incurring one Investment and in the event that any Investment (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole and absolute discretion, at the time such Investment is made, divide, classify, reclassify, sequence or re-sequence or at any later time based on the amount Investment then outstanding and the baskets then available, divide, classify, reclassify, sequence or re-sequence such Investment (or any portion thereof) in any manner that complies with this covenant on the date such Investment is made or such later time, as applicable.

The amount of any non-cash Investments will be the fair market value thereof at the time made. To the extent any Investment in any Person is made in compliance with this Section 7.02 in reliance on a category above that is subject to a Dollar-denominated restriction on the making of Investments and, subsequently, such Person returns to the Borrower, any other Loan Party or, to the extent applicable, any Restricted Subsidiary all or any portion of such Investment (in the form of a dividend, distribution, liquidation or otherwise but excluding intercompany Indebtedness), such return shall be deemed to be credited to the Dollar-denominated category against which the Investment is then charged (but in any event not in an amount that would result in the aggregate dollar amount able to be invested in reliance on such category to exceed the lesser of (x) the original amount of such Investment and (y) the aggregate amount of such Dollar-denominated restriction).

SECTION 7.03 Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) [reserved],

(c) Indebtedness outstanding, or provided for under binding contracts existing, on the Closing Date and, to the extent such Indebtedness is in a principal amount in excess of $25,000,000 on the Closing Date, set forth on Schedule 7.03 and any Permitted Refinancing thereof;

(d) Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary; provided that all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subject to the Intercompany Subordination Agreement (but only to the extent such Intercompany Subordination Agreement is permitted by applicable Law and not giving rise to material adverse tax consequences to Holdings (or any parent of Holdings to the extent such material adverse tax consequence is related to its ownership of the equity interests in Holdings or the Borrower and its Restricted Subsidiaries), the Borrower or any of the Restricted Subsidiaries as determined by the Borrower in good faith);

(e) (A) Indebtedness (including Capitalized Lease Obligations) of the Borrower or any Restricted Subsidiary financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets or the Permitted Refinancing of any Indebtedness previously incurred for such purposes, including through the direct purchase of assets or the Equity Interests of any Person owning such assets; provided that other than any refinancing Indebtedness, such Indebtedness is incurred concurrently with, or within 365 days after, the applicable acquisition, construction, repair, replacement or improvement and (B) Indebtedness arising from the conversion of obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to Indebtedness of the Borrower or any Restricted Subsidiary; provided that the aggregate principal amount of such Indebtedness incurred and then outstanding pursuant to this Section 7.03(e), at the time of the incurrence thereof and after giving Pro Forma Effect thereto, shall not exceed the sum of (x) the amount outstanding on the Closing Date plus (y) 50% of the greater of (I) Closing Date EBITDA and (II) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination;

(f) (i) Incremental Equivalent Debt and (ii) any Permitted Refinancing of Indebtedness incurred pursuant to this Section 7.03(f);

(g) Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount at the time of the incurrence thereof and after giving Pro Forma Effect thereto not exceeding the sum of then-available Fixed Incremental Amount (excluding clause (b) of the definition thereof) at such time;

(h) (i) Credit Agreement Refinancing Indebtedness and (ii) any Permitted Refinancing of Indebtedness incurred pursuant to this Section 7.03(h);

(i) (i) Permitted Ratio Debt and (ii) any Permitted Refinancing of Indebtedness incurred pursuant to this Section 7.03(i);

(j) Indebtedness incurred by a Non-Loan Party; provided that the aggregate principal amount of such Indebtedness incurred and then outstanding pursuant to this Section 7.03(j), together with (x) the aggregate principal amount of any Incremental Term Facilities and Incremental Revolving Facilities that are Other Secured Debt and (y) the aggregate principal amount of any Permitted Ratio Debt, Incurred Acquisition Debt and Incremental Equivalent Debt, in the case of this subclause (y), incurred or Guaranteed by a Non-Loan Party, shall not exceed the Non-Loan Party Debt Cap;

(k) Indebtedness in respect of Hedge Agreements not incurred for speculative purposes;

(l) Indebtedness,

(i) that is Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date, which Indebtedness is existing, or provided for under binding contracts existing, at the time such Person becomes a Restricted Subsidiary or is merged with or into a Restricted Subsidiary or with respect to a line of business or other assets acquired after the Closing Date; provided that (I) such Indebtedness was not created in contemplation thereof, (II) such Indebtedness is non-recourse to (and is not assumed by any of) the Borrower, Holdings, Intermediate Holdings or any other Restricted Subsidiary (other than any Subsidiary of such Person that is a Subsidiary of such Person on the date such Person becomes a Restricted Subsidiary or any other existing or future Subsidiary of such Person that is required by such Indebtedness to provide a Guarantee thereof so long as such requirement is not imposed in contemplation of such Person becoming a Restricted Subsidiary of the Borrower) and (III) such Indebtedness is either (A) unsecured or (B) secured only by the assets of such Person and its Subsidiaries by Liens permitted under Section 7.01;

(ii) that is Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments (including seller notes, “earn-outs” and deferred payments) incurred in a Permitted Acquisition, Investment, Disposition or other transaction, in each case incurred prior to or after the Closing Date;

(iii) that is Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with the Transactions, a Permitted Acquisition, Investment or other transaction, in each case, incurred prior to or after the Closing Date; or

(iv) that is Pari Passu Lien Debt, Junior Lien Debt, Other Secured Debt or unsecured Indebtedness incurred to finance all or any portion of a Permitted Investment; provided that the aggregate principal amount of Indebtedness permitted to be incurred under this clause (iv) shall not exceed:

(1) if such Indebtedness is unsecured or constitutes Other Secured Debt, on a Pro Forma Basis either:

(A) the Total Net Leverage Ratio of the Borrower is equal to or less than 5.25 to 1.00; or

(B) the Interest Coverage Ratio for the applicable Test Period is equal to or greater than 2.00 to 1.00;

(2) if such Indebtedness is Junior Lien Debt, on a Pro Forma Basis, the Secured Net Leverage Ratio of the Borrower is equal to or less than 5.25 to 1.00; or

(3) if such Indebtedness is Pari Passu Lien Debt, on a Pro Forma Basis, the First Lien Net Leverage Ratio of the Borrower is equal to or less than 4.00 to 1.00; or

(4) if such Indebtedness is Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Indebtedness may (and has) become party to, or is otherwise subject to the provisions of (A) if such Indebtedness is Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement as an “Additional First Lien Representative” (or similar designation) and any Junior Lien Intercreditor Agreement then in existence as a “Senior Priority Representative” (or similar designation) or (B) if such Indebtedness is Junior Lien Debt, a Junior Lien Intercreditor Agreement as a “Second Priority Representative” (or similar designation);

provided that the aggregate principal amount of Incurred Acquisition Debt incurred or Guaranteed by a Non-Loan Party, together with (x) the aggregate principal amount of any Incremental Term Facilities and Incremental Revolving Facilities that are Other Secured Debt and (y) the aggregate principal amount of any Permitted Ratio Debt, Incremental Equivalent Debt and any other Indebtedness under Section 7.03(j), in the case of this subclause (y), incurred or Guaranteed by a Non-Loan Party, shall not exceed the Non-Loan Party Debt Cap; and

(v) any Permitted Refinancing of Indebtedness incurred pursuant to this Section 7.03(l);

(m) (i) Contribution Indebtedness and (ii) any Permitted Refinancing thereof;

(n) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business;

(o) Indebtedness incurred in connection with any Sale Leaseback Transaction to the extent constituting Capitalized Lease Obligations;

(p) Indebtedness incurred in connection with a Qualified Securitization Financing and, to the extent constituting Indebtedness, Receivables Financing Transactions, in each case, that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of the Restricted Subsidiaries not constituting Securitization Subsidiaries;

(q) (i) Indebtedness supported by a letter of credit (including a Letter of Credit) or bank guaranty in a principal amount not to exceed the face amount of such letter of credit or bank guarantee, (ii) Indebtedness in respect of letters of credit or bank guarantees that are cash collateralized and (iii) Indebtedness incurred by the Borrower or any Restricted Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created, or related to obligations or liabilities incurred, in the ordinary course of business or consistent with past practice (including in favor of suppliers, trade creditors and landlords and in respect of workers compensation claims, health, disability or other employee benefits, or property, casualty or liability insurance or self-insurance, or other reimbursement-type obligations regarding workers compensation claims) or in connection with the enforcement of rights or claims of the Borrower or any Restricted Subsidiary in connection with any judgment that has not resulted in an Event of Default pursuant to Section 9.01(g);

(r) (i) Cash Management Obligations and (ii) Indebtedness in respect of Cash Management Services, in each case, incurred in the ordinary course of business or consistent with past practice;

(s) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, any Joint Ventures; provided that the aggregate outstanding principal amount of such Indebtedness incurred pursuant to this Section 7.03(s), determined at the time of each incurrence thereof, shall not exceed 25% of the greater of (I) Closing Date EBITDA and (II) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination; provided, further, that, if any Indebtedness incurred pursuant to this clause (s) is made on behalf of Person that is not a Restricted Subsidiary on the date such Indebtedness is incurred (prior to giving effect thereto) and such Person subsequently becomes a Restricted Subsidiary, the Indebtedness initially incurred on behalf of such Person pursuant to this clause (s) shall thereupon be deemed to have been made pursuant to Section 7.03(d) and to not have been made pursuant to this clause (s);

(t) [reserved];

(u) Indebtedness consisting of (i) take-or-pay obligations incurred in the ordinary course of business and (ii) guarantees by the Borrower and its Restricted Subsidiaries of Indebtedness under customer financing lines of credit entered into in the ordinary course of business;

(v) Indebtedness to current or former officers, directors, managers, consultants, and employees, their respective estates, spouses or former spouses of the Borrower or any Restricted Subsidiary to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof);

(w) obligations in respect of performance, bid, appeal and surety bonds and performance, bankers’ acceptance facilities and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(x) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition or other action permitted by Section 7.02 or Disposition permitted by Section 7.05, in each case, including any such Indebtedness incurred prior to the Closing Date;

(y) Guarantees by the Borrower or any Restricted Subsidiary in respect of Indebtedness of the Borrower or such Restricted Subsidiary otherwise permitted hereunder; provided that if the Indebtedness being Guaranteed is subordinated in right of payment to the Obligations, such Guarantee shall be subordinated in right of payment to the Guaranty on terms at least as favorable to the Lenders as those contained in the subordination terms with respect to such Indebtedness;

(z) Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount pursuant to this Section 7.03(z), determined at the time of the incurrence thereof not exceeding (x) 50% of the greater of (i) Closing Date EBITDA and (ii) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination;

(aa) [reserved];

(bb) [reserved];

(cc) (i) Permitted Debt Exchange Securities (to the extent constituting Indebtedness) and (ii) any Permitted Refinancing of Indebtedness incurred pursuant to this Section 7.03(cc); and

(dd) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in each of the clauses above.

For purposes of determining compliance with this Section 7.03, the Borrower may combine more than one basket for the purpose of incurring one item of Indebtedness and in the event that one item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole and absolute discretion, at the time of incurrence, divide, classify, reclassify, sequence or re-sequence at any later time based on the Indebtedness then outstanding and the basket then available, divide, classify, reclassify, sequence or re-sequence such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant on the date such Indebtedness is incurred or such later time, as applicable; provided that all Indebtedness created pursuant to the Loan Documents will be deemed to have been incurred in reliance on the exception in clause (a) above and will not be permitted to be reclassified pursuant to this paragraph.

For the avoidance of doubt, any Indebtedness permitted to be incurred under any clause of this Section 7.03, unless required to be used for any specific purpose set forth therein, may be used to refinance, replace, renew, exchange or extend any outstanding Indebtedness, including any such Indebtedness incurred under any other clause of this Section 7.03 and any such Indebtedness with respect to which the incurrence of Permitted Refinancing is expressly permitted under the applicable clause of this Section 7.03, in each case, with respect to any refinancing, replacing, renewing, exchange or extension of any Junior Financing, subject to the restrictions set forth in Section 7.11.

The accrual of interest and the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. In connection with the exchanging, extending, renewing, replacement or refinancing of any existing Indebtedness with newly incurred Indebtedness, the increase in the principal amount of such newly incurred Indebtedness in an amount equal to the sum of (i) the amount of all unpaid, accrued, or capital interest, penalties and premiums (including tender premiums) payable on the Indebtedness being exchanged, extended, renewed, replaced or refinanced and (ii) the amount of all underwriting discounts, fees, commissions, costs, expenses and other amounts payable (including the amount of all original issue discount) on such newly incurred Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03 or the incurrence of Indebtedness under the Loan Documents. Without limiting the provisions of Section 1.08(f), the execution of any commitment letter in respect of any Indebtedness whose terms are subject to negotiation and execution of definitive documentation shall not constitute an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

SECTION 7.04 Fundamental Changes. Merge, dissolve, liquidate or consolidate with or into another Person (including, in each case, pursuant to a Delaware LLC Division), except that:

(a) any Restricted Subsidiary may merge or consolidate with the Borrower; provided that:

(i) the Borrower shall be the continuing or surviving Person; and

(ii) such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia;

(b) any Restricted Subsidiary may merge or consolidate with or into any other Restricted Subsidiary or any Person that becomes a Restricted Subsidiary;

(c) any merger the purpose of which is to reincorporate or reorganize a Restricted Subsidiary in another jurisdiction shall be permitted;

(d) any Restricted Subsidiary may liquidate or dissolve; provided the surviving Person (or the Person who receives the assets of such dissolving or liquidated Restricted Subsidiary) shall be a Restricted Subsidiary or the Borrower;

(e) subject, for the avoidance of doubt, to Section 1.08(f), so long as no Specified Event of Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person (including Intermediate Holdings); provided that:

(i) the Borrower shall be the continuing or surviving corporation organized in the United States; or

(ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower;

(A) such Person shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(B) such Person shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto and thereto in form reasonably satisfactory to the Administrative Agent;

(C) each Guarantor, unless it is the other party to such merger or consolidation, shall have, by a supplement to the Guaranty, confirmed that its Guarantee of the Obligations shall apply to such Person’s obligations under this Agreement;

(D) each Loan Party, unless it is the other party to such merger or consolidation, shall have, by a supplement to the Security Agreement, confirmed that its obligations thereunder shall apply to such Person’s obligations under this Agreement;

(E) if requested by the Collateral Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have, by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Collateral Agent), confirmed that its obligations thereunder shall apply to such Person’s obligations under this Agreement; and

(F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement, and, with respect to such opinion of counsel only, including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent;

it being agreed that if the foregoing are satisfied, such Person will succeed to, and be substituted for, the Borrower under this Agreement;

(f) the Borrower and the Restricted Subsidiaries may consummate any merger, consolidation or amalgamation, the purpose and only substantive effect of which is to reincorporate or reorganize the Borrower or any Restricted Subsidiary in a jurisdiction in the United States, any state thereof or the District of Columbia or to change its legal form, so long as the Liens granted pursuant to the Collateral Documents to which such Person is a party remain perfected and in full force and effect, to the extent otherwise required hereby; and

(g) the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, or consolidation, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, any Investment permitted by Section 7.02 or any Restricted Payment permitted by Section 7.06.

SECTION 7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, damaged, worn out, used, immaterial, unneeded or surplus property (including for purposes of recycling), whether now owned or hereafter acquired and Dispositions of property of the Borrower and the Restricted Subsidiaries that is no longer used or useful in the conduct of the business or economically practicable or commercially desirable to maintain;

(b) Dispositions of property in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or a Restricted Subsidiary to the extent, if constituting an Investment, permitted by Section 7.02;

(e) to the extent constituting Dispositions, transactions permitted by Sections 7.02, 7.04 and 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of property pursuant to any Sale Leaseback Transactions; provided that (i) no Event of Default exists or would result therefrom (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists) and (ii) such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;

(g) Dispositions of Cash Equivalents or Investments that were Cash Equivalents when made;

(h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in the ordinary course of business or which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(i) Dispositions of property subject to Casualty Events;

(j) Dispositions; provided that:

(i) at the time of such Disposition (other than any such Disposition consummated pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition;

(ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of 35% of the greater of (A) Closing Date EBITDA and (B) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination, the Borrower and the Restricted Subsidiaries shall receive, on a cumulative basis since the Closing Date, not less than 75% of the aggregate consideration in the form of cash or Cash Equivalents for all such Dispositions for a purchase price in excess of such amount; provided, however, that for the purposes of this clause (ii) each of the following shall be deemed to be cash,

(A) any Indebtedness or other liabilities (as shown on the Borrower’s or a Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or a Restricted Subsidiary, other than Indebtedness or other liabilities that are by their terms subordinated in right of payment to the Obligations (other than intercompany liabilities subject to the Intercompany Subordination Agreement), that are assumed by the transferee (or other third party) in connection with the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing (or with respect to any pension or similar liabilities, pursuant to the terms of the applicable Law) or that are otherwise cancelled or terminated in connection therewith;

(B) any securities, notes or other obligations received by the Borrower or a Restricted Subsidiary from the purchaser that are converted by the Borrower or a Restricted Subsidiary into cash or Cash Equivalents or by their terms are required to be satisfied in for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition; and

(C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is outstanding at the time of the receipt of such Designated Non-Cash Consideration, not in excess of 35% of the greater of (I) Closing Date EBITDA and (II) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(iii) such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) Dispositions or discounts of accounts receivable and related assets in connection with the collection, compromise or factoring thereof;

(m) Dispositions (including issuances or sales) of Equity Interests in, or Indebtedness owing by, or other securities of, an Unrestricted Subsidiary (other than Unrestricted Subsidiaries whose assets consist solely of cash and Cash Equivalents (other than cash and Cash Equivalents resulting from the sale of assets of or Equity Interests in, or issuance of Indebtedness of, such Unrestricted Subsidiary));

(n) Dispositions to the extent of any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of the Restricted Subsidiaries to the extent allowable under Section 1031 of the Code (or comparable or successor provision);

(o) Dispositions in connection with the unwinding of any Hedge Agreement;

(p) Dispositions by the Borrower or any Restricted Subsidiary of assets in connection with the closing or sale of a business location in the ordinary course of business of the Borrower and its Restricted Subsidiaries; provided that such sale shall be on commercially reasonable prices and terms in a bona fide arm’s-length transaction;

(q) Dispositions (including bulk sales) of the inventory not in the ordinary course of business in connection with location closings, at arm’s length;

(r) Dispositions of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing or Dispositions in connection with a Receivables Financing Transaction; provided, that such Dispositions shall be for no less than the fair market value of such property at the time of such Disposition;

(s) the lapse, abandonment or discontinuance of the use or maintenance of any Intellectual Property if the Borrower or any Restricted Subsidiary determines in its reasonable business judgment that such lapse, abandonment or discontinuance is desirable in the conduct of its business;

(t) Dispositions of any property or asset with a fair market value not to exceed $7,500,000 with respect to any transaction or series of related transactions or $15,000,000 in the aggregate for all such transactions in any fiscal year (x) with any unused amounts being carried forward to the subsequent fiscal years and (y) any amounts available for use in future fiscal years being available in the current fiscal year (subject to a corresponding deduction in the amount available in such future fiscal year);

(u) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims, in each case, in the ordinary course of business or otherwise based on the business judgments of the Board of Directors of the Borrower;

(v) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable Law;

(w) (A) Disposition of assets acquired in a Permitted Acquisition or other Investment permitted hereunder that the Borrower determines will not be used or useful in the business of the Borrower and its Restricted Subsidiaries, (B) Disposition of assets in order to receive any antitrust or other regulatory approvals in connection with a Permitted Acquisition or other Investment permitted hereunder so long as the proceeds of such Disposition are used to finance such Permitted Acquisition or Investment or (C) Disposition of assets required by applicable Law;

(x) [reserved]; and

(y) Disposition made in connection with any Permitted IPO/Tax Reorganization.

For purposes of determining compliance with this Section 7.05, the Borrower may combine multiple baskets for the purpose of consummating one Disposition and in the event that any Disposition (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole and absolute discretion, at the time such Disposition is made, divide, classify, reclassify, sequence or re-sequence or at any later time, divide, classify, reclassify, sequence or re-sequence such Disposition (or any portion thereof) in any manner that complies with this covenant on the date such Disposition is made or such later time, as applicable.

SECTION 7.06 Restricted Payments. Make any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to any other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower or any such other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary according to the applicable terms of the relevant class of Equity Interests);

(b) the Borrower and each of the Restricted Subsidiaries may declare and make dividend payments or other distributions (i) payable solely in the form of Equity Interests (other than Disqualified Equity Interests that are not permitted to be incurred by such Person under Section 7.03) of such Person or (ii) with the proceeds of any issuance of Qualified Equity Interests or contribution to the common equity capital of the Borrower after the Closing Date (other than any Specified Equity Contribution) that is Not Otherwise Applied;

(c) [reserved];

(d) to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, 7.04, 7.05(r) or 6.13;

(e) repurchases of Equity Interests in Holdings, the Borrower or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights;

(f) (x) the Borrower may pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) and (y) any Restricted Subsidiary of the Borrower may pay, for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any direct or indirect parent thereof) or any non-wholly owned Restricted Subsidiary held by any future, present or former employee, director, officer, consultant or distributors (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement (including any separation, stock subscription, shareholder or partnership agreement) with any employee, director, officer, consultant or distributor of the Borrower (or any direct or indirect parent of the Borrower) any of its Subsidiaries; provided, the aggregate Restricted Payments made pursuant to this Section 7.06(f) after the Closing Date shall not exceed:

(i) $40,000,000 in any calendar year (which shall increase to $65,000,000 after the consummation of a Qualifying IPO); provided that (i) unused amounts in any calendar year will be carried over to succeeding calendar years and (ii) any amounts that will be available in future calendar years may be used in the then applicable calendar year (subject to a corresponding deduction in the amount available in such future calendar year); plus

(ii) an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries (or by Holdings or a direct or indirect parent thereof and contributed to the Borrower or a Restricted Subsidiary in cash) after the Closing Date; plus

(iii) to the extent contributed in cash to the common equity of the Borrower and Not Otherwise Applied, the proceeds from the sale of Equity Interests of Holdings or any direct or indirect parent thereof, in each case to employees, directors, officers, consultants or distributors of the Borrower, a direct or indirect parent thereof, or its Subsidiaries that occurs after the Closing Date; plus

(iv) the amount of any cash bonuses or other compensation otherwise payable to any future, present or former director, employee, consultant or distributors of the Borrower, a direct or indirect parent thereof, or its Subsidiaries that are foregone in return for the receipt of Equity Interests of Holdings or a direct or indirect equity holder thereof, Borrower or any Restricted Subsidiary; plus

(v) payments made in respect of withholding or other similar taxes payable upon repurchase, retirement or other acquisition or retirement of Equity Interests of Holdings or its Subsidiaries or otherwise pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement;

provided, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any present or former employee, director, officer, consultant or distributors (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower, any Restricted Subsidiary or direct or indirect parent of the Borrower in connection with a repurchase of Equity Interests of the Borrower or any of its direct or indirect parent will not be deemed to constitute a Restricted Payment;

(g) the Borrower may make Restricted Payments to Holdings or to any direct or indirect parent of Holdings:

(i) from time to time, to allow Holdings, any parent company or any other direct or indirect owner (as applicable) to satisfy any tax liability attributable to taxable income realized by the Borrower and its subsidiaries in the applicable tax year or any portion thereof, and reduced by any payments paid or to be paid directly by the Borrower or its subsidiaries with respect to such tax; provided, however, in determining the amount of any tax distribution, it shall be assumed that the amount of such payments with respect to any taxable period equals the amount that the Borrower and any such subsidiaries would have been required to pay in respect of such relevant federal, state, local or foreign taxes for such taxable period if the Borrower and such subsidiaries had paid such taxes as a separate consolidated, combined or unitary group separately from Holdings or any such parent company (or, if there are no such subsidiaries, on a separate company basis); provided, further, any such distributions attributable to tax liability in respect of income of an Unrestricted Subsidiary shall be permitted pursuant to this clause solely to the extent (A) of the amount of dividends or distributions actually received from such Unrestricted Subsidiary by the Borrower or its Restricted Subsidiaries or (B) the amount thereof is treated by the Borrower or its Restricted Subsidiaries as a corresponding Investment in such Unrestricted Subsidiary (in the case of this clause (B), with such amount constituting a utilization of the relevant basket or exception under Section 7.02 pursuant to which such amount is permitted);

(ii) the proceeds of which will be used to pay, directly or indirectly, operating costs and expenses (including, following the consummation of a Qualifying IPO, Public Company Costs) of Holdings or its direct or indirect parents thereof incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iii) the proceeds of which will be used to pay franchise taxes and other fees, taxes and expenses, in each case, required to maintain its (or any of such direct or indirect parent’s) corporate or legal existence;

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings and the Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired by the Borrower or a Restricted Subsidiary in order to consummate such Investment;

(v) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) costs, fees and expenses (other than to Affiliates) related to any successful or unsuccessful equity or debt offering permitted by this Agreement; and

(vi) the proceeds of which (A) will be used to pay salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries or (B) will be used to make payments permitted under Sections 6.13(e), (f), (g) and (l), (but only to the extent such payments have not been and are not expected to be made by the Borrower or a Restricted Subsidiary);

(h) the Borrower or any of the Restricted Subsidiaries may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition or Investment;

(i) Restricted Payments made in connection with any Permitted IPO/Tax Reorganization;

(j) Restricted Payments made in respect of working capital adjustments, purchase price adjustments or earn-out payments pursuant to any Permitted Investments;

(k) the declaration and payment of dividends by the Borrower following a Qualifying IPO, up to the sum of (A) 6.00% of the net proceeds received by or contributed to the Borrower from such Qualifying IPO (if any) in any calendar year plus (B) 7.00% of the Market Capitalization in any calendar year, in each case, reduced, in any calendar year, by (i) [reserved], (ii) 100.0% of the aggregate outstanding principal amount of Investments made pursuant to Section 7.02(y)(iv) in such calendar year in reliance on this Section 7.06(k) under the Available RP Amount and (iii) 100.0% of the principal amount of any prepayments, repayments, redemptions, purchases, defeasances or other satisfaction of Junior Financings made pursuant to Section 7.11(vii)(3) in such calendar year in reliance on this Section 7.06(k) under the Available RP Amount; provided that (x) any unused amounts pursuant to clause (k)(A) in any calendar year may be carried forward into succeeding calendar years and (y) any amounts that will be available in future calendar years pursuant to clause (k)(A) may be used in the then applicable calendar year (subject to a corresponding deduction in the amount available in such future calendar year);

(l) repurchases of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any Restricted Subsidiary, including deemed repurchases in connection with the exercise of stock options or the vesting of any equity awards;

(m) (i) the redemption, repurchase, retirement or other acquisition of any existing Equity Interests, including any accrued and unpaid dividends thereon of the Borrower, any direct or indirect parent of the Borrower or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, new Equity Interests of the Borrower or any direct or indirect parent of the Borrower or contributions to the equity capital of the Borrower (other than any Disqualified Equity Interests or any Equity Interests sold to a Subsidiary of the Borrower), and (ii) the declaration and payment of dividends on any existing Equity Interests out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of new Equity Interests;

(n) payments or distributions to satisfy dissenters rights or the settlement of any claims or actions in connection therewith (whether actual, contingent or potential), in connection with a merger, consolidation or transfer of assets that complies with Section 7.02 or Section 7.04;

(o) payments or distributions of a Restricted Payment within 60 days after the date of declaration thereof if at the date of declaration such Restricted Payment would have been permitted hereunder;

(p) Restricted Payments to Holdings or to any direct or indirect parent of Holdings of Equity Interests in, Indebtedness owing by and/or other securities of, any Unrestricted Subsidiaries;

(q) the Borrower may make Restricted Payments to Holdings in an aggregate amount not to exceed the sum of,

(i) 50% of the greater of (A) Closing Date EBITDA and (B) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination, reduced by (A) [reserved], (B) 100.0% of the aggregate outstanding principal amount of Investments made pursuant to Section 7.02(y)(iv) in reliance on this Section 7.06(q)(i) under the Available RP Amount and (C) 100.0% of the principal amount of any prepayments, repayments, redemptions, purchases, defeasances or other satisfaction of Junior Financings made pursuant to Section 7.11(vii)(3) in reliance on this Section 7.06(q)(i) under the Available RP Amount,

(ii) the Available Amount at such time; provided that any use of clause (b) of the Available Amount pursuant to this Section 7.06(q)(ii) shall be permitted only to the extent that no Specified Event of Default shall have occurred and be continuing or would immediately result therefrom;

(r) unlimited Restricted Payments; provided that (i) the First Lien Net Leverage Ratio (after giving Pro Forma Effect to such Restricted Payment) would be less than or equal to 3.75 to 1.00 and (ii) no Event of Default shall have occurred and be continuing or would result therefrom; and

(s) distributions or payments of Securitization Fees.

For purposes of determining compliance with this Section 7.06, the Borrower may combine multiple baskets for the purpose of making one Restricted Payment and in the event that any Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole and absolute discretion, at the time of such Restricted Payment is made, divide, classify, reclassify, sequence or re-sequence or at any later time divide, classify, reclassify, sequence or re-sequence such Restricted Payment (or any portion thereof) in any manner that complies with this covenant on the date such Restricted Payment is made or such later time, as applicable.

SECTION 7.07 [Reserved].

SECTION 7.08 [Reserved].

SECTION 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits (a) any Restricted Subsidiary that is not a Loan Party from making Restricted Payments to (directly or indirectly), or from making or repaying loans or advances to, any Loan Party or (b) any Loan Party (other than Holdings) from creating, incurring, assuming or suffering to exist Liens on property of such Person to secure the Obligations under the Loan Documents; provided that the foregoing shall not apply to Contractual Obligations that:

(i) (A) exist on the Closing Date and (B) to the extent Contractual Obligations permitted by clause (A) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation;

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary (or at the time it is designated as a Restricted Subsidiary pursuant to Section 6.14), so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary;

(iii) are Contractual Obligations of or representing Indebtedness of a Restricted Subsidiary that is not a Loan Party; provided that such Indebtedness is permitted by Section 7.03;

(iv) are restrictions that arise in connection with (A) any Lien permitted by Section 7.01, and relate to the property subject to such Lien or (B) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets (including Equity Interests) subject to such Disposition;

(v) are provisions in joint venture agreements and other similar agreements applicable to joint ventures (including Joint Ventures) permitted under Section 7.02 and applicable solely to such joint venture (including Joint Venture) or Equity Interest issued thereby;

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03;

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03 to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;

(x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(xii) are customary net worth provisions contained in real property leases entered into by Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the other Restricted Subsidiaries to meet their ongoing obligations;

(xiii) are restrictions created in connection with any Qualified Securitization Financing or Receivables Financing Transaction that in the good faith determination of the Borrower are necessary or advisable to effect such Qualified Securitization Financing or Receivables Financing Transaction and relate solely to the Securitization Assets or receivables, as applicable, subject thereto; and

(xiv) apply by reason of any applicable Law or are required by any Governmental Authority having jurisdiction over the Borrower or any Restricted Subsidiary.

SECTION 7.10 Holding Company Indebtedness. None of Holdings and Intermediate Holdings shall create, incur, assume or permit to exist any Indebtedness other than the Guarantee of any Indebtedness permitted to be incurred under Section 7.03 and the incurrence of any Qualified Holding Company Debt; provided that, with respect to the incurrence of Qualified Holding Company Debt, no Event of Default shall have occurred and be continuing.

SECTION 7.11 Prepayments, Etc. of Junior Financing; Amendments to Junior Financing Documents.

(a) Prepayments of Junior Financing. Prepay, repay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Junior Financing except:

(i) any Permitted Refinancing of such Junior Financing;

(ii) the conversion of any Junior Financing to Qualified Equity Interests of any Restricted Subsidiary or Equity Interests of Holdings or any of its direct or indirect parents;

(iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owed to Holdings, the Borrower or a Restricted Subsidiary to the extent permitted by the Intercompany Subordination Agreement;

(iv) the prepayment, repayment, redemption, purchase, defeasance or satisfaction of any Junior Financing with the proceeds of (1) any other Junior Financing otherwise permitted to be incurred at such time by Section 7.03 or (2) any Qualified Equity Interests or contribution to the common equity capital of the Borrower after the Closing Date (other than any Specified Equity Contribution) that is Not Otherwise Applied;

(v) the prepayment, repayment, redemption, purchase, defeasance or satisfaction of any Junior Financing within 60 days of giving notice thereof if at the date of such notice, such payment would have been permitted hereunder;

(vi) prepayments, repayments, redemptions, purchases, defeasances or satisfactions, so long as no Event of Default has occurred and is continuing or would result therefrom and the First Lien Net Leverage Ratio (after giving Pro Forma Effect to the incurrence of such payments and the use of proceeds thereof) for the Test Period immediately preceding the making of such payments shall be less than 3.75 to 1.00;

(vii) prepayments, repayments, redemptions, purchases, defeasances or satisfactions in an aggregate amount not to exceed the sum of (1) 60.0% of the greater of (A) Closing Date EBITDA and (B) TTM Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis as of the applicable date of determination, (2) the Available Amount at such time and (3) the Available RP Amount at such time;

(viii) the prepayment, repayment, redemption, purchase, defeasance or satisfaction of any Junior Financing with respect to any amount due within 12 months of such prepayment, repayment, redemption, purchase, defeasance or satisfaction thereof; and

(ix) payments of regularly scheduled principal and interest (including default interest and any AHYDO catch-up payment) on Junior Financing, closing, consent, administrative and other fees related to Junior Financing, indemnity and expense reimbursement payments in connection with Junior Financing, and mandatory prepayments, mandatory redemptions and mandatory purchases, in each case pursuant to the terms of the applicable Junior Financing Documentation.

For purposes of determining compliance with this Section 7.11(a), in the event that any prepayment, repayment, redemption, purchase, defeasance or satisfaction (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole and absolute discretion, at the time of such prepayment, repayment, redemption, purchase, defeasance or satisfaction is made, divide, classify, reclassify, sequence or re-sequence or at any later time divide, classify, reclassify, sequence or re-sequence such prepayment, repayment, redemption, purchase, defeasance or satisfaction (or any portion thereof) in any manner that complies with this covenant on the date it was made or such later time, as applicable.

The amount set forth in Section 7.11(a)(vii)(1) may, in lieu of prepayments, repayments, redemptions, purchases, defeasance or satisfaction of any Junior Financing, be utilized by the Borrower or any Restricted Subsidiary to make or hold any Investments without regards to Section 7.02 or make Restricted Payments without regard to Section 7.06.

(b) Amendments to Junior Financing. Amend, modify or change in any manner without the consent of the Administrative Agent any Junior Financing Documentation in a manner that is (or would be) materially adverse to the interests of the Lenders (taken as a whole), except as may be permitted pursuant to any applicable subordination agreement and except as a result of a Permitted Refinancing thereof; provided that a certificate of the Borrower delivered to the Administrative Agent at least 3 Business Days prior to such amendment or other modification, together with a reasonably detailed description of such amendment or modification, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy such foregoing requirement shall be conclusive evidence that such terms and conditions satisfy such foregoing requirement unless the Administrative Agent notifies the Borrower within such 3 Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).

ARTICLE VIII

Financial Covenant

So long as any Revolving Commitments or Revolving Loans remain outstanding, the Borrower covenants and agrees that:

SECTION 8.01 First Lien Net Leverage Ratio. Commencing with the Test Period ending on the last day of the second full fiscal quarter ended after the Closing Date, the Borrower shall not permit the First Lien Net Leverage Ratio on the last day of such Test Period to be greater than 6.95 to 1.00, if and only if the Testing Condition is satisfied as of such date. To the extent required to be tested with respect to any Test Period pursuant to the preceding sentence, compliance with this Section 8.01 shall be determined on the date on which the Compliance Certificate for the applicable Test Period is delivered pursuant to Section 6.02(a) (the “Financial Covenant Determination Date”).

SECTION 8.02 Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, during the period commencing after the beginning of the last fiscal quarter included in every applicable Test Period and ending 15 Business Days after the Financial Covenant Determination Date (the “Cure Expiration Date”), the Borrower may deliver a notice of its intent (the “Notice of Intent to Cure”) to cause equity contribution (in the form of common equity (or other equity of the Borrower, that to the extent constituting Disqualified Equity Interests, is in a form reasonably satisfactory to the Administrative Agent)) made to the Borrower on or prior to the Cure Expiration Date, which amount, to the extent Not Otherwise Applied, shall be included in the calculation of Consolidated Adjusted EBITDA solely for the purposes of determining compliance with the Financial Covenant at the end of such Test Period and any subsequent period that includes a fiscal quarter in such Test Period (any such equity contribution, a “Specified Equity Contribution”); provided that,

(a) (i) no Lender shall be required to make any new extension of credit and (ii) no Issuing Bank shall be obligated to issue, amend, extend the expiry date of a Letter of Credit or increase the amount thereof, in each case, under a Loan Document after the Financial Covenant Determination Date if the Borrower has not received the proceeds of such Specified Equity Contribution;

(b) the Borrower shall not be permitted to request that a Specified Equity Contribution be included in the calculation of Consolidated Adjusted EBITDA with respect to any fiscal quarter unless, after giving effect to such requested Specified Equity Contribution, there would be at least 2 fiscal quarters in the Test Period ending on the last day of such fiscal quarter in which no Specified Equity Contribution has been made;

(c) no more than 5 Specified Equity Contributions will be made in the aggregate during the term of this Agreement; provided that if the Revolving Loans made on the Closing Date have been extended pursuant to Section 2.18, there may be an additional fiscal quarter after the Original Revolving Maturity Date in which the cure rights set forth in this Section 8.02 are exercised during the term of the Facilities;

(d) any proceeds of Specified Equity Contributions will be disregarded for all other purposes under the Loan Documents (including calculating Consolidated Adjusted EBITDA for purposes of determining basket levels, pricing and other items governed by reference to Consolidated Adjusted EBITDA or any ratio-based basket and the other negative covenants) except as contemplated by clause (e) below; and

(e) there shall be no reduction in Indebtedness pursuant to a cash netting provision or otherwise with the proceeds of any Specified Equity Contribution for purposes of determining compliance with the financial covenant set forth in Section 8.01 for any Test Period in which such fiscal quarter is included unless with respect solely to future fiscal quarters such Specified Equity Contribution is actually applied to prepay any Indebtedness of the Borrower and its Restricted Subsidiaries.

Application of amounts of any Specified Equity Contribution in prepayment of outstanding amounts under a Facility shall be entirely at the discretion of the Borrower.

ARTICLE IX

Events of Default and Remedies

SECTION 9.01 Events of Default. Each of the events referred to in clauses (a) through (k) of this Section 9.01 shall constitute an “Event of Default”:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within 10 Business Days after the same becomes due, any interest on any Loan, any Reimbursement Obligation or any fee payable pursuant to the terms of a Loan Document; or

(b) Specific Covenants.

(i) Any Loan Party or Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (solely with respect to the Borrower) or Article VII, or

(ii) the Financial Covenant is breached, as determined on the Financial Covenant Determination Date (a “Financial Covenant Event of Default”); provided that a Financial Covenant Event of Default shall not constitute an Event of Default with respect to any Term Loans unless and until the date on which the Revolving Lenders have terminated all Revolving Commitments and declared all Revolving Loans to be immediately due and payable in accordance with this Agreement; or

(c) Other Defaults. Any Loan Party or Restricted Subsidiary fails to perform or observe any other covenant or agreement (not specified in Section 9.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party in any Loan Document, or in any document required to be delivered pursuant to the terms of a Loan Document, shall be untrue in any material respect when made and if capable of being remedied, such representation, warranty, certification or statement of facts (if untrue) shall remain incorrect for 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(e) Cross-Default. The Borrower or any Subsidiary Guarantor,

(i) fails to make any payment of principal or interest beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of its Indebtedness having an aggregate outstanding principal amount of not less than the Threshold Amount; or

(ii) fails to observe or perform any other agreement or condition relating to such Indebtedness having an aggregate outstanding principal amount of not less than the Threshold Amount, or any other event occurs (other than, with respect to Indebtedness consisting of Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness having an aggregate outstanding principal amount of not less than the Threshold Amount (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required and after giving effect to any applicable cure period, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;

provided that this clause (e) shall not apply (A) to any Indebtedness under a Loan Document or any Indebtedness held exclusively by Affiliates of the Borrower, (B) with respect to clause (ii), to any secured Indebtedness that becomes due as a result of the sale or transfer of the property or assets (including as a result of a casualty or condemnation event) securing such Indebtedness, (C) to the failure to observe or perform any covenant applicable to any Indebtedness that requires compliance with any measurement of financial or operational performance (including any leverage, interest coverage or fixed charge ratio or minimum EBITDA) unless and until the holders of such Indebtedness have terminated all commitments (if any) and accelerated all obligations with respect thereto or (D) to any event or condition that is remedied, cured or waived by the applicable holders of such Indebtedness or ceases to exist prior to the termination of the Commitments and acceleration of the Loans permitted pursuant to Section 9.02; or

(f) Insolvency Proceedings, Etc. Holdings, Intermediate Holdings, the Borrower or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against Holdings, Intermediate Holdings, the Borrower or any Significant Subsidiary a final non-appealable judgment or final order for the payment of money by a court of competent jurisdiction in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance (as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) or another indemnity or applicable escrow arrangement) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 calendar days; or

(h) Invalidity of Loan Documents. Any material provision of the Loan Documents (other than in the case of this clause (h), the Collateral Documents and the Guaranty to which clause (i) below shall apply), taken as a whole, at any time after their execution and delivery and for any reason, ceases to be in full force and effect, except as expressly permitted under a Loan Document or as a result of the satisfaction of the Termination Conditions; or the Borrower or any Loan Party contests in writing the validity or enforceability of the Loan Documents, taken as a whole; or the Borrower or any Loan Party denies in writing that it has any further liability or obligation under the Loan Documents, taken as a whole (other than as a result of the satisfaction of the Termination Conditions); or

(i) Collateral Documents and Guaranty. Any:

(i) Collateral Document with respect to a material portion of the Collateral after delivery thereof shall for any reason cease to create a valid and, after giving effect to any perfection measures taken in connection therewith, perfected Lien in any material portion of the Collateral, except (A) as otherwise permitted by, or as a result of a transaction not prohibited by, the Loan Documents, (B) resulting from the failure of the Administrative Agent or the Collateral Agent to maintain possession or control of Collateral, (C) resulting from the making of a filing, or the failure to make a filing, under the Uniform Commercial Code or comparable documents, (D) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy, if such insurer has been informed and such insurer has not denied coverage or (E) resulting from acts or omissions of a Secured Party or the application of applicable Law; or

(ii) Guaranty with respect to a Guarantor that is Holdings or a Material Subsidiary shall for any reason (other than the satisfaction of the Termination Conditions or the release of such Guarantor as provided for under the Loan Documents) cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void; or

(j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or a Multiemployer Plan that, when taken together with all other such ERISA Events, has resulted or would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any instalment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which has resulted or would reasonably be expected to result in a Material Adverse Effect; or

(k) Change of Control. There occurs any Change of Control.

SECTION 9.02 Remedies upon Event of Default.

(a) Except as otherwise provided in Section 9.02(b) below, if any Event of Default occurs and is continuing, the Administrative Agent may with the written consent of the Required Lenders, and shall at the written request of the Required Lenders, take any or all of the following actions:

(i) declare the Commitments of each Lender and the obligation of each Issuing Bank to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest and premium accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and each Guarantor;

(iii) require that the Borrower Cash Collateralize its Letters of Credit (in an amount equal to 101% of the maximum Stated Amount of all outstanding Letters of Credit); and

(iv) exercise on behalf of itself, the Issuing Banks and the Lenders all rights and remedies available to it, the Issuing Banks and the Lenders under the Loan Documents and/or under applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, the Commitments of each Lender and the obligations of each Issuing Bank to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b) If a Financial Covenant Event of Default has occurred and is continuing, the Required Revolving Lenders may either (i) terminate the Revolving Commitments and/or (ii) take the actions specified in Section 9.02(a) in respect of the Revolving Commitments, the Revolving Loans and Letters of Credit.

(c) Notwithstanding anything to the contrary herein, if the only Event of Default then having occurred and continuing is the Financial Covenant Event of Default, then the Revolving Lenders and the Administrative Agent may not take any of the actions set forth in Section 9.02(a) or Section 9.02(b) during the period commencing on the date that the Administrative Agent receives a Notice of Intent to Cure and ending on the Cure Expiration Date with respect thereto in accordance with and to the extent permitted by Section 8.02.

(d) Notwithstanding anything to the contrary herein, any court of competent jurisdiction may (x) extend or stay any grace period set forth in this Agreement or any other Loan Document prior to an actual or alleged Default becoming an actual or alleged Event of Default or (y) stay the exercise of remedies by any Agent or Agent-Related Person contemplated by this Agreement and the other Loan Documents or otherwise upon the occurrence of an actual or alleged Event of Default, in each case of clauses (x) and (y), in accordance with the requirements of applicable Law.

SECTION 9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02(a)), any amounts received on account of the Obligations shall, subject to the Intercreditor Agreements, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 11.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent, the Swing Line Lender and the Issuing Banks pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including Attorney Costs payable under Section 11.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and Letter of Credit Usage, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, (a) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the Letter of Credit Usage and the Obligations under Secured Hedge Agreements and Cash Management Obligations and (b) to Cash Collateralize Letters of Credit (to the extent not otherwise Cash Collateralized pursuant to the terms of this Agreement) in an amount equal to 101% of the aggregate Stated Amount of all outstanding Letters of Credit, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them; provided that (i) any such amounts applied pursuant to the foregoing subclause (b) shall be paid to the Administrative Agent for the ratable account of the Issuing Banks to Cash Collateralize such Letters of Credit, (ii) subject to Section 2.04 and Section 2.20, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause Fifth shall be applied to satisfy drawings under such Letters of Credit as they occur and (c) upon the expiration of any Letter of Credit with no pending drawings, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 9.03;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations described in this clause Sixth owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.

ARTICLE X

Administrative Agent and Other Agents

SECTION 10.01 Appointment and Authority of the Administrative Agent.

(a) Each Lender and each Issuing Bank hereby irrevocably appoints Barclays to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X (other than Sections 10.09, 10.11, 10.12, 10.14, 10.15 and 10.18) are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any such provision. Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article X with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Letter of Credit Documentation pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article X and the definition of “Agent-Related Person” included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to each Issuing Bank.

(b) The Administrative Agent shall also irrevocably act as the Collateral Agent (or similar title) under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and/or Cash Management Bank or an affiliate thereof) and each of the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as the Collateral Agent (or similar title) (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X (including Section 10.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the Intercreditor Agreements), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(c) The Administrative Agent represents to the Borrower that it is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3T and that it will comply with its obligations to withhold under Section 1441 and FATCA.

SECTION 10.02 Rights as a Lender. Any Lender that is also serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers (and no additional duties or obligations) in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Lender (if any) serving as an Agent hereunder in its individual capacity. Any Person serving as an Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.

SECTION 10.03 Exculpatory Provisions. None of the Administrative Agent, any of the other Agents, any of their respective Affiliates, nor any of the officers, partners, directors, employees or agents of the foregoing shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, an Agent (including the Administrative Agent) or any of their respective officers, partners, directors, employees or agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any such action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt refraining from any such action that, in its opinion or the opinion of its counsel, may contravene the terms of the Loan Documents, give rise to lender liabilities, violate the automatic stay under any Debtor Relief Law or effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity; and

(d) shall not be liable to the Lenders for any action taken or omitted to be taken under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

The Administrative Agent shall not be liable to the Lenders for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 11.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report, statement or agreement or other document delivered hereunder or thereunder or in connection herewith or therewith or referred to or provided for in, or received by the Administrative Agent under or in connection with this Agreement or any other Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default (including compliance with the terms and conditions of Section 11.07(h)(iii) or (h)(iv)), (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

The Administrative Agent shall not be responsible or have any liability to the Lenders for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

SECTION 10.04 Reliance by the Agents. The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent shall be fully justified in failing or refusing to take any action that is not required (it being agreed that the actions set forth in Section 10.11(b) are required) or explicitly approved by the Lenders under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

The Agents shall in all cases be fully protected from liability to the Secured Parties in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Agents shall not be required to take any action that, in their opinion or in the opinion of their counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law.

SECTION 10.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by such Agent. Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub agent and to the Agent-Related Persons of the Agents and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agents. Notwithstanding anything herein to the contrary, with respect to each sub agent appointed by an Agent, (i) such sub agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub agent, and (iii) such sub agent shall only have obligations to the Agent that appointed it as sub agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub agent. Each Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

SECTION 10.06 Non-Reliance on Agents and Other Lenders; Disclosure of Information by Agents.

(a) Each Lender and each Issuing Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and each Issuing Bank represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender and each Issuing Bank also represents that it will, independently and without reliance upon any Agent, any other Lender or any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption and funding its Term Loan and/or Revolving Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date.

(c) Each Lender acknowledges that certain Affiliates of the Loan Parties, including the Sponsor or entities controlled by the Sponsor, are Eligible Assignees hereunder and may purchase Loans and/or Commitments hereunder from the Lenders from time to time, subject to the restrictions set forth in the definition of “Eligible Assignee” and Section 11.07.

SECTION 10.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent, each Agent, each Issuing Bank, the Swing Line Lender and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent or any Issuing Bank or the Swing Line Lender, as applicable) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent, each Agent, each Issuing Bank, the Swing Line Lender and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent or each Issuing Bank, or the Swing Line Lender, as applicable) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction; provided that, to the extent each Issuing Bank or the Swing Line Lender is entitled to indemnification under this Section 10.07 solely in its capacity and role as an Issuing Bank or the Swing Line Lender, only the Revolving Lenders shall be required to indemnify the applicable Issuing Bank or the Swing Line Lender in accordance with this Section 10.07 (determined as of the time that the applicable payment is sought based on each Revolving Lender’s Pro Rata Share thereof at such time); provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.07. If any indemnity furnished to any Agent, any Issuing Bank or the Swing Line Lender for any purpose shall, in the opinion of such Agent, such Issuing Bank or the Swing Line Lender be insufficient or become impaired, such Agent or such Issuing Bank or the Swing Line Lender, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent, any Issuing Bank or the Swing Line Lender against any Indemnified Liabilities in excess of such Lender’s pro rata share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent or any Issuing Bank or the Swing Line Lender against any Indemnified Liabilities described in the first proviso in the immediately preceding sentence. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 10.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent and each Issuing Bank and the Swing Line Lender, upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent or such Issuing Bank or the Swing Line Lender, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent or such Issuing Bank or the Swing Line Lender, is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto; provided, further, that the failure of any Lender to indemnify or reimburse such Agent or such Issuing Bank or the Swing Line Lender shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 10.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent, Collateral Agent, other Agents and any Issuing Bank.

SECTION 10.08 No Other Duties; Other Agents, Lead Arrangers, Managers, Etc.Barclays, Macquarie Capital (USA) Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc., UBS Securities LLC, BofA Securities, Inc., Jefferies Finance LLC, KKR Capital Markets LLC and Citizens Bank, N.A. and each Lender hereby authorizes each of Barclays, Macquarie Capital (USA) Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc., UBS Securities LLC, BofA Securities, Inc., Jefferies Finance LLC, KKR Capital Markets LLC and Citizens Bank, N.A. to act as Lead Arrangers in accordance with the terms hereof and the other Loan Documents.

Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or the other Agents listed on the cover page hereof (or any of their respective Affiliates) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder and such Persons shall have the benefit of this Article X. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, Holdings, the Borrower, or any of their respective Subsidiaries. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Any Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and Borrower.

SECTION 10.09 Resignation of Administrative Agent or Collateral Agent. The Administrative Agent or the Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), at all times other than during the existence of a Specified Event of Default, to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States and who is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1(b)(2)(ii). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent, as applicable, may on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above (including the consent of the Borrower); provided that if the Administrative Agent or Collateral Agent, as applicable, shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor of such Agent is appointed) and (b) except for any indemnity payments or other amounts owed to the retiring or retired Administrative Agents, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (subject to the proviso in the sentence above). Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to perfect or continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as applicable (other than any rights to indemnity payments or other amounts owed to the retiring or retired Administrative Agent), and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.07, 11.04 and 11.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable.

SECTION 10.10 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or in respect of Letter of Credit Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.11 and 11.04) allowed in such judicial proceeding; and

(c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 11.04. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 11.04 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or the Issuing Banks may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject and (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 11.01 of this Agreement), (C) the Administrative

Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action and (D) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 10.11 Collateral and Guaranty Matters.

(a) Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank or an Affiliate thereof) and each Issuing Bank irrevocably authorizes the Administrative Agent and the Collateral Agent to be the agent for and representative of the Lenders and Issuing Bank with respect to the Guaranty, the Collateral and the Collateral Documents.

(b) Each Agent, each Lender and each other Secured Party agrees that, notwithstanding anything to the contrary in any Loan Document:

(i) Liens on any property granted to or held by an Agent or in favor of any Secured Party under any Loan Document will be automatically released or subordinated, as applicable, without further action from any Person (and as applicable, this provision constitutes the express authorization from the Secured Parties of the disposition of such property free of such Lien under Section 9-315 of the UCC (or similar provisions under applicable Laws)),

(A) upon satisfaction of the Termination Conditions;

(B) at the time the property subject to such Lien is transferred (or to be transferred) as part of, or in connection with, any transfer permitted under the Loan Documents to any Person that is not a Loan Party,

(C) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (ii) below;

(D) subject to Section 11.01 in respect of releases of all or substantially all of the Collateral, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders;

(E) upon such property becoming an Excluded Asset or Excluded Equity Interest;

(F) upon any property becoming subject to a Securitization Financing or Receivables Financing Transaction to the extent required by the terms of such Securitization Financing or Receivables Financing Transaction; and/or

(G) upon delivery of written notice by the Borrower, if the property is subject to a Lien that is permitted under (i) Section 7.01(c), (e), (l), (m)(i), (n), (q) or (o) or (ii) Section 7.01(u), (v) or (x), to the extent such Lien is of the type referred to or constitutes a modification, renewal or extension of any Lien described in clause (i).

(ii) Any Subsidiary Guarantor will be automatically released without further action from any Person if such Subsidiary Guarantor ceases to be a Subsidiary or becomes an Excluded Subsidiary (in each case, as certified in writing by a Responsible Officer), except that such automatic release shall only occur upon delivery of written notice of release from the Borrower with respect to any Excluded Subsidiary that is added as a Subsidiary Guarantor pursuant to the proviso to the definition of “Excluded Subsidiary” (including any Immaterial Subsidiary or non-wholly owned Subsidiary that is added as a Subsidiary Guarantor pursuant to such proviso); provided that no Subsidiary Guarantor will be released solely as a result of such Subsidiary Guarantor ceasing to be a wholly owned Subsidiary unless one of the following conditions is satisfied: (I) (a) such transaction is entered into for a bona fide business purpose (as determined in good faith by the Borrower) and, for the avoidance of doubt, not the primary purpose of causing such release and (b) the portion of Equity Interests that caused such Guarantor to cease to be wholly owned were not transferred to an Affiliate of the Borrower (other than for purposes of a bona fide joint venture arrangement on terms that are not less favorable than arms-length terms), (II) such Person ceases to constitute a “Subsidiary” under the Loan Documents or (III) such Person otherwise constitutes an Excluded Subsidiary (other than solely on account of constituting a non-wholly owned Subsidiary), and

(iii) upon request of the Borrower in connection with any Liens permitted by the Loan Documents, the Administrative Agent or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien permitted under Section 7.01 to be senior to the Liens in favor of the Collateral Agent.

Each Agent, each Lender and each other Secured Party agrees that upon written request from the Borrower, the Administrative Agent and the Collateral Agent shall promptly take such action and execute any such documents as may be reasonably requested by the Borrower, including filing UCC termination statements, filing Intellectual Property releases, returning possession of possessory Collateral, and executing and filing other instruments, releases and documents evidencing the release of such Liens or Guarantors, as applicable, at the Borrower’s sole cost and expense, in connection with any of the foregoing releases (or, if requested by the Borrower, to confirm the subordination in writing its Lien pursuant to clause (b)(i)(G) above). Each of the Collateral Agent and the Administrative Agent shall be entitled to and shall rely exclusively on an officer’s certificate of the Borrower that one or more conditions set forth in clause (b)(i) or (b)(ii) above are satisfied, without any independent verification. Each Lender and each Secured Party irrevocably authorizes and irrevocably directs the Collateral Agent and the Administrative Agent to take such actions and execute any such documents and consents to such reliance. Notwithstanding anything set forth above, it is understood and agreed that such written release is customarily requested for the convenience of facilitating any transfer of property to a third-party purchaser or for similar reasons but such written release shall not be required for any such release to become effective (which release is governed by clauses (b)(i) and (b)(ii) above) and any prior requests from the Borrower for such written release shall not impose on the Borrower an obligation to seek such releases in future transactions. Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or contained in any certificate prepared or delivered by the Borrower or any Loan Party in connection with the Collateral or compliance with the terms set forth above or in a Loan Document, nor shall the Administrative Agent or Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 10.12 Lender Actions.

Each Lender (on its own behalf and on behalf of its Affiliates holding any Obligations) agrees that it shall not, and hereby waives any right to, take, institute, intervene or otherwise participate in any actions or proceedings, judicial or otherwise, for any right or remedy under the Loan Documents against any Loan Party, including with respect to any Collateral, other than through the Administrative Agent or the Collateral Agent at the written direction of the Required Lenders (or, solely with respect to the exercise of remedies under Section 9.02(b), the Required Revolving Lenders) and that in any action or proceeding commenced by the Required Lenders (or, solely with respect to the exercise of remedies under Section 9.02(b), the Required Revolving Lenders) or the Administrative Agent with the written direction of the Required Lenders (or, solely with respect to the exercise of remedies under Section 9.02(b), the Required Revolving Lenders), its interest in such action or proceeding is adequately represented by the Required Lenders or the Administrative Agent, as applicable. For the avoidance of doubt, this paragraph may be enforced against any Lender by the Required Lenders, the Agents or the Borrower and each Lender and the Agents expressly acknowledge that this paragraph shall be available as a defense of the Borrower or any other Loan Party in any action or proceeding.

The foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank or the Swing Line Lender from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or the Swing Line Lender, as applicable) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 11.09 (subject to the terms of Section 2.15) or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any Loan Party under any Debtor Relief Law; provided that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Article IX and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of this paragraph and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

SECTION 10.13 Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole and absolute discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually, as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article X and of Sections 11.04 and 11.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 10.14 Intercreditor Agreements.

(a) Each Lender (i) understands, acknowledges and agrees that Liens may be created on the Collateral pursuant to the definitive documents governing such Indebtedness, which liens shall be subject to the terms and conditions of any Intercreditor Agreement, (ii) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any Intercreditor Agreement and (iii) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into any Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any permitted Pari Passu Lien Debt or Junior Lien Debt or any Permitted Refinancing of the foregoing, in order to permit such Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by the Borrower or relevant Subsidiary, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

(b) Pursuant to the express terms of the Intercreditor Agreements, in the event of any conflict or inconsistency between the provisions of the Intercreditor Agreements and this Agreement, the provisions of the Intercreditor Agreements shall govern and control.

SECTION 10.15 Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral or any Guaranty (including the release or impairment of any Collateral or Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this

Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Cash Management Obligations or such Obligations arising under Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

SECTION 10.16 Withholding Taxes. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax (for the avoidance of doubt, including backup withholding). If any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 10.17 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and the Collateral Agent and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Department of Labor regulation located at 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, the Letters of Credit and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments, the Letters of Credit and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments, the Letters of Credit and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, the Letters of Credit and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that neither the Administrative Agent, the Collateral Agent nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and/or this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Collateral Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 10.18 Return of Certain Payments.

(a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than 2 Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)

(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)

such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.18(b).

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s request to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment and (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(f) Each party’s obligations, agreements and waivers under this Section 10.18 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Notwithstanding anything to the contrary herein or in any other Loan Document, this Section 10.18 will not create any additional Obligations of the Loan Parties under the Loan Documents or otherwise increase or alter such Obligations.

ARTICLE XI

Miscellaneous

SECTION 11.01 Amendments, Waivers, Etc.

(a) General. Except as otherwise set forth below or elsewhere in this Agreement or in the other Loan Documents, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Restricted Subsidiary therefrom, shall be effective without the consent of the Required Lenders and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; it being understood and agreed that, without limitation, each of the following shall only require the consent of the Required Lenders and shall not otherwise give rise to any additional consent right of any Lender hereunder:

(i) except as contemplated by Section 11.01(d)(i), any amendment to the definition of any financial ratio or test, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio, and any component definition thereof;

(ii) any waiver, amendment or modification to the terms applicable to mandatory prepayment obligations under Section 2.07(b), to the extent such waiver, amendment or modification applies to all Classes of Loans subject to such mandatory prepayment obligation;

(iii) any amendment to the definition of “Default Rate”; and

(iv) any amendment to add one or more additional credit facilities to this Agreement and (I) to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof, to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (II) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders or similar definitions with respect to any Class.

(b) Fundamental Rights. This Agreement and the other Loan Documents may only be amended or waived (but in each case, without the consent of the Required Lenders or any other Lender) to:

(i) extend or increase the Commitment of any Lender or extend the final expiration date of any Letter of Credit beyond the Letter of Credit Facility Expiration Date, with the written consent of each Lender directly and adversely affected thereby;

(ii) postpone any date scheduled for or reduce the amount of, any payment of principal or interest under Section 2.04(c), Section 2.09 or Section 2.10 or with respect to any fees payable under Section 2.11(b) or 2.11(c), with the written consent of each Lender directly and adversely affected thereby;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit or any fees or other amounts payable hereunder or under any other Loan Document, with the written consent of each Lender directly and adversely affected thereby;

(iv) reduce the percentages specified in the definitions of the term “Required Lenders”, “Required Revolving Lenders” or “Required Facility Lenders” or amend, modify or waive any provision of this Section 11.01 that has the effect of decreasing the number of the applicable Lenders or removing the consent right of any Lender that must approve any amendment, waiver or consent with respect to any matter set forth herein, with the written consent of each Lender;

(v) other than in connection with a transfer or other transaction permitted under the Loan Documents, release all or substantially all of the aggregate value of the Collateral in any transaction or series of related transactions, with the written consent of each Lender;

(vi) other than in connection with a transfer or other transaction permitted under the Loan Documents, release all or substantially all of the aggregate value of the Guaranty, with the written consent of each Lender; and

(vii) change the currency of any Loans, with the written consent of each Lender directly and adversely affected thereby.

(c) Consent of Specific Persons or Classes. With respect to any amendment, waiver or consent under this Agreement or any other Loan Document:

(i) no amendment, waiver or consent shall, unless in writing and signed by an Issuing Bank, affect the rights or duties of, or any fees or other amounts payable to, such Issuing Bank under this Agreement, any Issuance Notice or any other Loan Document relating to any Letter of Credit issued or to be issued by it,

(ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender, affect the rights or duties of, or any fees or other amounts payable to, the Swing Line Lender under this Agreement or any other Loan Document,

(iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document and

(iv) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent, affect the rights or duties of, or any fees or other amounts payable to, the Collateral Agent under this Agreement or any other Loan Document,

(v) no amendment, waiver or consent to Section 11.07(g) shall be made unless in writing and signed by each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or consent,

(vi) the definition of “Letter of Credit Sublimit” or “Swing Line Sublimit” may be amended with the consent of the applicable Issuing Banks and the Borrower,

(vii) subject to the additional consent rights set forth in Section 11.01(b) or the clauses above in this Section 11.01(c)(i) – (vi), any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans and/or Commitments of a particular Class but not the rights or duties of Lenders holding Loans and/or Commitment of any other Class shall only require the consent of the applicable Required Facility Lenders (and not, for the avoidance of doubt, the Required Lenders), including, for the avoidance of doubt:

(A) the Required Facility Lenders with respect to any Class of Revolving Commitments (and only the Required Facility Lenders with respect to such Class of Revolving Commitments) may amend, waive or otherwise modify any provision of the paragraph immediately succeeding the applicable table in the definition of “Applicable Rate” and in the definition of “Applicable Commitment Fee” in Section 1.01 which provides for an agreement, consent or waiver by the Required Facility Lenders,

(B) the Required Revolving Lenders (and only the Required Revolving Lenders) may amend, waive or otherwise modify (1) any condition precedent set forth in Section 4.02 with respect to making Revolving Loans, Swing Line Loans or the issuance of Letters of Credit and (2) the terms and provisions of Section 8.01 and/or Section 8.02 (and any definitions directly or indirectly used in connection therewith, but not, for the avoidance of doubt, as used in any other Section or provision hereunder) and waive the Financial Covenant Event of Default,

(C) the Required Facility Lenders with respect to any Class of Loans and/or Commitments may amend, waive or otherwise modify any mandatory prepayment obligations set forth in Section 2.07(b) as applicable to such Class to the extent such amendment, waiver or modification would reduce, postpone or waive any prepayment obligation of the Borrower applicable to such Class,

(D) the Required Facility Lenders with respect to any Class of Loans and/or Commitments may waive any obligation of the Borrower to pay interest at the Default Rate under the applicable Class, and

(E) the Required Revolving Lenders or the other Required Facility Lenders, as applicable, may make any amendment to or waive the terms of this Agreement as they solely relate to the applicable Class of Loans or Commitments, if such terms would be permitted to be modified in a Refinancing Amendment entered into for the purpose of refinancing in full such Class of Loans or Commitments,

(viii) except to the extent (A) incurred in connection with any debtor-in-possession financing or (B) the subordination of any Lien permitted under Section 10.11(b), contractually (x) subordinate the Lien on the Collateral securing the Obligations to any other Lien on the Collateral securing any other Indebtedness for borrowed money incurred by any Loan Party or (y) subordinate in payment priority the Obligations to any other Indebtedness for borrowed money incurred by any Loan Party, in each case of clauses (x) and (y), without the written consent of each directly and adversely affected Lender, except to the extent such Lender is offered a reasonable, bona fide opportunity to participate on a no less than pro rata basis in any portion of such Indebtedness for borrowed money that is made available, which offer shall remain open to such Lender for a period of no less than five Business Days (provided that if such Lender does not accept an offer to provide its pro rata share of the portion of such Indebtedness for borrowed money that is made available within the time specified for acceptance of such offer being made, such Lender shall be deemed to have declined such offer).

(d) Amendments without (Existing) Lender Consents. Each of the following amendments shall not require the consent of any Lender except as expressly set forth therein:

(i) the Borrower may enter into any Incremental Amendment in accordance with Section 2.16, any Refinancing Amendment in accordance with Section 2.17 and any Extension Amendment in accordance with Section 2.18 with the applicable Lenders providing the facilities thereunder and such Incremental Amendment, Refinancing Amendment and Extension Amendment shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document. In connection with the execution of any such amendment, the Borrower and the Lenders providing such Facilities may include (1) such terms to reflect the existence of terms of the Incremental Facilities, Refinancing Loans, Refinancing Commitments, Extended Loans and Extended Commitments, as applicable, (2) such terms solely applicable to each such Facility expressly permitted under, and subject to compliance with, the terms of this Agreement, including the conditions for the funding of such Facility, optional prepayment terms, mandatory prepayment terms, call premium terms, covenant and events of default terms and (3) any customary and technical changes that are commonly included in such amendments in the syndicated “term loan B” market, as determined by the Borrower and the Lenders providing such Facilities in good faith (including in reliance of advice of counsel); provided that the operational and agency provisions applicable to each Incremental Term Facility that constitutes Pari Passu Lien Debt will be reasonably satisfactory to the Administrative Agent. In connection with the establishment of any additional Classes of revolving commitments under this Agreement, the applicable amendment may include (1) such terms expressly permitted, and subject to compliance with, the terms of this Agreement, (2) such terms extending the protection of the Financial Covenant to such additional Classes of revolving commitments, (3) the inclusion of such additional Classes of revolving commitments in the definition of “Required Facility Lenders”, “Required Lenders” and “Required Revolving Lenders” as if the references to “Revolving Commitments” or “Revolving Exposure” thereunder were references to all remaining Revolving Commitments (if any) and all other then-existing Classes of revolving commitments hereunder.

(ii) no Lender consent shall be required for the Administrative Agent or Collateral Agent to (A) enter into any Security Agreement Supplement or other supplemental Collateral Document as expressly contemplated by the applicable Collateral Document or (B) determine the proper form of any Collateral Document in its reasonable discretion, which may be further amended or supplemented, at the request of the Borrower, to (1) comply with local Law or at the advice of local counsel, (2) correct or cure ambiguities, omissions, mistakes or defects, (3) cause such Collateral Documents to be consistent with the terms of this Agreement or the other Loan Documents;

(iii) with respect to the Intercreditor Agreements, (A) no Lender consent shall be required for the Administrative Agent or Collateral Agent to enter into any Intercreditor Agreement in the form attached to this Agreement (with necessary administrative and technical changes) to the extent such intercreditor arrangement is permitted under this Agreement (including for the establishment of more than one tranche of Junior Lien Debt) and (B) no Lender consent or the consent of the Administrative Agent or Collateral Agent shall be required to effect any amendment or supplement to any Intercreditor Agreement solely for the purpose of adding additional Debt Representatives and/or Loan Parties to such agreement as expressly contemplated by the terms thereof;

(iv) no consent of any Lender shall be required with respect to any amendment to any Loan Document that, in the reasonable opinion of the Administrative Agent and the Borrower: (A) corrects or cures any ambiguities, errors, omissions or defects in any Loan Document, including the fixing of any incorrect cross references or similar inaccuracies in any Loan Document, (B) effects administrative, technical or immaterial changes and (C) (1) solely adds benefits to one or more Classes of existing Facilities, including but not limited to, increase in the applicable margin, interest rate floor, prepayment premium, call protection, amortization schedule (including necessary or advisable changes to cause any Incremental Facility to be fungible with the Term Loans), (2) adds a financial covenant for the benefit of one or more Classes of existing Facilities (or makes covenant levels more favorable to the applicable Lenders thereof), (3) changes any covenant terms that are more favorable to the Lenders of one or more Classes of existing Facilities or (4) adds additional Guarantors or Collateral, in each case, including in connection with the implementation of any requirements for the incurrence of any Incremental Facilities, Incremental Equivalent Debt, Permitted Ratio Debt, Credit Agreement Refinancing Indebtedness or any Permitted Refinancing of any Indebtedness;

(v) no Lender consent shall be required for the Administrative Agent or Collateral Agent to enter into any subordination agreement in connection with the establishment of any Junior Financing pursuant to payment subordination terms substantially the same as the terms set forth in the Intercompany Subordination Agreement or other customary payment subordination terms; and

(vi) no Lender consent shall be required for the Administrative Agent and the Borrower to enter into Benchmark Replacement Conforming Changes.

(e) Lender Confirmation. With respect to (i) any matter set forth in Section 11.01(d)(ii) – (v), (ii) any matter in respect of which the Administrative Agent or the Collateral Agent is entitled to exercise any discretion (in its reasonable discretion or otherwise) without the consent of any Lender or (iii) any matter that is determined by the Borrower to comply with the terms of this Agreement and the other Loan Documents, the Administrative Agent (solely with respect to matters set forth in clause (i) (solely in respect of matters set forth in Section 11.01(d)(iii)(B) or 11.01(d)(v) above) or (ii) above) or the Borrower (in each case of clauses (i) – (iii) above) may nevertheless elect to submit such matter to all Lenders for their confirmation by making a written request to all Lenders directly or, in the case of the Borrower, indirectly through the Administrative Agent. If within 5 Business Days following the delivery of such request, such request for confirmation has not been objected to in writing by Lenders constituting Required Lenders, any such matter shall be deemed to be conclusively approved by the Required Lenders; provided that, for the avoidance of doubt, the Borrower shall not be deemed to have waived any right it has under the Loan Documents irrespective of the results of such confirmation.

(f) Defaulting Lenders. No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Facility Lenders, Required Revolving Lenders, or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case, without the consent of such Defaulting Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

(g) Disqualified Lenders. For purposes of this Section 11.01, all Loans and/or Commitments held by Disqualified Lenders shall be deemed not to be outstanding and shall be subject to the provisions set forth in Section 11.07(b)(v).

(h) Affiliated Lenders and Affiliated Debt Funds. The exercise of consent rights by Affiliated Lenders or Affiliated Debt Funds shall be subject to the limitations set forth in Section 11.07(h) or (i), as applicable.

(i) Net Short Lenders.

(i) In connection with (x) the solicitation of any amendment, waiver or consent from the Lenders (or a sub-group thereof) or (y) determining whether Lenders constituting Required Lenders have (A) rejected any request requiring confirmation pursuant to Section 11.01(e) above or (B) directed the Administrative Agent or the Collateral Agent to deliver a notice of Default or Event of Default, exercise any right or remedy of the Administrative Agent or the Collateral Agent hereunder or otherwise act pursuant to the terms of the Loan Documents, each Lender (other than a regulated commercial bank (but not, for the avoidance of doubt, any of its non-regulated business or any of its Funds) or any Revolving Lender on the Closing Date), (1) in the case of clause (x) above to the extent the applicable amendment, waiver or consent is not approved by the requisite Lenders required hereunder, that is not a consenting Lender (as a result of either abstaining from the vote or affirmatively objecting the request) shall, within 3 Business Days after receiving notice in writing from the Borrower that the vote has not been approved, deliver to the Administrative Agent in writing a representation that, as of the date of such Net Short Representation, either (A) it is Net Short or (B) it cannot reasonably ascertain whether it is Net Short after making due inquiry but it agrees that its Loans and/or Commitments shall be treated as not being outstanding for the specific matter giving rise to such requirement of confirming Net Short status (a “Net Short Representation”), or either (I) shall make as of the date of such Net Long Representation or (II) shall otherwise be deemed to have made as of the date of such notice, in all other cases, a representation to the Borrower and the Administrative Agent that it is not Net Short (a “Net Long Representation”; such Net Long Representation or a Net Short Representation, a “Position Representation”) and (2) in the case of clause (y) above, that is a Lender objecting the confirmation in the case of clause (y)(A) above or a Lender making a direction to the Administrative Agent or the Collateral Agent in the case of clause (y)(B) above, shall, concurrently with the delivery of such objection or direction, as applicable, deliver to the Administrative Agent a Net Long Representation, which representation, in the case of a direction described in clause (y)(B) above, shall be deemed repeated at all times until the resulting Default or Event of Default is cured or otherwise ceases to exist or until the Loans and/or the Commitments are validly accelerated pursuant to Section 9.02. The Borrower and the Administrative Agent shall be entitled to rely on each such Position Representation. The Borrower and the Administrative Agent may establish such procedures as may be necessary or advisable to accomplish the purposes of the foregoing.

(ii) In the case of clause (i)(x) above, the Loans and/or Commitments held by any Lender who has given a Net Short Representation shall be treated as not being outstanding for the purpose of determining the necessary consents from Lenders (or a subgroup thereof) in respect of the relevant matter. In the case of clause (i)(y) above, the Loans and/or Commitments held by any Lender that is Net Short shall be treated as not having rejected such request requiring confirmation or voted for such direction to the Administrative Agent or the Collateral Agent.

(iii) Any Lender who (x) has made a Net Short Representation (other than a Net Short Representation described in clause (B) of the definition thereof) or (y) who was Net Short but who made and was deemed to have made a Net Long Representation at the time such representation was required to be made shall, in each case, be treated as a Disqualified Lender for all purposes of the Loan Documents.

(iv) The Administrative Agent shall not be responsible or have any liability to the Borrower or any other party hereto for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Section 11.01(i) or the determination of whether a Lender is Net Short. The Borrower may, it is sole and absolute discretion exercisable at any time, waive any specific breach described in clause (iii) above by any specific Lender by delivering a written confirmation of such waiver to the Administrative Agent.

(j) Consent Process. The Borrower and/or the Administrative Agent may solicit the consents required pursuant to the terms above from any or all of the Lenders with the applicable consent right or confirmations pursuant to Section 11.01(e) above; provided that no consent fee or other benefit under the Loan Documents accruing to solely to any consenting Lender shall be provided unless all Lenders have been given the opportunity to provide the applicable consent in exchange for such fee or other benefit. Any amendment or waiver to any Loan Document or any consent to departure by the Borrower or any Restricted Subsidiary from compliance with any provision in the Loan Document received pursuant to the provisions above or pursuant to any other provision of any Loan Document shall be evidenced in writing and signed by the Borrower (and/or any other Loan Party, as the case may be) and the Persons specified above or elsewhere in any Loan Document whose consent is required for such amendment, waiver or consent (or by the Administrative Agent with the written consent of such Persons). The confirmations pursuant to Section 11.01(e) above shall be deemed to be effective upon the expiration of the relevant deadline unless Lenders constituting Required Lenders have rejected such request. To the extent the Administrative Agent is not a party to any amendment, an executed copy thereof shall be promptly delivered to the Administrative Agent; provided that failure to deliver such copy to the Administrative Agent shall not impact the effectiveness of such amendment.

SECTION 11.02 Notices and Other Communications; Facsimile Copies.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, Intermediate Holdings, the Borrower, the Issuing Banks, the Collateral Agent or the Administrative Agent, to the address, fax number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, fax number, electronic mail addresses or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and notices deposited in the United States mail with postage prepaid and properly addressed shall be deemed to have been given within 3 Business Days of such deposit; provided that no notice to any Agent shall be effective until received by such Agent. Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communication. Notices and other communications to any Agent, the Lenders, the Swing Line Lender and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Agent, Lender, the Swing Line Lender or the Issuing Banks pursuant to Article II if such Person, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Receipt. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) Each Loan Party understands that the distribution of materials through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, any Lender or the Swing Line Lender or any Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS OR IN THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF

THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Lead Arranger (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, the Swing Line Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender, any Issuing Bank, the Swing Line Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Each Loan Party, each Lender, each Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Borrower Materials on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(f) Change of Address. Each of Holdings, the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Banks may change its address, fax or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Collateral Agent, the Swing Line Lender and the Issuing Banks. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(g) Reliance by the Administrative Agent, the Issuing Banks and the Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including Committed Loan Notices, Swing Line Loan Requests and Issuance Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. The Borrower shall indemnify the Administrative Agent, the Issuing Banks and the Lenders and each Agent-Related Person from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.

(h) Private-Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private-Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to information that is not made available through the “Public-Side Information” portion of the Platform and that may contain Private-Side Information with respect to Holdings, its Subsidiaries or their respective securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has (A) any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents and (B) any duty to disclose such information to such Public Lender or to use such information on behalf of such Public Lender, and shall not be liable for the failure to so disclose or use, such information.

SECTION 11.03 No Waiver; Cumulative Remedies. No forbearance, failure or delay by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall impair such right, remedy, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and independent of any rights, remedies, powers and privileges provided by Law. No prior practice of the Borrower and the other Loan Parties, prior exercise of discretion or prior interpretation of any provisions under the Loan Documents, including any prior joinder of any Excluded Subsidiaries as Subsidiary Guarantors, any prior treatment of certain items in any certificate or report required hereunder, any prior request for written evidence of releases of Liens or Guaranties, any prior request for delivery of any acknowledgment by the Administrative Agent or any prior request for lender confirmation pursuant to Section 11.01(e) shall preclude any different practice, exercise, interpretation, treatment or request by the Borrower and the other Loan Parties in all future instances.

SECTION 11.04 Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents and the Issuing Banks for all reasonable and documented in reasonable detail out-of-pocket expenses incurred on or after the Closing Date in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), limited, in the case of legal fees and expenses, to the Attorney Costs of one primary counsel and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole (which may be a single local counsel acting in multiple material jurisdictions), and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents, the Issuing Banks, the Swing Line Lender and the Lenders for all reasonable and documented in reasonable detail out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, but limited, in the case of legal fees and expenses, to the Attorney Costs of one counsel to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents, the Swing Line Lender, the Issuing Banks and the Lenders taken as a whole (and, if reasonably necessary, one local counsel in any relevant material jurisdiction (which may be a single local counsel acting in multiple material jurisdictions))). The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 11.04 shall be paid within 30 days following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole and absolute discretion.

SECTION 11.05 Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Administrative Agent, any Supplemental Administrative Agent, the Collateral Agent, the Issuing Banks, each Lender, each Lead Arranger, each Joint Bookrunner and their respective Affiliates and each such Person’s directors, officers, employees, agents, partners, shareholders, trustees, controlling persons, and other representatives (collectively, the “Indemnitees”) from and against any and all losses, claims, damages, liabilities and expenses (including Attorney Costs) to which any Indemnitee may become subject, arising out of, resulting from or in connection with (but limited, in the case of legal fees and expenses, to the Attorney Costs of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interest of such Indemnitees (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or perceived conflict of interest between Indemnitees (where the Indemnitee affected by such actual or perceived conflict of interest informs the Borrower in writing of such actual or perceived conflict of interest), one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole),

(a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (including the reliance in good faith by any Indemnitee on any notice purportedly given by or on behalf of the Borrower or any Loan Party),

(b) the Transactions,

(c) any Commitment, Loan, Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

(d) any actual or alleged release of, or exposure to, any Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any other Loan Party, or any Environmental Claim or Environmental Liability arising out of the activities or operations of or otherwise related to the Borrower or any other Loan Party, or

(e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”);

provided that such indemnity shall not, as to any Indemnitee, be available to the extent such losses, claims, damages, liabilities and expenses resulted from (i) as determined by a court of competent jurisdiction in a final-non-appealable judgment, (A) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Related Indemnified Person of such Indemnitee, or (B) a material breach of any obligations of such Indemnitee or any Related Indemnified Person of such Indemnitee under any Loan Document and (ii) any dispute solely among Indemnitees or of any Related Indemnified Person of such Indemnitee other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent, an Issuing Bank, a Swing Line Lender or a Lead Arranger (or other Agent role) under the Facility and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 11.05 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Borrower shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through electronic telecommunications or other information transmission systems, except to the extent resulting from the willful misconduct, bad faith or gross negligence of such Indemnitee or any Related Indemnified Person (as determined by a final and non-appealable judgment of a court of competent jurisdiction), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided, this sentence shall not limit the Borrower’s indemnification or reimbursement obligations set forth herein to the extent such special, indirect, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 11.05 (after the determination of a court of competent jurisdiction, if required pursuant to the terms of this Section 11.05) shall be paid within 20 Business Days after written demand therefor. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return promptly any and all amounts paid by the Borrower or any of its affiliates under this Section 11.05 to such Indemnitee for any such losses, claims, damages, liabilities or expenses to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof as finally determined by a final, non-appealable judgment of a court of competent jurisdiction, and, to the extent not a party hereto, the agreement of an Indemnitee to this provision is a condition to the indemnity provided herein. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, the Collateral Agent, the Swing Line Lender or any Issuing Bank, replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 11.05 shall not apply to Taxes, except it shall apply to any taxes that represent losses, claims, damages, etc. arising from a non-tax claim. The Borrower will not be liable for any settlement of any action effected without its prior written consent (such consent not to be unreasonably withheld or delayed (it being agreed that consent withheld for failure of any of the conditions in the immediately succeeding sentence to be true is reasonable)), but, if settled with the Borrower’s written consent or if there is a final judgment in any such actions, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 11.05. The Borrower will not, without the prior written consent of an Indemnitee (such consent not to be unreasonably withheld or delayed (it being agreed that consent withheld for failure of any of the conditions in the immediately succeeding clauses (i) and (ii) to be true is reasonable)), effect any settlement of any action in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such actions and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnitee.

SECTION 11.06 Marshaling; Payments Set Aside. None of the Administrative Agent, any Supplemental Administrative Agent, any Lender, the Collateral Agent or any Issuing Bank shall be under any obligation to marshal any assets in favor of the Loan Parties or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent, any Lender or any Issuing Bank (or to the Administrative Agent or any Supplemental Administrative Agent, on behalf of any Lender or any Issuing Bank), or any Agent or any Lender enforces any security interests or exercises its right of setoff, and such payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 11.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of Holdings, Intermediate Holdings or the Borrower may, except as permitted by Section 7.04 or the replacement of Holdings with a successor Holdings pursuant to the definition of “Holdings”, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except,

(i) to an assignee in accordance with the provisions of subsection (b) of this Section,

(ii) by way of participation in accordance with the provisions of subsection (d) of this Section,

(iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or

(iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment and Loans (including for purposes of this Section 11.07(b), participations in Letters of Credit and in Swing Line Loans) at the time owing to it; provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loans of any Class at the time held by it, in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and Revolving Loans at the time held by it or in the case of an assignment by a Lender to an Affiliate of such Lender or an Approved Fund of such Lender, no minimum amount need be assigned; and

(B) with respect to any assignment not described in subsection (b)(i)(A) of this Section, such assignment shall be in an aggregate principal amount of not less than (1) with respect to the assigning Lender’s Term Loans, $1,000,000 and (2) with respect to the assigning Lender’s Revolving Commitment and Revolving Loans, $5,000,000, unless in each case of clauses (1) and (2) each of the Administrative Agent, and so long as no Specified Event of Default has occurred and is continuing at the time of such assignment, the Borrower otherwise consents (in each case, such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment of Term Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans assigned, and each partial assignment of Revolving Commitments and/or Revolving Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Commitments and/or Revolving Loans being assigned; provided that this clause (ii) shall not (x) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. With respect to each such assignment:

(A) the consent of the Borrower (such consent (x) with respect to the Term Loans, not to be unreasonably withheld or delayed; provided that it shall not be unreasonable for the Borrower to withhold consent for any assignment of Term Loans with respect to any person (including any person that manages or advises funds) that invests (directly or indirectly, including through Affiliates) in distressed debt, “special situations” or “opportunities” or that is not a Disqualified Lender but is known by the Borrower to be an Affiliate of a Disqualified Lender regardless of whether such person is identifiable as an Affiliate of a Disqualified Lender on the basis of such Affiliate’s name or otherwise and (y) with respect to the Revolving Commitments, in its sole and absolute discretion) shall be required unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is made (a) with respect to Term Loans, to a Lender, an Affiliate of a Lender or an Approved Fund and (b) with respect to Revolving Commitments and Revolving Loans, to a Revolving Lender, an Affiliate of the assigning Revolving Lender or an Approved Fund (in the case of such Affiliate or Approved Fund, unless such Person does not have similar creditworthiness as the assigning Revolving Lender); provided that the Borrower shall be deemed to have consented to any assignment of Term Loans if the Borrower does not respond within 10 Business Days of a written request for its consent with respect to such assignment (for the avoidance of doubt, such deemed consent shall not in any event permit the assignment to a Disqualified Lender or natural person); provided, further, that the Borrower shall have the sole and absolute discretion to decline any assignment if the assignee is known to the Borrower as a Disqualified Lender or an Affiliate of a Disqualified Lender (other than any Affiliates constituting bona fide debt fund affiliates referred to in the parenthetical in clause (c) of the definition of Disqualified Lender), whether or not such assignee is identifiable by name;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund; provided, however, that the consent of the Administrative Agent shall not be required for any assignment to an Affiliated Lender or a Person that upon effectiveness of an assignment would be an Affiliated Lender, except for the separate consent rights of the Administrative Agent pursuant to clause (h)(v) of this Section 11.07;

(C) with respect to assignments of Revolving Loans and/or Revolving Commitments, the consent of each Issuing Bank (such consent not to be unreasonably withheld, conditioned or delayed) shall be required; and

(D) with respect to assignments of Revolving Loans and/or Revolving Commitments, the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole and absolute discretion, elect to waive such processing and recordation fee in the case of any assignment. Any assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required under Section 3.01(b), (c), (d) and (e), as applicable. Upon receipt of the processing and recordation fee and any written consent to assignment required by Section 11.07(b)(iii), the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register.

(v) No Assignments to Certain Persons. No such assignment shall be made,

(A) to Holdings, the Borrower or any of the Borrower’s Subsidiaries except as permitted under Section 2.07(a)(iv) or under subsection (l) below,

(B) subject to subsection (h) below, any of the Borrower’s Affiliates (other than Holdings or any of the Borrower’s Subsidiaries and other than Affiliated Debt Funds),

(C) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause,

(D) to a natural person, or

(E) to a Disqualified Lender.

Notwithstanding anything to the contrary contained herein, if any Loans or Commitments are assigned or participated (x) to a Disqualified Lender, (y) without complying with the Borrower consent or notice requirements of this Section 11.07 or (z) to an Affiliate of a Disqualified Lender, whether or not such Affiliate is identifiable based on its name, then: (a) the Borrower may (i) terminate any Commitment of such Person and prepay any applicable outstanding Loans at a price equal to the lesser of (x) the current trading price of the Loans, (y) par and (z) the amount such Person paid to acquire such Loans or Commitments, in each case, without premium, penalty, prepayment fee or breakage, and/or (ii) require such person to assign its rights and obligations to one or more Eligible Assignees at the price indicated above (which assignment shall not be subject to any processing and recordation fee) and if such person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within 3 Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such person, then such person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (b) no such Person shall receive any information or reporting provided by the Borrower, the Administrative Agent or any Lender, (c) for purposes of voting, any Loans or Commitments held by such person shall be deemed not to be outstanding, and such person shall have no voting or consent rights with respect to “Required Lenders” or Class votes or consents, (d) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected Class (giving effect to clause (c) above) so approves, and (e) such person shall not be entitled to any expense reimbursement or indemnification rights under any Loan Documents (including Sections 11.04 and 11.05) and the Borrower expressly reserves all rights against such person under contract, tort or any other theory and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall not apply to any assignee of a Disqualified Lender that becomes a Lender so long as such assignee is not a Disqualified Lender or an Affiliate thereof.

(vi) Defaulting Lenders Assignments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, subject to the requirements of clause (h) of this Section), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement (except in the case of an assignment to or purchase by Holdings, the Borrower or any of Holdings’ Subsidiaries) and, to the extent of the interest assigned by such Assignment and Assumption and as permitted by this Section 11.07, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that anything contained in any of the Loan Documents to the contrary notwithstanding, each Issuing Bank shall continue to have all rights and obligations with respect to any Letters of Credit issued by it until the cancellation or expiration of such Letters of Credit with no pending drawing and the reimbursement of any amounts drawn thereunder. Upon request, and the surrender by the assigning Lender of its applicable Notes, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and stated interest of the Loans and Letter of Credit Obligations (specifying the Reimbursement Obligations), Letter of Credit Borrowings and other amounts due under Section 2.04 owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Affiliates of the Administrative Agent, the Borrower, the Issuing Banks, the Swing Line Lender or any other Lender (but only, in the case of a Lender, with respect to any entry relating to such Lender’s Commitments, Loans, Letter of Credit Obligations and other Obligations) at any reasonable time and from time to time upon reasonable prior notice. This Section 11.07(c) and Section 2.13 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d) Participations. Any Lender may at any time, (x) with respect to the Term Loans, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Banks or any other Person and (y) with respect to the Revolving Commitments, subject to prior written notice, and disclosure of the identity thereof, to the Borrower, sell participations to any Person (other than in each case of clauses (x) and (y), a natural person or a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letters of Credit and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(b) (other than clause (iv)) that directly and adversely affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 3.01, as applicable (it being understood that the documentation required under such Sections shall be delivered to the participating Lender)), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, such consent not to be unreasonably withheld or delayed. Each Lender that sells a participation or has a loan funded by an SPC shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations) issued thereunder relating to the exemption from withholding for portfolio interest on which is entered the name and address of each Participant or SPC and the principal amounts (and stated interest) of each Participant’s or SPC’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). For the avoidance of doubt, the Administrative Agent shall not have any duty to access or maintain any Lender’s Participant Register. A Lender shall not be obligated to disclose the Participant Register to any Person except to the extent such disclosure is necessary to establish that (i) any Loan or other obligation is in registered form under the Code and Treasury regulations, including, without limitation United States Treasury Regulations Section 5f.103-1(c) and United States Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version) or (ii) the participations are not made to a natural person or a Disqualified Lender. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Liens on Loans. Any Lender may, at any time without the consent of the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) any grant to an SPC shall be recorded in the Participant Register. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 and 3.05), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole and absolute discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Affiliated Lenders. Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Loans and Commitments under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (i) Dutch auctions open to all Lenders in accordance with the procedures set forth on Exhibit M or (ii) open market purchase on a non-pro rata basis, in each case subject to the following provisions:

(i) such Affiliated Lenders (A) will not receive information provided solely to Lenders by the Administrative Agent or any Lender except to the extent such materials are made available to the Borrower and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans or Commitments required to be delivered to Lenders pursuant to Article II, (B) will not receive the advice of counsel provided solely to the Administrative Agent or the Lenders, and (C) may not challenge the attorney-client privilege between the Administrative Agent and counsel to the Administrative Agent or between the Lenders and counsel to the Lenders;

(ii) the Assignment and Assumption will require the Affiliated Lender to clearly identify itself as an Affiliated Lender and shall contain customary “big boy” representations but there shall be no requirement on the Affiliated Lender to make a representation that it has no material non-public information with respect to the Borrower and its Restricted Subsidiaries;

(iii) (A) the aggregate principal amount of Term Loans held by all Affiliated Lenders shall not exceed 30% of the aggregate outstanding principal amount of all Term Loans at the time of purchase or assignment (such percentage, the “Affiliated Lender Term Loan Cap”), (B) unless otherwise agreed to in writing by the Required Facility Lenders, regardless of whether consented to by the Administrative Agent or otherwise, no assignment which would result in Affiliated Lenders holding Term Loans with an aggregate principal amount in excess of the Affiliated Lender Term Loan Cap, shall in either case be effective with respect to such excess amount of the Term Loans; provided that each of the parties hereto agrees and acknowledges that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (h)(iii) or any purported assignment exceeding the Affiliated Lender Term Loan Cap limitation or for any assignment being deemed null and void hereunder and (C) in the event of an acquisition pursuant to the last sentence of this clause (h) which would result in the Affiliated Lender Term Loan Cap being exceeded such assignee Lender shall be required immediately (and in any event within 5 Business Days) to assign Loans then owed by such Lender to an Eligible Assignee that is not an Affiliated Lender such that immediately after giving effect to such assignment, the Affiliated Lender Term Loan Cap is not exceeded;

(iv) the aggregate principal amount of Revolving Commitments held by all Affiliated Lenders shall not exceed 30% of the aggregate outstanding principal amount of all Revolving Commitments at the time of purchase or assignment (such percentage, the “Affiliated Lender Revolving Cap”); and

(v) as a condition to each assignment pursuant to this clause (h), (A) the Administrative Agent shall have been provided a notice in the form of Exhibit D-2 to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender, and (without limitation of the provisions of clause (iii) above) shall be under no obligation to record such assignment in the Register until 3 Business Days after receipt of such notice and (B) the Administrative Agent shall have consented to such assignment (which consent shall not be withheld unless the Administrative Agent reasonably believes that such assignment would violate clause (h)(iii) of this Section 11.07).

(i) Voting Limitations. Notwithstanding anything in Section 11.01 or the definition of “Required Lenders” to the contrary:

(i) for purposes of determining whether the Required Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 11.07(j), any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, in each case, that does not require the consent of a specific Lender, each Lender or each affected Lender, or does not affect such Affiliated Lender in a disproportionately adverse manner as compared to other Lenders holding similar obligations, Affiliated Lenders will be deemed to have voted in the same proportion as non-affiliated Lenders voting on such matters; and

(ii) Affiliated Debt Funds shall not be subject to the limitation set forth above; provided that notwithstanding anything in Section 11.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans, Revolving Commitments and Revolving Loans held by Affiliated Debt Funds, in the aggregate, may not account for more than 49.9% of the Term Loans, Revolving Commitments and Revolving Loans of Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 11.01.

(j) Insolvency Proceedings. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans and/or

Commitments held by such Affiliated Lender in any manner in the Administrative Agent’s sole and absolute discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole and absolute discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a manner that is less favorable in any respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower.

(k) [Reserved]

(l) Assignments to Borrower, etc.

(i) Any Lender may, so long as no Event of Default has occurred and is continuing or would result therefrom, assign all or a portion of its rights and obligations with respect to the Term Loans and/or the Term Loan Commitments under this Agreement to Holdings, the Borrower or any of its Subsidiaries through (i) Dutch auctions open to all Lenders in accordance with the procedures set forth on Exhibit M or (ii) open market purchase on a non-pro rata basis, in each case subject to the following limitations, but in each case, without the consent of the Administrative Agent:

(A) if the assignee is Holdings or a Subsidiary of the Borrower, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans and the Term Loan Commitments, plus all accrued and unpaid interest thereon, to the Borrower; and

(B) if the assignee is the Borrower (including through contribution or transfers set forth in clause (A) above), (1) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (2) all Term Loan Commitments shall be automatically terminated and (3) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans and Term Loan Commitments, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans and the termination of the Term Loan Commitments in the Register.

(ii) Any Affiliated Lender may, in its discretion (but is not required to), assign all or a portion of its rights and obligations with respect to the Term Loans and the Term Loan Commitments under this Agreement to Holdings, the Borrower or any of its Subsidiaries without the consent of the Administrative Agent (regardless of whether any Default or Event of Default has occurred and is continuing or would result therefrom), on a non-pro rata basis, for purposes of cancelling such Term Loans or Term Loan Commitments, which may include contribution (with the consent of the Borrower) to the Borrower (whether through any of its direct or indirect parent entities or otherwise) in exchange for (A) debt on a dollar for dollar basis or (B) Equity Interests of the Borrower (or any of its direct or indirect parent entities) that are otherwise permitted to be incurred or issued by the Borrower (or such direct or indirect parent entity) at such time.

SECTION 11.08 Confidentiality. Each of the Administrative Agent, any Supplemental Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed,

(a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives who need to know such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and in no event shall such disclosure be made to any Disqualified Lender pursuant to this clause (a)),

(b) to the extent requested by any governmental regulatory authority purporting to have jurisdiction over it (including the Federal Reserve Bank or any other central bank or any self-regulatory authority, such as the National Association of Insurance Commissioners or its Affiliates),

(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent, the Collateral Agent, such Lead Arranger or such Lender or such Issuing Bank, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation,

(d) to any other party hereto (it being understood that in no event shall such disclosure be made to any Disqualified Lender pursuant to this clause (d) but only to the extent that a list of such Disqualified Lenders is available to all Lenders),

(e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,

(f) subject to an agreement containing provisions at least as restrictive as those of this Section 11.08 (it being understood that in no event shall such disclosure be made to any Disqualified Lender pursuant to this clause (f)), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender (other than any Disqualified Lender that is required to assign its Loans and Commitments pursuant to Section 11.07(b)(v)) or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction with such Lender relating to the Borrower or any of its Subsidiaries or any of their respective obligations,

(g) with the prior written consent of the Borrower,

(h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender), or

(i) to the extent such Information (i) becomes publicly available other than by reason of disclosure in breach of this Section 11.08 by any of the Administrative Agent, any Supplemental Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Banks or the Lenders, (ii) becomes available to the Administrative Agent, the Collateral Agent, any Lead Arranger, any Lender, any Issuing Bank, or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, the Borrower or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower or (iii) is independently developed by the Administrative Agent, the Collateral Agent, any Lead Arranger, any Lender, any Issuing Bank or any of their respective Affiliates without reliance on any other confidential information.

In addition, each of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Banks and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, and to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section 11.08, “Information” means all information received from or on behalf of any Loan Party or any Subsidiary thereof or the Sponsor relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary thereof or the Sponsor; it being understood that all information received from Holdings, the Borrower, any Subsidiary or the Sponsor after the Closing Date shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Lenders acknowledges that (A) the Information may include Private-Side Information concerning Holdings, the Borrower or a Subsidiary, as the case may be, (B) it has developed compliance procedures regarding the use of Private-Side Information and (C) it will handle such Private-Side Information in accordance with applicable Law, including United States Federal and state securities Laws.

Notwithstanding anything to the contrary therein, nothing in any Loan Document shall require Holdings, the Borrower or any of their subsidiaries to provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by applicable Law, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by binding agreements not entered into primarily for the purpose of qualifying for the exclusion in this clause (iv).

Each Lender acknowledges that improper disclosure of Information may irreparably harm the Borrower and its Affiliates. Because money damages may not be a sufficient remedy for any breach of this Agreement, the Borrower shall be entitled to seek and obtain specific performance and injunctive or other equitable relief on an emergency, temporary, preliminary and/or permanent basis, as a remedy for any such breach or threatened breach, without first being required to demonstrate actual damages or post any security or bond. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other legal, equitable or contractual remedies that the Borrower may have.

SECTION 11.09 Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without notice to any Loan Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank, the Letters of Credit and participations therein, irrespective of whether or not (a) such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document and (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.15 and 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank or Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 11.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents with respect to any of the Obligations, shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. If the rate of interest under this Agreement at any time exceeds the Maximum Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Maximum Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.

SECTION 11.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all other agreements and understandings, oral or written, relating to the subject matter hereof or thereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging (including in .pdf or .tif format) means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.12 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 11.13 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Issuing Bank and each Lender, regardless of any investigation made by the Administrative Agent, any Issuing Bank or any Lender or on their behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Borrowing or issuance of a Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit remain outstanding. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 3.01, 3.04, 11.04, 11.05 and 11.09 and the agreements of the Lenders set forth in Sections 2.15, 10.03 and 10.07 shall survive the satisfaction of the Termination Conditions, and the termination hereof.

SECTION 11.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable in any jurisdiction, (a) the legality, validity and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, of this Agreement and the other Loan Documents shall not be affected or impaired thereby, (b) any such provision held to be illegal, invalid or unenforceable in such jurisdiction shall be deemed to have been modified for purpose of such jurisdiction to incorporate any such minimum limitation or modification that would cause such provision to become legal, valid or enforceable in such jurisdiction and (c) if the result of this clause (b) cannot be achieved, the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the intended effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Swing Line Lender or any Issuing Bank, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 11.15 GOVERNING LAW.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 11.16 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAVIER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING

CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 11.17 Limitation of Liability. In no event, shall any party hereto, any Loan Party or any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) (other than, in the case of the Borrower, in respect of any such damages incurred or paid by an Indemnitee to a third party). Each party hereto hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 11.18 Limitation of Personal Liabilities. Where any individual gives a certificate or notification or signs any document or otherwise gives a representation or warranty on behalf of any of the parties to the Loan Documents pursuant to any provision thereof and such certificate, notification, document, representation or statement proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate, notification, document, representation or statement being incorrect unless where such individual acted fraudulently or with gross negligence in giving such certificate, notification, document, representation or statement (in which case any liability of such individual shall be determined in accordance with applicable Laws).

SECTION 11.19 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws.

SECTION 11.20 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 11.21 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding that: (a) (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Agents, the Lenders, the Issuing Banks, the Swing Line Lender and the Lead Arrangers on the one hand, and the Loan Parties and their Affiliates, on the other hand, (ii) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Agents, the Issuing Banks, the Swing Line Lender and the Lead Arrangers are and have been, and each Lender is and has been, acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have or has not been, are or is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, its stockholders or its Affiliates (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters), or any other Person and (ii) none of the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers nor any Lender has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates, and none of the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 11.22 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and the Administrative Agent shall have been notified by each Lender and each Issuing Bank that each such Lender or each such Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Agent, each Lender and each Issuing Bank and their respective successors and assigns.

SECTION 11.23 Obligations Several; Independent Nature of Lender’s Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity.

SECTION 11.24 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 11.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

SECTION 11.26 Acknowledgment Regarding Any Supported QFCs.

(a) To the extent that the Loan Documents provide support, through a guarantee or otherwise (including the Guaranty), for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KUEHG CORP.,
as the Borrower

By:
Name:
Title:

KINDERCARE LEARNING COMPANIES, INC.,as Holdings

By:
Name:
Title:

KC SUB, LLC,as Intermediate Holdings

By:
Name: Title:

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC,
as Administrative Agent, Collateral Agent, Swing Line Lender, an Issuing Bank, a Term Lender and a Revolving Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

[LENDER]

By:
Name:
Title:

[Signature Page to Credit Agreement]